UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CRUZAN INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐ No fee required.
☒ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
Common stock, $0.01 par value per share, of Cruzan International, Inc.
(2) Aggregate number of securities to which transaction applies:

2,998,471 shares of Cruzan common stock, consisting of 2,454,409 outstanding shares of Cruzan common stock not beneficially owned by Absolut and 544,062 shares of Cruzan common stock underlying stock options that have an exercise price per share less than $28.37 that may be cashed out in connection with the merger.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee of $8,541.89 was calculated pursuant to Exchange Act Rule 0-11(c) and is equal to $107.00 per million of the aggregate merger consideration of $28.37.  The aggregate merger consideration is calculated as the sum of (a) the product of 2,454,409 outstanding shares of Cruzan common stock not beneficially owned by Absolut and the merger consideration of $28.37 per share in cash and (b) the difference between $28.37 and the exercise price per share for each of the 544,062 options outstanding to purchase shares of Cruzan common stock that have an exercise price of less than $28.37 per share.

(4) Proposed maximum aggregate value of transaction:
$79,830,707
(5) Total fee paid:
$8,541.89
☒ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Letter to Stockholders

February 15, 2006

Dear Stockholder:

We cordially invite you to attend a special meeting of stockholders of Cruzan International, Inc. to be held on March 17, 2006 at 11:00 a.m., local time, at the offices of Gunster, Yoakley & Stewart, P.A., located at 777 South Flagler Drive, Suite 500 East, West Palm Beach, FL 33401.

At the special meeting, we will ask you to consider and vote on a proposal to approve the merger of a subsidiary of The Absolut Spirits Company, Incorporated, or Absolut, with and into Cruzan, and to adopt and approve the Agreement and Plan of Merger entered into as of September 30, 2005 with Absolut, and its wholly-owned subsidiary, Cruzan Acquisition, Inc. In the merger, Cruzan Acquisition, Inc. will merge with and into Cruzan, and each outstanding share of our common stock, par value $0.01 per share, will be converted into the right to receive $28.37 in cash, without interest.  After the merger, Cruzan will be a wholly-owned subsidiary of Absolut, and an indirect, wholly-owned subsidiary of Absolut’s parent, V&S Vin & Sprit AB (publ), a Swedish company.

The merger and the merger agreement have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has any such commission passed upon the merits of the merger or the merger agreement nor upon the adequacy of the information contained in this document.  Any representation to the contrary is a criminal offense.

A special committee of Cruzan’s board of directors was formed to consider the sale by Angostura Limited of its controlling stake in Cruzan as well as Absolut’s subsequent merger proposal.

Pursuant to the terms of the merger agreement, five members of Cruzan’s board of directors resigned their seats on the board effective upon the execution by all parties of the merger agreement on September 30, 2005.  Prior to their resignations, the resigning directors and Edward F. McDonnell, a continuing director and a consultant to the special committee, appointed four new directors designated by Absolut.  These appointments took effect on October 11, 2005.

THE BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE BOTH UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF CRUZAN AND OUR STOCKHOLDERS OTHER THAN ABSOLUT AND ITS AFFILIATES.  THE BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE BOTH UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND BOTH RECOMMEND THAT YOU VOTE “FOR” APPROVAL OF THE MERGER AND ADOPTION AND APPROVAL OF THE MERGER AGREEMENT.

Your vote is very important. Even though Absolut owns approximately 63.6% of our common stock, and has agreed in the merger agreement to vote such common stock “FOR” the merger proposal, we cannot complete the merger unless the merger agreement and the merger are approved by holders of 66 2/3% of our outstanding shares not “owned” (as defined in Section 203 of the Delaware General Corporation Law) by Absolut or its “affiliates” or “associates” (as defined by Section 203 of the Delaware General Corporation Law).  WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, WE URGE YOU TO SUBMIT A PROXY TO ENSURE YOUR SHARES ARE REPRESENTED AT THE MEETING. MOST SHAREHOLDERS MAY USE THE INTERNET, TELEPHONE OR THE ENCLOSED PROXY TO SUBMIT A PROXY IN ADVANCE OF THE MEETING.  PLEASE REFER TO THE ENCLOSED PROXY CARD FOR INSTRUCTIONS. If you do not send in your proxy, do not instruct your broker to vote your shares, or abstain from voting, it will have the same effect as a vote “AGAINST” approval of the merger and the adoption and approval of the merger agreement.

The enclosed proxy statement provides you with detailed information about the merger and related matters.  We urge you to read the proxy statement carefully, including the annexes. If the merger agreement is adopted and approved and the merger is completed, you will be sent written instructions for exchanging your Cruzan common stock certificates for your cash payment.  If you hold Cruzan common stock, please do not send us your certificates until you receive these instructions.

If you have any questions about the merger please call Georgeson Shareholder Communications Inc. at 1-888-219-8292.

On behalf of the board of directors, I thank you for your support and appreciate your consideration of this matter.

Yours truly,

/s/ Jay S. Maltby
Jay S. Maltby
Chief Executive Officer and President

This proxy statement is dated February 15, 2006 and is first being mailed to stockholders on or about February 17, 2006.

CRUZAN INTERNATIONAL, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
March 17, 2006

To the Stockholders of Cruzan International, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Cruzan International, Inc., a Delaware corporation, has been called by Cruzan’s board of directors to be held on March 17, 2006 at 11:00 a.m., local time, at the offices of Gunster, Yoakley & Stewart, P.A., located at 777 South Flagler Drive, Suite 500 East, West Palm Beach, FL 33401, for the following purposes:

(1)           To consider and vote on a proposal to approve the merger of a subsidiary of The Absolut Spirits Company, Incorporated with and into Cruzan and to adopt and approve the Agreement and Plan of Merger, dated as of September 30, 2005, among Cruzan, The Absolut Spirits Company, Incorporated, and Cruzan Acquisition, Inc., a copy of which agreement is attached as Annex A to the enclosed proxy statement.

(2)           To approve adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger and adopt and approve the merger agreement.

(3)           To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The merger and the merger agreement have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has any such commission passed upon the merits of the merger or the merger agreement nor upon the adequacy of the information contained in this document.  Any representation to the contrary is a criminal offense.

Only stockholders of record as of the close of business on January 30, 2006, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the meeting.  The number of outstanding shares of our common stock entitled to notice and to vote on January 30, 2006, was 6,748,992.  Each holder of Cruzan common stock is entitled to one vote for each share of our common stock held on the record date.  Holders of shares of common stock are entitled to appraisal rights under the Delaware General Corporation Law in connection with the merger if they meet certain conditions.  See “SPECIAL FACTORS – Appraisal Rights of Cruzan Stockholders” on page 34 of the enclosed proxy statement.

A form of proxy and a proxy statement containing more detailed information with respect to the matters to be considered at the special meeting, including a copy of the merger agreement, accompany and form a part of this notice. You should not send any certificates representing your Cruzan common stock with your proxy card.

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, WE URGE YOU TO SUBMIT A PROXY TO ENSURE YOUR SHARES ARE REPRESENTED AT THE MEETING.  MOST SHAREHOLDERS MAY USE THE INTERNET, TELEPHONE OR THE ENCLOSED PROXY TO SUBMIT A PROXY IN ADVANCE OF THE MEETING.   PLEASE REFER TO THE ENCLOSED PROXY CARD FOR INSTRUCTIONS.  SUBMITTING A PROXY IN ADVANCE DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE MEETING AND TO VOTE YOUR SHARES IN PERSON.  THANK YOU FOR ACTING PROMPTLY.

By order of the Board of Directors,

February 15, 2006	/s/ Ezra Shashoua
Ezra Shashoua
Secretary

TABLE OF CONTENTS

SUMMARY OF THE PROXY STATEMENT

Purpose and Structure of the Merger

Information About the Participants in the Merger

The Change in the Majority of the Board of Directors

Formation and Recommendation of the Special Committee

Recommendation of the Board of Directors

Interests of Executive Officers, Members of the Special Committee and Members of the Board of Directors in the Merger

Fairness Opinion of Houlihan Lokey

The Position of Absolut, V&S and Merger Sub as to the Fairness of the Merger

Effects of the Merger

Material U.S. Federal Income Tax Consequences of the Merger

Conditions to the Merger

Termination of the Merger Agreement

Fees and Expenses

Appraisal Rights of Stockholders

Voting

QUESTIONS AND ANSWERS ABOUT THE MERGER

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

SPECIAL FACTORS

Background of the Merger

Reasons for the Merger

Effects of the Merger

Interests of Executive Officers, Members of the Special Committee and Members of the Board of Directors in the Merger

Recommendation of the Special Committee and the Board of Directors

Opinion of Houlihan Lokey

The Position of Absolut, V&S and Merger Sub as to the Fairness of the Merger to the Unaffiliated Stockholders

Financial Projections

Plans for Cruzan if the Merger Is Not Completed

Required Regulatory Approvals

HSR Act Approvals

i

Anticipated Accounting Treatment

Material U.S. Federal Income Tax Consequences of the Merger

Appraisal Rights of Cruzan Stockholders

Provisions for Cruzan’s Unaffiliated Stockholders

Purpose and Structure of the Merger

Effective Time of the Merger

The Merger Consideration

Treatment of Cruzan Stock Options in the Merger

Surrender of Stock Certificates

Lost Certificates

Unclaimed Amounts

Fees and Expenses of the Merger

INFORMATION CONCERNING THE SPECIAL MEETING

Date, Time and Place

Matters to be Considered

Record Date and Shares Entitled to Vote; Procedures for Voting; Quorum

Vote Required

Abstentions

Voting of Proxies

Revocability of Proxies

Proxy Solicitation

THE MERGER AGREEMENT

Form of the Merger

Closing and Effective Time

Directors and Executive Officers of Surviving Corporation

Conversion of Shares; Procedures for Exchange of Certificates

Treatment of Cruzan Stock Options

Representations and Warranties

Covenants

Access to Information; Confidentiality

Cruzan’s Conduct of the Business before Completion of the Merger

No Solicitation of Alternative Transactions

Conditions to the Merger

Termination of the Merger Agreement

Payment of Fees and Expenses

Indemnification of Directors and Officers; Advancement of Expenses and Insurance

Amendments, Extensions and Waivers

Continuing Authority of the Special Committee

CRUZAN SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

Book Value Per Share

Ratio of Earnings to Fixed Charges

CRUZAN COMMON STOCK MARKET PRICE AND DIVIDEND INFORMATION

Market Price

Dividend Information

INFORMATION CONCERNING CRUZAN COMMON STOCK TRANSACTIONS

Common Stock Offerings

Common Stock Purchases

Transactions Within 60 Days

CURRENT EXECUTIVE OFFICERS AND DIRECTORS OF CRUZAN

CURRENT EXECUTIVE OFFICERS AND DIRECTORS OF ABSOLUT

CURRENT EXECUTIVE OFFICERS AND DIRECTORS OF V&S

CURRENT EXECUTIVE OFFICERS AND DIRECTORS OF MERGER SUB

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER BENEFICIAL OWNERS

PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS

Angostura Stock Purchase Agreement

Angostura/Cruzan Management Letter Agreement

Distribution Agreement between V&S and Cruzan

V&S Loan Facility

MISCELLANEOUS OTHER INFORMATION

Stockholder Proposals

Where You Can Find More Information

ANNEX A	The Merger Agreement
ANNEX B	The Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.
ANNEX C	Section 262 of the Delaware General Corporation Law
ANNEX D	Cruzan Form 10-K Annual Report for the Fiscal Year Ended September 30, 2005
ANNEX E	Cruzan Form 10-Q Quarterly Report for the Quarter Ended December 31, 2005
ANNEX F

The Stock Purchase Agreement between V&S Vin & Sprit AB (publ) and Angostura Limited, dated June 3, 2005, and Assignment Agreement between V&S Vin & Sprit AB (publ) and The Absolut Spirits Company, Inc. dated June 7, 2005

ANNEX G	The Angostura/Cruzan Management Letter Agreement

SUMMARY OF THE PROXY STATEMENT

The summary highlights selected information from this proxy statement and may not contain all of the information that is important to you.  So that you fully understand the merger, the merger agreement and the transactions contemplated thereby, and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement, the annexes attached to this proxy statement and the documents to which we refer.  See “MISCELLANEOUS OTHER INFORMATION – Where You Can Find More Information” beginning on page 75.  In particular, you should carefully read the documents attached to this proxy statement, including the merger agreement and the Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) fairness opinion, which are attached as Annexes A and B, respectively and made part of this proxy statement.  The summary and the balance of this proxy statement contain forward-looking statements about events that are not certain to occur as described or at all, and you should not place undue reliance on those statements.  For a discussion of these forward-looking statements, please see “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS” beginning on page 13.  We have included page references in parentheses to direct you to the appropriate place in this proxy statement for a more complete description of the topics presented in this summary.

Purpose and Structure of the Merger (See pages 20 and 38)

Cruzan’s primary reason for entering into the merger is to provide you with an opportunity to receive $28.37 in cash for each of your shares, a premium over the market price at which Cruzan common stock traded before the announcement of Absolut’s agreement to purchase Angostura Limited’s (“Angostura”) controlling stake for $28.37 per share on June 3, 2005.  Absolut’s primary reason for entering into the merger is to turn Cruzan into a privately held wholly-owned subsidiary of Absolut.  To achieve this result, the merger has been structured so that Cruzan Acquisition, Inc., a wholly-owned subsidiary of Absolut will merge with and into Cruzan, with Cruzan continuing as the surviving corporation after the merger.  If the merger is completed, as a stockholder of Cruzan, you will be entitled to receive $28.37 in cash, without interest, in exchange for each of your shares of Cruzan common stock outstanding at the effective time of the merger, unless you perfect your appraisal rights under Delaware law.  For additional reasons behind the merger for each of Cruzan and V&S/Absolut, see “SPECIAL FACTORS – Reasons for the Merger.”

Information About the Participants in the Merger

Cruzan International, Inc.

Cruzan International, Inc. (“Cruzan,” the “company,” “us,” “we,” or “our”), formerly Todhunter International, Inc., is a leading producer and supplier of rum, brandy, wine and spirits to other beverage alcohol manufacturers; produces, imports and markets premium branded spirits, including CRUZAN rum; bottles beverage alcohol and other beverages on a contract basis and under its own labels; and produces vinegar and cooking wine.  The company operates four production facilities in the United States and one in St. Croix, United States Virgin Islands.  Cruzan is a Delaware corporation organized in 1970 as a successor to a business founded in the Bahamas in 1964.

The Absolut Spirits Company, Incorporated

The Absolut Spirits Company, Incorporated (“Absolut”) is a Delaware corporation principally engaged in the business of selling and marketing alcoholic beverages in the United States. Absolut is a wholly-owned subsidiary of V&S Vin & Sprit AB (publ) (“V&S”) and is the exclusive U.S. importer of certain of V&S’s alcohol brands, including ABSOLUT vodka.

On September 26, 2005, Absolut completed the purchase of 4,294,583 shares of Cruzan common stock from Angostura, which shares currently represent approximately 63.6% of our total issued and outstanding common stock.  Absolut paid Angostura $28.37 per share, or approximately $121.8 million in the aggregate, for these shares. V&S entered into the stock purchase agreement with Angostura on June 3, 2005, and V&S subsequently assigned its rights under the stock purchase agreement to Absolut on June 7, 2005. See “SPECIAL FACTORS – Background of the Merger” and “PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS – Angostura Stock Purchase Agreement.”  The stock purchase agreement is also attached to this proxy statement as Annex F.  Absolut has agreed to vote all of its shares of Cruzan common stock “FOR” approval of the merger and adoption and approval of the merger agreement at the special meeting.

Cruzan Acquisition, Inc.

Cruzan Acquisition, Inc. (“Merger Sub”) is a Delaware corporation that was formed at the direction of Absolut solely for the purpose of consummating the merger.  Absolut currently holds 100% of the capital stock of Merger Sub.  The separate existence of Merger Sub will cease upon consummation of the merger.

The Change in the Majority of the Board of Directors

Prior to our entry into the merger agreement, five members of our board of directors resigned their seats on the board effective upon the execution by all parties of the merger agreement on September 30, 2005.  Prior to such resignations, however, the board of directors (i) approved the merger agreement and the merger, (ii) determined that the terms of the merger are fair to and in the best interests of Cruzan’s stockholders other than Absolut and its affiliates, (iii) recommended that Cruzan’s stockholders adopt and approve the merger agreement and approve the merger, and (iv) declared the merger agreement advisable.

Pursuant to additional resolutions adopted prior to the effectiveness of their resignations and in connection with the merger agreement, the board of directors, except for the special committee of the board of directors (see “- Formation and Recommendation of the Special Committee”), resolved to appoint four new directors designated by Absolut.  These appointments became effective as of October 11, 2005.

Formation and Recommendation of the Special Committee (See page 22)

As described above, Absolut acquired its controlling stake in Cruzan common stock through a stock purchase agreement between our former controlling stockholder, Angostura, and V&S that was executed on June 3, 2005.  On the same date, V&S announced that it intended to treat the minority stockholders in Cruzan equitably.  One of the conditions to the closing of the sale of Angostura’s shares to V&S was obtaining the approval of such sale by Cruzan’s board of directors.  Due to this closing condition, and the prospect that V&S might make an offer to acquire the shares of the remaining Cruzan stockholders in a subsequent business combination, Cruzan’s board of directors appointed a special committee of Cruzan’s independent directors for the purpose of considering the sale of Angostura’s controlling stake in Cruzan, as well as to consider any business combination proposal from V&S.  The special committee was composed of Donald L. Kasun and Leonard G. Rogers, two Cruzan directors determined to be independent by the board of directors due to their lack of affiliation with Cruzan, Cruzan management or Angostura.  Edward F. McDonnell, another Cruzan independent director, was named as a consultant to the special committee.  In light of Mr. McDonnell’s interest in a distributorship partially owned by Cruzan, he was not appointed to the special committee by the board of directors.

The special committee evaluated several factors related to Absolut’s merger proposal, including the opinion delivered by Houlihan Lokey as to the fairness, from a financial point of view, of the cash consideration to be received by our stockholders (other than Absolut and its affiliates).  The special committee unanimously recommends that Cruzan’s stockholders vote “FOR” approval of the merger and adoption and approval of the merger agreement.

Recommendation of the Board of Directors (See page 22)

The board of directors also unanimously recommends that Cruzan’s stockholders vote “FOR” approval of the merger and adoption and approval of the merger agreement.  The board’s recommendation was originally made at a meeting on September 29, 2005.  As described above in “– The Change in the Majority of the Board of Directors,” immediately following the board’s recommendation, five members of our board resigned their seats on the board effective upon the execution of the merger agreement. Prior to resigning, however, the board of directors, except for the special committee members, resolved to appoint four new directors designated by Absolut.  These new directors took their seats on October 11, 2005.  At a board meeting on January 18, 2006 attended by all of the members except for Ketil Eriksen, who was unable to attend, the current board of directors affirmed the prior board of directors’ original recommendation to the Cruzan stockholders.

Interests of Executive Officers, Members of the Special Committee and Members of the Board of Directors in the Merger (See page 20)

In considering the recommendations of the special committee and our board of directors to vote for the proposal to adopt the merger agreement, you should be aware that all of our executive officers, each member of the special committee, the five members of Cruzan’s board of directors who resigned on September 30, 2005 and each current member of our board of directors have personal interests in the merger that are, or may be, different from, or in addition to, your interests.  These interests include the following:

•              Four members of our current board of directors are directly or indirectly employed by V&S, and each of these directors and each of our executive officers are deemed to be “affiliates” of V&S and Absolut;

•              Five of our executive officers would become entitled to receive severance payments and the continuation of certain employee benefits for the greater of one year from the date of termination or the remainder of the terms of their respective employment agreements in the event their employment is terminated under certain circumstances defined in those employment agreements;

•              Two of these five executive officers would also be entitled to additional severance payments if they are terminated during certain periods and under certain circumstances pursuant to the “change of control” provisions of their employment agreements;

•              Each vested option to purchase our common stock with an exercise price less than the merger consideration of $28.37 per share held by our executive officers and Edward F. McDonnell, a director and a consultant to the special committee, will be converted into the right to receive a cash payment equal to the excess of the $28.37 per share merger consideration over the per share exercise price, multiplied by the number of shares of our common stock subject to the option;

•              Under the “change of control” provisions of our defined benefit supplemental executive retirement plan, which covers five of our executive officers and three other non-executive officers, we may not terminate the supplemental executive retirement plan without the executive’s consent unless the executive is terminated for cause; and

•              The terms of the merger agreement provide for the continued indemnification, advancement of expenses and liability insurance coverage of our executive officers, the members of the special committee, Edward F. McDonnell and the five members of our board of directors who resigned on September 30, 2005.

Fairness Opinion of Houlihan Lokey (See page 23)

On September 29, 2005, the special committee received the opinion of Houlihan Lokey to the effect that, as of that date, and based upon the assumptions made, matters considered and limitations on the review described in the written opinion, the cash consideration to be received by the minority public stockholders of Cruzan common stock in connection with the merger, was fair from a financial point of view, to those stockholders.  In addition, the special committee received a report dated September 28, 2005 and updated on November 29, 2005, from Houlihan Lokey that supports its fairness opinion.

The Position of Absolut, V&S and Merger Sub as to the Fairness of the Merger (See page 29)

Absolut, V&S and Merger Sub have considered the factors examined by the special committee and our board of directors described in the section of this proxy statement entitled “SPECIAL FACTORS – Recommendation of the Special Committee and the Board of Directors.”  Based on these factors and the conclusion of the special committee, which conclusion Absolut, V&S and Merger Sub have adopted based upon their view of the reasonableness of the analysis underlying such conclusion, Absolut, V&S and Merger Sub believe that the merger is substantively and procedurally fair to Cruzan’s unaffiliated stockholders.  However, none of Absolut, V&S or Merger Sub has performed, or engaged a financial advisor to perform, any valuation analysis for the purposes of assessing the fairness of the merger to Cruzan’s unaffiliated stockholders.

Effects of the Merger (See pages 20 and 38)

The consummation of the merger will result in:

•                                          The conversion of each share of our common stock issued and outstanding immediately prior to the effective time of the merger into the right to receive $28.37 in cash, without interest (less any applicable withholding tax), other than shares of our common stock:

•              held by us in our treasury;

•              held by Cruzan stockholders who perfect their appraisal rights under Delaware law; and

•              held by Absolut or Merger Sub.

•                                          All options outstanding immediately prior to the effective time being cancelled or terminated or converting, if vested and exercisable, into the right to receive a cash amount equal to the excess, if any, between $28.37 per share and the exercise price of the option.

Upon completion of the merger, we will remove our common stock from listing on the American Stock Exchange, and our common stock will no longer be publicly traded.

Material U.S. Federal Income Tax Consequences of the Merger (See page 33)

For U.S. federal income tax purposes, the merger will be treated as a taxable sale by our stockholders of their shares of our common stock in which they will recognize a gain or loss equal to the difference between (1) $28.37 per share and (2) their adjusted tax basis in the shares of Cruzan common stock surrendered in the merger.

Conditions to the Merger (See page 49)

The completion of the merger depends on the satisfaction or waiver of a number of conditions, including the following:

•                                          the approval of the merger agreement and the merger by the holders of two-thirds of our outstanding common stock not “owned” (as defined by Section 203 of the Delaware General Corporation Law or “DGCL”) by Absolut or its “affiliates” or “associates” (as defined by Section 203 of the DGCL) and adoption of the merger agreement by the holders of a majority of our outstanding common stock;

•                                          the resignation from our board of directors of each member of the special committee and each other independent director;

•                                          the termination or expiration of any applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements or “HSR” Act; and

•                                          the accuracy of the representations and warranties made in the merger agreement by us, Absolut, and Merger Sub.

Termination of the Merger Agreement (See page 51)

We, Absolut and Merger Sub may agree to terminate the merger agreement at any time prior to the effective time.

In addition, the merger agreement may be terminated:

by us or Absolut, if:

•                                          the merger has not been consummated by April 30, 2006, unless the failure to consummate the merger is the result of a breach of the merger agreement by the party seeking to terminate the agreement;

•                                          a governmental entity issues a permanent injunction or order prohibiting the transactions contemplated by the merger agreement and such order is final and nonappealable; or

•                                          our stockholders do not approve the merger and adopt and approve the merger agreement;

by us, if Absolut or Merger Sub fails to perform in any material respect after a 30 day cure period any of their representations, warranties or covenants in the merger agreement which would give rise to a failure of any one of the closing conditions;

by Absolut, if:

•                                          we or the special committee fail to perform in any material respect after a 30 day cure period any of our respective representations, warranties or covenants in the merger agreement, which would give rise to a failure of any one of the closing conditions;

•                                          the special committee withdraws or modifies, or proposes to withdraw or modify, in a manner adverse to Absolut or Merger Sub, its approval or recommendation of the merger agreement or the merger, fails to recommend approval of this transaction to our stockholders or approves or recommends, or proposes to approve or recommend, any other competing takeover proposal; or

•                                          the special committee or any of its representatives (i) solicits, initiates, encourages or takes any action to facilitate the making by any person of any competing takeover proposal; (ii) enters into any agreement relating to any competing takeover proposal; or (iii) enters into, participates in or continues any discussions or negotiations regarding, or furnishes to any person any information with respect to, any competing takeover proposal except at the direction of or with the written approval of Absolut, in breach of certain provisions of the merger agreement.

Fees and Expenses (See page 39)

Pursuant to the merger agreement, all fees and expenses incurred in connection with the merger will be paid by the party incurring those expenses, whether or not the merger is completed.  The merger agreement also provides that upon a termination in specified circumstances, we must pay a termination fee of $3,000,000 to Absolut.  In addition, if Absolut terminates the merger agreement in specified circumstances, we would be obligated to reimburse Absolut for all of its documented out-of-pocket expenses actually incurred up to a maximum of $1,500,000 in connection with the merger agreement or the merger.  The termination fee is subject to a credit for any expense reimbursement paid and no expense reimbursement shall be due if we have previously paid the termination fee.

Appraisal Rights of Stockholders (See page 34)

Under Delaware law, you are entitled to appraisal rights in connection with the merger.

You will have the right under Delaware law to have the “fair value” of your shares of our common stock determined by the Court of Chancery of the State of Delaware, which “fair value” could be greater than, the same as or less than the $28.37 per share merger consideration. This right to appraisal is subject to a number of restrictions and procedural requirements. Generally, in order to exercise your appraisal rights you must:

•                                          deliver a written demand to us for appraisal in compliance with the DGCL before the vote on the merger;

•                                          not vote in favor of the merger; and

•                                          continuously hold your shares of our common stock, from the date you make the demand for appraisal through the effective date of the merger.

A holder who is the record holder of shares of our common stock on the date the written demand for appraisal is made, but who thereafter transfers those shares prior to the effective time of the merger, will lose any appraisal rights with respect to those shares.

Merely voting against the merger will not protect your rights to an appraisal. In order to protect your rights to an appraisal you must take all the steps required under Delaware law. Delaware law requirements for exercising appraisal rights are described in further detail in this proxy statement. The relevant section of Delaware law regarding appraisal rights is reproduced and attached as Annex C to this proxy statement.

If you vote for the merger, you will waive your right to seek appraisal of your shares of our common stock under Delaware law.

Voting (See pages 41 and 42)

Record Date

Only holders of record of Cruzan’s common stock at the close of business on January 30, 2006, the record date, are entitled to vote at the special meeting.  On the record date, 6,748,992 shares of Cruzan common stock were issued and outstanding and held by approximately 22 holders of record.

Abstentions

Abstentions from voting will be counted in the determination of a quorum and will have the same effect as votes “AGAINST” approval of the merger and adoption and approval of the merger agreement.  Brokers will be prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy, and, therefore, the failure to return a proxy will have the same effect as a vote “AGAINST” approval of the merger and adoption and approval of the merger agreement, but will be counted in the determination of a quorum.

Revocation

You may revoke your proxy at any time before it is voted by delivering to us a subsequently executed proxy or a written notice of revocation. In addition, returning your completed proxy will not prevent you from voting in person at the special meeting should you be present and wish to do so.

Common Stock Held in “Street Name” by Brokers

Brokers will be prohibited from exercising discretionary authority for beneficial owners who have not instructed the brokers to vote their shares, and, therefore, if you hold your shares of common stock through a broker, you must instruct your broker on how you wish to vote.  For those stockholders who hold their Cruzan common stock through a broker, the failure to return a proxy will have the same effect as a vote “AGAINST” approval of the merger and adoption and approval of the merger agreement, but such broker “non-votes” will be counted in the determination of a quorum.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q1:         What is the date, time and place of the special meeting?

A1:         The special meeting will be held on March 17, 2006 at 11:00 a.m., local time, at the offices of Gunster, Yoakley & Stewart, P.A., located at 777 South Flagler Drive, Suite 500 East, West Palm Beach, FL 33401.

Q2:         What am I being asked to vote on at the special meeting?

A2:         You will be asked to vote on a proposal to approve the merger and adopt and approve the Agreement and Plan of Merger dated as of September 30, 2005, among Cruzan, Absolut and Merger Sub, a wholly-owned subsidiary of Absolut, pursuant to which, upon the merger becoming effective, each share of common stock, par value $0.01 per share, of Cruzan will be converted into the right to receive $28.37 in cash, without interest.

Q3:         What will happen in the merger?

A3:         In the merger, Merger Sub will merge with and into Cruzan, and each outstanding share of our common stock (excluding shares owned by Absolut) will be converted into the right to receive $28.37 in cash, without interest.  After the merger, Cruzan will be a wholly-owned subsidiary of Absolut, and an indirect, wholly-owned subsidiary of V&S.

Q4:         What will I be entitled to receive in the merger?

A4:         If the merger is completed, each of your shares of Cruzan common stock will be converted into the right to receive $28.37 in cash, without interest and less any applicable withholding taxes (unless you validly perfect appraisal rights under Delaware law). If the merger is completed, you will not have any continuing interest in Cruzan.

For more information, see “THE MERGER AGREEMENT.”

Q5:         Does Absolut intend to finance the payment of the merger consideration?

A5:         No.  Absolut will pay the merger consideration from a combination of its working capital funds and working capital loans from V&S.

Q6:         What vote is required to approve the merger and adopt and approve the merger agreement?

A6:         Notwithstanding the fact that Absolut owns approximately 63.6% of our common stock and has agreed to vote such common stock “FOR” approval of the merger, the approval of the merger and adoption and approval of the merger agreement require the affirmative vote of the holders of 66 2/3% of our outstanding shares not “owned” (as defined in Section 203 of the DGCL) by Absolut or its “affiliates” or “associates” (as defined in Section 203 of the DGCL) and the affirmative vote of the holders of a majority of our outstanding common stock.  If you do not send in your proxy, do not instruct your broker to vote your shares or abstain from voting, it will have the same effect as a vote “AGAINST” the approval of the merger and the adoption and approval of the merger agreement.

Q7:         What does the special committee recommend?

A7:         The special committee unanimously recommends that you vote “FOR” approval of the merger and adoption and approval of the merger agreement.

For more information, see “SPECIAL FACTORS – Background of the Merger,” “– Recommendation of the Special Committee and the Board of Directors,” and “– Opinion of Houlihan Lokey.”

Q8 :        Why was a special committee of the board of directors formed?

A8:         Absolut acquired its controlling stake in Cruzan common stock through a stock purchase agreement between our former controlling stockholder, Angostura, and V&S that was executed on June 3, 2005.  On the same date, V&S announced that it intended to treat the minority stockholders in Cruzan equitably.  V&S subsequently assigned its rights under the stock purchase agreement to Absolut.  One of the conditions to the closing of the sale of Angostura’s shares to V&S was obtaining the approval of such sale by Cruzan’s board of directors.  Due to this closing condition, and the prospect that V&S might make an offer to acquire the shares of the remaining Cruzan stockholders in a subsequent business combination, Cruzan’s board of directors appointed a special committee of directors for the purpose of considering the sale of Angostura’s controlling stake in Cruzan, as well as to consider any business combination proposal from V&S.  The board of directors believed that it would not be appropriate to permit directors affiliated with Angostura to participate in the review of the Angostura sale transaction, or any business combination proposal made by V&S to the remaining minority stockholders.  The special committee was composed of Donald L. Kasun and Leonard G. Rogers, two Cruzan directors determined to be independent by the board of directors due to their lack of affiliation with Cruzan, Cruzan management or Angostura.  Edward F. McDonnell, another Cruzan independent director, was named as a consultant to the special committee.

Q9:         Does the special committee have any interests in the merger that are different from or in addition to my interests?

A9:         Each of Messrs. Rogers, Kasun and McDonnell are entitled to receive compensation for his service to the special committee of $12,000 per month as well as reimbursement of all out-of-pocket expenses reasonably incurred in connection with his provision of services to the special committee.  In addition, Mr. McDonnell holds in-the-money stock options that will be cashed out when the merger is completed and Messrs. Rogers, Kasun and McDonnell are entitled to continued indemnification, advancement of expenses and liability insurance coverage pursuant to the merger agreement.  For more information, see “SPECIAL FACTORS – Interests of Executive Officers, Members of the Special Committee and Members of the Board of Directors in the Merger,” “THE MERGER AGREEMENT – Indemnification of Directors and Officers; Advancement of Expenses and Insurance.”

Q10:       Has the special committee received any opinions, appraisals or reports from outside parties regarding the fairness of the merger consideration offered by Absolut?

A10:       Yes.  The special committee received the opinion from its financial advisor, Houlihan Lokey, that, as of September 29, 2005, the cash consideration to be received by Cruzan’s minority public stockholders in connection with the merger was fair, from a financial point of view, to such holders.  In addition, the special committee received a report dated September 28, 2005 and updated on November 29, 2005, from Houlihan Lokey that supports its fairness opinion.  Each of these documents is annexed to this proxy statement.

Q11:       Does Absolut, as the controlling stockholder, have any interests in the merger that are different from or in addition to my interests as a Cruzan stockholder generally?

A11:       Absolut is buying your shares in the merger so, as in any transaction involving a buyer and seller on opposite sides of a transaction, its interests in the transaction are very different from your interests.  In addition, Absolut’s parent, V&S, is a party to a distribution agreement with Cruzan whereby V&S acts as Cruzan’s sole and exclusive distributor of CRUZAN rum in Scandinavia, Northern Europe, Canada and all global duty free and travel retail markets other than those located in the U.S., Caribbean, Bermuda, Philippines and Israel.

Q12:       Other than the stockholder vote, are there any other significant conditions to completing the merger?

A12:       Besides the stockholder vote, the other significant conditions to the completion of the merger include the following:

•              the resignation from our board of directors of each member of the special committee and each other independent director;

•              the termination or expiration of any applicable waiting period (and any extension thereof) under the HSR Act; and

•              the accuracy of the representations and warranties made in the merger agreement by us, Absolut, and Merger Sub.

For more information, see “THE MERGER AGREEMENT – Conditions to the Merger.”

Q13:       When do you expect the merger to be completed?

A13:       We are working to complete the merger as quickly as possible. If the conditions to the merger are satisfied or waived (to the extent permitted by applicable law), including obtaining various regulatory approvals, we expect to complete the merger in the first quarter of 2006.

Q14:       What are the tax consequences of the merger to me?

A14:       The receipt of cash in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may be taxable for state and local income tax purposes. For U.S. federal income tax purposes, if you receive cash in exchange for common stock pursuant to the merger, you will recognize gain or loss equal to the difference, if any, between the merger consideration and your adjusted tax basis in the common stock surrendered. We urge you to consult your own tax advisor regarding the specific tax consequences that may result from your individual circumstances, as well as the foreign, state and local tax consequences of the disposition of shares pursuant to the merger.

For more information, see “SPECIAL FACTORS – Material U.S. Federal Income Tax Consequences of the Merger.”

Q15:       Do I have appraisal rights in connection with the merger?

A15:       If you comply with the procedures required under Delaware law, you may elect to pursue your appraisal rights to receive the statutorily determined “fair value” of your shares, which could be more than, the same as or less than the $28.37 per share merger consideration. In order to qualify for these rights, you must (1) not vote in favor of the merger, (2) make a written demand for appraisal prior to the taking of the vote on the merger agreement at the special meeting and (3) otherwise comply with the Delaware law procedures for exercising appraisal rights. An executed proxy card that is not marked “AGAINST” or “ABSTAIN” will be voted for the adoption of the merger agreement and will disqualify you from demanding appraisal rights.

For more information, see “SPECIAL FACTORS – Appraisal Rights of Cruzan Stockholders.”

Q16:       What should I do now? How do I vote?

A16:       After you read and consider carefully the information contained in this proxy statement, please fill out, sign and date your proxy card and mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the annual meeting. Failure to return your proxy card or vote in person at the meeting will have the same effect as a vote “AGAINST” the approval of the merger and the adoption and approval of the merger agreement.

For more information, see “INFORMATION CONCERNING THE SPECIAL MEETING – Voting of Proxies.”

Q17:       Can I vote in person?

A17:       Yes. You may attend the special meeting and vote your shares in person whether or not you sign and return a proxy card or otherwise vote by proxy.

Q18:       If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A18:       Yes, but only if you provide instructions to your broker on how to vote. You should fill out, sign, date and return the proxy card and otherwise follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

For more information, see “INFORMATION CONCERNING THE SPECIAL MEETING – Voting of Proxies.”

Q19:       Can I change my vote or revoke my proxy after I have mailed my signed proxy card?

A19:       You may revoke your proxy or change your vote at any time before the final vote at the meeting. If you are the owner of record, you may do this by:

•              giving written notice of revocation to the Corporate Secretary, Cruzan International, Inc., 222 Lakeview Avenue, Suite 1500, West Palm Beach, FL 33401;

•              submitting another valid proxy card bearing a later date; or

•              voting in person at the meeting.

If you hold stock in street name, you must contact your broker or financial institution for information on how to revoke your proxy or change your vote.

Q20:       Can I send in my stock certificates now?

A20:       No. If the merger is completed, shortly thereafter you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to our exchange agent. You should use the letter of transmittal to exchange your stock certificates for the $28.37 per share to which you will be entitled as a result of the merger. You should not send any stock certificates with your proxy cards. You should follow the procedures described in “SPECIAL FACTORS – Surrender of Stock Certificates.”

Q21:       What happens if I abstain from voting?

A21:       Abstentions from voting will be counted in the determination of a quorum and will have the same effect as votes “AGAINST” approval of the merger and adoption and approval of the merger agreement.

Q22:       What will happen to Cruzan following the completion of the merger?

A22:       If the merger is completed, our common stock will be delisted from the American Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As a result, we will no longer be a public company.

Q23:       What would happen to Cruzan if the merger is not completed?

A23:       In the event that the merger is not completed, you will not receive any payment for your shares.  Neither we nor Absolut, our controlling stockholder, has any present plans or proposals for Cruzan in the event the merger is not completed, but we and Absolut expect that, regardless of whether or not the merger is completed, it is possible that we will explore changes in Cruzan’s business to increase profitability and enhance stockholder value.  For more information, see “SPECIAL FACTORS – Plans for Cruzan if the Merger Is Not Completed.”

Q24:       Why was V&S's agreement to acquire Angostura's majority stake in Cruzan, and V&S's intention to seek a business combination with Cruzan on the same terms, not included in the Cruzan rights offering prospectus?

A24:       As described in "SPECIAL FACTORS - Background of the Merger," Cruzan management did not know that negotiations between Angostura and V&S were taking place when the rights offering was launched on May 23, 2005.  After the public announcement of the V&S/Angostura agreement on June 3, 2005, Cruzan believed that the rights offering participants were already aware of this information through the public press releases filed by both Cruzan and V&S, however, it is possible that Cruzan may have been legally required to amend its rights offering prospectus to disclose this news to the rights offering participants.  As a result, there remains a possibility that Cruzan may face certain legal liability under the securities laws for failing to amend its rights offering prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the other documents attached to this proxy statement as annexes may contain forward-looking statements with respect to the financial condition, results of operations, business plans and strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for the stock of Cruzan and other matters, including the projections set forth under “SPECIAL FACTORS – Financial Projections” and statements relating to Cruzan’s plans, intentions and expectations to consummate the merger.  We hereby identify statements in this proxy statement and the other documents attached to this proxy statement that are not historical facts as forward-looking statements. These forward-looking statements, including, without limitation, those relating to future business prospects, the projections set forth under “SPECIAL FACTORS – Financial Projections,” revenues and income, in each case relating to Cruzan, wherever they occur in this proxy statement or the other documents attached to this proxy statement, are necessarily based on assumptions and estimates reflecting the best judgment of the management of Cruzan and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Although we believe that Cruzan’s plans, intentions and expectations are reasonable, we can give no assurance that Cruzan will achieve its plans, intentions and expectations. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement and attached to this proxy statement. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:

•              the satisfaction of the conditions to consummate the merger, including, but not limited to, the receipt of the required stockholder and regulatory approvals;

•              the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•              the failure of the merger to close for any other reason;

•              the amount of the costs, fees, expenses and charges related to the merger;

•              the strength of the economy in general, including changes in consumer purchasing power and/or spending patterns;

•              changes in federal and state laws and regulations;

•              interest rate fluctuations and changes in capital market conditions or other events affecting our ability to obtain necessary financing on favorable terms to fund the anticipated growth of our business;

•              liability and other claims asserted against us;

•              changes in our operating strategy or development plans;

•              our ability to attract, hire and retain qualified personnel;

•              labor disturbances;

•              changes in our acquisition and capital expenditure plans;

•              demographic changes;

•              changes in cost of goods and services; and

•              other risks and uncertainties detailed from time to time in our filings with the SEC.

In addition, actual results could differ materially from the forward-looking statements contained in this proxy statement as a result of the timing of the completion of the merger or the impact of the merger on operating results, capital resources, profitability, cash requirements, management resources and liquidity.

Words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement and the other documents attached to this proxy statement. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement, or, in the case of documents attached to this proxy statement, as of the respective dates of those documents.  We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect circumstances or events occurring after the date of this proxy statement or to reflect the occurrence of unanticipated events, except as required by law.

SPECIAL FACTORS

Background of the Merger

We regularly evaluate different strategies for improving our competitive position and maximizing shareholder value.  As part of these evaluations, we have, from time to time, considered various strategic alternatives in pursuing our business plan as an independent entity, including acquisitions, divestitures and business combinations.

We have historically relied upon third-party distribution agreements to market CRUZAN products in non-U.S. countries.  In March 2001, we were approached by V&S to discuss a possible distribution arrangement.

On October 10, 2003, we entered into a distribution agreement with V&S and appointed V&S the sole and exclusive distributor of CRUZAN rum and other Cruzan products in Scandinavia, Northern Europe and Canada.  Pursuant to the V&S distribution agreement, V&S also agreed to act as our sole and exclusive distributor to all global duty free and travel retail markets other than the U.S., Caribbean, Bermuda, the Philippines and Israel.  Our intent when the agreement was entered into was to expand the relationship into additional countries through the Maxxium network, a global distribution partnership, in which V&S holds a 25% interest.

In October 2004, V&S began considering the possibility of a business combination with Cruzan in order to add our CRUZAN rum brand to V&S’s existing portfolio of premium branded spirits.  During the fourth quarter of 2004, V&S indicated to members of Cruzan’s management that a continuation and expansion of the existing distribution relationship would be predicated on V&S obtaining a controlling interest in the company.  In January 2005, V&S made a non-binding offer to Angostura to purchase its controlling equity stake in Cruzan for a price of $18.75 to $20.30 per share, but Angostura decided not to pursue a sale of its interest at that time.  In May 2005, V&S engaged Lazard AB (“Lazard”) to act as its financial advisor with respect to a potential business combination with Cruzan.

Between May 5, 2005 and June 1, 2005, representatives of V&S and Angostura, and V&S and Absolut’s counsel, McDermott Will & Emery LLP (“McDermott”) and Angostura’s counsel, Sokolow, Carreras & Associés (“Sokolow”) negotiated the terms of a stock purchase agreement whereby V&S, or its assignee, would agree to purchase the 4,294,583 shares of Cruzan common stock held by Angostura for $28.37 per share, or approximately $121.8 million in the aggregate.  The stock purchase agreement included a condition to closing that V&S or its assignee shall have completed its due diligence investigation of Cruzan and not identified any matter or matters that individually, or in the aggregate, could reasonably be considered to have had, or could reasonably be expected to have, a material adverse effect.  The stock purchase agreement also included a condition to V&S or its assignee’s obligation to close that Cruzan’s board of directors approve the sale transaction.    During this time period, Cruzan’s executive officers and directors, other than Michael E. Carballo, an Angostura designee to the Cruzan board of directors, were not aware that such negotiations were ongoing.

During the period that V&S was privately negotiating with Angostura for the purchase of its shares of Cruzan stock, Cruzan was in the process of finalizing and launching a rights offering to its stockholders.  As described in “Information Concerning Cruzan Common Stock Transactions,” in connection with a private placement of common stock to Angostura in June 2004, Cruzan contractually agreed with Angostura to use its best efforts to launch a rights offering to Cruzan’s minority stockholders (whereby Angostura and its affiliates were specifically prohibited from participating) to permit Cruzan’s minority stockholders, including Cruzan’s executive officers and directors, to subscribe for that number of shares of Cruzan common stock required for each stockholder to retain the approximate percentage stock ownership that they each held prior to the June 2004 private placement of stock to Angostura.  While Cruzan had filed its rights offering registration statement with the SEC on August 30, 2004, this registration statement was subject to a review by the SEC Staff and was not declared effective until May 23, 2005.  Pursuant to the contractual terms agreed between Cruzan and Angostura, the record date for the rights offering was set at May 20, 2005, and the subscription price for the shares of common stock offered in the rights offering was set as the closing price of Cruzan’s common stock on the American Stock Exchange on May 19, 2005 - $13.91.  The closing of the rights offering was scheduled to occur on, and did occur on, June 21, 2005.  The rights offering was fully subscribed.  As described in “Information Concerning Cruzan Common Stock Transactions – Common Stock Purchases,” the following Cruzan executive officers and directors participated in the rights offering:

•                                          Jay S. Maltby, Cruzan’s Chief Executive Officer and President, subscribed for and received 2,367 shares of common stock for a total purchase price of $32,924.97;

•                                          Thomas A. Valdes, Cruzan’s Executive Vice President and Assistant Secretary, subscribed for and received 209 shares of common stock for a total purchase price of $2,907.19;

•                                          D. Chris Mitchell, Cruzan’s Senior Vice President – Sales, subscribed for and received 1,051 shares of common stock for a total purchase price of $14,619.41;

•                                          Ousik Yu, Cruzan’s Senior Vice President – Manufacturing, subscribed for and received 4,205 shares of common stock for a total purchase price of $58,491.55;

•                                          Ezra Shashoua, Cruzan’s Executive Vice President and Chief Financial Officer, subscribed for and received 20 shares of common stock for a total purchase price of $278.20;

•                                          Leonard G. Rogers, an independent director and a member of the special committee, subscribed for and received 209 shares of common stock for a total purchase price of $2,907.19; and

•                                          Edward F. McDonnell, an independent director and a consultant to the special committee, subscribed for and received 200 shares of common stock for a total purchase price of $2,782.

As mentioned above, none of these executive officers and directors were aware at the time that the rights offering commenced that V&S was in the process of negotiating for the purchase of Angostura’s stake in Cruzan.  Furthermore, they did not know that V&S/Absolut would subsequently announce its intention to seek a business combination with Cruzan or that such business combination would involve an offer of $28.37 per share to Cruzan’s minority stockholders, including its executive officers and directors.  The one member of Cruzan’s board of directors who was aware that V&S was currently negotiating with Angostura was Michael E. Carballo, who is an employee of Angostura and one of Angostura’s two former designees to the Cruzan board.  Michael E. Carballo did not participate in the Cruzan rights offering.

All Cruzan stockholders were given both a basic subscription right to purchase their proportionate share of the 408,787 shares offered in the rights offering and an oversubscription right to purchase a proportionate share of any shares remaining unpurchased from the 408,787 after the basic subscription right was completed.  While subscriptions were themselves made after the public announcement of V&S’s intentions with respect to Cruzan (June 3, 2005), the ability to participate was based upon record holdings on May 20, 2005, and no Cruzan stockholder had the ability to increase its participation level after the announcement on June 3, 2005.  All Cruzan stockholders were made aware of the June 3rd announcement during the subscription period, and the Cruzan executive officers and directors had no ability to increase their own subscriptions to the exclusion of the minority stockholders.

After the public announcement of the V&S/Angostura agreement on June 3, 2005, Cruzan believed that the rights offering participants were aware of this information through the press releases filed by both Cruzan and V&S, however, it is possible that Cruzan may have been legally required to amend its rights offering prospectus to disclose this news to the rights offering participants.  As a result, there remains a possibility that Cruzan may face certain legal liability under the securities laws for failing to amend its rights offering prospectus.

On June 1, 2005, Jay Maltby, Chief Executive Officer, Ezra Shashoua, Chief Financial Officer, and Thomas Valdes, Executive Vice President, of Cruzan received a phone call from Lawrence Duprey, Chairman of the Board of Angostura, requesting their presence at a meeting in Geneva, Switzerland on June 2, 2005.  Upon arriving in Geneva, the Cruzan officers were informed of Angostura’s intentions to sell its controlling equity stake in Cruzan to V&S.

On June 2, 2005, representatives of V&S met with Lawrence Duprey and Arnaud de Trabuc, Executive Director of CL Financial, Angostura’s parent company, in Geneva, Switzerland, and the stock purchase agreement was executed that same day (but made effective as of June 3, 2005).  Jay Maltby, Ezra Shashoua and Thomas Valdes of Cruzan were also present at the meeting.  On this same day, Angostura and Jay Maltby, Ezra Shashoua, and Thomas Valdes executed an agreement providing for the payment of $9 million by Angostura (for which Cruzan is not obligated) to Cruzan’s senior management, including Messrs. Maltby, Shashoua and Valdes, if the sale of Angostura’s Cruzan stock to V&S or its assignee was completed successfully.  As of the date of this proxy statement, Angostura has not yet paid these amounts to Cruzan’s senior management. On January 31, 2006, Messrs. Maltby, Shashoua and Valdes filed suit in Florida Circuit Court in Palm Beach County against Lawrence Duprey, Angostura Limited, Angostura Holdings Limited, CL Financial Limited and CL World Brands Limited for non-payment under the letter agreement. See “PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS – Angostura/Cruzan Management Letter Agreement.” The Angostura/Cruzan Management Letter Agreement is also attached to this proxy statement as Annex G.  Also on June 2, 2005, Angostura’s board had a telephonic board meeting whereby they formally approved the sale of the shares of Cruzan common stock held by Angostura to V&S and the execution of the stock purchase agreement.

On June 2, 2005, Cruzan’s board of directors met telephonically to discuss the execution of the stock purchase agreement.  Because of the prospect that V&S might make an offer to acquire the Cruzan shares held by stockholders unaffiliated with Angostura in a subsequent business combination, at the meeting Cruzan’s board of directors also appointed a special committee consisting of three directors for the purpose of considering the sale of Angostura’s controlling stake in Cruzan, as well as to consider any business combination proposal from V&S.

On June 3, 2005, the V&S board approved the execution of the stock purchase agreement with Angostura, and Cruzan issued a press release announcing the execution of the stock purchase agreement.  On the same date, V&S announced that it intended to offer the minority stockholders in Cruzan equitable treatment.  One of the conditions to the closing of the sale of Angostura’s shares to V&S was obtaining the approval of such sale by Cruzan’s board of directors.

On June 7, 2005, V&S exercised its right under the stock purchase agreement to assign its rights under such agreement to Absolut, including its right to purchase the Angostura shares.  On the same day, Absolut’s board of directors executed a unanimous written consent accepting the assignment of V&S’s rights under the stock purchase agreement.

On June 10, 2005, Donald L. Kasun and Leonard G. Rogers, two Cruzan directors who had been appointed to the special committee, and both of whom were determined to be independent by the board of directors due to their lack of affiliation with Cruzan, Cruzan management or Angostura, met with the special committee’s counsel, Morris, Nichols, Arsht & Tunnell (“MNAT”).  MNAT had determined prior to this first meeting of the special committee that one of the three directors originally appointed to the special committee, Edward F. McDonnell, should not be a member of the committee, but should be a consultant to the committee.  Mr. McDonnell was, therefore, not asked to participate in the committee meeting.  MNAT discussed with Messrs. Kasun and Rogers the applicability of Section 203 of the DGCL to the agreement by V&S to purchase the shares of Cruzan common stock owned by Angostura and any potential second-step merger, including the possibility that any second-step merger would be subject to the approval of the holders of at least two-thirds of Cruzan’s outstanding stock which is not owned by V&S or its affiliates or associates.  Section 203 of the DGCL generally prohibits, subject to certain exceptions, a business combination between a Delaware company and any “interested stockholder” (which is defined in Section 203 as any stockholder owning or beneficially owning 15% or more of such company’s voting securities) within three years of such stockholder becoming an “interested stockholder.”  Cruzan had previously added a specific provision to its certificate of incorporation, which “opted in” to the protections afforded by Section 203.  MNAT agreed to contact McDermott and company counsel, Gunster, Yoakley & Stewart, P.A. to discuss the Section 203 issue.

On June 13, 2005 through June 15, 2005, representatives of V&S met with Cruzan management in West Palm Beach to discuss a possible business combination and to prepare for the due diligence process.

On June 14, 2005, Cruzan’s board of directors met and determined that the special committee would be composed of Messrs. Kasun and Rogers, and that Mr. McDonnell, the other Cruzan director originally appointed to the special committee would be a consultant to the special committee.

On June 17, 2005, MNAT discussed with McDermott the applicability of Section 203 of the DGCL to the agreement by V&S to purchase the stock owned by Angostura, as well as the applicability of Section 203 to any second-step merger.  MNAT advised McDermott that in its view V&S, by signing the stock purchase agreement with Angostura, became an interested stockholder of the company subject to the restrictions of Section 203, including the requirement that any second-step merger would be subject to the approval of the holders of at least two-thirds of Cruzan’s outstanding stock which is not owned by V&S or its affiliates or associates.  McDermott took the position that V&S had not become an interested stockholder.  MNAT discussed with McDermott the possibility of the parties seeking a declaratory judgment with respect to the applicability of Section 203.  MNAT also advised McDermott that the special committee was not willing to move forward on any basis other than V&S agreeing to require any second-step merger to be approved by holders of two-thirds of the outstanding common stock not beneficially owned by V&S or its affiliates or associates.  McDermott advised MNAT that

V&S would consider the special committee’s position and submit a proposal to the committee for its consideration.

From June 20 though June 24, 2005, representatives of McDermott performed legal due diligence at Cruzan’s headquarters and at Cruzan’s distillery in Lake Alfred, Florida.  Representatives of Lazard also performed financial due diligence at Cruzan’s headquarters that week.  Additional due diligence visits were made by V&S, McDermott and other consultants engaged by V&S from June 27 through June 29; July 6 through July 8 and July 20 through July 24.  These visits included site visits to Cruzan’s facilities in Lake Alfred and Winterhaven, Florida, Louisville, Kentucky and St. Croix, U.S. Virgin Islands.

On June 22, 2005, Cruzan and V&S executed a confidentiality agreement.  Pursuant to the terms of the agreement, V&S agreed to keep, and to cause its representatives, including McDermott and Lazard, to keep confidential the information regarding Cruzan and its business and affairs disclosed to V&S or its representatives by Cruzan during the due diligence process.

On June 23, 2005, the special committee met telephonically to again discuss the effect of Section 203 of the DGCL on a business combination between Absolut and Cruzan.  MNAT updated the special committee on the discussions with McDermott regarding Section 203.  The special committee decided to wait until the Section 203 issue was resolved to interview financial advisors.  Later that same day, MNAT informed McDermott that the special committee would not hire an investment advisor until it knew more about V&S’s proposed plans with respect to Cruzan.

On July 1, 2005, V&S delivered a merger proposal to the special committee to acquire the Cruzan shares held by stockholders unaffiliated with Angostura.  The merger proposal was for $28.37 per share in cash.  V&S also agreed, as requested by the special committee, that closing of the merger be conditioned upon the approval of the holders of at least two-thirds of Cruzan’s outstanding stock which is not owned by V&S or its affiliates or associates.  The merger proposal was accompanied by a draft merger agreement.  MNAT informed Lazard that the special committee would promptly retain a financial advisor and respond to the V&S merger proposal in due course.  Absolut filed its HSR Act pre-merger notification with respect to its proposed purchase of Angostura’s controlling stake in Cruzan with the Federal Trade Commission on the same day.

On July 5, 2005, Angostura filed its own HSR Act pre-merger notification with respect to its proposed sale of its controlling stake in Cruzan with the Federal Trade Commission.

During the week of July 11, 2005, the special committee interviewed three financial advisors.

On July 15, 2005, Absolut received notice of early termination with respect to its HSR Act filing.

On July 26, 2005, the special committee engaged Houlihan Lokey to act as its financial advisor and, if requested by the special committee, to provide a fairness opinion to the special committee and the Cruzan board of directors.  The special committee selected Houlihan Lokey because of Houlihan Lokey’s expertise in the industry and familiarity with Cruzan as a result of being retained by a prior special committee consisting of the same two committee members to render fairness opinions with respect to (i) Angostura’s purchase of $10 million of newly-issued shares of Cruzan common stock in August 2004 and (ii) two potential joint ventures among Cruzan, Angostura and members of Cruzan’s senior management that Cruzan had previously contemplated in 2003.  The special committee considered two other financial advisors in addition to Houlihan Lokey.

On August 16, 2005, the special committee met with MNAT and Houlihan Lokey.  Houlihan Lokey provided the special committee with its preliminary analysis of the $28.37 per share price proposed by V&S to acquire the shares held by the company’s minority public stockholders.  Houlihan Lokey reviewed with the special committee each valuation methodology it had used, including a market multiple approach, a comparable transaction approach and a discounted cash flow approach based on projections assuming that V&S did not acquire a controlling stake in Cruzan and assuming V&S did acquire a controlling stake in Cruzan.  Houlihan Lokey’s analyses based on projections which assumed that V&S did not acquire a controlling stake in Cruzan yielded a concluded value range of $22.86 to $27.01 per share.  The discounted cash flow analysis based on projections which assumed that V&S did acquire a controlling stake in Cruzan and Cruzan was able to expand its international presence through an expanded distribution network, yielded a valuation range of $27.86 to $34.19 per share.  The special committee tentatively determined to demand that V&S increase the merger price to $30.00 per share.  The special committee concluded that it would discuss the merger proposal and Houlihan Lokey’s analysis with its consultant, Edward F. McDonnell, before responding to the V&S proposal.

On August 17, 2005, the special committee conferred with Edward F. McDonnell and MNAT.  Mr. McDonnell advised the special committee, based upon his industry experience, that V&S would like to diversify and add a rum brand to its portfolio, that V&S was the most likely buyer for the whole company, that V&S was the one buyer in the industry likely to pay the highest price, and that the committee’s proposed $30.00 price demand was reasonable.

The special committee and its advisors participated in a telephonic meeting with V&S and its advisors on August 19, 2005.  On the call, Leonard G. Rogers informed V&S, on behalf of the special committee, that a price of $30.00 per share for Cruzan’s minority stockholders would increase the likelihood that the required two-thirds vote on the merger would be obtained and was justified by the committee’s views on valuation.  V&S informed the special committee that it would consider the special committee’s demand and would respond in a few days.

On August 22, 2005, V&S delivered a letter to the special committee formally rejecting the special committee’s counterproposal and reiterating its view that the proposed price to the minority Cruzan stockholders was fair.  In support of its position, V&S informed the special committee that the offer price of $28.37 reflected a 102% premium over the closing price of $14.05 on June 3, 2005, the last trading day prior to the announcement of the stock purchase agreement between Angostura and V&S.  V&S also stated that the price included a substantial control premium. V&S also pointed out in the letter that the minority Cruzan stockholders were being offered the same price per share as V&S had agreed to pay to Angostura without bearing the same indemnification obligations and other risks that Angostura is subject to through the stock purchase agreement it entered into with V&S.  A telephonic meeting was convened for later that same afternoon between the special committee and its advisors and V&S and its advisors.  V&S again communicated directly to the special committee its position regarding the fairness of the $28.37 per share price.  The special committee informed V&S that it would discuss V&S’s response with its legal and financial advisors.

After the telephonic meeting with V&S and its advisors, the special committee met with MNAT.  The special committee discussed V&S’s rejection of the special committee’s counterproposal.  The special committee then discussed the treatment of the unvested options in the proposed merger agreement.  The special committee members concluded that before they made a final decision on the proposed $28.37 per share merger consideration to be paid to the minority Cruzan stockholders, they wanted to determine whether V&S was considering a change in its prior position that it would not cash-out the unvested options.  MNAT agreed to contact McDermott to determine whether V&S was prepared to cash-out the unvested options.  The special committee determined that if V&S was reconsidering its position with respect to the unvested options, the special committee intended to negotiate with V&S to obtain such additional consideration for the minority Cruzan stockholders.

On August 23, 2005, MNAT, on behalf of the special committee, contacted McDermott and inquired as to whether V&S intended to pay management any additional consideration for their unvested stock options as management had requested.  Under the draft merger agreement as proposed by V&S, unvested stock options were to be replaced with an incentive plan to be determined by the board of directors of the surviving corporation following the closing of the merger.  MNAT advised McDermott that if V&S intended to pay additional consideration for the unvested options, the special committee would negotiate with V&S on behalf of the minority Cruzan stockholders to instead increase the per share merger price to be paid to the minority Cruzan stockholders by that amount.  McDermott responded that V&S’s position remained as stated in the draft merger agreement.  MNAT, on behalf of the special committee, also asked whether V&S had completed its due diligence, whether such due diligence uncovered any information that V&S might later rely on to terminate the Angostura stock purchase agreement, and whether V&S intended to waive the condition to the closing of such stock purchase that Cruzan’s board of directors approve such transaction.

On August 24, 2005, V&S, through McDermott, informed the special committee, through MNAT, that, subject to the satisfactory completion of its due diligence, which remained ongoing, it was prepared to close the stock purchase agreement with Angostura regardless of the status of discussions with the special committee.

On August 29, 2005, representatives of McDermott and MNAT convened a telephonic meeting to continue to negotiate basic issues with respect to the draft merger agreement, including whether the special committee could draft a response to the V&S merger proposal on the assumption, contrary to the V&S proposal’s assumption, that V&S would have purchased the Angostura shares prior to the execution of the merger agreement and that V&S would not require prior approval of that stock purchase by the Cruzan board.  Discussions between McDermott and MNAT concerning these issues took place for the next two days.  On August 31, McDermott informed MNAT that the closing of the stock purchase agreement with Angostura had been scheduled for September 26, 2005 in Trinidad.

On August 31, 2005, the special committee met with MNAT and Houlihan Lokey.  MNAT informed the special committee that McDermott had confirmed that, subject to the satisfactory completion of its due diligence, V&S was prepared to purchase the Angostura shares on September 26, 2005, and that V&S’s position with respect to the unvested options remained as stated in the draft merger agreement.  Houlihan Lokey presented its updated valuation analysis.  Houlihan Lokey’s valuation analysis had been updated to (1) factor in an appropriate control premium (10%) to be added to the implied equity value resulting from the market multiple approach to adjust for the minority discount inherent in stock market prices for minority shares, (2) factor in existing vested in-the-money stock options which had been excluded from Houlihan Lokey’s prior preliminary analysis and (3) take into account a $1.25 million dividend tax liability relating to Cruzan’s restructuring of its ownership of a Barbados subsidiary.  These adjustments, collectively, did not alter the fact that the preliminary concluded value range remained below the offer price of $28.37.  Accordingly, Houlihan Lokey advised the special committee that in its opinion the $28.37 per share merger price was fair, from a financial point of view, to Cruzan’s minority stockholders.  Based on Houlihan Lokey’s analysis, the committee’s own views with respect to Cruzan and its prospects and the firm position of V&S that it would not increase the merger price, the members of the special committee determined to accept the proposed merger price of $28.37 per share subject to the negotiation of an acceptable definitive merger agreement and the receipt of Houlihan Lokey’s written fairness opinion.

On September 1, 2005, MNAT advised McDermott that the special committee had met and had agreed to move forward in negotiating a definitive merger agreement with V&S on the basis of a price of $28.37 per share and that a formal letter from the special committee to that effect would follow.

On September 6, 2005, V&S received a letter from the special committee indicating that the special committee was prepared to recommend approval of the V&S merger proposal subject to negotiation of the definitive merger agreement and other conditions.

On September 8, 2005, MNAT, on behalf of the special committee, submitted a mark-up of V&S’s proposed merger agreement to McDermott that took the approach to the basic issues relating to (1) the independence of the stock purchase agreement and the merger agreement, (2) the prior approval of the stock purchase agreement by the Cruzan board and (3) the unvested options, that had been agreed to by V&S.

Negotiations relating to the terms of the merger agreement continued over the next several weeks.  On September 22, 2005, the special committee met with MNAT for an update on the merger agreement negotiations.

On September 26, 2005, Absolut completed its acquisition of a controlling interest in Cruzan from Angostura pursuant to the stock purchase agreement.  Absolut purchased all 4,294,583 shares of Cruzan’s common stock beneficially owned by Angostura, which represents approximately 63.6% of Cruzan’s outstanding common stock, for an aggregate consideration of approximately $121.8 million, or $28.37 per share.  Upon completion of this stock purchase transaction, Angostura became obligated, under the terms of its letter agreement with Messrs. Valdes, Maltby and Shashoua described above, to pay $9 million in the aggregate to these Cruzan executive officers.  As described above, as of the date of this proxy statement, Angostura has not yet made this payment.

The special committee met by telephone with MNAT daily from September 26, 2005 through September 29, 2005 for updates regarding the merger agreement negotiations.  At the September 27, 2005 meeting, Houlihan Lokey confirmed its opinion, subject to its review of the definitive merger agreement, that the $28.37 per share merger price was fair, from a financial point of view, to the minority public stockholders.  At the September 28, 2005 meeting, the special committee approved the merger agreement in the form presented at that meeting.  The Cruzan board of directors also approved that merger agreement.  Prior to the execution of that agreement, Absolut raised some additional issues relating to the timing of the effectiveness of the appointment of Absolut’s designees to Cruzan’s board of directors, the mechanics of the filing of a Schedule 14f-1 relating to the changes on Cruzan’s board of directors and the conduct of Cruzan’s business prior to the effectiveness of the appointment of Absolut’s representatives on the Cruzan board of directors.  On September 28 and 29, 2005, MNAT and McDermott negotiated changes to the merger agreement relating to these issues.  At the September 29, 2005 meeting, MNAT confirmed that Houlihan Lokey had reviewed the definitive merger agreement and had confirmed its opinion that the $28.37 merger price was fair, from a financial point of view, to the minority public stockholders.  At this same meeting, Houlihan also delivered a report, dated September 28, 2005, to the special committee which supported its fairness opinion.  Houlihan Lokey’s valuation analysis had been revised from that presented on August 31, 2005 to exclude the impact of the $1.25 million dividend tax liability relating to Cruzan’s restructuring of its ownership of a Barbados subsidiary as the liability would only be applicable upon Cruzan no longer being publicly held.  This adjustment did not alter the fact that the concluded value range remained below the offer price of $28.37.  The substance of this report is summarized below in “Opinion of Houlihan Lokey.”   The special committee unanimously determined that the merger agreement and the merger are advisable, fair to, and in the best interests of, the company and its minority public stockholders; recommended that Cruzan’s board of directors approve the merger agreement and the merger; recommended that the Cruzan board of directors recommend to the stockholders of the company that they vote to approve the merger and adopt and approve the merger agreement; and recommended that the stockholders of the company vote to approve the merger and adopt and approve the merger agreement.

On the same date, Cruzan’s board of directors unanimously (i) approved the merger agreement and the merger, (ii) determined the terms of the merger are fair to and in the best interests of Cruzan’s stockholders other than Absolut and its affiliates, (iii) recommended that Cruzan’s stockholders approve the merger and adopt and approve the merger agreement, and (iv) declared that the merger agreement is advisable.  On September 30, 2005, Cruzan, Absolut and Merger Sub executed the merger agreement.

Prior to the company’s entry into the merger agreement, Jay S. Maltby, Thomas A. Valdes, D. Chris Mitchell, Joseph R. Cook and Michael E. Carballo resigned as directors of Cruzan effective as of the time of execution of the merger agreement.  Prior to such resignations, the board of directors (other than the members of the special committee) appointed Mats Andersson, Ola Salmén, Ketil Eriksen and Lisa Derman, each nominated by Absolut, to Cruzan’s board of directors, to fill the vacancies created by such resignations, with such appointments to take effect as of 9:00 a.m. on October 11, 2005.  As a condition to the closing of the proposed merger, Leonard G. Rogers, Donald L. Kasun and Edward F. McDonnell are required to tender their resignations from Cruzan’s board of directors, effective upon the closing of the proposed merger.

As described below in “Opinion of Houlihan Lokey,” Houlihan Lokey valued the company based in part on two sets of financial projections provided by the company’s management – one set based on the assumption that V&S acquired its controlling stake in the company from Angostura, referred to as the “Synergistic Projections” in the “Opinion of Houlihan Lokey” section below, and the other set based on the assumption that V&S did not complete its purchase of a controlling stake from Angostura.  When Houlihan Lokey originally provided its estimated range of values to the special committee, however, it did not provide a valuation range that reflected the Synergistic Projections because V&S’s acquisition of Angostura’s controlling stake had not at that time been completed.  On November 29, 2005, the full board convened a brief informational meeting by telephone at which Houlihan Lokey formally updated its September 28, 2005 report to the special committee to provide updated valuation ranges under the market multiple and discounted cash flow valuation methodologies which reflected the Synergistic Projections, the substance of which is included below in the section entitled “Opinion of Houlihan Lokey.”  Houlihan Lokey confirmed that these updated valuation ranges did not affect Houlihan Lokey’s opinion that the $28.37 merger consideration was fair to the minority stockholders from a financial point of view.

On January 18, 2006, the current board of directors convened a telephonic board meeting attended by all of the directors except Ketil Eriksen, who was unable to attend.  At this meeting, the board of directors discussed the actions taken by the board of directors at the September 29, 2005 board meeting and determined that it was appropriate, given the change in the board of directors on October 11, 2005, to affirm both the prior board’s determination with respect to the fairness of the terms of the merger to Cruzan’s stockholders other than Absolut and its affiliates and the prior board’s recommendation to Cruzan’s stockholders to approve the merger and adopt and approve the merger agreement.

Reasons for the Merger

Cruzan’s Reasons for the Merger

Cruzan’s board of directors believes that the merger provides an opportunity for its unaffiliated stockholders to realize the same value from their investment that Cruzan’s former controlling stockholder, Angostura, was recently able to realize through a private sale of its own investment to Absolut.  Cruzan’s special committee also considered additional reasons for recommending the merger as set forth below under “Recommendation of the Special Committee and the Board of Directors.”

V&S’s, Absolut’s and Merger Sub’s Reasons for the Merger

V&S, Absolut and Merger Sub are proposing the merger with Cruzan at this time for the following reasons:

•                                        The completion of the merger will consolidate ownership of Cruzan under V&S and Absolut;

•                                        The completion of the merger would eliminate the substantial legal, accounting and regulatory compliance efforts and expenses associated with being a publicly traded company, including those arising under the Sarbanes-Oxley Act of 2002, which expenses Cruzan estimates to average approximately $1.0 million per year;

•                                        The completion of the merger would allow Absolut to utilize Cruzan’s accumulated tax loss carryforwards to offset Absolut taxable income in future years and reduce Absolut’s tax liability.  As of September 30, 2005, Cruzan had accumulated approximately $25.3 million in tax loss carryforwards.  Absolut is limited under U.S. federal tax law with respect to the amount of Cruzan tax loss carryforwards that it can use to offset Absolut taxable income in any one tax year.  V&S, Absolut and Cruzan currently estimate that Absolut will be limited to using approximately $8 million per year in Cruzan’s accumulated tax loss carryforwards; however, because of certain U.S. federal tax laws, this amount may be reduced or even eliminated if the merger does not close by March 26, 2006.

Effects of the Merger

Effects of the Merger on Cruzan’s Unaffiliated Stockholders

If the merger is completed, Cruzan’s unaffiliated stockholders will be entitled to receive the merger consideration in cash.  The receipt of cash in exchange for shares pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may be taxable for state and local purposes.  See “– Material U.S. Federal Income Tax Consequences of the Merger.”  After the effective time of the merger, there will be no further registration of transfers of outstanding shares of our common stock. See “The Merger Agreement.”

Effects of the Merger on Cruzan

If the merger is completed, Cruzan will remove its common stock from listing on the American Stock Exchange, such stock will no longer be publicly traded on any exchange or market system, and the registration of Cruzan common stock under the Exchange Act will be terminated.  As described under “—Reasons for the Merger” above, V&S, Absolut and Merger Sub believe that taking Cruzan private would have the benefit of eliminating the substantial compliance efforts and expenses associated with being a publicly traded company, which expenses Cruzan estimates at approximately $1.0 million per year.

Effects of the Merger on V&S and Absolut

If the merger is completed, Cruzan will become a wholly-owned subsidiary of Absolut and an indirect wholly-owned subsidiary of V&S.  In addition, as discussed above in “—Reasons for the Merger,” the completion of the merger would allow Absolut to utilize Cruzan’s accumulated tax loss carryforwards to offset Absolut taxable income in future years and reduce Absolut’s tax liability.  This effect may be reduced or effectively eliminated under the U.S. federal tax laws if the merger does not close by March 26, 2006.

Effects of the Merger on Merger Sub

If the merger is completed, Merger Sub will not survive, and each issued and outstanding share of Merger Sub’s common stock will be converted into one fully paid and non-assessable share of a surviving corporation which will be a wholly-owned subsidiary of Absolut and an indirect wholly-owned subsidiary of V&S.

Interests of Executive Officers, Members of the Special Committee and Members of the Board of Directors in the Merger

In considering the recommendation of the special committee and our board of directors to vote for the proposal to approve the merger and adopt and approve the merger agreement, you should be aware that all of our executive officers, the five members of Cruzan’s board of directors who resigned on September 30, 2005, each member of the special committee and each current member of our board of directors have personal interests in the merger that are, or may be, different from, or in addition to, your interests.  These personal interests are described in greater detail below.

Affiliation with V&S and Absolut

Four of our seven board members – Ola Salmen, Ketil Eriksen, Mats Andersson and Lisa Derman – are employed by V&S or Absolut and are deemed to be “affiliates” of V&S and Absolut. Because V&S and Absolut own a majority of our outstanding common stock and control the majority of our board seats, each of our executive officers is also deemed to be an “affiliate” of V&S and Absolut.

Severance Provisions of Executive Officer Employment Agreements

We entered into employment agreements with Thomas A. Valdes, Ezra Shashoua, D. Chris Mitchell, Ousik Yu and Jay Maltby on June 17, 2003 that provide that if any of these executives is terminated by us without “Cause,” or by the executive for “Good Reason,” then we will be obligated to continue to pay such executive his base salary, his base guaranteed bonus and to continue to permit such executive to participate in and receive the benefits offered under our employee benefit plans or arrangements for the greater of (i) one year from the date of termination, or (ii) the remainder of the term of employment under such executive’s employment agreement.  Mr. Valdes’ term of employment ends on September 30, 2008.  Mr. Shashoua’s term of employment ends on June 30, 2008.  Mr. Mitchell’s term of employment ends on December 31, 2008.  Mr. Yu’s term of employment ends on December 31, 2007.  Mr. Maltby’s term of employment ends on June 30, 2009.  “Good Reason” is defined in the employment agreements to include (i) diminution of duties, (ii) reduction of salary or benefits (unless such reduction is applicable to all executive officers equally), or (iii) relocation of our headquarters outside of Palm Beach County or Broward County, Florida.  “Cause” is defined in the employment agreements to include (i) an executive being convicted of a felony which, in the exclusive determination of our board of directors, would have a material adverse effect on our business, our reputation or on such executive’s ability to perform his employment duties, (ii) the executive’s gross misconduct resulting in material harm to us, our business or our reputation, (iii) the executive willfully misappropriating our assets or otherwise willfully defrauding us, including by way of theft, embezzlement or breach of a fiduciary duty involving the executive’s personal profit, or (iv) the executive intentionally failing to perform his employment duties.

Additional severance payments are payable if, within one year following a “Change of Control,” an executive’s employment is terminated without Cause or for Good Reason within the two-year period immediately preceding the end of the executive’s term.  Such severance payments would be equal to (i) two times the executive’s base salary plus two times the executive’s base bonus and employee benefits, less (ii) the amounts otherwise payable in connection with a without “Cause” or “Good Reason” termination, as described in the preceding paragraph.

Under the executive employment agreements, a “Change of Control” took place on September 26, 2005 when Absolut completed the purchase of its controlling equity stake in Cruzan from Angostura.

In the event Mr. Yu was terminated by us after December 31, 2005 but prior to September 26, 2006, he would be entitled to receive additional “Change of Control” related severance from us in an amount up to $227,866.

In the event Mr. Shashoua was terminated by us after June 30, 2006, but prior to September 26, 2006, he would be entitled to receive additional “Change of Control” related severance from us in an amount up to $103,289.

As the applicable “two year periods” in the employment agreements of Messrs. Valdes, Mitchell and Maltby do not begin to run until after the one-year anniversary of the “Change of Control,” these executives will not be entitled to any additional “Change of Control” related severance payments upon termination.

Treatment of Outstanding Stock Options

An aggregate of 677,500 shares of our common stock are subject to stock options granted to our executive officers and directors under various stock option plans, and all of these options have exercise prices below $28.37 per share. Messrs. Maltby, Valdes, Mitchell, Shashoua, Yu and McDonnell hold vested in-the-money options exercisable for 125,000, 107,500, 54,374, 20,000, 59,374 and 60,000 shares of our common stock, respectively.  In the merger, each outstanding vested option to purchase our common stock will be converted into the right to receive a cash payment equal to the excess of the $28.37 per share merger consideration over the per share exercise price, multiplied by the number of shares of our common stock subject to the vested option.  If the merger is completed, our executive officers and directors will receive total cash payments of $8,137,495, in respect of vested stock options, including $2,413,525, $2,067,838, $1,049,951, $296,550, $1,151,181 and $1,158,450 to Messrs. Maltby, Valdes, Mitchell, Shashoua, Yu and McDonnell, respectively.

Inability to Terminate Supplemental Executive Retirement Plan Without Consent

During fiscal 2004, we implemented a defined benefit supplemental executive retirement plan (“SERP”) for Jay Maltby, Thomas A. Valdes, Ezra Shashoua, D. Chris Mitchell, Ousik Yu and three other non-executive officers. The SERP is a nonqualified deferred compensation plan providing life insurance protection during employment and subsequent retirement benefits. The SERP replaced the Company’s Executive Nonqualified Deferred Compensation Program, which was cancelled during fiscal 2004.

For each of the executives, upon the termination of the executive’s employment after attainment of age 65, we will pay the executive a monthly retirement benefit over a period of 15 years.  Retirement prior to age 65 with our consent shall result in a reduced retirement benefit based on years of service.  In the event the executive becomes permanently and totally disabled while in our employ, we will pay the executive a monthly disability benefit over a period of five years in an amount equal to the monthly retirement benefit pro rated over a five-year vesting period, with full vesting on February 20, 2009.  In the event of the death of the executive prior to retirement, the executive’s beneficiary is entitled to receive a death benefit.

In the event of cessation of employment with us for any reason other than death, disability or retirement, the executive will not be entitled to benefits under the SERP.  In addition, the executive will forfeit all rights to benefits under the SERP if the executive engages in competition with us during the two years following cessation of employment with us.

Under the terms of the SERP, unless the executive is terminated for cause, we may not terminate the SERP without the executive’s consent beginning nine months before a “Change of Control.”  Under the SERP, a “Change of Control” took place on September 26, 2005, when Absolut completed the purchase of its controlling equity stake in Cruzan from Angostura.

Continued Indemnification, Advancement of Expenses and D&O Insurance Coverage

The terms of the merger agreement provide for continued indemnification and advancement of expenses for our executive officers, the members of the special committee, Edward F. McDonnell and the five members of our board of directors who resigned on September 30, 2005, as well as an additional six years of directors and officers liability insurance coverage.  See “THE MERGER AGREEMENT – Indemnification of Directors and Officers; Advancement of Expenses and Insurance.”

Recommendation of the Special Committee and the Board of Directors

At a meeting of the special committee held on September 29, 2005, and at a separate meeting of the board of directors held on the same date, the special committee and the board of directors as constituted on that date (for purposes of this section, the “prior board of directors”) both separately by unanimous vote:

•              approved the merger agreement and the merger;

•              determined that the terms of the merger are fair to and in the best interests of our stockholders other than Absolut and its affiliates;

•              recommended that our stockholders approve the merger and adopt and approve the merger agreement; and

•              declared that the merger agreement is advisable.

Subsequent to the prior board of directors’ September 29, 2005 meeting, five members of the prior board of directors resigned effective upon the execution of the merger agreement. Prior to resigning, however, these directors and Edward F. McDonnell appointed four new directors designated by Absolut. These four new directors took their seats on the Cruzan board on October 11, 2005.  The board of directors as constituted as of October 11, 2005 is referred to in this section as the “current board of directors.” At a telephonic board meeting on January 18, 2006 attended by all of the Cruzan directors except for Ketil Eriksen (who was unable to attend), the current board of directors affirmed both the prior board of directors’ determination that the terms of the merger are fair to Cruzan’s stockholders other than Absolut and its affiliates and the prior board of directors’ recommendation to Cruzan’s stockholders to approve the merger and adopt and approve the merger agreement.

The material factors considered by the prior board of directors and by the members of the special committee in making the approval, determination, recommendation and declaration set forth above were as follows:

•              the presentation of and opinion delivered by Houlihan Lokey that the $28.37 per share cash consideration to be received by our minority public stockholders in the merger was fair, from a financial point of view, to our minority public stockholders.  The special committee concluded that the valuation analyses performed by Houlihan Lokey supported the special committee’s conclusion that the merger is fair to, advisable and in the best interests of our stockholders.  A summary of Houlihan Lokey’s report dated September 28, 2005, as updated on November 29, 2005 is described under “- Opinion of Houlihan Lokey,” and the written opinion of Houlihan Lokey dated September 29, 2005 is included as Annex B to this proxy statement;

•              the fact that the merger consideration is all cash, which provides certainty of value to all of our stockholders;

•              the opinion of Edward F. McDonnell, consultant to the special committee, that V&S was the most likely buyer of Cruzan and the one most likely to pay the highest price;

•              the relationship between the $28.37 price per share to be paid pursuant to the merger and the recent and historical market prices of our common stock. The special committee deliberated over the $28.37 merger consideration and considered information presented by Houlihan Lokey with respect to the fact that the $28.37 cash consideration was above the then current market price for our common stock. In its presentation to the special committee, Houlihan Lokey noted that on June 3, 2005 the $28.37 merger price represented a premium of 102% to Cruzan’s market price of $14.05 per share.  Houlihan Lokey advised the special committee that because of Cruzan’s small public float, small trading volume and lack of analyst coverage and because Cruzan has few institutional investors, its market trading price prior to the announcement of V&S’s purchase of the Angostura block of Cruzan stock did not necessarily provide an accurate indication of value; and

•              the fact that Absolut paid the same price per share to Angostura for its controlling stake in Cruzan.

The special committee understood that Absolut intended to operate Cruzan as a going concern if it successfully completed the merger.  Neither the prior board of directors nor the special committee considered, and the special committee did not request from Houlihan Lokey that it attempt to determine, the estimated liquidation value of Cruzan.  Neither the special committee nor Houlihan Lokey deemed the liquidation approach relevant for purposes of determining the fair value of Cruzan as a going concern.  The special committee noted that the merger consideration of $28.37 per share represented a substantial premium to Cruzan’s net book value per share as of June 30, 2005, which was $12.44.  In addition, the special committee was not able to compare the merger consideration proposed to be paid with any prior firm offers for Cruzan’s stock by unaffiliated persons because Cruzan had not previously received any such firm offers.

In addition to the factors contributing to the prior board of directors’ and special committee’s determination of substantive fairness described above, the prior board of directors, including the members of the special committee, believed that the merger was procedurally fair because, among other things:

•                                          A special committee of the board of directors, composed of members with no affiliation with Cruzan, Cruzan’s management, Angostura or V&S/Absolut was appointed to represent the interests of holders of Cruzan’s common stock other than V&S/Absolut and its affiliates, and the special committee, with the assistance of its own experienced legal counsel, devoted substantial time and effort in evaluating and negotiating the terms and conditions of the merger agreement;

•                                          The merger agreement requires that the merger agreement and the merger be approved by the holders of at least two-thirds of Cruzan’s outstanding stock which is not “owned” (as defined in Section 203 of the DGCL) by V&S or its “affiliates” or “associates;” (as defined in Section 203 of the DGCL); and

•                                          Cruzan’s stockholders have appraisal rights under Delaware law.

In light of the factors set forth above, and the fact that the use of a special committee of independent directors is a well recognized procedural device to ensure fairness in transactions of this type, the prior board of directors believed that it was not necessary to the procedural fairness of this transaction that a majority of the directors who are not employees of Cruzan retain an additional unaffiliated representative, other than the special committee, to act solely on behalf of Cruzan’s unaffiliated stockholders in connection with the merger.

While the special committee and the prior board of directors considered each of the factors discussed above, neither the special committee nor the prior board of directors quantified or otherwise attached any particular weight to such factors in reaching their respective determinations.

Cruzan believes that all of the executive officers and directors who own shares of our common stock intend to vote “FOR” approval of the merger, however, the shares owned by Cruzan’s executive officers, which reflect approximately 0.7% of Cruzan’s outstanding common stock, will be excluded in determining whether the requirement in the merger agreement that the holders of at least two-thirds of Cruzan’s outstanding stock which is not “owned” (as defined in Section 203 of the DGCL) by V&S or its “affiliates” or “associates” (as defined in Section 203 of the DGCL) approve the merger agreement and the merger has been met.  See “SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER BENEFICIAL OWNERS.”  The fairness opinion of Houlihan Lokey speaks to the fairness of the merger consideration of $28.37 per share to Cruzan’s “minority public stockholders.” This group would include Cruzan’s executive officers.  The special committee was aware that Cruzan’s executive officers were due to receive a $9 million payment from Angostura in connection with Angostura’s prior sale of its own Cruzan stock to Absolut, but the special committee understood that such payment was not contingent upon the completion of the merger, and therefore the special committee did not consider such payment in connection with its recommendation in connection with the merger.  Given the fact that the Cruzan executive officers were due to receive the same merger consideration for their shares as the unaffiliated stockholders, and the special committee’s belief that Houlihan Lokey’s opinion did not consider the additional payments to some of those affiliates, or other interests of such affiliates, as merger consideration, the special committee and the prior board of directors believed that the merger was also fair to Cruzan’s unaffiliated stockholders alone.

The special committee and the prior board of directors considered the scope of the Houlihan Lokey fairness opinion to be consistent with these determinations.

The current board of directors did not undertake its own formal evaluation of the fairness of the merger to Cruzan’s unaffiliated stockholders and has relied on the evaluation performed by the special committee and the prior board of directors.  The current board of directors considered the same factors considered by the prior board of directors and the special committee, as described above, and have adopted the conclusion, and the analysis underlying such conclusion, based upon its view as to the reasonableness of that analysis.

Opinion of Houlihan Lokey

The special committee retained Houlihan Lokey as its financial advisor to advise the special committee and to render an opinion as to whether the $28.37 per share cash consideration to be received in the merger is fair to the minority stockholders from a financial point of view. At the September 29, 2005 Cruzan board meeting, based on and subject to the matters described in the fairness opinion, Houlihan Lokey rendered its opinion that, as of that date, the consideration to be received by the minority stockholders in connection with the merger was fair to the minority stockholders from a financial point of view.  At a subsequent Cruzan board meeting held on November 29, 2005, Houlihan Lokey formally provided, for the Cruzan board’s information, valuation indications for each of the valuation approaches described below which reflected management’s projected increase in Cruzan value that would likely result from V&S’s acquisition of a controlling stake in Cruzan on September 26, 2005 (the “Synergistic Projections”).  Prior to September 26, 2005, Houlihan Lokey had previously provided the special committee its estimate of the value of the company under the discounted cash flow approach assuming the Synergistic Projections, but Houlihan Lokey had not formally provided the special committee with an updated valuation range based on such Synergistic Projections.

The following is a summary of the material terms of Houlihan Lokey’s fairness opinion.  The full text of the fairness opinion is attached as Annex B to this proxy statement and contains additional information relating to such fairness opinion, including additional information relating to the assumptions made, procedures followed, matters considered and limits on Houlihan Lokey’s review and analysis.  Houlihan Lokey has consented to Cruzan’s use of its opinion in this proxy statement.

On July 26, 2005, the special committee engaged Houlihan Lokey to act as its financial advisor and, if requested by the special committee, to provide a fairness opinion to the special committee and the Cruzan board of directors.  The special committee selected Houlihan Lokey because of Houlihan Lokey’s expertise in the industry and, as described further below, familiarity with Cruzan as a result of being retained by a prior special committee consisting of the same two committee members to render fairness opinions with respect to (i) Angostura’s purchase of $10 million of newly-issued shares of Cruzan common stock in August 2004 and (ii) two potential joint ventures among Cruzan, Angostura and members of Cruzan’s senior management that Cruzan had previously contemplated in 2003.  The special committee considered two other financial advisors in addition to Houlihan Lokey.

During the past two years, Houlihan Lokey was engaged by a prior special committee consisting of the same two committee members to render a fairness opinion with respect to Angostura’s purchase of $10 million of newly-issued shares of Cruzan common stock.  Houlihan Lokey received a fee of $200,000 for its work on that transaction, along with reimbursed out-of-pocket expenses.  In addition, during the past two years, Houlihan Lokey was engaged by that prior special committee to render fairness opinions for two joint ventures Cruzan was contemplating.  The first involved the possible transfer by Cruzan of the rights to the Cruzan trade name for certain countries into a joint venture with Cruzan Holdings, a wholly-owned subsidiary of CL Financial, an affiliate of Angostura.  The second involved the possible transfer of rights to the Cruzan trade name for other countries into a second joint venture involving Cruzan Holdings and V&S.  Neither of these joint ventures was consummated and Houlihan Lokey rendered no fairness opinions concerning either.  Houlihan Lokey received a fee of $130,000 for work provided on those two possible transactions, along with reimbursed out-of-pocket expenses.

Houlihan Lokey’s fairness opinion is directed only to the fairness, from a financial point of view, of the consideration to be received by the minority stockholders in the merger and is not intended to constitute and does not constitute a recommendation as to how any stockholder should vote with respect to the merger or as to any other matters relating to the merger.  The special committee did not put any limitations on Houlihan Lokey or its investigations or procedures.  Houlihan Lokey was not requested to, and did not, initiate any discussions with third parties with respect to a possible acquisition of the company.

In rendering the fairness opinion, among other things, Houlihan Lokey did the following:

•              reviewed the company’s annual reports to shareholders on Form 10-K for the fiscal years ended September 30, 2002, September 30, 2003, and September 30, 2004, and quarterly reports on Form 10-Q for the quarters ended December 31, 2004, March 31, 2005, and June 30, 2005, which the company’s management had identified as being the most current financial statements then available;

•              spoke with certain members of the management of the company regarding the operations, financial condition and prospects of the company and regarding the merger;

•              visited the business offices of the company in West Palm Beach, Florida;

•              reviewed the merger agreement;

•              reviewed the stock purchase agreement;

•              reviewed the distribution agreement dated October 10, 2003 between the company and V&S;

•              reviewed a services license agreement and a product license agreement, each dated January 31, 2005, between the company, Virgin Islands Rum Industries, Ltd., and Cruz Land, Ltd.;

•              reviewed a proposed marketing service agreement between the company and the Government of the U.S. Virgin Islands, Department of Property and Procurement;

•              reviewed a production agreement between the company and Wilson Daniels, Ltd., a licensed Seagrams Vodka bottler;

•              reviewed two financial projection models for the company provided by management which detail the expected financial performance of the company for fiscal years ended September 30, 2005 through September 30, 2009, one as if V&S did not have a controlling stake in the company and the Synergistic Projections, which assumed that the company was able to expand its international presence through an expanded distribution network, resulting in incremental profits that would not occur in the projections that assumed V&S did not have control of the company;

•              reviewed the historical market prices and trading volume for the company’s publicly traded securities for the past three years and those of certain publicly traded companies which were deemed relevant;

•              reviewed certain other publicly available financial data for certain companies that were deemed relevant and publicly available transaction prices and premiums paid in other transactions that were deemed relevant for companies in related industries; and

•              conducted such other financial studies, analyses and inquiries as deemed appropriate.

Houlihan Lokey used several analyses in connection with providing the fairness opinion. Each analysis provides an indication of the company’s per share equity value in order to assess the fairness from a financial point of view of the consideration to be received by the minority stockholders.  Houlihan Lokey utilized each of the following analyses, based upon its view that each is appropriate and reflective of generally accepted valuation analyses given the company’s trading volume relative to total shares outstanding, the accessibility of comparable publicly traded companies, the availability of forecasts from management of the company, and the available information regarding transactions that Houlihan Lokey deemed similar to the merger:

•              a public market pricing and premiums analysis based upon the company’s closing sale price as of June 3, 2005, the last trading date prior to the announcement of the stock purchase agreement;

•              a comparable public company analysis whereby the company’s projected 2006 fiscal year and 2007 fiscal year revenues and earnings before interest, taxes, depreciation and amortization (“EBITDA”), considering both the financial projections that assumed that V&S did not have a controlling stake in the company and the Synergistic Projections, were multiplied by risk adjusted multiples based upon a comparison of the company and comparable public companies;

•              a discounted cash flow analysis whereby the company’s projected cash flows, considering both the financial projections that assumed that V&S did not have a controlling stake in the company and the Synergistic Projections, were discounted to determine the company’s enterprise value; and

•              a comparable transaction analysis whereby the company’s latest twelve months revenues as of June 30, 2005, were multiplied by risk adjusted multiples based upon a comparison of the company and the targets in certain comparable transactions.

Public Market Pricing Analysis.  Houlihan Lokey reviewed the historical market prices and trading volume for the company’s publicly traded common stock and reviewed publicly available analyst reports, news articles, and press releases related to the company.  Houlihan Lokey analyzed the company’s closing sale price of $14.05 for common stock as of June 3, 2005. In addition, Houlihan Lokey reviewed the company’s closing sale prices for common stock on a 30-day and 60-day average basis as of June 3, 2005, which were $13.78 and $13.43, respectively.  Houlihan Lokey also considered the company’s 52-week high, 52-week low, and the average closing sale prices during the 52 weeks prior to June 3, 2005, with such pricing ranging from $11.80 to $14.16 per share.

Market Multiple Analysis.  Houlihan Lokey reviewed certain financial information of publicly traded companies it deemed comparable to the company.  The comparable companies included: Brown-Forman Corp., Constellation Brands, Inc., Corby Distilleries Ltd., Davide Campari Milano S.p.A., Diageo PLC, Pernod Ricard S.A., Remy Cointreau S.A. and MGP Ingredients, Inc.  No company used in the market multiple analysis was determined to be directly comparable to the company.  Accordingly, Houlihan Lokey performed this analysis to understand the range of multiples of revenue and EBITDA of these companies based upon market prices.  Houlihan Lokey calculated certain financial ratios of these companies based on the most recent publicly available information, including multiples of:

•              “enterprise value” (that is, the equity value of the company plus all interest-bearing debt and less cash and cash equivalents) to projected next fiscal year plus one (“NFY+1”) revenue and next fiscal year plus two (“NFY+2”) revenue; and

•              enterprise value to projected NFY+1 EBITDA and NFY+2 EBITDA.

The analysis showed that the multiples exhibited by these companies based on the closing stock price as of September 26, 2005, were as follows:

	Enterprise Value/Revenue (NFY+1)		Enterprise Value/EBITDA (NFY+1)		Enterprise Value/Revenue (NFY+2)		Enterprise Value/EBITDA (NFY+2)
Low	1.9	x	9.9	x	1.8	x	8.7	x
High	4.9	x	12.3	x	4.0	x	11.3	x
Median	2.4	x	10.6	x	2.2	x	10.1	x
Mean	3.0	x	10.9	x	2.5	x	10.0	x

Based in part on these multiples, Houlihan Lokey derived indications of the enterprise value of the company by:

•              applying selected revenue multiples ranging from 1.2x to 1.3x to the company’s NFY+1 projected revenues ending September 30, 2006, and 1.1x to 1.2x to the company’s NFY+2 revenues ending September 30, 2007; and

•              applying selected EBITDA multiples ranging from 9.0x to 10.0x to the company’s NFY+1 EBITDA ending September 30, 2006, and from 8.0x to 9.0x to the company’s NFY+2 EBITDA ending September 30, 2007.

Houlihan Lokey utilized these selected multiples after considering the size and diversification of operations of the companies, the volatility of the company’s earnings and the relative risk of the company’s product offering vis-à-vis the companies.

Houlihan Lokey also considered that the multiples exhibited by these companies reflect marketable minority ownership, but not prices for change of control transactions.  Accordingly, Houlihan Lokey applied a 10% premium to the resulting equity indication to arrive at an enterprise value for the company.

The resulting indications of the enterprise value of the company, utilizing the financial projections that assumed that V&S did not have a controlling stake in the company, ranged from approximately $141.0 million to $155.7 million.  To arrive at an indicated per share value, certain adjustments were made, including adding the value of the company’s non-operating assets including its cash, proceeds from the exercise of in-the-money stock options, the value of the marketing services agreement and production agreement, and subtracting the company’s interest-bearing debt obligations and non-operating liabilities (collectively, the “Adjustments”).  The resulting indicated range of value from the market multiple analysis, utilizing the financial projections that assumed that V&S did not have a controlling stake in the company, was $19.63 to $22.72 per share.

The resulting indications of the enterprise value of the company, utilizing the Synergistic Projections, ranged from approximately $147.0 million to $162.5 million.  To arrive at an indicated per share value, the same Adjustments were made as described above and an additional dividend tax liability was subtracted related to a repatriation of funds which the company intended to pay in anticipation of the company no longer being publicly held.  The resulting indicated range of value from the market multiple analysis was $20.30 to $23.49 per share.

Discounted Cash Flow Analysis.  Houlihan Lokey performed a discounted cash flow analysis of the company utilizing both the Synergistic Projections and the set of projections that assumed V&S did not have a controlling stake in the company.  Utilizing these projections and publicly available information, Houlihan Lokey calculated the theoretical discounted present value for the company by adding together the present value of the future cash flows that the company could be expected to produce over approximately a five-year period (beginning with the fourth quarter of fiscal year 2005 through fiscal year 2009) and the present value of the terminal value.  The terminal value is the value of the enterprise at the end of the projected period and is determined by using a market multiple approach.  Houlihan Lokey utilized a range of EBITDA multiples of 9.0x to 10.0x to determine the terminal value.  The after-tax discount rate analyzed by Houlihan Lokey in the discounted cash flow analysis ranged from 12% to 14%.

Based on the company’s projections that assumed that V&S did not have a controlling stake in the company and this analysis, Houlihan Lokey calculated the company’s enterprise value to be approximately $164.2 million to $193.4 million.  To arrive at an indicated per share value, the same Adjustments were made as were made in the Market Multiple Analysis described above.  The resulting indicated range of value from the discounted cash flow analysis was $22.85 to $27.97 per share.

Based on the Synergistic Projections and this analysis, Houlihan Lokey calculated the company’s enterprise value to be approximately $191.8 million to $227.0 million.  To arrive at an indicated per share value, the same Adjustments were made as were made in the Market Multiple Analysis described above and an additional dividend tax liability was subtracted related to a repatriation of funds which the company intended to pay in anticipation of the company no longer being publicly held.  The resulting indicated range of value from the discounted cash flow analysis was $26.52 to $32.47 per share.

Comparable Transaction Analysis. Using publicly available information, Houlihan Lokey reviewed the multiples exhibited and control premiums paid in change of control transactions announced and completed after July 31, 2000 for which financial information about both the transaction and the target company was publicly disclosed. Target companies had Standard Industrial Classification (SIC) codes of 2084 or 2085, which are companies whose primary business is the manufacture of wines, brandy and brandy spirits, or distilled and blended liquors. Houlihan Lokey identified 14 transactions with enterprise values ranging from approximately $80 million to $18 billion that met this criteria. Houlihan Lokey considered that the merger and acquisition transaction environment varies over time because of, among other things, interest rate and equity market fluctuations and industry results and growth expectations. No company or transaction used in this comparable transaction analysis was determined to be directly comparable to the company or the merger. Houlihan Lokey identified the following comparable transactions:

Announced	Effective	Target	Acquiror

4/21/2005	7/26/2005	Allied Domecq PLC	Pernod Ricard SA
1/17/2005	6/3/2005	Southcorp Ltd.	Foster’s Group Ltd.
12/20/2004	2/9/2005	Chalone Wine Group	Diageo PLC
10/20/2004	1/7/2005	Glenmorangie PLC	LVHM Moet Hennessey Louis Vuitton SA
10/19/2004	12/22/2004	The Robert Mondavi Corp	Constellation Brands, Inc.
3/17/2004	7/26/2004	Golden State Vintners, Inc.	The Wine Group LLC
8/29/2003	11/17/2003	Peter Lehmann Wines Ltd.	Hess Group AG
4/28/2003	7/29/2003	H.P. Bulmer Holdings PLC	Scottish & Newcastle PLC
11/5/2001	11/5/2001	Inver House Distillers Ltd.	Great Oriole Group
10/16/2001	10/16/2001	Invergordon Distillers/Whyte & Mackay	Kyndal International Ltd.
9/4/2001	9/4/2001	Kummerling GmbH	Allied Domecq plc
12/19/2000	12/25/2001	Drinks Business of Seagrams	Pernod Ricard/Diageo plc
8/28/2000	10/5/2000	R.H. Phillips, Inc.	Vincor International
8/28/2000	10/3/2000	Beringer Wine Estates	Fosters Brewing Group Ltd.

Houlihan Lokey’s analysis showed that the multiples exhibited in the change of control transactions were as follows:

Latest Twelve Months (“LTM”)

	Enterprise Value/Revenue		Enterprise Value/EBITDA
Low	0.7	x	8.7	x
High	5.0	x	25.4	x
Median	2.9	x	16.2	x
Mean	2.7	x	15.7	x

Based in part on these multiples, Houlihan Lokey derived indications of the enterprise value of the company by applying selected revenue multiples ranging from 1.6x to 1.7x to the company’s LTM revenues ended June 30, 2005.  The application of an EBITDA multiple to the company’s LTM EBITDA did not yield a meaningful value indication and was therefore not considered.  The selection of multiples based on the comparable companies considered the risk profile, product mix, relative profitability, and other factors relative to Cruzan in comparing it to the comparable companies.  The multiples used for Cruzan were lower than the mean due in part to Cruzan’s significantly lower EBITDA margin than the comparable companies, the relatively small revenue generated by the Cruzan brand itself compared to the branded spirit and wine segments of most of the comparable companies, and Cruzan’s product mix, which was more heavily weighted towards commodity manufacturing than were most of the comparable companies.

Houlihan Lokey utilized these selected multiples after considering the size and diversification of operations of the comparable transactions, the volatility of the company’s earnings and the relative risk of the company’s product offering vis-à-vis the target companies in the comparable transactions.

Based on this comparable transaction analysis, the resulting indications of the enterprise value of the company ranged from approximately $166.3 million to $176.7 million.  To arrive at an indicated per share value, the same Adjustments were made as were made in the Market Multiple Analysis described above. The resulting range of value was $23.15 to $25.65 per share.

Determination of Equity Value.  Houlihan Lokey determined the enterprise value of the operations of the company (before the Adjustments) based on (i) the market multiple analysis, (ii) the discounted cash flow analysis and (iii) the comparable transaction analysis.  The valuation indications, utilizing the financial projections that assumed V&S did not have a controlling stake in the company are summarized as follows:

Analysis	Low Indication of Enterprise Value	High Indication of Enterprise Value
Market Multiple	$141.0 million	$155.7 million
Discounted Cash Flow	$164.2 million	$193.4 million
Comparable Transaction	$166.3 million	$176.7 million

Based upon these three analyses, Houlihan Lokey selected a range of the company’s enterprise value of $160.2 million to $180.9 million, utilizing the financial projections that assumed V&S did not have a controlling stake in the company. Houlihan Lokey then made the same Adjustments as were made in the Market Multiple Analysis described above to conclude a range of equity value for the company of $160.3 million to $188.5 million, or $22.30 to $26.22 per share.

The valuation indications, utilizing the Synergistic Projections, are summarized as follows:

Analysis	Low Indication of Enterprise Value	High Indication of Enterprise Value
Market Multiple	$147.0 million	$162.5 million
Discounted Cash Flow	$191.8 million	$227.0 million
Comparable Transaction	$166.3 million	$176.7 million

Based upon these three analyses and utilizing the Synergistic Projections, Houlihan Lokey selected a range of the company’s enterprise value of $175.2 million to $199.0 million.  Houlihan Lokey then made the same Adjustments as were made in the Market Multiple Analysis described above and an additional dividend tax liability was subtracted related to a repatriation of funds which the company intended to pay in anticipation of the company no longer being publicly held to conclude a range of equity value for the company of $174.1 million to $205.4 million, or $24.22 to $28.57 per share.

Houlihan Lokey also noted that the consideration of $28.37 for each share of common stock in the merger represents (i) a premium of 102% over the closing price as of June 3, 2005, for the common stock, and (ii) a premium of approximately 106% and 111% over the average closing prices during the 30 trading days and 60 trading days, respectively, prior to and including June 3, 2005, the last trading date prior to the announcement of the stock purchase agreement.

Determination of Fairness.  After determining the equity value of the company, Houlihan Lokey noted that the consideration of $28.37 per share as provided for in the merger is above the range of the indications of value, utilizing the financial projections that assumed V&S did not have a controlling stake in the company.  Prior to Houlihan Lokey rendering its final written fairness opinion, Absolut completed its acquisition of the common stock of Cruzan held by Angostura and obtained effective control of Cruzan.  Houlihan Lokey subsequently reconsidered the Synergistic Projections to determine whether relying on these projections in its final analysis would affect its final conclusions as to fairness.  Management had previously stated that these synergies would not be available to the company without V&S having a controlling stake and therefore, Houlihan Lokey did not rely upon the Synergistic Projections in the analysis it had conducted prior to V&S taking control.  The results of its analysis, utilizing the Synergistic Projections, indicated that, although the Synergistic Projections resulted in a higher indicated range of value for Cruzan, they did not affect Houlihan Lokey’s fairness opinion.  Accordingly, Houlihan Lokey determined that as of September 29, 2005, the consideration to be received by the minority stockholders in the merger is fair to them from a financial point of view.

Houlihan Lokey’s fairness opinion was based on the business, economic, market and other conditions as they existed as of September 29, 2005, and on the financial projections of the company provided to Houlihan Lokey.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information (including, without limitation, the financial projections) furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey, or publicly available.

The summary set forth above describes material points of more detailed analyses performed by Houlihan Lokey in arriving at the fairness opinion.  The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description.  In arriving at its opinion, Houlihan Lokey made qualitative judgments as to the significance and relevance of each analysis and factor.  Accordingly, its analyses and summary set forth herein must be considered as a whole and selecting portions of its analyses, without considering all analyses and factors, or portions of this summary, could create an incomplete or inaccurate view of the processes underlying the analyses set forth in the fairness opinion.  In its analyses, Houlihan Lokey made numerous assumptions with respect to the company, the merger, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the respective entities.  The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses.  Additionally, analyses relating to the value of businesses or securities of the company are not appraisals.  Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

The company agreed to pay Houlihan Lokey a fee of $150,000 for its services, plus reasonable out-of-pocket expenses. No portion of Houlihan Lokey’s fee is contingent upon the conclusions reached in the fairness opinion.  The company has agreed to indemnify Houlihan Lokey and any employee, agent, officer, director, attorney, shareholder or affiliate of Houlihan Lokey and any person who controls Houlihan Lokey, against all losses arising out of its engagement by the special committee, including losses arising under the federal securities laws.

The Position of Absolut, V&S and Merger Sub as to the Fairness of the Merger to the Unaffiliated Stockholders

Absolut, V&S and Merger Sub are making the statements included in this sub-section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The positions of Absolut, V&S and Merger Sub as to the fairness of the merger is not a recommendation to any stockholder as to how such stockholder should vote on the merger.

Absolut, V&S and Merger Sub believe that the merger is substantively and procedurally fair to Cruzan’s unaffiliated stockholders.  However, none of Absolut, V&S or Merger Sub has undertaken any formal evaluation of the fairness of the merger to Cruzan’s unaffiliated stockholders and has relied, without independent investigation, on the evaluation performed by the special committee. Moreover, none of Absolut, V&S or Merger Sub participated in the deliberations of the special committee or received advice from Houlihan Lokey. However, Absolut, V&S and Merger Sub have considered the same factors examined by the special committee described above under “- Recommendation of the Special Committee and the Board of Directors” and have adopted the conclusion, and the analysis underlying such conclusion, of the special committee, based upon its view as to the reasonableness of that analysis. Based on their consideration of these factors, Absolut, V&S and Merger Sub believe that the merger is substantively and procedurally fair to Cruzan’s unaffiliated stockholders.  Absolut and V&S believe that the merger is procedurally fair to Cruzan’s unaffiliated stockholders for all of the reasons and factors described above under “- Recommendation of the Special Committee and the Board of Directors.”

Financial Projections

In the course of discussions between Cruzan and V&S, Cruzan provided V&S with selected, non-public financial projections prepared by its senior management.  Cruzan does not as a matter of course make public any projections as to future financial performance or earnings, and the projections set forth below are included in this proxy statement only because this information was provided to the board of directors, the special committee, Houlihan Lokey and/or V&S, in connection with their evaluation of a potential merger.

Management of Cruzan does not normally project earnings and is especially wary of making projections for extended earnings periods due to their unpredictability. However, in connection with the special committee’s review of the merger transaction, management of Cruzan prepared various financial projections.  V&S, who entered into a confidentiality agreement, was provided with projections of Cruzan’s future performance for the fiscal years ending 2005 through 2009 in June 2005.

Cruzan advised the recipients of the projections that its internal financial forecasts, upon which the projections were based, are subjective in many respects. The projections reflect numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and beyond Cruzan’s control. The projections also reflect numerous estimates and assumptions related to the business of Cruzan (including with respect to the growth and viability of certain segments of Cruzan’s business) that are inherently subject to significant economic, political, and competitive uncertainties, all of which are difficult to predict and many of which are beyond Cruzan’s control.  Two sets of projections were provided and are set forth below.

The projections set forth below were not prepared with a view to public disclosure or compliance with published guidelines of the SEC, any state securities commission or the American Institute of Certified Public Accountants regarding preparation and presentation of prospective financial information.  The projections were prepared by, and are the responsibility of, Cruzan.  McGladrey & Pullen, LLP, our auditors, have neither compiled nor examined our projections, and, accordingly, McGladrey & Pullen, LLP does not express an opinion or any other form of assurance with respect to the projections.  The McGladrey & Pullen, LLP report included in Annex D, which is attached to this proxy statement, relates to Cruzan’s historical financial information; it does not extend to prospective financial information and should not be read to do so.  The projections reflect numerous assumptions, all made by management of Cruzan, with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond Cruzan’s control.  There can be no assurance that the assumptions made in preparing the projections set forth below will prove accurate, and actual results may be materially greater or lower than those contained in the projections set forth below.

In light of the uncertainties inherent in forward-looking information of any kind, Cruzan cautions you against reliance on such information.  Except to the extent required by the securities laws, neither Cruzan nor its respective officers and directors intend to update or revise the projections to reflect the circumstances existing after the date when prepared or to reflect the occurrence of future events.  See “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS.”

First Set of Projections (Assuming V&S Did Have a Controlling Stake in the Company)

The first set of projections were based on the company’s actual results through March 31, 2005 as adjusted for certain assumptions relating to pricing, unit volume, cost of raw materials and overhead.  The projections assume that V&S did have a controlling stake in the company and that Cruzan is able to expand its international presence, resulting in incremental profits that did not occur in the projections that did not contemplate the merger.  Material assumptions included:

•              Net sales of bulk alcohol products increase slightly reflecting both price and volume increases and decreases of the underlying products.  Net sales of premium branded spirits were based on increasing volumes using the fiscal year ended September 30, 2004 as the base year.  Significant volume growth for CRUZAN rum is projected (at a minimum of 20% annually throughout the forecast period) and modest price increases through the term of projection, principally as a result of increased marketing spending and resulting market awareness, together with the growing popularity of the flavored rums category.  Net sales of the company’s bottling operations are projected to decrease 9% during 2006 primarily due to the loss of business from a major customer.  Thereafter, net sales of the company’s bottling operations are projected to decrease from 2% to 3% during the projection period.  Net sales of vinegar and cooking wine are projected to increase by 1%, on an annualized basis, during the projection period.

•              Cost of goods sold consists of material, direct labor, overhead costs and depreciation expense and is generally assumed to be consistent with historical quarterly experience on a percentage basis.

•              Operating expenses include selling, general, administrative, marketing, amortization and non-manufacturing depreciation expense and are generally assumed to be consistent with historical quarterly experience on a percentage basis, with the exception of the premium branded spirits segment.  Corporate operating expenses are projected to increase 5% per year beginning in 2006.  Selling, general, administrative and marketing expenses for the premium branded spirits segment increase modestly during the projection period (prior to the adjustment due to the agreement described in the next paragraph) as the company continues to expand its selling infrastructure and reinvest gross profits into an expanding marketing program.

•              In October 2003, the company entered into a distribution agreement with V&S by which V&S would market and be the distributor of CRUZAN rums in certain countries outside of the United States (for further details, see “PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS – Distribution Agreement between V&S and Cruzan” on page 74).  The agreement provides for the company and V&S to share equally in the costs of marketing CRUZAN rum and then split equally the net income or loss of the CRUZAN rum marketed and sold by V&S.  The projections assume that V&S will introduce CRUZAN rum into several foreign countries through its existing distribution networks, including the Maxxium partnership, during the projection period and include the company’s share of income or loss as an addition to, or subtraction from, operating expenses.  During the first two years of the projection period, the company records pre-tax losses in the aggregate of approximately $0.9 million and in the last three years records pre-tax gains aggregating $10.5 million.

•              Historically, the company has experienced a low tax rate which is attributable to its U.S. Virgin Islands subsidiary.  The company’s U.S. Virgin Islands subsidiary has an exemption from U.S. Virgin Islands income taxes on 90% of its operating income.  A tax rate of 37.5% of U.S. income before income taxes, which includes deferred income tax expense, and 4% of foreign income before income taxes, was used.

•              The projected balance sheets of the company are based on analyses of historical ratios, operating performance during the projection period and other assumptions relating to the company’s capital structure.  The projections assume the company’s credit facilities are refinanced prior to their maturity in January 2006 under the same terms as the existing revolving line of credit and term loan.

Management Projections Prepared in June 2005

(Assuming V&S Did Have a Controlling Stake in Cruzan)

(in thousands)

	2005	2006	2007	2008	2009
Revenue	$106,126	$119,010	$134,459	$151,507	$170,865
Gross Profit	38,411	44,215	50,411	57,070	63,984
Income Tax expense (benefit)	(2,670)	38	2,483	5,304	8,839
Net Income (Loss)	(267)	4,233	8,308	13,009	18,901
Assets	130,906	130,078	134,504	143,694	157,938
Liabilities	45,742	40,681	36,800	32,980	28,323

Second Set of Projections (Assuming V&S Did Not Have a Controlling Stake in the Company)

The second financial projection model assumed that Absolut’s purchase of controlling interest in Cruzan from Angostura did not occur.  The only change in the assumptions from the assumptions contained in the first set of financial projections relates to the distribution agreement with V&S.  In the following projections, it was assumed that the relationship with V&S would be discontinued in its present form, as V&S indicated to members of Cruzan’s management that V&S would not agree to a continuation and expansion of the relationship unless V&S were to obtain a controlling interest in the company.  The projections assume that the relationship with V&S in current markets would revert to a standard distribution relationship for the countries currently under the agreement.

Management Projections Prepared in June 2005

(Assuming V&S Did Not Have a Controlling Stake in Cruzan)

(in thousands)

	2005	2006	2007	2008	2009
Revenue	$106,563	$116,299	$129,957	$145,481	$162,061
Gross Profit	38,744	44,800	51,055	57,778	64,764
Income Tax expense (benefit)	(2,514)	208	1,989	4,264	6,658
Net Income (Loss)	(6)	4,516	7,484	11,276	15,267
Assets	131,161	130,109	134,755	143,058	155,432
Liabilities	45,737	40,169	37,332	34,359	31,465

While this set of projections was used by Houlihan Lokey in its original analysis, Houlihan Lokey did not consider them to be relevant in rendering its final fairness opinion because V&S did acquire a controlling interest in the company on September 26, 2005, when it purchased Angostura’s 63.6% stake in the company.

Plans for Cruzan if the Merger Is Not Completed

In the event that the merger agreement is not approved and the merger is not completed, you will not receive any payment for your shares.  Neither we nor Absolut, our controlling stockholder, has any present plans or proposals for Cruzan in the event the merger is not completed, but we and Absolut expect that, regardless of whether or not the merger is completed, we will explore changes in Cruzan’s business to increase profitability and enhance stockholder value.  It is possible that such changes may include extraordinary corporate transactions such as reorganizations or liquidation, sale or transfer of a material amount of assets.  We would also expect that, regardless of whether or not the merger is completed, we will seek to integrate our distribution operations with Absolut to take advantage of the cost synergies that would arise out of such integration.

Required Regulatory Approvals

Alcohol Regulatory Approvals

The transactions contemplated by the merger agreement require that several state alcohol regulatory agencies approve the transaction in order for Cruzan to continue holding certain alcohol beverage licenses.  The transactions will trigger certain filing requirements with both federal and certain state alcohol regulatory agencies.

HSR Act Approvals

The merger is subject to the requirements of the HSR Act, which prevents certain acquisitions from being consummated until required information and materials are furnished to the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission and certain waiting periods are terminated or expire.  Absolut made the required filings with the U.S. Department of Justice and the Federal Trade Commission, and was granted early termination effective July 15, 2005.  The early termination of the HSR Act waiting period does not preclude the Antitrust Division or the Federal Trade Commission from challenging the acquisition on antitrust grounds.

Anticipated Accounting Treatment

In accordance with United States generally accepted accounting principles, Absolut will account for the merger using the purchase method of accounting.  Accordingly, it is expected that the basis of Cruzan in its assets and liabilities will be adjusted to fair market value upon completion of the merger, including the establishment of additional goodwill.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. federal income tax consequences of the merger to our stockholders with respect to their exchange of common stock for cash pursuant to the merger, such exchanging stockholders referred to herein as “stockholders,” and to us. This summary does not purport to be a description of all tax consequences that may be relevant to our stockholders. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing regulations promulgated under the Code, and current administrative rulings and court decisions, all of which are subject to change, possibly retroactively. Any such change could alter the tax consequences to our stockholders described in this proxy statement. No ruling from the Internal Revenue Service has been or will be sought with respect to any aspect of the transactions described in this proxy statement. It is assumed that the shares of common stock are held as capital assets. This summary does not address the consequences of the merger under state, local or foreign law, nor does it address all aspects of U.S. federal income taxation that may be important to some or all of our stockholders in light of their individual circumstances. In addition, this discussion does not address the tax consequences of transactions effectuated prior to or after the merger (whether or not such transactions occur in connection with the merger). It also does not address tax issues that may be significant to stockholders subject to special rules, such as financial institutions; broker-dealers or traders in securities; pass-through entities (such as partnerships) and investors in such entities; persons who acquired their common stock pursuant to the exercise of a stock option or otherwise as compensation; persons that hold common stock which constitutes qualified small business stock for purposes of section 1202 of the Code; persons who are not citizens or residents of the United States or that are foreign corporations, partnerships, estates or trusts;

mutual funds; insurance companies; tax-exempt entities; holders who acquired their shares through stock option or stock purchase programs or otherwise as compensation; holders who are subject to alternative minimum tax; or holders who hold their shares as part of a hedge, straddle or other risk-reduction transaction.  The following summary also does not address holders of stock options.

Stockholders are encouraged to consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any federal, state, local and foreign income and other tax laws) of the merger.

Consequences to Our Stockholders

The merger will be treated for U.S. federal income tax purposes as a taxable sale by our stockholders of their shares of common stock. A stockholder will recognize gain or loss equal to the difference between (1) the amount of the cash consideration received pursuant to the merger and (2) the stockholder’s adjusted tax basis in the shares of our common stock surrendered in the merger. Gain or loss will be calculated separately for each block of shares surrendered in the merger (i.e., shares acquired at the same cost in a single transaction). Any gain or loss will be capital gain or loss and will be long-term capital gain or loss if, as of the date of the merger, the stockholder held such shares of common stock for more than one year. For individual stockholders, long-term capital gain generally is subject to preferential rates. There are limitations on the deductibility of capital losses.

Backup Withholding Tax

Under U.S. federal income tax law, the payment of the cash consideration to a stockholder (other than certain exempt stockholders, including among others, corporations) pursuant to the merger may be subject to backup withholding at a rate of 28%. To avoid backup withholding with respect to payments made pursuant to the merger, each stockholder must (a) provide his, her or its correct taxpayer identification number and certify that such stockholder is not subject to backup withholding on the Substitute Form W-9 included in the letter of transmittal or (b) provide a certification of foreign status on Internal Revenue Service Form W-8BEN or an appropriate substitute form. Any amount withheld from the payment of the merger consideration under the backup withholding rules will be allowed as a refund or credit against the stockholder’s U.S. federal income tax liability if the stockholder furnishes the required information to the Internal Revenue Service in a timely manner. Stockholders should consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Consequences to Us

There will be no U.S. federal tax consequences to us as a result of the merger.

The tax law is very complex.  The foregoing discussion of the U.S. federal income tax consequences of the merger contains statements regarding general tax principles that may not be specific to your tax situation.  Accordingly, we strongly encourage our stockholders to consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any federal, state, local and foreign income and other tax laws) of the merger.

Appraisal Rights of Cruzan Stockholders

The following is a summary of the material provisions of Section 262 of the DGCL, which governs appraisal rights under Delaware law. The full text of Section 262 of the DGCL is attached as Annex C. All references in Section 262 and in this summary to a “stockholder” are to the record holder of the shares of common stock as to which appraisal rights are asserted. Stockholders intending to exercise appraisal rights should carefully review Annex C. Failure to comply strictly with all of the procedures specified in Annex C will result in the loss of appraisal rights.

If the merger is consummated, holders of our common stock who follow the procedures specified in Section 262 of the DGCL within the appropriate time periods will be entitled to have their shares of our common stock appraised and receive the “fair value” of such shares in cash as determined by the Delaware Court of Chancery (the “Court”) in lieu of the consideration that such stockholder would otherwise be entitled to receive under the merger agreement.

The following is a brief summary of Section 262 of the DGCL, which explains the procedures and requirements for exercising statutory appraisal rights. Failure to precisely follow the procedures described in Section 262 could result in the loss of appraisal rights. This proxy statement constitutes notice to holders of our common stock concerning the availability of appraisal rights under Section 262. A stockholder of record wishing to exercise appraisal rights must hold the shares of stock on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the effective date of the merger.

Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262, including:

•              as more fully described below, the stockholder must deliver to Cruzan a written demand for appraisal of his, her or its shares before the vote on the merger agreement at the special meeting of stockholders on March 17, 2006;

•              the stockholder must not vote his, her or its shares of our common stock in favor of the merger.  A submitted signed proxy not marked “AGAINST” and not marked “ABSTAIN” will be voted for the proposal to approve the merger and adopt and approve the merger agreement and the transactions contemplated by the merger agreement and such a proxy will, therefore, result in the waiver of appraisal rights. A stockholder that has not submitted a proxy will not waive his, her or its appraisal rights solely by abstaining if the stockholder satisfies all other requirements of Section 262 of the DGCL; and

•              the stockholder must continuously hold his, her or its shares from the date of making the demand through the effective date of the merger. A stockholder who is the record holder of shares of Cruzan common stock on the date the written demand for appraisal is made but who thereafter transfers those shares prior to the effective date of the merger will lose any right to appraisal in respect to those shares.

A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform Cruzan of the identity of the stockholder of record. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in our common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below in a timely manner to perfect whatever appraisal rights the beneficial owners may have.

A stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to Cruzan International, Inc. at our principal executive offices at 222 Lakeview Avenue, Suite 1500,

West Palm Beach, FL  33401, Attention: Secretary.  The written demand for appraisal should state the stockholder’s name and mailing address, and must reasonably inform us that the stockholder intends thereby to demand appraisal of his, her or its shares of Cruzan common stock.

A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of Cruzan common stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which that person is the record owner. In that case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Cruzan common stock outstanding in the name of that record owner.

Within 120 days after the effective date of the merger (but not thereafter), any stockholder who has satisfied the requirements of Section 262 may deliver to us a written demand for a statement listing the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Cruzan must mail that written statement to the stockholder within ten days after the stockholders’ request is received by Cruzan or within ten days after the latest date for delivery of a demand for appraisal under Section 262, whichever is later.

Within 120 days after the effective date of the merger (but not thereafter), either Cruzan or any stockholder who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Court demanding a determination of the fair value of the Cruzan shares of stockholders entitled to appraisal rights. Cruzan has no present intention to file such a petition if a demand for appraisal is made and stockholders seeking to exercise appraisal rights should not assume that Cruzan will file such a petition or that Cruzan will initiate any negotiations with respect to the fair value of such shares.

Upon the filing of a petition in the Court by a stockholder demanding a determination of the fair value of Cruzan’s stock, service of a copy of the petition must be made upon Cruzan, which must, within 20 days after service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by Cruzan. If we file a petition, the petition must be accompanied by the duly verified list. The Register in Chancery, if so ordered by the Court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to us and to the stockholders shown on the list at the addresses therein stated, and notice also will be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the Court deems advisable. The Court must approve the forms of the notices by mail and by publication, and we must bear the costs of the notices.

At the hearing on the petition, the Court will determine which stockholders have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings and the Court may dismiss the proceedings as to any stockholder that fails to comply with such direction.

After determining which stockholders are entitled to appraisal rights, the Court will appraise the shares owned by these stockholders, determining the “fair value” of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. In determining “fair value,” the Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc. the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” Our stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more than, the same as or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

The costs of the appraisal proceeding may be determined by the Court and taxed against the parties as the Court deems equitable under the circumstances. Costs, however, do not include attorneys’ fees or the fees of expert witnesses. Upon application of a stockholder who has perfected appraisal rights, the Court may order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal.

No stockholder who has duly demanded appraisal in compliance with Section 262, and has not properly withdrawn such demand, will, after the effective date of the merger, be entitled to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective date of the merger.

At any time within 60 days after the effective date of the merger, any stockholder will have the right to withdraw his, her or its demand for appraisal and to accept the terms offered in the merger agreement. After this period, a stockholder may withdraw his demand for appraisal and receive payment for his shares as provided in the merger agreement only with our consent. If no petition for appraisal is filed with the court within 120 days after the effective date of the merger, the stockholders’ rights to appraisal (if available) will cease and all holders of shares of our common stock will be entitled to receive the consideration offered pursuant to the merger agreement. Inasmuch as we have no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the court demanding appraisal may be dismissed as to any stockholder without the approval of the court, which approval may be conditioned upon such terms as the court deems just.

Any Cruzan stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise appraisal rights. Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the loss of a stockholder’s statutory appraisal rights.

Provisions for Cruzan’s Unaffiliated Stockholders

Cruzan did not retain an unaffiliated representative to act solely on behalf of Cruzan’s unaffiliated stockholders nor were Cruzan’s unaffiliated stockholders provided with access to Cruzan’s company files.

Purpose and Structure of the Merger

Cruzan’s primary reason for the merger is to provide Cruzan stockholders cash for their shares at a premium over the market price at which shares of Cruzan common stock traded before the announcement of the stock purchase agreement on June 3, 2005. Absolut’s primary reason for entering into the merger is to turn Cruzan into a privately-held wholly-owned subsidiary.  The transaction has been structured as a cash merger in order to provide the minority Cruzan stockholders (other than those who perfect their appraisal rights under Delaware law) with cash for all of their shares and to provide a prompt and orderly transfer of ownership of Cruzan with reduced transaction costs.  The merger agreement provides for the merger of Merger Sub, a newly formed, wholly-owned subsidiary of Absolut, with and into Cruzan.  Cruzan will survive the merger as a wholly-owned subsidiary of Absolut.  Additional reasons for the merger are described above in “—Reasons for the Merger.”

Effective Time of the Merger

The merger will be consummated and become effective at the time a certificate of merger is filed with the Secretary of State of the State of Delaware or at such later time as we and Absolut shall agree and specify in the certificate of merger.

The Merger Consideration

At the effective time of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger will automatically be canceled and will cease to exist and will be converted into the right to receive $28.37 in cash, without interest, other than shares of our common stock:

•              that we hold as treasury stock, which will be canceled without any payment;

•              held by Absolut or Merger Sub, which will be cancelled without any payment; and

•              held by stockholders validly perfecting appraisal rights in accordance with the DGCL.

After the effective time of the merger, each of our outstanding stock certificates (other than certificates (i) representing shares of common stock as to which appraisal rights are asserted, and (ii) held by Absolut and its affiliates) will represent only the right to receive the merger consideration, without interest (less any applicable withholding taxes). The merger consideration paid upon surrender of each certificate will be paid in full satisfaction of all rights pertaining to the shares of our common stock represented by that certificate.

Treatment of Cruzan Stock Options in the Merger

At the effective time of the merger, each vested and exercisable option outstanding immediately prior to the effective time shall be converted into the right to receive a cash amount equal to the excess, if any, of (i) the merger consideration per share of our common stock over (ii) the per share exercise price of the option for each share of our common stock.  All unvested or unexercisable options shall be cancelled and terminated and replaced with an incentive plan to be determined by the board of directors of the surviving corporation following the closing of the merger.

Surrender of Stock Certificates

Immediately prior to the effective time of the merger, Absolut will cause to be deposited with an exchange agent an amount of cash sufficient to pay the merger consideration to each holder of shares of common stock entitled to receive the merger consideration in the merger.  As soon as reasonably practicable after the effective time of the merger, the exchange agent will mail a letter of transmittal and instructions to our stockholders. The letter of transmittal and instructions will tell you how to surrender your common stock certificates in exchange for the merger consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the exchange agent without a letter of transmittal.

You will not be entitled to receive the merger consideration until you surrender your common stock certificate or certificates to the exchange agent, together with a duly completed and executed letter of transmittal and any other documents the exchange agent may reasonably require. The merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer. In addition, the person requesting payment must either pay any applicable stock transfer taxes or establish to the satisfaction of the surviving corporation that those stock transfer taxes have been paid or are not applicable.

No interest will be paid or will accrue on the cash payable upon surrender of the certificates. Each of the exchange agent, Absolut, Merger Sub and Cruzan will be entitled to deduct and withhold any applicable taxes from the merger consideration.

After the effective time of the merger, there will be no further registration of transfers of outstanding shares of our common stock. If, after the effective time of the merger, certificates formerly representing shares of our common stock are presented to the surviving corporation or the exchange agent for any reason, they will be canceled and exchanged for the merger consideration.

Lost Certificates

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to make an affidavit that your certificate was lost, stolen or destroyed and, if the surviving corporation requires, you will have to post a bond in a reasonable amount determined by the surviving corporation, as indemnity against any claim that may be made against it with respect to that certificate.

Unclaimed Amounts

To the fullest extent permitted by law, neither the exchange agent, Absolut, Merger Sub nor Cruzan will be liable to any person for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.  Any portion of the merger consideration deposited with the exchange agent that remains undistributed to the holders of certificates evidencing shares of our common stock for one year after the effective time of the merger, will be delivered, upon demand, to Absolut.  Holders of certificates who have not surrendered their certificates within one year after the effective time of the merger may only look to Absolut for the payment of the merger consideration.

Fees and Expenses of the Merger

Pursuant to the merger agreement, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring those expenses, whether or not the merger is consummated.

We estimate that the total fees and expenses incurred or to be incurred in connection with the merger transaction will be as follows:

SEC filing fees: $8,541.89

Legal fees and expenses: $600,000

Accounting fees and expenses: $5,000

Investment banking fees and expenses: $170,000

Proxy solicitation fees and expenses: $10,000

We would be obligated to pay Absolut a fee of $3,000,000 if Absolut terminates the merger agreement because of (i) a withdrawal or modification of the special committee’s approval or recommendation of the merger, (ii) an approval or recommendation of, or a proposal to approve or recommend, a competing proposal to acquire us, or (iii) our breach of the non-solicitation provision in the merger agreement, except for any action taken at the direction of or with the written approval of Absolut.  In addition, if Absolut is entitled to terminate the merger agreement on any of the grounds referred to above, or if we or the special committee breach a representation, warranty or covenant in the merger agreement which breach causes a failure of certain of the conditions to closing, we would be obligated to reimburse Absolut for all of its documented out-of-pocket expenses actually incurred up to a maximum of $1,500,000 in connection with the merger agreement or the merger.  The termination fee is subject to a credit for any expense reimbursement paid and no expense reimbursement shall be due if we have previously paid the termination fee.  See “THE MERGER AGREEMENT – Payment of Fees and Expenses.”

INFORMATION CONCERNING THE SPECIAL MEETING

Date, Time and Place

We are furnishing this proxy statement to holders of our common stock in connection with the solicitation of proxies by our board of directors for use at the special meeting to be held on March 17, 2006 at 11:00 a.m., local time, at the offices of Gunster, Yoakley & Stewart, P.A., located at 777 South Flagler Drive, Suite 500 East, West Palm Beach, FL 33401, and at any adjournments or postponements of the special meeting. This proxy statement, the attached notice of special meeting and the accompanying proxy card are first being sent or given to our stockholders on or about February 17, 2006.

Matters to be Considered

At the special meeting, holders of record of our common stock as of the close of business on January 30, 2006, will consider and vote to:

(1)           Approve the merger and adopt and approve the Agreement and Plan of Merger dated as of September 30, 2005, among Cruzan, Absolut and Merger Sub, a wholly-owned subsidiary of Absolut, pursuant to which, upon the merger becoming effective, each share of common stock, par value $0.01 per share, of Cruzan will, subject to certain exceptions, be converted into the right to receive $28.37 in cash, without interest. No other business will be transacted at the special meeting other than possible postponements or adjournments of the special meeting.

(2)           Adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting or any adjournment thereof to approve the merger and adopt and approve the merger agreement.

(3)           Transact such other business as may properly come before the special meeting or any adjournments or postponements thereof.

Record Date and Shares Entitled to Vote; Procedures for Voting; Quorum

Our board of directors has fixed the close of business on January 30, 2006, as the record date for determining the holders of shares of our common stock who are entitled to notice of, and to vote at, the special meeting.  As of the record date, 6,748,992 shares of our common stock were issued and outstanding. You are entitled to one vote for each share of our common stock that you hold as of the record date.

If you are a record holder of shares of our common stock on the record date, you may vote those shares of our common stock in person at the special meeting or by proxy as described below under “-Voting of Proxies.” If you hold shares of our common stock in “street name” through a broker or other financial institution, you must follow the instructions provided by the broker or other financial institution regarding how to instruct it to vote those shares.  Your broker does not have the discretion to vote our shares of common stock without your specific instruction.

The presence, in person or by proxy, of shares representing at least a majority of all the outstanding shares of common stock as of the record date is necessary to constitute a quorum for the transaction of business at the special meeting.

Vote Required

The approval of the merger and the adoption and approval of the merger agreement require the affirmative vote of (i) a majority of the outstanding shares of Cruzan common stock and (ii) 66 2/3% of the outstanding shares of Cruzan common stock not “owned” (as defined in Section 203 of the DGCL) by Absolut or its “affiliates” or “associates” (as defined in Section 203 of the DGCL). Absolut covenanted in the merger agreement to vote all of its shares for the merger and the approval and adoption of the merger agreement.  If you do not send in your proxy, do not instruct your broker to vote your shares or abstain from voting, it will have the same effect as a vote “AGAINST” the merger and the approval and adoption of the merger agreement.

Approval of the adjournment of the special meeting, if necessary, to permit further solicitation of proxies, requires the affirmative vote of a majority of the shares present in person or represented by proxy at the special meeting and voting on the matter.  Absolut has enough votes to pass any adjournment proposal on its own, if required.  Therefore, if you do not send in your proxy, do not instruct your broker to vote your shares or abstain from voting, it will have no practical effect on the approval of the adjournment.

Abstentions

Abstentions from voting will be counted in the determination of a quorum and will have the same effect as votes “AGAINST” the merger and adoption of the merger agreement.

Voting of Proxies

Whether or not you plan to attend the special meeting in person, you are requested to submit a proxy in advance, which most shareholders may do by either using the Internet, telephone or the enclosed proxy card, to ensure that your shares are voted. Shares of our common stock represented by properly executed proxies received at or prior to the special meeting that have not been revoked will be voted at the special meeting in accordance with the instructions indicated on the proxies as to the proposal to approve the merger and to adopt and approve the merger agreement and the adjournment proposal and in accordance with the judgment of the persons named in the proxies on all other matters that may properly come before the special meeting. Shares of our common stock represented by properly executed proxies for which no instruction is given on the proxy card will be voted FOR approval of the merger and the adoption and approval of the merger agreement and the adjournment proposal.

If the special meeting is postponed or adjourned, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as these proxies would have been voted at the original convening of the special meeting (except for any proxies that previously have been revoked or withdrawn effectively).

Revocability of Proxies

You may revoke your proxy or change your voting instructions at any time before the final vote at the meeting. If you are the owner of record, you may do this by:

•              giving written notice of revocation to the Corporate Secretary, Cruzan International, Inc., 222 Lakeview Avenue, Suite 1500, West Palm Beach, FL 33401;

•              submitting another valid proxy card bearing a later date; or

•              voting in person at the meeting.

If you hold stock in street name, you must contact your broker or financial institution for information on how to revoke your proxy or change your vote.

Proxy Solicitation

This proxy solicitation is being made on behalf of our board of directors. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone, facsimile, e-mail, Internet or otherwise, but they will not be specifically compensated for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of our common stock they hold of record. We have retained Georgeson Shareholder Communications Inc. to assist us in the solicitation of proxies, and Georgeson Shareholder Communications Inc. will receive fees of up to approximately $10,000 in the aggregate, plus reimbursement of out-of-pocket expenses.

THE MERGER AGREEMENT

On September 30, 2005, Cruzan entered into the merger agreement with Absolut and Merger Sub.  The following is a summary of the material provisions of the merger agreement.  We have attached the merger agreement as Annex A to this proxy statement, and we incorporate it by reference into this proxy statement.   You should carefully read the merger agreement in its entirety because it, not the proxy statement, is the legal document that governs the merger.

Form of the Merger

The merger agreement provides for the merger of Merger Sub, a newly formed, wholly-owned subsidiary of Absolut, with and into Cruzan.  Cruzan will survive the merger as a wholly-owned subsidiary of Absolut.

Closing and Effective Time

The merger will be consummated as soon as practicable following satisfaction or waiver (to the extent permitted by applicable law) of the conditions precedent that are described under “- Conditions to the Merger.”  The merger will become effective at the time a certificate of merger is filed with the Secretary of State of the State of Delaware or at such later time as we and Absolut shall agree and specify in the certificate of merger.

Directors and Executive Officers of Surviving Corporation

The directors of Merger Sub in office immediately prior to the effective time of the merger will be the directors of the surviving corporation.  The officers of Cruzan in office immediately prior to the effective time of the merger will be the officers of the surviving corporation.

Conversion of Shares; Procedures for Exchange of Certificates

Prior to the effective time of the merger, Absolut will cause to be deposited with an exchange agent an amount of cash sufficient to pay the merger consideration to each holder of shares of common stock entitled to receive the merger consideration pursuant to the merger.  As soon as reasonably practicable after the effective time of the merger, the exchange agent will mail a letter of transmittal and instructions to our stockholders. The letter of transmittal and instructions will tell you how to surrender your common stock certificates in exchange for the merger consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the exchange agent without a letter of transmittal.

You will not be entitled to receive the merger consideration until you surrender your common stock certificate or certificates to the exchange agent, together with a duly completed and executed letter of transmittal and any other documents the exchange agent may reasonably require. The merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer. In addition, the person requesting payment must either pay any applicable stock transfer taxes or establish to the satisfaction of the surviving corporation that those stock transfer taxes have been paid or are not applicable.

No interest will be paid or will accrue on the cash payable upon surrender of the certificates. Each of the exchange agent and the surviving corporation will be entitled to deduct and withhold any applicable taxes from the merger consideration.

After the effective time of the merger, there will be no further registration of transfers of outstanding shares of our common stock. If, after the effective time of the merger, certificates formerly representing shares of our common stock are presented to the surviving corporation or the exchange agent for any reason, they will be canceled and exchanged for the merger consideration.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to make an affidavit that your certificate was lost, stolen or destroyed and, if the surviving corporation requires, you will have to post a bond in a reasonable amount determined by the surviving corporation, as indemnity against any claim that may be made against it with respect to that certificate.

To the fullest extent permitted by law, neither the exchange agent, Absolut, Merger Sub nor we will be liable to any person for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.  Any portion of the merger consideration deposited with the exchange agent that remains undistributed to the holders of certificates evidencing shares of our common stock for 1 year after the effective time of the merger, will be delivered, upon demand, to Absolut.  Holders of certificates who have not surrendered their certificates within 1 year after the effective time of the merger may only look to Absolut for the payment of the merger consideration.

Treatment of Cruzan Stock Options

At the effective time of the merger, each vested and exercisable option outstanding immediately prior to the effective time shall be converted into the right to receive a cash amount equal to the excess, if any, of (i) the merger consideration per share of our common stock over (ii) the per share exercise price of the option for each share of our common stock.  All unvested or unexercisable options shall be cancelled and terminated and replaced with an incentive plan to be determined by the board of directors of the surviving corporation following the closing of the merger.

Representations and Warranties

Each of the parties to the merger agreement made certain representations and warranties related to their due organization, good standing, and authorization to enter into the merger agreement, the merger and the other transactions contemplated by the merger agreement, consents of governmental entities required as a result of the transactions contemplated by the merger agreement and the absence of any violation of or conflict with such party’s organizational documents, applicable law or material contracts of such party as a result of entering into the merger agreement and consummating the transactions contemplated by the merger agreement, among others. In addition, each party made certain representations and warranties particular to such party. These representations and warranties are, in some cases, subject to specified exceptions and qualifications contained in the merger agreement or in the disclosure schedules delivered in connection therewith. You should read the merger agreement in its entirety to understand the nature of these representations and warranties and risks that they represent to completion of the merger.

We also made representations and warranties that relate to, among other things:

•              our and our subsidiaries’ capitalization;

•              the approval and recommendation by our board of directors and the special committee of the merger agreement, the merger and the other transactions contemplated by the merger agreement and the required stockholder vote for their adoption of the merger agreement;

•              our filings with the SEC since October 1, 2002;

•              our financial statements contained in our SEC filings since October 1, 2002 and the absence of liabilities, other than those disclosed in our filings with the SEC;

•              our internal controls and procedures;

•              the absence of certain changes and events since September 30, 2004;

•              the absence of litigation or outstanding court orders against us;

•              employment and labor matters affecting us, including matters relating to our employee benefit plans;

•              our compliance with laws and possession of all licenses and permits necessary to conduct our business;

•              taxes and transactions with our affiliates;

•              receipt by us of a fairness opinion from Houlihan Lokey; and

•              resignation of all members of our board of directors except for the special committee (Leonard G. Rogers and Donald L. Kasun) and Edward F. McDonnell effective as of execution of the merger agreement and the appointment by the prior board of directors of Mats Andersson, Ola Salmén, Ketil Eriksen and Lisa Derman effective as of 9 a.m. New York City time on October 11, 2005.

The representations and warranties of each of the parties to the merger agreement will expire upon completion of the merger, which means that no party will have the right to pursue a claim for an alleged breach of any representation or warranty after the effective time of the merger.

Covenants

The parties have agreed to use all commercially reasonable efforts to take all actions, and to do, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable to consummate and make effective the merger and the other transactions, including:

•              obtaining all necessary actions or nonactions, waivers, consents and approvals from governmental entities and the making of all necessary registrations and filings (including filings with governmental entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity;

•              obtaining all necessary consents, approvals or waivers from third parties;

•              defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging the merger agreement or the consummation of the transactions, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

•              the execution and delivery of any additional instruments necessary to consummate the transactions and to fully carry out the purposes of the merger agreement.

The parties have also agreed to give prompt notice to the other parties of (i) any representation or warranty made by it contained in the merger agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under the merger agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under the merger agreement.

Absolut is not required to dispose of any of its assets or to limit its freedom of action with respect to any of its businesses, or to consent to any disposition of Cruzan’s assets or limits on Cruzan’s freedom of action with respect to any of its businesses, or to commit or agree to any of the foregoing, and Cruzan agreed that it is not authorized to commit or agree to any of the foregoing, to obtain any consents, approvals, permits or authorizations to remove any impediments to the merger relating to the HSR Act or other antitrust, competition or premerger notification, trade regulation law, regulation or order (“Antitrust Laws”) or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding relating to Antitrust Laws, other than dispositions, limitations or consents, commitments or agreements that in each such case may be conditioned upon the consummation of the merger and that, in the reasonable judgment of Absolut, individually or in the aggregate, have not had and could not reasonably be expected to (i) have a material adverse effect on it, (ii) have a material adverse effect on Cruzan, or (iii) materially impair the benefits or advantages which Absolut expects to be realized from the merger and the transactions.

Absolut and Merger Sub also agreed to vote or to cause to be voted all shares of Cruzan’s common stock owned by them or any of their affiliates or associates for the merger and the approval and adoption of the merger agreement.

Access to Information; Confidentiality

We have agreed to, and to cause our subsidiaries to, cooperate with Absolut and its representatives in their investigation of our business, and to grant them reasonable access to our offices,

records and employees. We have also agreed to furnish them with a copy of each report, schedule, registration statement and other document filed by us pursuant to the requirements of federal or state securities laws during their review period as well as all other information concerning our business, properties and personnel as Absolut may reasonably request.  Absolut and its representatives have agreed to hold this information in confidence.

Cruzan’s Conduct of the Business before Completion of the Merger

We and Absolut (including in its capacity as controlling stockholder and through its representatives on our board of directors) have agreed that we will not, and will not permit any of our respective subsidiaries to, take any action that would reasonably be expected to result in:

•              any of our representations or warranties, or for Absolut and Merger Sub, Absolut’s or Merger Sub’s representations or warranties, as set forth in the merger agreement that is qualified as to materiality becoming untrue;

•              any of our representations or warranties, or for Absolut and Merger Sub, Absolut’s or Merger Sub’s representations or warranties, as set forth in the merger agreement that is not qualified as to materiality becoming untrue in any material respect; or

•              except as otherwise permitted as described under “- No Solicitation of Alternative Transactions,” any condition to the merger not being satisfied.

No Solicitation of Alternative Transactions

We have agreed that neither we nor any of our subsidiaries nor any of our respective representatives will:

•              directly or indirectly solicit, initiate, knowingly encourage or take any action designed to facilitate any inquiries or the making by any person of any competing takeover proposal;

•              enter into any agreement relating to any competing takeover proposal; or

•              directly or indirectly enter into, participate in or continue any discussions or negotiations regarding, or furnish to any person any information with respect to, any competing takeover proposal.

For purposes of the merger agreement, “competing takeover proposal” means (i) any proposal or offer from any person or group (except for Absolut and its affiliates) relating to any direct or indirect acquisition or purchase of 10% or more of the assets of Cruzan and its subsidiaries, taken as a whole, or 10% or more of any class of equity securities of Cruzan then outstanding; (ii) any tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of any class of equity securities of Cruzan then outstanding; and (iii) any merger, consolidation, business, combination, recapitalization, liquidation, dissolution or similar transaction involving Cruzan, other than the transactions contemplated by the merger agreement.

At any time before our stockholders have adopted the merger agreement, we may furnish information with respect to Cruzan to the person making a competing takeover proposal and participate in discussions and negotiations with such person and its representatives regarding such competing takeover proposal; provided, that:

•              the competing takeover proposal (i) was not solicited by us; (ii) did not otherwise result from a breach of our obligations under the merger agreement; (iii) our board of directors or special committee determined that it was reasonably likely to lead to a superior proposal; and (iv) our board determines in good faith that it is required to take these actions in order to fulfill its fiduciary obligations; and

•              we execute a customary confidentiality agreement.

In addition, our board of directors or the special committee may withdraw or modify its approval or recommendation of the merger and the merger agreement if it determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with their fiduciary obligations.

For purposes of the merger agreement, “superior proposal” means any proposal made by a third party to acquire 10% or more of the equity securities or assets of Cruzan, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization, or a sale of its assets, (i) on terms which our board of directors or the special committee determines in good faith to be superior from a financial point of view to the holders of Cruzan common stock than the merger with Absolut, taking into account all the terms and conditions of such proposal and the merger agreement, (ii) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal and (iii) for which any necessary financing is committed or, in the good faith determination of our board of directors, likely to be obtained.

We have agreed to advise Absolut orally and in writing of any competing takeover proposal or any inquiry with respect to or that could reasonably be expected to lead to any competing takeover proposal and the identity of the person making any such competing takeover proposal or inquiry.  The special committee has agreed to (i) keep Absolut fully informed of the status including any change to the details of any such competing takeover proposal or inquiry and (ii) provide to Absolut as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to Cruzan from any third party in connection with any competing takeover proposal or sent or provided by Cruzan to any third party in connection with any competing takeover proposal.

Conditions to the Merger

The obligations of the parties to complete the merger are subject to the following mutual conditions:

•              (i) the approval of the merger and merger agreement by the affirmative vote of the holders of at least two-thirds of Cruzan’s outstanding common stock not “owned” (as defined in Section 203 of the DGCL) by Absolut or its “affiliates” or “associates” (as defined by Section 203 of the DGCL) and (ii) the adoption of the merger agreement by the affirmative vote of the holders of at least a majority of Cruzan’s outstanding common stock;

•              the termination or expiration of the waiting period (and any extension thereof) applicable to the merger under the HSR Act;

•              all other consents, approvals and filings under any other Antitrust Laws, the absence of which would prohibit the consummation of the merger or would reasonably be expected to have a material adverse effect on Absolut, must have been obtained or made; and

•              no temporary judgment issued by any court of competent jurisdiction or other law preventing the consummation of the merger can be in effect, and the parties shall have used all commercially reasonable efforts to prevent the entry of any such injunction or other order and appealed as promptly as possible any such judgment that was entered.

Our obligation to complete the merger is subject to the following additional conditions:

•                                          the representations and warranties of Absolut and Merger Sub are true and correct as of the closing date as though made on the closing date (without giving effect to the words and terms “material,” “in all material respects” and “material adverse effect”), except to the extent such representations and warranties expressly relate to a particular date (in which case such representations and warranties are true and correct on and as of such particular date (without giving effect to the words and terms “material,” “in all material respects” and “material adverse effect”)) and receipt of certificates signed by officers of Absolut and Merger Sub certifying the same, provided, however, that notwithstanding anything in this paragraph to the contrary, the condition set forth in this paragraph will be deemed to have been satisfied even if any representations and warranties of Absolut and Merger Sub are not true and correct, unless the failure of such representations and warranties of Absolut and Merger Sub to be true and correct, individually or in the aggregate, would reasonably be expected to prevent the consummation of the merger or prevent Absolut or Merger Sub from performing its obligations under the merger agreement;

•                                          Absolut and Merger Sub will have performed in all material respects all obligations required to be performed by each of them, and receipt of certificates signed by officers of Absolut and Merger Sub certifying that Absolut and Merger Sub have performed in all material respects the obligations required to be performed by them; and

•                                          deposit of cash by Absolut with the exchange agent to pay for the merger consideration.

The consummation of the merger is also subject to the following additional conditions that are for the benefit of Absolut and Merger Sub:

•                                          our representations and warranties, other than in Sections 3.01, 3.03, 3.04, 3.14 and 3.16 of the merger agreement, shall be true and correct as of the closing date as though made on the closing date (without giving effect to the words and terms “material,” “in all material respects” and “material adverse effect”), except to the extent such representations and warranties expressly relate to a particular date (in which case such representations and warranties shall be true and correct, on and as of such particular date (without giving effect to the words and terms “material,” “in all material respects” and “material adverse effect”)), provided, however, that notwithstanding anything in this paragraph to the contrary, the condition set forth in this paragraph will be deemed to have been satisfied even if our representations and warranties are not true and correct, unless the failure of our representations and warranties to be true and correct, individually or in the aggregate, would reasonably be expected to have a company material adverse effect, and receipt of a certificate signed by one of our officers certifying the same;

•                                          our representations and warranties in Sections 3.01, 3.03, 3.04, 3.14 and 3.16 of the merger agreement shall be true and correct in all material respects, as of the closing date as though made on the closing date, except (A) to the extent such representations and warranties expressly relate to a particular date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such particular date) and (B) that the representations and warranties as to the number of outstanding and reserved shares of Cruzan common stock shall be true and correct, except that an aggregate of up to 1,000 additional shares of Cruzan common stock may be outstanding and reserved, and receipt of a certificate signed by one of our officers certifying the same;

•                                          we must have performed in all material respects all obligations required to be performed and delivered a certificate from one of our officers certifying that we have performed in all material respects the obligations required to be performed by us;

•                                          the special committee must have performed in all material respects all obligations required to be performed and receipt of a certificate signed on behalf of the special committee certifying the same;

•                                          there is no pending or threatened suit, action or proceeding by any governmental entity or any other person, that has a reasonable likelihood of success, (i) challenging the acquisition by Absolut or Merger Sub of any of our capital stock, seeking to restrain or prohibit the consummation of the merger or any other transaction or seeking to obtain from us, Absolut or Merger Sub any damages that are material in relation to us and our subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by us, Absolut or any of our respective subsidiaries of any material portion of the business or assets of Cruzan, Absolut or any of our respective subsidiaries, or to compel us, Absolut or any of our respective subsidiaries to dispose of or hold separate any material portion of the business or assets of Cruzan, Absolut or any of our respective subsidiaries, as a result of the merger or any other transaction, (iii) seeking to impose limitations on the ability of Absolut to acquire or hold, or exercise full rights of ownership of, any shares of our capital stock, including the right to vote the shares of our capital stock purchased by it on all matters properly presented to the stockholders of Cruzan, (iv) seeking to prohibit Absolut or any of its subsidiaries from effectively controlling in any material respect the business or operations of Cruzan and our subsidiaries or (v) which is reasonably likely to have a material adverse effect on us;

•                                          there has not been any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on Cruzan since the date of the most recent audited financial statements included in our SEC documents except as previously disclosed in our SEC documents or in our disclosure letter; and

•                                          each member of our special committee and each other member of our board of directors who is an independent director will have submitted their resignations from their position as a director of Cruzan.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after stockholder approval has been obtained, as follows:

by the mutual written consent of us, Absolut and Merger Sub;

by either us or Absolut, if:

•                                          the merger has not been consummated by April 30, 2006, unless the failure to consummate the merger is the result of a breach of the merger agreement by the party seeking to terminate the agreement; provided, however, that the passage of such period will be tolled for any part thereof during which any party is subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the merger;

•                                          any governmental entity issues a permanent injunction or order enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement and such action has become final and nonappealable; or

•                                          our stockholders do not approve the merger and adopt and approve the merger agreement upon taking a vote at a special meeting;

by us, if:

•                                          there has been a failure to perform in any material respect by Absolut or Merger Sub of any of their representations, warranties or covenants in the merger agreement, which would give rise to the failure of any of the applicable closing conditions set forth in the merger agreement and the breach cannot be or has not been cured within 30 days of receipt of notice of the breach;

by Absolut, if:

•                                          there has been a failure to perform in any material respect by us or the special committee of any representations, warranties or covenants in the merger agreement, which would give rise to the failure of any of the applicable closing conditions set forth in the merger agreement and the breach cannot be or has not been cured within 30 days of receipt of notice of the breach;

•                                          the special committee withdraws or modifies, in a manner adverse to Absolut or Merger Sub, or proposes to withdraw or modify, in a manner adverse to Absolut or Merger Sub, its approval or recommendation of the merger agreement or the merger, fails to recommend to our stockholders that they give approval for this transaction or approves or recommends, or proposes to approve or recommend, any competing takeover proposal; or

•                                          the special committee or any of its representatives (i) solicits, initiates, knowingly encourages or takes any action designed to facilitate the making by any person of any competing takeover proposal; (ii) enters into any agreement relating to any competing takeover proposal; or (iii) enters into, participates in or continues any discussions or negotiations regarding, or furnishes to any person any information with respect to, any competing takeover proposal, in breach of certain provisions of the merger agreement.

If the merger agreement is terminated, it will become void and have no effect, other than the provisions relating to broker fees, confidentiality, termination, fees and expenses and other miscellaneous provisions.  Termination, however, will not relieve any party from liability or damages resulting from any willful breach by that party of the merger agreement.

Payment of Fees and Expenses

We have agreed to pay Absolut a termination and expense reimbursement fee of $3 million if Absolut terminates the merger agreement because of any of the following reasons:

•                                          the special committee withdraws or modifies, in a manner adverse to Absolut or Merger Sub, or proposes to withdraw or modify, in a manner adverse to Absolut or Merger Sub, its approval or recommendation of the merger agreement or the merger, fails to recommend to our stockholders that they give approval for this transaction or approves or recommends, or proposes to approve or recommend, any competing takeover proposal; or

•                                          the special committee or any of its representatives (i) solicits, initiates, knowingly encourages or takes any action designed to facilitate the making by any person of any competing takeover proposal; (ii) enters into any agreement relating to any competing takeover proposal; or (iii) enters into, participates in or continues any discussions or negotiations regarding, or furnishes to any person any information with respect to, any competing takeover proposal, in breach of certain provisions of the merger agreement.

In addition, if Absolut is entitled to terminate the merger agreement on any of the grounds referred to above, or if we or the special committee breach a representation, warranty or covenant in the merger agreement which breach causes a failure of one or more of the conditions to closing which has not been cured within 30 days of receipt of notice of the breach, we would be obligated to reimburse Absolut for all of its documented out-of-pocket expenses actually incurred up to a maximum of $1.5 million in connection with the merger agreement or the merger.  The termination fee is subject to a credit for any expense reimbursement paid and no expense reimbursement shall be due if we have previously paid the termination fee.

Indemnification of Directors and Officers; Advancement of Expenses and Insurance

Pursuant to the terms of the merger agreement, for a period of six years after the effective date of the merger, the certificate of incorporation and bylaws of the surviving corporation and its subsidiaries must contain provisions regarding the indemnification and advancement of expenses to directors and officers which are no less favorable than those in the company’s or its subsidiaries’ certificate of incorporation and bylaws in effect as of the date of the merger agreement.  Absolut agreed to and agreed to cause the surviving corporation to indemnify and advance reasonable expenses to each present and former director of the company or any of its subsidiaries (in and to the extent of their capacities as such but not as stockholders) in respect of actions, omissions or events through the effective time of the merger to the fullest extent permitted by law.

The surviving corporation will either (i) obtain a “tail” insurance policy with a claims period of at least six years from the effective time of the merger with respect to the directors’ and officers’ liability insurance in an amount and scope at least as favorable as the company’s policies existing as of the date of the merger agreement for claims arising from facts or events that occurred prior to the effective time of the merger or (ii) maintain the directors’ and officers’ liability insurance policies maintained by the company as of the date of the merger agreement for a period of six years after the effective time of the merger so long as the annual premium therefor is not in excess of 200% of the current annual premium.

If Absolut or the surviving corporation or any of its successors or assigns (i) consolidates with or merges into any other corporation or entity and is not the continuing or surviving corporation of such consolidation or merger or ceases to continue to exist for any reason or (ii) transfers all or substantially all of its properties and assets to any individual, corporation or other entity, provisions will be made so that the successors and assigns of Absolut or the surviving corporation and the transferee or transferees of such properties and assets will assume the foregoing obligations.

Amendments, Extensions and Waivers

Any provision of the merger agreement may be amended at any time before or after stockholder approval.  However, after our stockholders have approved the merger agreement, no amendment may be made that by law would require further approval by our stockholders without obtaining that approval.  Any amendment must be in writing and signed on behalf of each of the parties.  Any such amendment must be approved by the special committee.

At any time prior to the effective time of the merger, the parties may extend the time for the performance of any of the obligations or other acts of the other parties or waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement.  The parties may also waive to the fullest extent permitted by law compliance with any of the agreements or conditions contained in the merger agreement.  Any extension or waiver must be approved by the special committee, and will only be valid if in writing and signed on behalf of the waiving party.

Continuing Authority of the Special Committee

In order to protect the interests of the minority Cruzan stockholders, certain actions taken on behalf of Cruzan prior to the earlier of the effective time of the merger or the termination of the merger agreement must be approved by the special committee.  Such actions include (a) the exercise, enforcement or waiver of Cruzan’s rights under the merger agreement; (b) any action or failure to act on the part of Cruzan that could reasonably be expected to constitute or result in a breach of, or to delay or interfere with the performance of, the merger agreement; (c) any agreement or transaction involving the payment, transfer or disposition by Cruzan and our subsidiaries of consideration having a fair market value of $1,100,000 or more annually or the transfer of tangible or intangible assets by Cruzan and our subsidiaries with a fair market value of $1,100,000 or more between (x) Cruzan and any of our subsidiaries and (y) Absolut, Merger Sub or any of their affiliates other than a transaction pursuant to an arrangement in place on the date of the merger agreement; (d) any amendment to Cruzan’s certificate of incorporation or bylaws that would adversely affect the holders of our common stock; and (e) any change in the authority or membership of the special committee.

CRUZAN SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The selected historical consolidated financial information as of and for each of the fiscal years ended September 30, 2005, 2004 and 2003 have been derived from our audited consolidated financial statements and notes thereto included in Cruzan’s Annual Report on Form 10-K and filed with the SEC for the year ended September 30, 2005, which is attached hereto as Annex D and made a part of this proxy statement.  The selected historical consolidated financial data for the three months ended December 31, 2005 and December 31, 2004 have been derived from the unaudited consolidated financial statements of Cruzan.  In the opinion of Cruzan’s management, all adjustments (consisting of normal recurring items) necessary for a fair presentation of the results of operations, financial position and cash flows of Cruzan for such periods have been reflected therein.  Historical results are not necessarily indicative of any results to be expected in the future and partial year results are not necessarily indicative of the results that may be expected for the full year.  The information presented below should be read in conjunction with the consolidated financial statements and notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Form 10-K for the year ended September 30, 2005 and in Cruzan’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2005, which is attached hereto as Annex E and made a part of this proxy statement.

In thousands, except per share amounts

	Year ended September 30,			Three Months ended December 31,
	2005	2004	2003	2005	2004
Statements of Income Data:
Net sales	$106,491	$96,416	$90,444	$28,447	$24,192
Operating income (loss)	(12,574)	(3,579)	6,065	(3,581)	(231)
Income (loss) before income taxes	(14,540)	(4,600)	2,447	(4,316)	(614)
Income tax expense (benefit)	(3,887)	(3,692)	(956)	(1,153)	(763)
Net income (loss)	$(10,653)	$(908)	$3,403	$(3,162)	$149

Net income (loss) per share
Basic Income (loss)	$(1.65)	$(0.16)	$0.61	$(0.47)	$0.02
Diluted Income (loss)	$(1.65)	$(0.16)	$0.60	$(0.47)	$0.02

Weighted average shares outstanding
Basic	6,452	5,801	5,574	6,749	6,339
Diluted	6,452	5,801	5,644	6,749	6,458
Balance Sheet Data (at period end):
Working capital	$45,401	$40,556	$56,791	$14,401	$43,576
Total assets	133,749	127,833	139,299	134,622	126,548
Short-term debt		4,000	4,000	38,000	4,000
Long-term debt	28,600	25,674	47,316	—	28,727
Stockholders’ equity	83,652	79,824	70,612	80,612	79,973

Book Value Per Share

As of December 31, 2005, our book value per share was approximately $11.94.  Book value per share is not a term defined under accounting principles generally accepted in the United States of America.  Book value per share is calculated by dividing total stockholders’ equity by the number of shares of common stock outstanding as of the date of determination.

Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. For purposes of calculating the ratio of earnings available to cover fixed charges:

•                                          earnings consist of income (loss) before income taxes; and

•                                          fixed charges consist of interest inclusive of the amortization of debt issuance costs.

Year Ended September 30,		Three Months Ended December 31,
2005	2004	2005	2004
(5.33)	(2.07)	(3.70)	0.25

For the three months ended December 31, 2005, our earnings were insufficient to cover our fixed charges by approximately $2,309,000.

CRUZAN COMMON STOCK MARKET PRICE AND DIVIDEND INFORMATION

Market Price

Our common stock is listed on the American Stock Exchange under the symbol “RUM.”  The following table sets forth the high and low daily closing prices as reported by the American Stock Exchange during each of the quarters for the last two-year period, and for the period from January 1, 2006 to February 14, 2006.

Quarter Ended	High	Low

March 31, 2004	12.15	10.50
June 30, 2004	14.50	11.92
September 30, 2004	14.05	12.10
December 31, 2004	13.18	11.70
March 31, 2005	13.91	12.42
June 30, 2005	26.75	12.85
September 30, 2005	28.19	25.15
December 30, 2005	28.18	28.01
Through February 14, 2006 (the most recent practicable date before printing of this document)	28.08	28.01

At January 30, 2006, there were 22 registered stockholders of our common stock.  Since a significant portion of our common stock is held in “street name” or nominee name, we are unable to determine the exact number of beneficial holders.

The merger consideration of $28.37 per share to be received by Cruzan’s stockholders represents an approximate 102% premium over the $14.05 per share closing price of Cruzan common stock on June 3, 2005, the last full trading day prior to the public announcement of the stock purchase agreement.  On February 14, 2006, the most recent practicable date before the printing of this document, the closing price of Cruzan common stock was $28.08.

YOU SHOULD OBTAIN CURRENT MARKET PRICE QUOTATIONS FOR CRUZAN COMMON STOCK IN CONNECTION WITH THE VOTING OF YOUR CRUZAN COMMON STOCK.

Dividend Information

We paid no dividends in our fiscal years ended September 30, 2005 and 2004, and do not currently anticipate paying cash dividends in the foreseeable future. The merger agreement prohibits Cruzan from declaring, setting aside or paying dividends or distributions until the effective date of the merger without the prior written consent of Absolut.

INFORMATION CONCERNING CRUZAN COMMON STOCK TRANSACTIONS

Common Stock Offerings

2004 Private Placement to Angostura

During June 2004, Cruzan and Angostura completed a transaction whereby Angostura agreed to invest $10 million in Cruzan in exchange for 714,285 shares of common stock, which equates to an equity issue price of $14.00 per share.  The transaction was approved by the prior board of directors after having been determined to be fair to the public stockholders of Cruzan by a special committee of independent directors.  In addition, Angostura reimbursed one-half of Cruzan’s expenses in connection with this transaction.  The subscription agreement for this transaction also required that Cruzan use its best efforts to complete a rights offering pursuant to a registration statement to be filed with the Commission.  The rights offering (as described below) was intended to allow each stockholder of Cruzan, other than Angostura and its affiliates, to purchase such holder’s approximate pro rata amount of the number of shares of the common stock of Cruzan that would permit the public stockholders in the aggregate to maintain the percentage stock ownership the public stockholders owned prior to the stock purchase by Angostura.

2005 Rights Offering

On August 30, 2004, Cruzan filed a Form S-2 registration statement for a rights offering of 408,787 shares of common stock.  The offering granted holders of Cruzan’s common stock (except Cruzan’s former principal stockholder, Angostura and its affiliates) nontransferable subscription rights to purchase in the aggregate up to 408,787 shares of Cruzan’s common stock at a subscription price of $13.91 (the closing price of Cruzan’s common stock on the American Stock Exchange on May 19, 2005).  Under the terms of the offering, holders of Cruzan’s common stock (except Angostura and its affiliates) were entitled to one nontransferable basic subscription right to purchase one share of common stock for each five shares of common stock held at the close of business on the May 20, 2005 record date.  If any holders of subscription rights did not exercise their basic subscription rights in full, Cruzan permitted stockholders who did exercise their basic subscription rights in full to subscribe for additional shares at the same subscription price per share, on a pro rata basis.  The rights offering closed on June 21, 2005, and was fully subscribed.

Common Stock Purchases

Except as set forth below, none of Cruzan, Absolut, V&S, Merger Sub, or their respective directors and executive officers has purchased any shares of Cruzan common stock during the past two years.

Jay S. Maltby, our Chief Executive Officer and President:

•                   acquired 2,000 shares of Cruzan common stock on April 6, 2004 through the laws of descent and distribution;

•                   acquired 500 shares of Cruzan common stock on June 23, 2004 through the laws of descent and distribution;

•                   was granted stock options representing 100,000 shares of Cruzan common stock on February 24, 2005; and

•                   acquired 2,367 shares of Cruzan common stock on June 21, 2005 as a result of our 2005 rights offering.

Thomas A. Valdes, our Executive Vice President and Assistant Secretary:

•                   was granted stock options representing 80,000 shares of Cruzan common stock on February 24, 2005; and

•                   acquired 209 shares of Cruzan common stock on June 21, 2005 as a result of our 2005 rights offering.

D. Chris Mitchell, our Senior Vice President – Sales:

•                   was granted stock options representing 37,500 shares of Cruzan common stock on February 24, 2005; and

•                   acquired 1,051 shares of Cruzan common stock on June 21, 2005 as a result of our 2005 rights offering.

Ousik Yu, our Senior Vice President – Manufacturing:

•                   was granted stock options representing 37,500 shares of Cruzan common stock on February 24, 2005; and

•                   acquired 4,205 shares of Cruzan common stock on June 21, 2005 as a result of our 2005 rights offering.

Ezra Shashoua, our Executive Vice President and Chief Financial Officer:

•                   was granted stock options representing 80,000 shares of Cruzan common stock on February 24, 2005; and

•                   acquired 20 shares of Cruzan common stock on June 21, 2005 as a result of our 2005 rights offering.

Leonard G. Rogers, an independent director, acquired 209 shares of Cruzan common stock on June 21, 2005 as a result of our 2005 rights offering.

Edward F. McDonnell, an independent director, acquired 200 shares of Cruzan common stock on June 21, 2005 as a result of our 2005 rights offering.

Transactions Within 60 Days

None of Cruzan, Absolut, V&S, Merger Sub, or their respective directors and executive officers has effected any transactions with respect to Cruzan common stock during the 60 days prior to the date of this proxy statement.

CURRENT EXECUTIVE OFFICERS AND DIRECTORS OF CRUZAN

The following persons are the directors and executive officers of Cruzan as of the date of this proxy statement.  Each executive officer will serve until a successor is elected by the board of directors or until the earlier of his resignation or removal.  Except as noted below, the directors and executive officers of Cruzan are citizens of the United States.  The mailing address for the executive officers and directors of Cruzan is 222 Lakeview Avenue, Suite 1500, West Palm Beach, FL 33401 and their telephone number is (561) 655-8977.  None of our executive officers or directors was convicted in a criminal proceeding (other than traffic violations or similar misdemeanors) or party to any judicial or administrative proceeding during the past five years that resulted in a judgment decree or a final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Our executive officers and directors, their ages, the year they became a director, their current principal occupation and their material employment during the last five years as of February 14, 2006 are as follows:

Name	Age	Position

Jay S. Maltby Mr. Maltby joined Cruzan in 1995 as President, Chief Operating Officer and a director and was appointed as Chairman of the Board and Chief Executive Officer in 2002. Mr. Maltby resigned from our board of directors effective as of September 30, 2005. Prior to joining Cruzan, Mr. Maltby served with Bacardi Imports, Ltd. from 1978 in various executive capacities, including as a member of Bacardi’s Executive Committee and Vice President of Finance and Operations. Mr. Maltby also serves as a director of Angostura Holdings, Ltd.	55	Chief Executive Officer and President

Thomas A. Valdes Mr. Valdes joined Cruzan in 1995 as Executive Vice President and, prior to his resignation from our board of directors on September 30, 2005, had been a director of Cruzan since 1996. Prior to joining Cruzan, Mr. Valdes held various executive positions with Bacardi Imports, Ltd., a beverage alcohol manufacturing and marketing company, from 1979, the latest of which was Vice President of Marketing and Operations.	62	Executive Vice President, Assistant Secretary

D. Chris Mitchell Mr. Mitchell joined Cruzan in 1984 as manager of Cruzan’s bottling operations. Mr. Mitchell was promoted to Vice President—Sales in 1989 and appointed as Senior Vice President in 1994. Prior to his resignation from our board of directors on September 30, 2005, Mr. Mitchell had been a director of Cruzan since 1991. Prior to joining Cruzan, Mr. Mitchell was general manager of bottling operations for United States Distilled Products, a beverage alcohol marketing company, from 1980 to 1984.	56	Senior Vice President — Sales

Ezra Shashoua

Mr. Shashoua joined Cruzan as Executive Vice President, Chief Financial Officer and Secretary in June 2003. Prior to joining Cruzan, Mr. Shashoua worked at NationsRent, Inc., a national equipment rental chain, where he served in the same role from January 2001 to June 2003. Prior to joining NationsRent, Mr. Shashoua worked at 7-Eleven, Inc., a national convenience store chain, in Dallas, Texas, where he served in various capacities of increasing responsibility from 1982 to January 2001, most recently as Vice President and Chief Financial Officer. Mr. Shashoua began his career as an attorney at Sonnenschein, Nath and Rosenthal in Chicago, Illinois.

	50	Executive Vice President and Chief Financial Officer

Ousik Yu Mr. Yu joined Cruzan in 1990 and served as Vice President—Bottling Operations since that time until his appointment as Senior Vice President—Beverage Division in 1994. In 1996, Mr. Yu was appointed as Senior Vice President—Manufacturing. From 1986 to 1989, Mr. Yu was employed by Brown-Forman Corporation, a beverage alcohol manufacturing and marketing company, most recently as manager of packaging/process engineering. From 1981 to 1986, he was employed in plant engineering by The Stroh’s Brewery Company, a beverage alcohol company.	52	Senior Vice President — Manufacturing

Donald L. Kasun Since 1978, Mr. Kasun has been president of Kasun Development Corp., an industrial real estate development and management company, and senior vice president of Southern Container Corp., a privately-held manufacturer of paperboard and corrugated boxes.	66	Director since 2001

Edward F. McDonnell Mr. McDonnell is Chairman and Chief Executive Officer of The Premier Group, a company he founded in 1995. The Premier Group owns beverage alcohol distributing companies in the Caribbean, Philippines and South Pacific. Prior to founding The Premier Group, Mr. McDonnell served with The Seagram Company Ltd. from 1981 in various executive capacities, including as a director and Executive Vice President of The Seagram Company Ltd. and President of The Seagram Spirits and Wine Group. Mr. McDonnell owns an interest in a distributorship partially owned by Cruzan.	70	Director since 1998

Leonard G. Rogers Mr. Rogers was Chairman of the Board of Cruzan from 1974 to 1985 and since 1985 has been a private investor. From 1969 to 1974, Mr. Rogers was Senior Vice President – Consumer Products Division for American conglomerate Gulf & Western Industries.	76	Director since 1992

Mats Andersson Mr. Andersson has been Senior Vice President Business Development of V&S since 1999. Prior to serving in this capacity, Mr. Andersson was the Vice President of the Wines Division of V&S from 1994 through 1999. Mr. Andersson is a citizen of Sweden.	49	Director since 2005

Ketil Eriksen Mr. Eriksen has been president of V&S Absolut Spirits since January 2005. Prior to joining V&S, he was Chief Executive Officer of Colgate-Palmolive Sweden & Finland from May 1999 to January 2005. Mr. Eriksen is a citizen of Norway.	42	Director since 2005

Ola Salmén Mr. Salmén has been Senior Vice President Finance of V&S since 2002. Prior to joining V&S, Mr. Salmén was Chief Financial Officer of Adcore AB, a Swedish public IT consulting firm. From 1997 until 2002, Mr. Salmen served as Financial Director and Director of Risk Control for Handelsbanken Markets. Mr. Salmén is a citizen of Sweden.	51	Director since 2005

Lisa Derman Ms. Derman has been the General Counsel of ASCI since January 2005. Prior to joining ASCI, Ms. Derman was employed by Schieffelin & Somerset, the national importer for Dom Perignon, Hennessey, Tanqueray and Johnnie Walker, where she served as Senior Counsel from July 2001 to January 2004. From 1994 to 2000, she was employed by the national law firm McDermott Will & Emery LLP as an associate or consultant where she specialized in alcohol beverage regulatory law and distributor relations.	40	Director since 2005

CURRENT EXECUTIVE OFFICERS AND DIRECTORS OF ABSOLUT

The following persons are the directors and executive officers of Absolut as of the date of this proxy statement.  Each executive officer will serve until a successor is elected by the board of directors of Absolut or until the earlier of his resignation or removal.  The mailing address for the executive officers and directors of Absolut is 1370 Avenue of the Americas, New York, New York 10019 and their telephone number is (212) 641-8700.  None of Absolut’s executive officers or directors was convicted in a criminal proceeding (other than traffic violations or similar misdemeanors) or was a party to any judicial or administrative proceeding during the past five years that resulted in a judgment decree or a final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Absolut’s executive officers and directors, their ages, the year they became a director of Absolut, their current principal occupation and their material employment during the last five years as of February 14, 2006 are as follows:

Name	Age	Position

Carl Horton Mr. Horton has been the President and Chief Executive Officer of Absolut since 2001. Prior to joining Absolut, Mr. Horton was employed by Seagram Spirits & Wine Group as Vice President of Marketing for Absolut. Mr. Horton is a citizen of the United States.	61	President and Chief Executive Officer. Director since 2001

Bengt Baron Mr. Baron has been President and CEO of V&S since 2001. Previously, Mr. Baron served as Nordic Business Area Manager for StepStone Sweden. Mr. Baron is a member of the board of directors of Future Brands and Cloetta Fazer. Mr. Baron is a citizen of Sweden.	43	Director since 2002

Ketil Eriksen Mr. Eriksen has been president of V&S Absolut Spirits since January 2005. Prior to joining V&S, he was Chief Executive Officer of Colgate-Palmolive Sweden & Finland from May 1999 to January 2005. Mr. Eriksen is a citizen of Norway.	42	Director since 2005

Matthias Aeppli From 2002 through 2004, Mr. Aeppli served as Vice President of Marketing at Diageo NA. Prior to Diageo, Mr. Aeppli was a marketing Vice President with Seagram Spirits & Wine Group. Mr. Aeppli is a citizen of Switzerland.	46	Vice President of Marketing

Michael Misiorski Mr. Misiorski has been Chief Financial Officer and Vice President of Finance and Administration of Absolut since October 2001. Prior to joining Absolut, Mr. Misiorski was the Director of Finance Global of Seagram Company Limited. Mr. Misiorski is a citizen of the United States.	43	Vice President of Finance and Administration, Chief Financial Officer, Secretary and Treasurer

James Schleifer Mr. Schleifer has been the Vice President of Sales for Absolut since 2001. Prior to joining Absolut, Mr. Schleifer served as Marketing Director at Seagram’s Spirits & Wine Group Mr. Schleifer is a citizen of the United States.	49	Vice President of Sales

CURRENT EXECUTIVE OFFICERS AND DIRECTORS OF V&S

The following persons are the directors and executive officers of V&S as of the date of this proxy statement.  Each executive officer will serve until a successor is elected by the board of directors of V&S or until the earlier of his resignation or removal.  The mailing address for the executive officers and directors of V&S is 117 97 Stockholm, Sweden and their telephone number is +46 8 744 70 00.  None of V&S’s executive officers or directors was convicted in a criminal proceeding (other than traffic violations or similar misdemeanors) or was a party to any judicial or administrative proceeding during the past five years that resulted in a judgment decree or a final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

V&S’s executive officers and directors, their ages, the year they became a director of V&S, their current principal occupation and their material employment during the last five years as of February 14, 2006 are as follows:

Name	Age	Position

Claes Dahlbäck Mr. Dahlbäck has been a director of the V&S board since 1991 and has served as Chairman of the Board since 1993. Mr. Dahlbäck is a member of the V&S board’s audit committee and remuneration committee. Mr. Dahlbäck also serves as Chairman of the Board of Stora Enso Oy and Gambro AB. Mr. Dahlbäck is a citizen of Sweden.	58	Chairman of the Board. Director since 1991

Lars Danielsson Mr. Danielsson has been a director of the V&S board since 2003. Mr. Danielsson is also a member of the V&S board’s remuneration committee. Mr. Danielsson has served as Under-Secretary in the Swedish Prime Minister’s Office since 1999. Mr. Danielsson is a citizen of Sweden.	52	Non-Executive Director since 2003

Inger Lundberg Mr. Lundberg has been a director of the V&S board since 2005. Mr. Lundberg has been a member of the Swedish Parliament since 1991. Mr. Lundberg is a citizen of Sweden.	57	Non-Executive Director since 2005

Arne Mårtensson Mr. Mårtensson has been a director of the V&S board since 1993. Mr. Mårtensson is also a member of the V&S board’s audit committee. Mr. Mårtensson has been Chairman of the Board of Svenska Handelsbanken AB since 2001 and before that he was the CEO of Svenska Handelsbanken AB. Mr. Mårtensson is a citizen of Sweden.	54	Non-Executive Director since 1993

Mats G. Ringesten Mr. Ringesten has been a director of the V&S board since 2004. Mr. Ringesten has served as Senior Partner of Neuman & Nydahl since 1995. Mr. Ringesten is a citizen of Sweden.	55	Non-Executive Director since 2004

Anders Björck Mr. Björck has been a director of the V&S board since 2000. Mr. Björck has served as County Governor for the province of Uppsala since 2003. Mr. Björck was a member of the Swedish Parliament from 1968 through 2002 and served as First Deputy Speaker of Parliament from 1994 through 2002. Mr. Björck is a citizen of Sweden.	61	Non-Executive Director since 2000

Jonas Iversen Mr. Iversen has been a director of the V&S board since 2003. Mr. Iversen has served as Director/Senior Adviser of the Ministry of Industry since 2000. He is also a member of the V&S board’s audit committee. Mr. Iversen is a citizen of Sweden.	40	Non-Executive Director since 2003

Ebbe M. Loiborg Mr. Loiberg has been a director of the V&S board since 2000. He is also a member of the V&S board’s remuneration committee and a board member of various companies. Mr. Loiborg is a citizen of Denmark.	60	Non-Executive Director since 2000

Helle Kruse Nielsen Ms. Nielsen has been a director of the V&S board since 2004. Ms. Nielsen also serves as a board member of various companies. Ms. Nielsen is a citizen of Denmark.	52	Non-Executive Director since 2004

Johan Lund Mr. Lund has been an employee representative of the V&S board since 2003. Mr. Lund has served as Senior Editor at V&S since 1995. Mr. Lund is a citizen of Sweden.	47	Employee Representative Director since 2003

Kent Karlsson Mr. Karlsson has been a deputy employee representative of the V&S board since 2004. Mr. Karlsson has served as Planning Manager at V&S since 2000. Mr. Karlsson is a citizen of Sweden.	55	Deputy Employee Representative Director since 2004

Jan Lundin Mr. Lundin has been an employee representative of the V&S board since 1998. Mr. Lundin has served as line employee at V&S since 1989. Mr. Lundin is a citizen of Sweden.	59	Employee Representative Director since 1998

Roger Möller Mr. Möller has been a deputy employee representative of the V&S board since 2000. Mr. Möller has served as warehouse worker at V&S since 1975. Mr. Möller is a citizen of Sweden.	49	Deputy Employee Representative Director since 2000

Bengt Baron Mr. Baron has been President and CEO of V&S since 2004. Previously, Mr. Baron served as President of V&S Absolut Spirits from 2001. Former positions include Nordic Business Area Manager for Stepstone Sweden. Mr. Baron is a member of the board of directors of Future Brands and Cloetta Fazer. Mr. Baron is a citizen of Sweden.	43	President and Chief Executive Officer

Håkan Matz Mr. Matz has been President of V&S Wine since 2001. Previously, Mr. Matz served as CEO of Hemköpskedjan AB from 1999 through 2001. Mr. Matz is a citizen of Sweden.	55	President, V&S Wine

Mats Andersson Mr. Andersson has been Senior Vice President Business Development of V&S since 1999. Prior to serving in this capacity, Mr. Andersson was the Vice President of the Wines Division of V&S from 1994 through 1999. Mr. Andersson is a citizen of Sweden.	49	Senior Vice President Business Development

Rolf Cassergren Mr. Cassergren has been Executive Vice President of V&S since 2001. Previously, Mr. Cassergren served as Head of V&S Finance since 1996 and President of V&S Distillers since 2004. Mr. Cassergren is a citizen of Sweden.	47	Executive Vice President

Ketil Eriksen Mr. Eriksen has been President of V&S Absolut Spirits since January 2005. Prior to joining V&S, he was Chief Executive Officer of Colgate-Palmolive Sweden & Finland from May 1999 to January 2005. Mr. Eriksen is also a member of the boards of directors of Future Brands and Maxxium Worldwide. Mr. Eriksen is a citizen of Norway.	42	President, V&S Spirits

Ola Salmén Mr. Salmén has been Senior Vice President Finance of V&S since 2002. Prior to joining V&S, Mr. Salmén was Chief Financial Officer of Adcore AB, a Swedish public IT consulting firm. From 1997 until 2002, Mr. Salmen served as Financial Director and Director of Risk Control for Handelsbanken Markets. Mr. Salmén is a member of the board of directors of Maxxium Worldwide. Mr. Salmén is a citizen of Sweden.	51	Senior Vice President Finance

Mikael Spångberg Mr. Spångberg has been Senior Vice President Legal Affairs of V&S from 1996 through 2001 and again since 2003. From 2001 through 2003, Mr. Spångberg served as Senior Consultant to Cogent IPC AB. Mr. Spångberg is a citizen of Sweden.	48	Senior Vice President Legal Affairs

Gunilla Winlund Ms. Winlund has been Senior Vice President Human Resources of V&S since 2000. Ms. Winlund is a citizen of Sweden.	54	Senior Vice President Human Resources

Jacob Broberg Mr. Broberg has been Senior Vice President Corporate Affairs of V&S since 2005. Prior to joining V&S, he was Vice President Media Relations of Electrolux from 2001 to 2005. He was also Vice President Corporate Communications of Länsförsäkringar from 2000 to 2001. Mr. Broberg is a citizen of Sweden.	41	Senior Vice President Corporate Affairs

CURRENT EXECUTIVE OFFICERS AND DIRECTORS OF MERGER SUB

The following persons are the directors and executive officers of Merger Sub as of the date of this proxy statement.  Each executive officer will serve until a successor is elected by the board of directors of Merger Sub or until the earlier of his resignation or removal.  The directors and executive officers of Merger Sub are citizens of the United States.  The mailing address for the directors and executive officers of Merger Sub is 1370 Avenue of the Americas, New York, New York 10019 and their telephone number is (212) 641-8700.  None of Merger Sub’s executive officers or directors was convicted in a criminal proceeding (other than traffic violations or similar misdemeanors) or party to any judicial or administrative proceeding during the past five years that resulted in a judgment decree or a final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws:

Merger Sub’s executive officers and directors, their ages, the year they became a director of Merger Sub, their current principal occupation and their material employment during the last five years as of February 14, 2006 are as follows:

Name	Age	Position

Michael Misiorski Mr. Misiorski has been the President, Vice President, Treasurer and Secretary of Merger Sub since its incorporation in September 2005. Mr. Misiorski also has served as Chief Financial Officer and Vice President of Finance and Administration of Absolut since October 2001. Prior to joining Absolut, Mr. Misiorski was the Director of Finance Global of Seagram Company Limited.	43	President, Vice President, Treasurer, Secretary

Lisa Derman

Ms. Derman has been the sole director of Merger Sub since its incorporation in September 2005. Ms. Derman has also served as General Counsel of Absolut since January 2005. Prior to joining ASCI, Ms. Derman was employed by Schieffelin & Somerset, the national importer for Dom Perignon, Hennessey, Tanqueray and Johnnie Walker, where she served as Senior Counsel from July 2001 to January 2004. From 1994 to 2000, she was employed by the national law firm McDermott Will & Emery LLP as an associate or consultant where she specialized in alcohol beverage regulatory law and distributor relations.

	40	Director since 2005

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER BENEFICIAL OWNERS

The following tables set forth information at February 14, 2006 with respect to the beneficial ownership of shares of Cruzan common stock by (i) the directors of Cruzan, (ii) the Chief Executive Officer and the four other most highly compensated executive officers, (iii) all executive officers and directors of Cruzan, as a group, and (iv) each person known to Cruzan to beneficially own more than 5% of the shares of Cruzan common stock outstanding.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)

Name of Executive Officer or Director	Number of Shares	Presently Exercisable Options(1)	Total Beneficial Ownership	Percentage Owned(2)
Jay S. Maltby	13,667	131,250	144,917	2.1%
Ezra Shashoua	120	25,000	25,120	*
Thomas A. Valdes	1,209	112,500	113,709	1.7%
D. Chris Mitchell	6,051	56,717	62,768	*
Ousik Yu	24,205	61,717	85,922	1.3%
Donald L. Kasun(3)	—	—	—	—
Edward F. McDonnell(4)	1,200	60,000	61,200	*
Leonard G. Rogers(5)	1,209	—	1,209	*
Mats Andersson	—	—	—	—
Ola Salmén	—	—	—	—
Ketil Eriksen	—	—	—	—
Lisa Derman	—	—	—	—
All executive officers and directors as a group (10 persons)	47,661	446,759	494,420	6.9%

* Less than 1%

Name and Address of Other Beneficial Owners	Number of Shares		Presently Exercisable Options(1)	Total Beneficial Ownership		Percentage Owned(2)
The Absolut Spirits Company, Incorporated (7) 1370 Avenue of the Americas New York, New York 10019	4,294,583	(6)	—	4,294,583	(6)	63.6%

(1)               The number of shares beneficially owned by each director, executive officer and stockholder is determined under rules of the Securities and Exchange Commission (the “Commission”), and the information provided under those rules is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days after February 14, 2006, including through the exercise of options granted under Cruzan’s 1992 Employee Stock Option Plan and 2004 Stock Option Plan (“Presently Exercisable Options”). The inclusion of shares covered by Presently Exercisable Options, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his spouse) with respect to all shares of common stock listed as owned by such person or entity. Unless otherwise stated, the address for each executive officer or Director is Cruzan’s principal office, 222 Lakeview Avenue, Suite 1500, West Palm Beach, Florida 33401.

(2)               Number of shares outstanding consists of the 6,748,992 shares of Common Stock outstanding at February 14, 2006, plus any shares subject to Presently Exercisable Options held by the person in question.

(3)               Mr. Kasun’s address is 1080 N. Ocean Boulevard, Palm Beach, Florida 33480.

(4)               Mr. McDonnell’s address is The Premier Group, 10 Office Park Road, Suite 212, Hilton Head Island, South Carolina 29928.

(5)               Mr. Rogers’ address is 575 Island Drive, Palm Beach, Florida 33480.

(6)               Absolut has reported in a Schedule 13D/A that, as of September 26, 2005, it beneficially owned, and had sole voting and investment power with respect to, 4,294,583 shares of Cruzan’s common stock.

(7)               Absolut is a wholly-owned subsidiary of V&S Vin & Sprit AB (publ), a company incorporated in Sweden and wholly-owned by the Kingdom of Sweden.

PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS

Except as described more fully under “SPECIAL FACTORS – Background of the Merger,” there have not been any negotiations, transactions or material contacts during the past two years concerning any merger, consolidation, acquisition, tender offer or other acquisition of any class of Cruzan’s securities, election of Cruzan’s directors or sale or other transfer of a material amount of Cruzan’s assets (i) between Cruzan or any of its affiliates, on the one hand, and Absolut, V&S or its affiliates, on the other hand, (ii) between any affiliates of Cruzan or (iii) between Cruzan and its affiliates, on the one hand, and any person not affiliated with Cruzan who would have a direct interest in such matters, on the other hand.

Angostura Stock Purchase Agreement

On June 3, 2005, Angostura, Cruzan’s former controlling stockholder entered into an agreement with V&S whereby V&S agreed, subject to the terms and conditions of the agreement, to purchase Angostura’s controlling interest in Cruzan, represented by 4,294,583 shares of common stock, for $28.37 per share or approximately $121.8 million in the aggregate. The stock purchase agreement was subject to normal closing conditions, including the approval of Cruzan’s board of directors (which condition was subsequently waived by V&S). Pursuant to the terms of the stock purchase agreement, V&S assigned its rights under the stock purchase agreement to its wholly-owned U.S. subsidiary, Absolut. The stock purchase agreement and the assignment agreement are attached to this proxy statement as Annex F.

Angostura/Cruzan Management Letter Agreement

On June 2, 2005, Angostura also entered into an agreement with three members of Cruzan’s senior management – Jay S. Maltby, Thomas A.Valdes and Ezra Shashoua whereby Angostura agreed to pay an aggregate of $9 million to these three Cruzan executive officers, or to any other member of Cruzan’s management as Messrs. Maltby, Valdes and Shashoua may designate in their sole discretion. Under the terms of the letter agreement, these amounts would be paid without set-off or withholding if Angostura successfully completed the sale of its Cruzan common stock to V&S.  The letter agreement states that these amounts shall be paid in recognition of the exemplary services that the individuals mentioned above made in increasing the value of Cruzan over the time period that Angostura was a Cruzan stockholder.  The letter agreement is attached to this Proxy Statement as Annex G.

As of the date of this proxy statement, Angostura has not yet paid these amounts to any member of Cruzan’s senior management. On January 31, 2006, Messrs. Maltby, Shashoua and Valdes filed suit in Florida Circuit Court in Palm Beach County against Lawrence Duprey, Angostura Limited, Angostura Holdings Limited, CL Financial Limited and CL World Brands Limited for non-payment under the letter agreement. Although the obligation to make such payment is Angostura’s, and not Cruzan’s, Cruzan was required under generally accepted accounting principles to record the $9 million obligation as an expense on its income statement dated as of September 30, 2005 and as a contribution to Cruzan’s paid-in capital by Angostura on Cruzan’s balance sheet dated as of September 30, 2005.

Distribution Agreement between V&S and Cruzan

Cruzan entered into a distribution agreement on October 10, 2003 with V&S.  Pursuant to the terms of the agreement, V&S acts as the sole and exclusive distributor for Cruzan products in Denmark, Finland, Norway, Sweden, Estonia, Poland, Czech Republic, Slovakia, Canada and all global duty free and travel retail markets other than those located in the U.S., Caribbean, Bermuda, Philippines and Israel (the “Territory”).  V&S pays us a royalty in an amount equal to 50% of V&S’s revenue from the sale of the Cruzan products excluding all taxes, excise duties, rebates and discounts, less (i) V&S’s selling costs, and (ii) the purchase price paid for the Cruzan products.

The agreement continues until terminated by either V&S or us and such notice of termination must be not less than 12 months prior to the end of a calendar year.  In addition, either Cruzan or V&S may terminate the agreement (i) upon 30 days’ written notice for the other party’s violations of the agreement which are not cured within 30 days, (ii) upon 5 days’ written notice if the other party does not have the necessary licensing to carry out its obligations under the agreement for a period of 30 days or more, (iii) upon 30 days’ written notice if in the opinion of the terminating party the basis for cooperation no longer exists because changes in the de facto control of the other party’s activities due to changes in the ownership of the other party, (iv) due to bankruptcy, insolvency, or other similar circumstances of the other party, or (v) immediately if there has been a lien placed on the terminating party’s inventory due to the actions of the other party which is not removed within 10 days.

Neither we nor V&S may assign the agreement without the written consent of the other party; provided, however, that we may assign the agreement to an affiliate if the rights to the intellectual property relating to the Cruzan products in the Territory have also been assigned to such affiliate.  In addition, Cruzan agreed to indemnify V&S for (i) expenses and losses arising from defects in its representations and warranties in the agreement and (ii) for damages in connection with any actions or claims against V&S by any subdistributor, wholesaler, agent or customer of V&S related to the Cruzan products or Cruzan’s performance or transactions under the agreement except for damages which result from product defects caused by V&S or V&S’s violation of the agreement.  Cruzan and V&S both agreed to indemnify one another against all taxes attributable to its income received under the agreement.

V&S Loan Facility

In October 2001, Cruzan entered into a $70 million credit agreement with Wachovia Bank, consisting of a $40 million term loan and a $30 million revolving loan facility. In March 2004, the revolving loan facility was reduced to $15 million. The credit agreement was due to expire in January 2006. On December 14, 2005, Cruzan entered into a loan arrangement with V&S consisting of a $30 million term promissory note and a $10 million revolving promissory note, both of which are unsecured, bear interest at the applicable LIBOR rate plus 90 basis points and mature on December 15, 2006. The notes are non-amortizing and have no financial covenant requirements. On December 16, 2005, Cruzan used the proceeds of these notes to refinance the Wachovia Bank credit agreement.

MISCELLANEOUS OTHER INFORMATION

Stockholder Proposals

Cruzan has not yet determined when it will hold its 2006 annual meeting of stockholders if the merger is not consummated.  If the merger is not consummated for any reason, stockholder proposals intended to be included in our proxy statement in connection with our 2006 annual meeting of stockholders were required to be received by September 24, 2005. However, if the 2006 annual meeting of stockholders is held on a date more than 30 days before or after the corresponding date of the 2005 annual meeting, any stockholder who wishes to have a proposal included in our proxy statement and proxy for that meeting must deliver to us a copy of the proposal within a reasonable time before the proxy solicitation is made.

In accordance with Article I, Section 1.9 of our bylaws, for notice of a stockholder proposal to be considered timely, but not included in the proxy materials, a stockholder’s proposal must have been delivered to, or mailed and received by, Cruzan’s Secretary by December 8, 2005. Proposals must comply with certain information requirements set forth in our bylaws. You may obtain a copy of the bylaws from Ezra Shashoua, Secretary, Cruzan International, Inc., 222 Lakeview Avenue, Suite 1500, West Palm Beach, FL 33401.  Any Cruzan stockholder desiring to submit a proposal should do so by certified mail, return receipt requested.

Where You Can Find More Information

Cruzan files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Cruzan files at the SEC’s public reference room at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street N.E., Room 1580  Washington, D.C. 20549 at prescribed rates. Cruzan’s  public filings with the SEC are also available from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

Cruzan, V&S, Absolut and Merger Sub have filed a Schedule 13E-3 with the SEC with respect to the merger. As permitted by the SEC, this proxy statement omits certain information contained in the Schedule 13E-3. The Schedule 13E-3, together with any amendments and exhibits filed with or incorporated by reference in the Schedule 13E-3 (including written reports by Houlihan Lokey to the special committee in connection with the merger) is available for inspection or copying as set forth above.

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

THE ABSOLUT SPIRITS COMPANY, INC.

CRUZAN ACQUISITION, INC.

and

CRUZAN INTERNATIONAL, INC.

Dated as of September 30, 2005

Section 3.14	Opinion of Financial Advisor
Section 3.15	Affiliate Transactions
Section 3.16	Board Resignations

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
Section 4.01	Organization, Standing and Power
Section 4.02	Sub
Section 4.03	Authority; Execution and Delivery, Enforceability
Section 4.04	No Conflicts; Consents
Section 4.05	Information Supplied
Section 4.06	Brokers
Section 4.07	Ownership of Company Stock
Section 4.08	Funding

ARTICLE V
COVENANTS RELATING TO CONDUCT OF BUSINESS
Section 5.01	Conduct of Business
Section 5.02	No Solicitation

ARTICLE VI
ADDITIONAL AGREEMENTS
Section 6.01	Access to Information; Confidentiality
Section 6.02	Commercially Reasonable Efforts; Notification
Section 6.03	Directors’ and Officers’ Indemnification and Insurance
Section 6.04	Fees and Expenses
Section 6.05	Public Announcements
Section 6.06	Transfer Taxes
Section 6.07	Stockholder Litigation
Section 6.08	Continuation of Special Committee
Section 6.10	Parent and Sub Voting Agreement

ARTICLE VII
CONDITIONS PRECEDENT
Section 7.01	Conditions to Each Party’s Obligation To Effect The Merger

Section 7.02	Conditions to Obligations of Parent and Sub
Section 7.03	Conditions to Obligation of the Company

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER
Section 8.01	Termination
Section 8.02	Effect of Termination
Section 8.03	Amendment
Section 8.04	Extension: Waiver
Section 8.05	Procedure for Termination, Amendment, Extension or Waiver

ARTICLE IX
GENERAL PROVISIONS
Section 9.01	Nonsurvival of Representations and Warranties
Section 9.02	Notices
Section 9.03	Definitions
Section 9.04	Interpretation; Disclosure Letters
Section 9.05	Severability
Section 9.06	Counterparts
Section 9.07	Entire Agreement; No Third-Party Beneficiaries
Section 9.08	Governing Law
Section 9.09	Assignment
Section 9.10	Enforcement; Jurisdiction; WAIVER OF JURY TRIAL
Section 9.11	Authority of Special Committee

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of September 30, 2005, among THE ABSOLUT SPIRITS COMPANY, INC., a Delaware corporation (“Parent”), CRUZAN ACQUISITION, INC., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), and CRUZAN INTERNATIONAL, INC., a Delaware corporation (the “Company”). Certain terms used in this Agreement are used as defined in Section 9.03.

WHEREAS, Parent is party to a Stock Purchase Agreement (the “Angostura Agreement”) with Angostura Limited (“Angostura”) wherein Parent has agreed to purchase, and Angostura has agreed to sell, the 4,294,583 shares of common stock, par value $0.01 per share of the Company (the “Company Common Stock”) owned by Angostura (the “Angostura Shares”), representing approximately 64% of the total amount of outstanding Company Common Stock, on the terms and subject to the conditions set forth therein; and

WHEREAS, Parent has, prior to the execution of this Agreement, purchased the Angostura Shares and has thereby become the owner of approximately 64% of the total amount of outstanding Company Common Stock; and

WHEREAS, pursuant to this Agreement, Parent, Sub and the Company have agreed that Sub will merge with and into the Company (the “Merger”) on the terms and subject to the conditions set forth in this Agreement, whereby each issued share of Company Common Stock not owned by Parent, Sub or the Company shall be converted into the right to receive $28.37 in cash; and

WHEREAS, the Board of Directors of the Company (the “Company Board”) and a special committee of the Board of Directors of the Company consisting of independent directors not affiliated with Angostura (the “Special Committee”) (a) have determined that the Merger and the other transactions provided for herein (the “Transactions”) are fair to and in the best interests of the Company and its stockholders other than Parent and its affiliates, it being understood that the Company Board and Special Committee have not approved the acquisition of the Angostura Shares by Parent, and for purposes of this Agreement, the defined term “Transactions” does not include such acquisition, the Angostura Agreement or any other transactions contemplated thereby, (b) have approved this Agreement and the Transactions and (c) have recommended that the Company’s stockholders adopt and approve this Agreement and the Merger; and

WHEREAS, the Board of Directors of Sub has approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the Transactions; and

WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Sub and the Company hereby agree as follows:

ARTICLE I

The Merger

Section 1.01                 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), at the Effective Time Sub shall be merged with and into the Company, the separate corporate existence of Sub shall thereupon cease, and the Company shall be the surviving corporation of the Merger (the “Surviving Corporation”).

Section 1.02                 Closing. The closing (the “Closing”) of the Merger shall take place at the offices of McDermott Will & Emery LLP, 50 Rockefeller Plaza, New York, New York 10020 at 10:00 a.m. local time on the second (2nd) business day following the satisfaction (or, to the extent permitted by Law, waiver by all parties) of the conditions set forth in Section 7.01, or, if on such day any condition set forth in Section 7.02 or 7.03 has not been satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof), as soon as practicable after all the conditions set forth in Article VII have been satisfied (or, to the extent permitted by Law, waived by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

Section 1.03                 Effective Time. On the Closing Date or as soon as practicable thereafter the Company shall file with the Secretary of State of the State of Delaware, a certificate of merger (the “Certificate of Merger”) executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed or at such later time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).

Section 1.04                 Effects. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.05                 Certificate of Incorporation and By-laws.

(a)             The Certificate of Incorporation of the Surviving Corporation shall be amended at the Effective Time without any further action on the part of Company or Sub to read in the form of Exhibit A and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

(b)            The By-laws of the Surviving Corporation shall be amended at the Effective Time without any further action on the part of Company or Sub to read in the form of Exhibit B and, as so amended, such By-Laws shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

Section 1.06                 Directors. Subject to requirements of applicable Law, the directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 1.07                 Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

ARTICLE II

Effect of the Merger on the Capital Stock of the

Constituent Corporations; Surrender of Certificates; Options

Section 2.01                 Effect on Common Stock. At the Effective Time, as a result of the Merger and without any further action on the part of the Company, Parent, Sub or any holder of any shares of Company Common Stock or any shares of capital stock of Sub:

(a)             Common Stock of Sub. Each issued and outstanding share of common stock, par value $0.01 per share, of Sub shall be converted into and become one (1) fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b)            Cancellation of Treasury Stock and Parent-Owned Stock. Any shares of Company Common Stock that are owned by the Company as treasury stock, and any shares of Company Common Stock owned by Parent or Sub shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

(c)             Conversion of Company Common Stock. Subject to Section 2.01(b) and 2.03, each issued share of Company Common Stock shall be converted into the right to receive $28.37 in cash, without interest (the “Merger Consideration”). As of the Effective Time, all shares of Company Common Stock shall no longer be outstanding, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except, subject to Section 2.03, the right to receive Merger Consideration upon surrender of such certificate in accordance with Section 2.02(b), without interest.

(d)            Options. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Option, each Option outstanding immediately prior to the Effective Time shall, as provided herein, be either (i) canceled and terminated for no consideration or (ii) converted into the right to receive a cash amount equal to the Option Consideration for each share of Company Common Stock issuable pursuant to any then vested and exercisable Option, if any. Prior to the Effective Time, the Company shall take all actions necessary to provide that each then vested and exercisable Option outstanding immediately prior to the Effective Time shall be converted at the Effective Time into the right to receive a cash amount equal to the Option Consideration for each share of Company Common Stock issuable pursuant to any then vested and exercisable Option, if any. All unvested or unexercisable Options shall be canceled and terminated and shall be replaced with an incentive plan to be determined by the Board of Directors of the Surviving Corporation following the Closing. Except as otherwise provided below, the Option Consideration shall be paid as soon (but in any event within five (5) business days) after the Closing Date as shall be practicable. Prior to the Effective Time, the Company shall make any amendments to the terms of the Company Stock Plans, and to the terms of any agreement or instrument evidencing the grant of any Options issued other than pursuant to the Company Stock Plans, and use its best efforts to obtain any consents from holders of Options that, in each case, are necessary to give effect to the transactions contemplated by this Section 2.01(d) and, notwithstanding anything to the contrary, payment may be withheld in respect of any Option until any necessary consents are obtained. Without limiting the foregoing, the Company shall take all actions necessary to ensure that the Company will not at the Effective Time be bound by any options, SARs, warrants or other rights or agreements which would entitle any Person, other than Parent and its Subsidiaries, to own any capital stock of the Surviving Corporation or to receive any payment in respect thereof (other than pursuant to this Section 2.01(d)). Prior to the Effective Time, the Company shall take all actions necessary to terminate all its Company Stock Plans, such termination to be effective at or before the Effective Time.

(e)             Adjustments. If, between the date of this Agreement and the Effective Time, there is a reclassification, recapitalization, stock split, stock dividend, subdivision, combination or exchange of shares with respect to, or rights issued in respect of, the issued and outstanding shares of Company Common Stock, the Merger Consideration shall be adjusted accordingly, without duplication, to provide the holders of issued and outstanding shares of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

Section 2.02                 Surrender of Certificates.

(a)             Paying Agent. Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to the Company to act as paying agent (the “Paying Agent”) for the payment of the Merger Consideration. Immediately prior to the Effective Time, Parent shall deposit with the Paying Agent cash necessary to pay for the shares of Company Common Stock converted into the right to receive cash pursuant to Section 2.01(c) (such cash being hereinafter referred to as the “Exchange Fund”). The Exchange Fund shall not be used for any other purpose.

(b)            Payment Procedure. As soon as reasonably practicable after the Effective Time, but in any event within five (5) business days following the Effective Time, the Surviving Corporation and Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates (the “Certificates”) that immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.01(c), (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash payable in respect of the shares of Company Common Stock formerly represented thereby pursuant to Section 2.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall, subject to Section 2.03, be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, payable in respect of the shares of Company Common Stock formerly represented thereby pursuant to Section 2.01. No interest shall be paid or accrue on the cash payable upon surrender of any Certificate.

(c)             Transfers; No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. After the Effective Time, there shall be no registration of transfers on the stock transfer books of the Company of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

(d)            Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay the Merger Consideration to such Person in exchange for such lost, stolen or destroyed Certificate.

(e)             Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock one (1) year following the Effective Time shall be delivered to Parent, upon demand, and any holder of Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to Parent for, and Parent shall remain liable for, payment of its claim for Merger Consideration.

(f)              No Liability. To the fullest extent permitted by law, none of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g)            Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank which are then publicly available). Any interest and other income resulting from such investments shall be paid to Parent.

(h)            Withholding Rights. Parent, Sub, the Company and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock or Options pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax Law. If Parent, Sub, the Company or the Paying Agent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of which Parent, Sub, the Company or the Paying Agent, as the case may be, made such deduction or withholding.

Section 2.03                 Appraisal Rights.

(a)             Notwithstanding anything in any other section of this Agreement to the contrary, shares of Company Common Stock, outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into, or represent the right to receive, the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. At the Effective Time, all Dissenting Shares shall no longer be outstanding, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive payment of the appraised value of such Dissenting Shares held by them in accordance with the provisions of Section 262 of the DGCL. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, then the right of such holder to receive payment of the appraised value of such Dissenting Shares held by them in accordance with the provisions of Section 262 of the DGCL shall cease and such Dissenting Shares shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 2.02, of the Certificate or Certificates that formerly evidenced such Dissenting Shares.

(b)            The Company shall give Parent prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served on or otherwise received by the Company pursuant to Section 262 of the DGCL, and Parent shall have the right to participate in and control all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

Section 2.04                 Stockholders’ Meeting.

(a)             The Company, acting through its Board of Directors, shall, in accordance with applicable Law:

(i)             duly call, give notice of, convene and hold a special meeting of its stockholders (the “Special Meeting”) as soon as practicable following the date hereof for the purpose of considering and taking action upon this Agreement and the Merger;

(ii)            prepare and file with the SEC a preliminary proxy statement or information statement relating to this Agreement and any other required filings, and use its commercially reasonable efforts (A) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and cause a definitive proxy or information statement (the “Proxy Statement”) and any other required documents to be mailed to its stockholders and (B) subject to Section 5.02, to obtain the necessary approvals of the Merger and this Agreement and the transactions contemplated hereby by its stockholders; and

(iii)           subject to the second sentence of Section 5.02(b), include in the Proxy Statement the recommendation of the Company’s Board of Directors and the Special Committee that the stockholders of the Company adopt and approve this Agreement and the Merger.

(b)            Notwithstanding any change in the Company Board’s or the Special Committee’s recommendation pursuant to Section 5.02(b), this Agreement and the Merger shall be submitted to the stockholders of the Company at the Special Meeting for the purpose of obtaining the Company Stockholder Approval, and nothing contained in this Agreement shall be deemed to relieve the Company of such obligation, unless this Agreement is terminated in accordance with its terms.

ARTICLE III

Representations and Warranties of the Company

Except as set forth in (I) the disclosure letter provided by the Company to Parent on the date hereof (“Company Disclosure Letter”) (each paragraph of which shall qualify the specifically identified Sections or subsections hereof to which such paragraph relates and any other provision of this Agreement to which such paragraph reasonably relates)) or (II) the Company SEC Documents filed as of the date hereof, the Company represents and warrants to Parent as follows:

Section 3.01                 Organization, Standing and Power. Each of the Company and each of its Subsidiaries (the “Company Subsidiaries”) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, where the failure to possess any such franchise, license, permit, authorization or approval is reasonably likely to have a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary, except for such jurisdictions in which the failure to be so qualified is not reasonably likely to have a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of the certificates of incorporation of the Company, as amended to the date of this Agreement (as so amended, the “Company Charter”), and the By-laws of the Company, as amended to the date of this Agreement (as so amended, the “Company By-laws”), and the comparable charter and organizational documents of each Company Subsidiary, in each case as amended through the date of this Agreement.

Section 3.02                 Company Subsidiaries; Equity Interests.

(a)             The Company Disclosure Letter lists each Company Subsidiary and its jurisdiction of organization. All the outstanding shares of capital stock of each Company Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”).

(b)            Except for its interests in the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

Section 3.03                 Capital Structure. The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock and 2,500,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock” and, together with the Company Common Stock, the “Company Capital Stock”), of which as of the date of this Agreement, (a) 6,748,056 shares of Company Common Stock and no shares of Company Preferred Stock were issued and outstanding, (b) 99,200 shares of Company Common Stock were held by the Company in its treasury and (c) 920,750 shares of Company Common Stock were subject to outstanding Options and 304,000 additional shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans. Except as set forth above, as of the date of this Agreement, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of Company Common Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter, the Company By-laws or any Contract to which the Company is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote (“Voting Company Debt”). Except as set forth above, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (i) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or of any Company Subsidiary or any Voting Company Debt, (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Company Common Stock. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary. Following the consummation of the Merger, there will not be outstanding any rights, warrants, options or other securities entitling the holders thereof to purchase, acquire or otherwise receive any shares of the capital stock of the Company or any Company Subsidiary (or any other securities exercisable for or convertible into such Shares).

Section 3.04                 Authority; Execution and Delivery, Enforceability.

(a)             The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Stockholder Approval. The Company has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(b)            The Company Board and the Special Committee have each duly and unanimously adopted resolutions (i) approving this Agreement, the Merger and the other Transactions, (ii) determining that the terms of the Merger and the other Transactions are fair to and in the best interests of the Company and its stockholders other than Parent and its Affiliates, (iii) recommending that the Company’s stockholders adopt and approve this Agreement and the Merger and (iv) declaring that this Agreement is advisable. To the Company’s knowledge, no state takeover statute or similar statute or regulation other than Section 203 of the DGCL applies or purports to apply to the Company with respect to this Agreement, the Merger or any other Transaction.

(c)             The only vote of holders of any class or series of Company Capital Stock necessary to approve and adopt this Agreement and the Merger is the approval of this Agreement and the Merger by the affirmative vote of holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Company Common Stock which is not “owned” (as defined in Section 203(c)(9) of the DGCL) by Parent or its “Affiliates” or “Associates” (as defined in Section 203 of the DGCL) and the adoption of this Agreement by the affirmative vote of holders of a majority of the outstanding Company Common Stock (collectively, the “Company Stockholder Approval”).

Section 3.05                 No Conflicts; Consents.

(a)             The execution and delivery by the Company of this Agreement do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Company Subsidiary, (ii) subject to receipt of the consents referred to in Section 3.05(b), any material contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a “Contract”) to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound, where such conflict, violation, default, right of termination, cancellation or acceleration, loss of material benefit, increased, additional, accelerated or guaranteed rights or entitlements or Lien is reasonably likely to have a Company Material Adverse Effect, or (iii) subject to the filings and other matters referred to in Section 3.05(b), any material judgment, order or decree (“Judgment”) or statute, law (including common law), ordinance, rule or regulation (“Law”) applicable to the Company or any Company Subsidiary or their respective properties or assets.

(b)            No consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, or permit from, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”) is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) the filing with the SEC of (A) the Proxy Statement, and (B) such reports under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as may be required in connection with this Agreement, the Merger and the other Transactions, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) compliance with and such filings as may be required under applicable environmental Laws, (v) such filings as may be required in connection with the Taxes described in Section 6.06 and (vi)  such Consents which, if not obtained or made, are not reasonably likely to have a Company Material Adverse Effect.

Section 3.06                 SEC Documents; Undisclosed Liabilities.

(a)             The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since October 1, 2002 (the “Company SEC Documents”).

(b)            As of its respective date, each Company SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c)             The Company’s principal executive officer and its principal financial officer have confirmed, based on their most recent evaluation, to the Company’s auditors and the audit committee of the Company Board of Directors that between October 1, 2002 and the date of such confirmation: (i) there have not been any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) there has been no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic reports required under the Exchange Act. There are no outstanding loans made by the Company or any Company Subsidiary to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. Since the enactment of the Sarbanes-Oxley Act of 2002, neither the Company nor any Company

Subsidiary has made any loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or any Company Subsidiary.

(d)            The Company is in compliance with the provisions of Section 13(b) of the Exchange Act. Neither the Company nor any of the Company Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or any of the Company Subsidiaries, has (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures. Since the Company’s proxy statement dated January 28, 2005, no event has occurred that would be required to be reported pursuant to Item 404 of Regulation S-K promulgated by the SEC.

(e)             Since October 1, 2002, neither the Company nor any of the Company Subsidiaries nor any of their respective directors or officers, nor to the Company’s knowledge any of their employees, auditors or accountants has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of the Company Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of the Company Subsidiaries has engaged in questionable accounting or auditing practices. Since October 1, 2002, no attorney representing the Company or any of the Company Subsidiaries, whether or not employed by the Company or any of the Company Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof or to any director or officer of the Company.

(f)             Neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto except for such liabilities or obligations that are not reasonably likely to have a Company Material Adverse Effect.

(g)            None of the Company Subsidiaries is, or has at any time since October 1, 2002 been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

Section 3.07                 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion or incorporation by reference therein.

Section 3.08                 Absence of Certain Changes or Events. From the date of the most recent audited financial statements included in the Company SEC Documents to the date of this Agreement, the Company has conducted its business only in the ordinary course, and during such period there has not been:

(a)             any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect;

(b)            any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Capital Stock or any repurchase for value by the Company of any Company Capital Stock;

(c)             any split, combination or reclassification of any Company Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock;

(d)            (i) any granting by the Company or any Company Subsidiary to any director or executive officer of the Company or any Company Subsidiary of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements included in or described in the Company SEC Documents filed as of the date hereof, (ii) any granting by the Company or any Company Subsidiary to any such director or executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements included in or described in the Company SEC Documents filed as of the date hereof, or (iii) any entry by the Company or any Company Subsidiary into, or any amendment of, any employment, severance or termination agreement with any such director or executive officer;

(e)             any change in accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP; or

(f)              any material elections with respect to Taxes by the Company or any Company Subsidiary or settlement or compromise by the Company or any Company Subsidiary of any material Tax liability or refund.

Section 3.09                 Taxes.

(a)             Each of the Company and each Company Subsidiary has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid in all material respects.

(b)            The most recent financial statements contained in the Company SEC Documents reflect an adequate reserve in accordance with GAAP for all Taxes payable by the

Company and the Company Subsidiaries (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company or any Company Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending.

(c)             The Federal income Tax Returns of the Company and each Company Subsidiary consolidated in such Tax Returns have been examined by and settled with the United States Internal Revenue Service, or have closed by virtue of the expiration of the relevant statute of limitations, for all years through 2001. All material assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

(d)            There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any Company Subsidiary, except for any such Liens which are not reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is bound by any agreement with respect to Taxes.

Section 3.10                 Employee Benefit Plans.

(a)             The Company Disclosure Letter sets forth a complete and correct list of all employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all employment, collective bargaining, compensation, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, split dollar insurance, supplemental retirement, severance, change of control, loans or other benefit plans, programs, arrangements or fringe benefits, in each case, which are provided, maintained, contributed to or sponsored by the Company or any Company Subsidiary on behalf of current or former directors, officers or employees of the Company or any Company Subsidiary, or for which the Company or any Company Subsidiary has any liability, contingent or otherwise (collectively, the “Company Benefit Plans”). The Company Disclosure Letter separately lists all Company Benefit Plans that are maintained or contributed to for the benefit of (i) any covered participants employed in the United States (excluding possessions thereof), and (ii) any covered participants employed in any United States possession (including the U.S. Virgin Islands) or outside the United States.

(b)            With respect to each Company Benefit Plan, the Company has furnished Buyer with a complete and accurate copy of (i) the plan document or other governing contract, as amended, (ii) the most recently distributed summary plan description and summary of material modifications, (iii) each trust or other funding agreement, (iv) the most recently filed IRS Form 5500 (including schedules and attachments), and (v) the most recently received IRS determination letter and application therefor.

(c)             The Company Benefit Plans have been operated and administered in accordance with their terms and the applicable requirements of the Code and applicable law. All contributions and all payments and premiums required to have been made to or under any Benefit Plan have been timely and properly made (or otherwise properly accrued if not yet due), and nothing has occurred with respect to the operation of the Company Benefit Plans that would cause the imposition of any liability, penalty or tax under ERISA or the Code

(d)             No Company Benefit Plan is subject to Title IV of ERISA, or a multiemployer plan within the meaning of Section 3(37)(A) of ERISA. Neither the Company, any Company Subsidiary nor any trade or business (whether or not incorporated) which is or has ever been treated as a single employer with the Company or any Company Subsidiary under Section 414(b), (c), (m) or (o) of the Code (“ERISA Affiliates”), has incurred any liability under title IV of ERISA or Section 412 of the Code, except for such liability that has been paid in full.

(e)             There are no pending (or, to the knowledge of the Company, threatened) suits, audits, examinations, actions, litigation or claims (excluding claims for benefits incurred in the ordinary course) with respect to any of the Company Benefit Plans.

(f)               Each of the Company Benefit Plans which is intended to be “qualified” within the meaning of Section 401 of the Code has received a favorable determination letter from the IRS and no event has occurred and no condition exists which would result in the revocation of any such determination letter.

(g)             Neither the execution and delivery of this Agreement nor the consummation of the Merger and other Transactions contemplated hereby would reasonably be expected to (i) directly or indirectly result in any payment becoming due to any current or former employee or director of the Company, (ii) increase any benefits under any Company Benefit Plan, or (iii) result in the acceleration of the time of payment, vesting or other rights with respect to any such benefits. Any amount that will be received (whether in cash or property or the vesting of property) as a result of the Merger or any other Transaction by any employee, officer or director of the Company or any of its affiliates who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) under any Company Benefit Plan would not be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code). Set forth in the Company Disclosure Letter is (i) the estimated maximum amount that could be paid to each disqualified individual as a result of the Merger and the other Transactions under all Company Benefit Plans and (ii) the “base amount” (as defined in Section 280G(b)(3) of the Code) for each disqualified individual calculated as of the date of this Agreement.

(h)             The Company and the Company Subsidiaries do not maintain or have an obligation to contribute to, or provide coverage under, any retiree life or retiree health plans or arrangements which provide for continuing benefits or coverage for current or former officers, directors or employees of the Company or any Company Subsidiary, except (i) as may be required under part 6 of Title I of ERISA and at the sole expense of the participant or the participant’s beneficiary, or (ii) pursuant to a medical expense reimbursement account described in Section 125 of the Code.

(i)               None of the assets of any Company Benefit Plan is stock of the Company or any of its affiliates, or property leased to or jointly owned by the Company or any of its affiliates.

Section 3.11                 Litigation. There is no suit, action or proceeding pending or, to the knowledge of the Company, overtly threatened in writing against the Company or any Company Subsidiary (and the Company is not aware of any basis for any such suit, action or proceeding)

that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect, nor is there any Judgment outstanding against the Company or any Company Subsidiary that has had or would reasonably be expected to have a Company Material Adverse Effect.

Section 3.12                 Compliance with Applicable Laws; Permits.

(a)             The Company and the Company Subsidiaries are in compliance with all applicable Laws, including those relating to occupational health and safety and the environment, except for such instances of noncompliance which are not reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any written communication during the past two years from a Governmental Entity that alleges that the Company or a Company Subsidiary is not in compliance with any applicable Law. None of the Company, the Company Subsidiaries or any of their respective Affiliates (i) is conducting as of the date hereof any internal investigation with respect to any alleged act or omission, or (ii) has made between October 1, 2002 and the date hereof or is planning to make a voluntary disclosure to any Governmental Authority with respect thereto.

(b)             The Company and each of the Company Subsidiaries hold all material licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities, or required by Governmental Authorities to be obtained, in each case necessary for the conduct of their respective businesses, including the manufacture and sale of their respective products (collectively, “Permits”), except for those Permits the absence of which are not reasonably likely to have a Company Material Adverse Effect. The Company and the Company Subsidiaries are (and since October 1, 2002 have been) in compliance with the terms of all Permits, except for such instances of noncompliance which are not reasonably likely to have a Company Material Adverse Effect. Since October 1, 2002, neither the Company nor any of the Company Subsidiaries has received written notice to the effect that a Governmental Authority was considering the amendment, termination, revocation or cancellation of any Permit.

Section 3.13                 Brokers. No broker, investment banker, financial advisor or other person, other than Houlihan Lokey Howard & Zukin (“HLHZ”), the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent a true and complete copy of all agreements between the Company and HLHZ relating to the Merger and the other Transactions.

Section 3.14                 Opinion of Financial Advisor. The Company has received the opinion of HLHZ, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Merger by the holders of Company Common Stock (other than Angostura or Parent) is fair to such stockholders from a financial point of view, a signed copy of which opinion has been delivered to Parent.

Section 3.15                 Affiliate Transactions. There are no contracts commitments, agreements, borrowings, arrangements or other transactions between either the Company, on the one hand, and any (a) officer or director of the Company, (b) record or beneficial owner of the voting securities of the Company, or (c) any other affiliate of such officer, director or beneficial owner, on the other hand.

Section 3.16                 Board Resignations. All members of the Company Board (other than the members of the Special Committee and Edward F. McDonnell) have submitted to the Company letters of resignation resigning as directors of the Company, effective upon the execution by all Parties of this Agreement, and the Company Board has adopted resolutions in accordance with the Certificate of Incorporation and Bylaws of the Company filling the vacancies created by such resignations with Mats Andersson, Ola Salmén, Lisa Derman and Ketil Eriksen (the “New Directors”), such appointments to take effect as of 9:00 a.m. (New York City time) on October 11, 2005. The Company has furnished to Parent true and complete copies of the resignations and resolutions described in the immediately preceding sentence, which resignations have not been revoked and which resolutions have not been rescinded, amended or otherwise altered in any respect.

ARTICLE IV

Representations and Warranties of Parent and Sub

Parent and Sub, jointly and severally, represent and warrant to the Company that:

Section 4.01                 Organization, Standing and Power. Each of Parent and Sub, is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority to conduct its businesses as presently conducted.

Section 4.02                 Sub.

(a)             Since the date of its incorporation, Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

(b)             The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, 100 of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.

Section 4.03                 Authority; Execution and Delivery, Enforceability. Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by each of Parent and Sub of this Agreement and the consummation by it of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to the adoption of this Agreement by Parent, as sole stockholder of Sub, which Parent warrants and agrees will occur immediately after the execution and delivery of this Agreement. Each of Parent and Sub has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

Section 4.04                 No Conflicts; Consents.

(a)             The execution and delivery by each of Parent and Sub of this Agreement, do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the charter or organizational documents of Parent or any of its Subsidiaries, (ii) any material Contract to which Parent or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.04(b), any material Judgment or Law applicable to Parent or any of its Subsidiaries or their respective properties or assets.

(b)             No Consent of, or registration, declaration or filing with, or permit from any Governmental Entity is required to be obtained or made by or with respect to Parent or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of such reports under Sections 13 and 16 of the Exchange Act, as may be required in connection with this Agreement, the Merger and the other Transactions, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) compliance with and such filings as may be required under applicable environmental Laws, (v) such filings as may be required in connection with the Taxes described in Section 6.06, and (vi) such Consents which, if not obtained or made, are not reasonably likely to have a Parent Material Adverse Effect.

Section 4.05                 Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.06                 Brokers. No broker, investment banker, financial advisor or other person, other than Lazard Ltd., the fees and expenses of which will be paid by Parent, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of Parent.

Section 4.07                 Ownership of Company Stock. On the date of this Agreement, Parent beneficially owns 4,294,583 shares of Company Common Stock. Except for such shares, as of the date of this Agreement, neither Parent nor any of Parent’s “Affiliates” or “Associates” directly or indirectly “owns,” and at all times from September 26, 2002 through the date of this

Agreement neither Parent nor any of Parent’s Affiliates or Associates directly or indirectly has “owned,” beneficially or otherwise, any Company Common Stock, as those terms are defined in Section 203 of the DGCL.

Section 4.08                 Funding. Parent’s Affiliates have, and Parent and Sub will have at Closing, sufficient funds to perform all of their respective obligations under this Agreement to consummate the Merger.

ARTICLE V

Covenants Relating to Conduct of Business

Section 5.01                 Conduct of Business.

(a)              Except for matters expressly permitted by this Agreement, from the date of this Agreement to the time of the effectiveness of the appointment of the New Directors (the “Time of Appointment”) the Company shall, and shall cause each Company Subsidiary to, conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and use all commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. In addition, and without limiting the generality of the foregoing, except for matters expressly permitted by this Agreement, from the date of this Agreement to the Time of Appointment, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Parent:

(i)                (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

(ii)               issue, deliver, sell or grant (A) any shares of its capital stock, (B) any Voting Company Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Company Debt, voting securities or convertible or exchangeable securities or (D) any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units, other than the issuance of Company Common Stock upon the exercise of Options outstanding on the date of this Agreement and in accordance with their present terms;

(iii)              amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

(iv)              acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole;

(v)               enter or agree to enter into any joint venture or other strategic business arrangement with another Person;

(vi)              (A) grant to any executive officer or director of the Company or any Company Subsidiary any increase in compensation, except in the ordinary course of business consistent with prior practice or to the extent required under employment agreements included in the Company SEC Documents, (B) grant to any executive officer or director of the Company or any Company Subsidiary any increase in severance or termination pay, except to the extent required under any agreement included in or described in the Company SEC Documents, (C) enter into any employment, consulting, indemnification, severance or termination agreement with any such executive officer or director, (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Company Benefit Plan or (E) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement or Company Benefit Plan;

(vii)             make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

(viii)            sell, lease (as lessor), license or otherwise dispose of or subject to any Lien any properties or assets, except sales of inventory and excess or obsolete assets in the ordinary course of business consistent with past practice;

(ix)              (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any direct or indirect wholly owned subsidiary of the Company;

(x)               make or agree to make any new capital expenditure or expenditures that, individually, is in excess of $1,000,000 or, in the aggregate, are in excess of $5,000,000;

(xi)              make or change any material Tax election or settle or compromise any material Tax liability or refund;

(xii)             (A) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents or incurred in the ordinary course of business consistent with past practice, (B) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value or (C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary is a party; or

(xiii)            authorize any of, or commit or agree to take any of, the foregoing actions.

(b)              The Company and Parent (including, (i) in its capacity as controlling stockholder of the Company or (ii) after the Time of Appointment, through its representatives on the Company Board) shall not, and shall not permit any of their subsidiaries to take any action that would reasonably be expected to result in (a) any of the representations and warranties of the Company, or, in the case of Parent or Sub, Parent or Sub set forth in this Agreement that is qualified as to materiality becoming untrue, (b) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (c) except as otherwise permitted by Section 5.02, any condition to the Merger set forth in Article VII not being satisfied.

Section 5.02                 No Solicitation.

(a)              The Company shall not, nor shall it authorize or permit any Company Subsidiary to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative (collectively, “Representatives”) of, the Company or any Company Subsidiary to, (i) directly or indirectly solicit, initiate or knowingly encourage the submission of any Company Takeover Proposal, or take any action designed to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal, (ii) enter into any agreement with respect to any Company Takeover Proposal or (iii) directly or indirectly enter into, participate in or continue any discussions or negotiations regarding, or furnish to any person any information with respect to, any Company Takeover Proposal; provided, however, that, prior to obtaining the Company Stockholder Approval, the Company and its Representatives may, to the extent required by the fiduciary obligations of the Company Board, as determined in good faith by the Company Board after consultation with outside counsel, in response to a Company Takeover Proposal that was not solicited by the Company and that did not otherwise result from a breach or a deemed breach of this Section 5.02(a) and that the Company Board or the Special Committee determines, after consultation with its financial advisor and outside counsel, is reasonably likely to lead to a Superior Company Proposal, and subject to compliance with Section 5.02(c), (x) furnish information with respect to the Company to the person making such Company Takeover Proposal and its Representatives pursuant to a customary confidentiality agreement and (y) participate in discussions and negotiations with such person and its Representatives regarding such Company Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative or affiliate of the Company or any Company Subsidiary, whether or not such person is purporting to act on behalf of the Company or any Company Subsidiary or otherwise, shall be deemed to be a breach of this Section 5.02(a) by the Company. The Company shall, and shall cause its Representatives to, cease immediately all discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, a Company Takeover Proposal.

(b)              Neither the Company Board nor the Special Committee shall (i) withdraw or modify in a manner adverse to Parent or Sub, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by the Company Board or the Special Committee of this Agreement or the Merger, (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Company Takeover Proposal or (iii) approve or recommend, or propose to approve or recommend, any Company Takeover Proposal. Notwithstanding the foregoing, if the Company Board or the Special Committee determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with their fiduciary obligations, the Company Board or the Special Committee may withdraw or modify its approval or recommendation of the Merger and this Agreement.

(c)              The Special Committee promptly shall advise Parent orally and in writing of any Company Takeover Proposal made to the Special Committee or any inquiry with respect to or that could reasonably be expected to lead to any Company Takeover Proposal and the identity of the person making any such Company Takeover Proposal or inquiry. The Special Committee shall (i) keep Parent fully informed of the status, including any change to the details, of any such Company Takeover Proposal or inquiry and (ii) provide Parent as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Company from any third party in connection with any Company Takeover Proposal or sent or provided by the Company to any third party in connection with any Company Takeover Proposal other than materials already provided by the Company to Parent.

(d)              Nothing contained in this Section 5.02 shall prohibit the Company from making any required disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable Law; provided, however, that in no event shall the Company, the Company Board or any committee thereof take, agree or resolve to take any action prohibited by Section 5.02(b). Except as specifically permitted by, or as required in order to take any action specifically permitted by, this Agreement, including this Section 5.02(d), the proviso in Section 5.02(a) or the last sentence of Section 5.02(b) (but excluding the taking of any action pursuant to the resolutions of the Board of Directors of the Company appointing and specifying the duties of the Special Committee which is not otherwise specifically permitted by, or required in order to take any action specifically permitted by, this Agreement), the Special Committee may not take, agree or resolve to take any action that would reasonably be expected to interfere with or delay (i) the receipt of the Company Stockholder Approval or (ii) the consummation of the Merger.

ARTICLE VI

Additional Agreements

Section 6.01                 Access to Information; Confidentiality. The Company shall, and shall cause each of the wholly-owned Company Subsidiaries and, to the fullest extent permitted by applicable law (including common law relating to fiduciary duties or otherwise), each of the Company Subsidiaries to afford to Parent, and to Parent’s officers, employees, accountants, counsel, financial advisors and other representatives, upon reasonable prior notice, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records (provided such access is in a manner that is not unduly disruptive to the Company’s operations or business) and, during such period, the Company shall, and shall cause each of the Company Subsidiaries to, furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that the Company and the Company Subsidiaries may withhold (i) any document or information that is subject to the terms of a confidentiality agreement with a third party or (ii) such portions of documents or information relating to pricing or other matters that are highly sensitive if the exchange of such documents (or portions thereof) or information, as determined by such party’s counsel, might reasonably result in antitrust difficulties for such party (or any of its affiliates). If any material is withheld by any party pursuant to the proviso to the preceding sentence, such party shall inform the Parent as to the general nature of what is being withheld. Without limiting the generality of the foregoing, the Company shall, within two (2) business days of request therefor, provide to Parent the information described in Rule 14a-7(a)(2)(ii) under the Exchange Act. All information exchanged pursuant to this Section 6.01 shall be subject to the confidentiality agreement dated June 22, 2005 between the Company and Parent (the “Confidentiality Agreement”).

Section 6.02                 Commercially Reasonable Efforts; Notification.

(a)         Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. In connection with and without limiting the foregoing, the Company, the Company Board and the

Special Committee shall take all commercially reasonable action necessary to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding the foregoing, the Company and its Representatives shall not be prohibited under this Section 6.02(a) from taking any action permitted by Section 5.02(b) or 5.02(d).

(b)         (x)    Prior to the Time of Appointment the Company shall, if and to the extent it becomes aware of any of the matters described in clauses (i) and (ii) below, give prompt notice to Parent and Sub, (y) following the Time of Appointment, if and to the extent it becomes aware of any of the matters described in clauses (i) and (ii) below, the Special Committee shall give prompt notice to Parent and Sub, and (z) at all times Parent or Sub shall, if and to the extent they become aware of any of the matters described in clauses (i) and (ii) below, give prompt notice to the Special Committee, of (i) any representation or warranty made by the Company or Parent or Sub, respectively, contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

(c)         Nothing in Section 6.02(a) shall require Parent to dispose of any of its assets or to limit its freedom of action with respect to any of its businesses, or to consent to any disposition of the Company’s assets or limits on the Company’s freedom of action with respect to any of its businesses, or to commit or agree to any of the foregoing, and nothing in Section 6.02(a) shall authorize the Company to commit or agree to any of the foregoing, to obtain any consents, approvals, permits or authorizations to remove any impediments to the Merger relating to the HSR Act or other antitrust, competition or premerger notification, trade regulation law, regulation or order (“Antitrust Laws”) or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding relating to Antitrust Laws, other than dispositions, limitations or consents, commitments or agreements that in each such case may be conditioned upon the consummation of the Merger and that, in the reasonable judgment of Parent, individually or in the aggregate, have not had and could not reasonably be expected to (i) have a Parent Material Adverse Effect, (ii) have a Company Material Adverse Effect, or (iii) materially impair the benefits or advantages which Parent expects to be realized from the Merger and the Transactions.

Section 6.03                 Directors’ and Officers’ Indemnification and Insurance.

(a)         For a period of six (6) years after the Effective Time, unless otherwise required by applicable Law, the certificate of incorporation and bylaws (or equivalent organizational documents) of the Surviving Corporation and its Subsidiaries shall contain provisions no less favorable with respect to the indemnification of and advancement of expenses to directors and officers than are set forth in the Certificate of Incorporation or Bylaws (or equivalent organizational documents) of the Company (or the relevant Subsidiary) as in effect on the date hereof. Parent shall and shall cause the Surviving Corporation to indemnify and advance reasonable expenses to, each present and former director or officer of the Company and each Subsidiary (collectively, the “Indemnified Parties”), in and to the extent of their capacities as such and not as stockholders of the Company or any Subsidiary, in respect of actions, omissions or events through the Effective Time to the fullest extent permitted by Law. Without limiting the generality of the preceding sentence, if any Indemnified Party becomes involved in any actual or threatened action, suit, claim, proceeding or investigation covered by this Section 6.03 after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, to the fullest extent permitted by Law, promptly advance to such Indemnified Party his or her reasonable legal or other reasonable expenses (including the reasonable cost of any investigation and preparation incurred in connection therewith).

(b)         The Surviving Corporation shall either (i) cause to be obtained a “tail” insurance policy with a claims period of at least six (6) years from the Effective Time with respect to directors’ and offices’ liability insurance in amount and scope at least as favorable as the Company’s policies existing as of the date of this Agreement for claims arising from facts or events that occurred prior to the Effective Time or (ii) maintain the officers’ and directors’ liability insurance policies maintained by the Company on the date of this Agreement (provided that the Surviving Corporation may substitute therefore policies of at least the same coverage containing terms and conditions that are not less favorable to the Indemnified Parties) for a period of six (6) years after the Effective Time so long as the annual premium therefor is not in excess of 200% of the last annual premium paid prior to the date hereof; provided, however, that if the existing officers’ and directors’ liability insurance policies expire, are terminated or canceled during such six (6) year period or require an annual premium in excess of 200% of the current annual premium paid by the Company for such insurance, the Company will obtain as much coverage as can be obtained for the remainder of such period for a premium not in excess of 200% (on an annualized basis) of such current annual premium. The Company represents to Parent that the current annual premium paid for such insurance is $70,000.

(c)         If Parent or the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or shall cease to continue to exist for any reason or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation and the transferee or transferees of such properties and assets, as applicable, shall assume all of the obligations set forth in this Section 6.03.

(d)         The provisions of this Section 6.03 are intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and their respective heirs and representatives.

Section 6.04                 Fees and Expenses.

(a)         Except as provided below, all fees and expenses incurred in connection with the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

(b)         The Company shall pay to Parent a fee of $3,000,000 if Parent terminates this Agreement pursuant to Section 8.01(e). Any fee due under this Section 6.04(b) shall be paid by wire transfer of same-day funds on the date of termination of this Agreement, and shall be subject to a credit for any expense reimbursement actually paid pursuant to Section 6.04(c).

(c)         The Company shall reimburse Parent and Sub for all their documented out-of-pocket expenses actually incurred up to a maximum of $1,500,000 in connection with this Agreement, the Merger and the other Transactions, if this Agreement is terminated pursuant to Section 8.01(c) or 8.01(e). Such reimbursement shall be paid upon demand following such termination, except that no payment shall be due under this Section 6.04(c) if the Company has previously made any payment due under Section 6.04(b).

Section 6.05                 Public Announcements. Prior to Closing, Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

Section 6.06                 Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) (“Transfer Taxes”) incurred in connection with the Transactions shall be paid by either Sub or the Surviving Corporation, and the Company shall cooperate with Sub and Parent in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.

Section 6.07                 Stockholder Litigation. The Company shall give Parent the opportunity, at Parent’s expense, to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to any Transaction; provided, however, that no such settlement shall be agreed to without Parent’s consent, which shall not be unreasonably withheld.

Section 6.08                 Continuation of Special Committee. Parent and Sub agree that, from and after the Time of Appointment, at all times prior to the earlier of (x) the Closing or (y) the termination of this Agreement, (a) they shall cause the Company’s Board of Directors to continue the existence of the Special Committee without any change in its duties or authority and, subject to Section 9.01, continue the existing membership of such committee so long as its existing members are willing to serve and Parent and Sub shall not seek to remove the members of such Committee from the board of directors (other than in the case of removal for cause, as determined in good faith by the Company Board after consultation with outside counsel) and (b) should a single vacancy occur in the membership of such Special Committee, Parent and Sub shall cause the Committee size to be reduced to one member and (c) if two vacancies occur in such membership or, if the size of the Special Committee is reduced to one and the sole membership is vacant, Parent and Sub shall cause the election of an individual to the board of directors of the Company who constitutes an “independent” director under Section 121 of the American Stock Exchange Company Guide and shall cause the appointment of such director to be the sole member of the Special Committee; provided that removal for cause shall not be permitted if such removal would cause there to be no Special Committee member to then be serving on the Special Committee unless and until such time as an “independent” director as referred to above shall have been appointed to the Special Committee, with such appointment to become effective immediately upon such removal.

Section 6.09                 Employee Benefits and Contracts. For a period of twelve (12) months following the Effective Time: (a) Parent or the Surviving Corporation shall provide generally to officers and employees of the Company and its Subsidiaries, while employed by any of them, base salary and employee benefit plans which, when taken as a whole, are substantially equivalent to the base salary they currently receive and the employee benefits described on Exhibit B to the Company Disclosure Letter (other than the “Stock Option Plans (1992 and 2004)” and the “Sales/Marketing Bonus Program,” which may be terminated at or following the Effective Time), provided that no employees of the Company or any of its Subsidiaries shall be excluded from coverage under any medical benefit plan due to a pre-existing condition except to the extent such exclusions were applicable under such a plan immediately prior to the Effective Time; and (b) Parent or the Surviving Corporation shall provide generally to officers and employees of the Company and its Subsidiaries severance benefits to eligible employees and officers that are no less than the applicable amount of severance payments provided under any severance plan disclosed on the Company Disclosure Letter. For purposes of participation, vesting and (except in the case of Parent retirement plans) benefit accrual under Parent’s employee benefit plans, the service of the employees of the Company and its Subsidiaries prior to the Effective Time shall be treated as service with a Parent entity participating in such employee benefit plans if and to the extent that such service is relevant under such employee benefit plans as they are applied to similarly situated employees of Parent. Parent also shall cause the Surviving Corporation and its Subsidiaries to honor in accordance with their terms all existing employment, consulting and other compensation obligations disclosed in the Company Disclosure Letter, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Company Benefit Plans disclosed in the Company Disclosure Letter, subject to any conditions provided therein.

Section 6.10                 Parent and Sub Voting Agreement. Parent and Sub agree (a) to vote or to cause to be voted all shares of Company Common Stock owned of record or beneficially by them or any of their Affiliates or associates in favor of the Agreement and, to the extent required, for the consummation of the other Transactions and (b) not to transfer (whether by operation of law or otherwise) or cause the transfer of, or to otherwise dispose of, or cause the disposition of, any such shares now owned of record or beneficially by them or any of their Affiliates or associates, or later acquired by any such party, prior to the Closing. Parent shall inform the Special Committee of the number of shares of Company Common Stock it and its “Affiliates” and “Associates” directly or indirectly “own” (as those terms are defined in Section 203 of the DGCL) on the record date for the Special Meeting.

Section 6.11                 Schedule 14f-1. On or before 5:30 p.m. (New York City time) on September 30, 2005 the Company shall cause the filing with the Securities and Exchange Commission and the transmittal to its stockholders of record of a Schedule 14f-1 with respect to the New Directors in the form attached hereto as Exhibit C (the “Schedule 14f-1”). The

Company hereby authorizes McDermott Will & Emery LLP to so file and transmit the Schedule 14f-1 on its behalf.

ARTICLE VII

Conditions Precedent

Section 7.01                 Conditions to Each Party’s Obligation To Effect The Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)         Stockholder Approval. The Company shall have obtained the Company Stockholder Approval.

(b)         Antitrust. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired. Any consents, approvals and filings under any Antitrust Law, the absence of which would prohibit the consummation of Merger or would reasonably be expected to have a Parent Material Adverse Effect, shall have been obtained or made.

(c)         No Injunctions or Restraints. No temporary judgment issued by any court of competent jurisdiction or other law preventing the consummation of the Merger shall be in effect; provided, however, that prior to asserting this condition, subject to Section 6.02, each of the parties shall have used all commercially reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such judgment that may be entered.

Section 7.02                 Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the following conditions:

(a)         Representations and Warranties.

(i)          The representations and warranties of the Company in Article III hereof, other than in Sections 3.01, 3.03, 3.04, 3.14 and 3.16, shall be true and correct as of the Closing Date as though made on the Closing Date (without giving effect to the words and terms “material,” “in all material respects” and “Company Material Adverse Effect” whether or not capitalized), except to the extent such representations and warranties expressly relate to a particular date (in which case such representations and warranties shall be true and correct, on and as of such particular date (without giving effect to the words and terms “material,” “in all material respects” and “Company Material Adverse Effect” whether or not capitalized)); provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 7.02(a) shall be deemed to have been satisfied even if the representations and warranties of the Company are not so true and correct, unless the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by an officer of the Company to such effect.

(ii)         The representations and warranties of the Company in Sections 3.01, 3.03, 3.04, 3.14 and 3.16 shall be true and correct in all material respects, as of the Closing Date as though made on the Closing Date, except (A) to the extent such representations and warranties expressly relate to a particular date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such particular date) and (B) that the representations and warranties as to the number of outstanding and reserved shares of Company Common Stock in clauses (a), (b) and (c) of Section 3.03 shall be true and correct, except that an aggregate of up to 1,000 additional shares of Company Common Stock may be outstanding and reserved. Parent shall have received a certificate signed on behalf of the Company by an officer of the Company to such effect.

(b)         Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement during the period from the execution hereof through the Time of Appointment, except for such defaults in performance as Parent may cause in its capacity as a controlling stockholder or in the case of Section 6.11 the failure by McDermott Will & Emery LLP, on behalf of the Company, to file the Schedule 14f-1 with the Securities and Exchange Commission (and receive confirmation of acceptance from the Securities and Exchange Commission), unless the Company revoked McDermott Will & Emery LLP’s authority to do so, and Parent shall have received a certificate signed on behalf of the Company by an officer of the Company to such effect.

(c)         Performance of Obligations of the Special Committee. The Special Committee shall have performed in all material respects all obligations required to be performed by it under Sections 5.02, 6.02 and 9.11 at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Special Committee to such effect.

(d)         No Litigation. There shall not be pending or threatened in writing any suit, action or proceeding by any Governmental Entity, in each case that has a reasonable likelihood of success, (i) challenging the acquisition by Parent or Sub of any Company Capital Stock, seeking to restrain or prohibit the consummation of the Merger or any other Transaction or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and the Company Subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, or to compel the Company, Parent or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Merger or any other Transaction, (iii) seeking to impose limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any shares of Company Capital Stock, including the right to vote the Company Capital Stock purchased by it on all matters properly presented to the stockholders of the Company, (iv) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of the Company and the Company Subsidiaries or (v) which is reasonably likely to have a Company Material Adverse Effect.

(e)         Absence of Company Material Adverse Effect. Except as disclosed in the Company SEC Documents or in the Company Disclosure Letter, since the date of the most recent audited financial statements included in the Company SEC Documents there shall not have been any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect.

(f)           Resignation of Special Committee and Independent Directors. Each member of the Special Committee and each other member of the Company Board who is an “independent” director under Section 121 of the American Stock Exchange Company Guide shall have submitted his resignation from his position as a director of the Company and, if applicable, a member of the Special Committee, effective at the Effective Time, and such resignations shall not have been revoked.

Section 7.03                 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

(a)         Representations and Warranties. The representations and warranties of Parent and Sub in this Agreement shall be true and correct as of the Closing Date as though made on the Closing Date (without giving effect to the words and terms “material,” “in all material respects” and “Parent Material Adverse Effect” whether or not capitalized), except to the extent such representations and warranties expressly relate to a particular date (in which case such representations and warranties shall be true and correct on and as of such particular date (without giving effect to the words and terms “material,” “in all material respects” and “Parent Material Adverse Effect” whether or not capitalized); provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 7.03(a) shall be deemed to have been satisfied even if any representations and warranties of Parent and Sub are not so true and correct, unless the failure of such representations and warranties of Parent and Sub to be so true and correct, individually or in the aggregate, would reasonably be expected to prevent the consummation of the Merger or prevent Parent or Sub from performing its obligations under this Agreement. The Company shall have received a certificate signed on behalf of each of Parent and Sub by an officer of each Parent and Sub to such effect.

(b)         Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of each of Parent and Sub by an officer of each of Parent and Sub to such effect.

(c)         Deposit. The deposit required by Section 2.02(a) shall have been made.

ARTICLE VIII

Termination, Amendment and Waiver

Section 8.01                 Termination. This Agreement may be terminated at any time prior to the Effective Time by action taken or authorized by the Board of Directors or, in the case of the Company, the Special Committee, of the terminating party or parties, whether before or, subject to the terms hereof, after receipt of Company Stockholder Approval:

(a)         by mutual written consent of Parent, Sub and the Company;

(b)         by either Parent or the Company:

(i)          if the Merger is not consummated on or before April 30, 2006 (the “Outside Date”), unless the failure to consummate the Merger is the result of a breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger;

(ii)         if any Governmental Entity has issued an order, decree or ruling or has taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

(iii)         if, upon a vote at a duly held meeting to obtain the Company Stockholder Approval, the Company Stockholder Approval is not obtained;

(c)         by Parent, if the Company or the Special Committee breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a), 7.02(b) or 7.02(c), and (ii) cannot be or has not been cured within thirty (30) days after the giving of written notice to the Company of such breach (provided that Parent is not then in material breach of any representation, warranty or covenant contained in this Agreement);

(d)         by Company, if Parent or Sub breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03(a) or 7.03(b), and (ii) cannot be or has not been cured within thirty (30) days after the giving of written notice to Parent and Sub of such breach (provided that the Company is not then in material breach of any representation, warranty or covenant contained in this Agreement); or

(e)         by Parent:

(i)           if (A) prior to the Time of Appointment, the Company Board or any committee thereof (including the Special Committee) or (B) after the Time of Appointment, the Special Committee, withdraws or modifies, in a manner adverse to Parent or Sub, or proposes to withdraw or modify, in a manner adverse to Parent or Sub, its approval or recommendation of this Agreement or the Merger, fails to recommend to the Company’s stockholders that they give the Company Stockholder Approval or approves or recommends, or proposes to approve or recommend, any Company Takeover Proposal; or

(ii)         if (A) prior to the Time of Appointment, the Company or any of its Representatives or (B) after the Time of Appointment, the Special Committee or any investment banker, attorney or other advisor retained by the Special Committee or any other representative of the Special Committee, takes any of the actions that are proscribed by Section 5.02, except any action taken at the direction of or with the written approval of Parent.

Section 8.02                 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than Section 3.13, Section 4.06, the last sentence of Section 6.01, Section 6.04, this Section 8.02 and Article IX, which provisions shall survive such termination, and except to the extent that such termination results from the willful breach by a party of any representation, warranty or covenant set forth in this Agreement.

Section 8.03                 Amendment. This Agreement may be amended by the parties at any time before or after receipt of the Company Stockholder Approval by action taken or authorized by the Board of Directors or, in the case of the Company, to the extent permitted by applicable law, the Special Committee, of each such party; provided, however, that after receipt of the Company Stockholder Approval, there shall be made no amendment that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders. To the extent the Special Committee is prohibited by applicable law from amending this Agreement in accordance with this Section 8.03, the Company shall not be entitled to do so without the approval or recommendation thereof by the Special Committee. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Section 8.04                 Extension: Waiver. At any time prior to the Effective Time, the parties by action taken or authorized by the Board of Directors or, in the case of the Company, to the extent permitted by applicable law, the Special Committee, of such party, may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) to the fullest extent permitted by law, waive compliance with any of the agreements or conditions contained in this Agreement. To the extent the Special Committee is prohibited by applicable law from taking an action described in clauses (a), (b) or (c) above, the Company shall not be entitled to do so without the approval or recommendation thereof by the Special Committee. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 8.05                 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require in the case of Parent or Sub, action by its Board of Directors or, in the case of the Company, to the extent permitted by applicable law, action by the Special Committee. To the extent the Special Committee is prohibited by applicable law from taking an action in accordance with this Section 8.05, the Company shall not be entitled to do so without the approval or recommendation thereof by the Special Committee.

ARTICLE IX

General Provisions

Section 9.01                 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

Section 9.02                 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (a) on the date of delivery if delivered personally, (b) on the first (1st) business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth (5th) business day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) or (d) if sent by facsimile transmission, when transmitted and receipt is confirmed. All notices under Section 6.02 or Article VIII shall be delivered by courier and facsimile transmission to the respective parties at the addresses provided in accordance with this Section 9.02. All notices hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

(a)         if to Parent or Sub, to

V&S Vin & Sprit AB (publ)

SE-117 97 STOCKHOLM, Sweden

Attention: CEO

with a copy to:

McDermott Will & Emery LLP

600 13th Street, N.W.

12th Floor

Washington, D.C. 20005-3096

Attention: Karen A. Dewis, Esq.

(b)         if to the Company, to

Cruzan International, Inc.

222 Lakeview Avenue

Suite 1500

West Palm Beach, FL 33401

Attention: President

with a copy to:

Gunster, Yoakley & Stewart, P.A.

777 South Flagler Drive

Suite 500 East

West Palm Beach, FL 33401

Attention: Michael V. Mitrione, Esq.

and to:

Special Committee of Cruzan International, Inc.

Board of Directors

c/o Morris, Nichols, Arsht & Tunnell

1201 N. Market Street

P.O. Box 1347

Wilmington, DE 19899

Attention: Martin P. Tully, Esq.

with a copy (which shall not constitute notice) to:

Morris, Nichols, Arsht & Tunnell

1201 N. Market Street

P.O. Box 1347

Wilmington, DE 19899

Attention: Martin P. Tully, Esq.

Section 9.03                 Definitions. For purposes of this Agreement:

(a)         As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Material Adverse Effect” means any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations or reasonably foreseeable prospects of the Company and its Subsidiaries, taken as a whole, or on the Company’s ability to consummate the transactions contemplated in this Agreement, provided that no such change, event or effect shall constitute or be considered in determining whether there has occurred a Company Material Adverse Effect if such change, event or effect results from (i) any action taken at the direction of the Company Board following the Time of Appointment, (ii) the failure of the Company Board following the Time of Appointment to properly exercise its duties of oversight of the affairs of the Company or (iii) at the direction of the Parent, and provided further that none of the following or any change, event or effect resulting therefrom shall constitute or shall be considered in determining whether there has occurred a Company Material Adverse Effect:

(i)           general economic conditions worldwide or in any nation or region in which the Company or any of its Subsidiaries has a substantial presence or operations and not disproportionately affecting the Company and its Subsidiaries;

(ii)         acts of terrorism or any outbreak of war not disproportionately affecting the Company and its Subsidiaries;

(iii)         the public announcement by the parties of this Agreement, the pendency of the Merger or the other transactions contemplated hereby, any action taken which is specifically required by this Agreement or the incurrence of reasonable expenses in connection with the consummation of the Merger and the Transactions;

(iv)        factors generally affecting the industries or markets in which the Company and its Subsidiaries operate and not disproportionately affecting the Company and its Subsidiaries;

(v)         changes in Law or generally accepted accounting principles (or the interpretation thereof) not disproportionately affecting the Company and its Subsidiaries;

(vi)        any failure by the Company to meet any Company or published securities analyst estimates of revenues or earnings for any period ending on or after the date of this Agreement and prior to the Closing; provided, however, that this clause shall not exclude any underlying change, event, circumstance, development or effect that may have resulted in, or contributed to the Company’s failure to meet such published securities analyst estimates of revenue or earnings for any such period; and

(vii)       a decline in the trading price or change in trading volume of the Company Common Stock, provided that this clause will not exclude any underlying change, event, circumstance, development or effect that may have resulted in, or contributed to, a decline in trading price or change in trading volume.

“Company Takeover Proposal” means any proposal or offer from any Person or group (other than Parent and its Affiliates) relating to any direct or indirect acquisition or purchase of 10% or more of the assets of the Company and its Subsidiaries, taken as a whole, or 10% or more of any class of equity securities of the Company then outstanding, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 10% or more of any class of equity securities of the Company then outstanding, and any merger, consolidation, business, combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement.

“Company Stock Plans” shall mean the Todhunter International, Inc. 1992 Employee Stock Option Plan, as amended, and the Cruzan International, Inc. 2004 Option Plan.

“Option Consideration” means, with respect to any share of Company Common Stock issuable under a particular Option at the Effective Time, an amount equal to the excess, if any, of (i) the Merger Consideration per share of Company Common Stock over (ii) the exercise price payable in respect of such share of Company Common Stock issuable under such Option.

“Options” shall mean options representing the right to acquire shares of Company Common Stock.

“Parent Material Adverse Effect” means (i) a material adverse effect on the ability of Parent or Sub to perform its obligations under this Agreement or (ii) a material adverse effect on the ability of Parent or Sub to consummate the Merger and the other Transactions.

“Person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

“Subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

“Superior Company Proposal” means any proposal made by a third party to acquire 10% or more of the equity securities or assets of the Company, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization, or a sale of its assets, (i) on terms which the Company Board or the Special Committee determines in good faith (after consultation with its independent financial advisor) to be superior from a financial point of view to the holders of Company Common Stock than the Transactions, taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of the Transactions or this Agreement), (ii) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal and (iii) for which any necessary financing is committed or, in the good faith determination of the Company Board, likely to be obtained.

“Taxes” means all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, Federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

(b)         The following terms are defined on the page of this Agreement set forth after such term below:

Defined Term
Affiliate
Agreement
Angostura
Angostura Agreement
Angostura Shares

Antitrust Laws
Assignee
Certificate of Merger
Certificates
Closing
Closing Date
Company
Company Benefit Plans
Company Board
Company By-Laws
Company Capital Stock
Company Charter
Company Common Stock
Company Disclosure Letter
Company Material Adverse Effect
Company Preferred Stock
Company SEC Documents
Company Stockholder Approval
Company Subsidiaries
Company Takeover Proposal
Confidentiality Agreement
Consent
Contract
DGCL
Dissenting Shares
Effective Time
ERISA
ERISA Affiliates
Exchange Act
Exchange Fund
GAAP
Governmental Entity
HLHZ
HSR Act
Indemnified Parties
Judgment
Law
Liens
Merger
Merger Consideration
New Directors
Outside Date
Parent
Paying Agent
Person

Proxy Statement
Representatives
Schedule 14f-1
Securities Act
Special Committee
Special Meeting
Sub
Subsidiary
Superior Company Proposal
Surviving Corporation
Taxes
Tax Return
Time of Appointment
Transactions
Transfer Taxes
Voting Company Debt

Section 9.04                 Interpretation; Disclosure Letters. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges and agrees is the result of extensive negotiations among the parties. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

Section 9.05                 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

Section 9.06                 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 9.07                 Entire Agreement; No Third-Party Beneficiaries. This Agreement, taken together with the Company Disclosure Letter and the Confidentiality Agreement, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions and (b) except for the provisions of Section 6.03 are not intended to confer upon any person other than the parties any rights or remedies.

Section 9.08                 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to conflicts of laws principles.

Section 9.09                 Assignment. This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to (a) Parent, (b) Parent and one or more direct or indirect wholly-owned subsidiaries of Parent, or (c) one or more direct or indirect wholly-owned subsidiaries of Parent (each, an “Assignee”), provided, however, that (i) no such assignment shall relieve Sub of any of its obligations under this Agreement and (ii) to the extent required by Section 251 of the DGCL in order for this Agreement, with such rights assigned, to be valid from and after such assignment, such assignment shall be effective only after (A) an appropriate amendment to this Agreement to effectuate such assignment shall have been executed by the parties hereto and any such Assignee and (B) such amendment, or this Agreement as so amended, shall have received all approvals required by the DGCL or other applicable law. Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

Section 9.10                 Enforcement; Jurisdiction; WAIVER OF JURY TRIAL. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or any Federal court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or any Federal court located in the State of Delaware in the event any dispute arises out of this Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any Transaction in any court other than the Court of Chancery of the State of Delaware or any Federal court sitting in the State of Delaware, (d) to the fullest extent permitted by law, consents to service being made through the notice procedures set forth in Section 9.02, and (e) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATED TO OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION. Each party hereto hereby agrees that, to the fullest extent permitted by Law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.02 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

Section 9.11                 Authority of Special Committee. No action taken or purported to have been taken on behalf of the Company after the date hereof and prior to the earlier of (a) the Closing or (b) the termination of this Agreement, with respect to any Specified Matter (or other matter requiring action by the Special Committee under this Agreement or the resolutions of the Board of Directors of the Company appointing and specifying the duties of the Special

Committee) shall be valid or effective unless such action has been approved by the Special Committee. Without limiting the foregoing, prior to the earlier of (a) the Closing or (b) the termination of this Agreement, the approval of the Special Committee shall be required to authorize any Specified Matter. For purposes of this Agreement, each of the following shall be a “Specified Matter”: (a) any amendment or termination by the Company of, and any exercise or enforcement by the Company of any right under, this Agreement; (b) any extension of time for the performance of any of the obligations or acts of Parent or Sub under this Agreement; (c) any waiver of any right of the Company, or any condition to any obligation of the Company, under this Agreement; (d) any grant by the Company of any consent or approval pursuant to, or any other action by the Company relating to, this Agreement; (e) any action or failure to act on the part of the Company that could reasonably be expected to constitute or result in a breach of, or to delay or interfere with the performance of, this Agreement; (f) any agreement or transaction involving the payment, transfer or disposition by the Company and the Company Subsidiaries of consideration having a fair market value of $1,100,000 or more annually or the transfer of tangible or intangible assets by the Company and the Company Subsidiaries with a fair market value of $1,100,000 or more between (x) the Company or any Company Subsidiary and (y) Parent, Sub or any Affiliate of Parent or Sub (other than the Company or any Company Subsidiary) other than a transaction pursuant to an arrangement in place on the date hereof; (g) any change in the Special Committee’s recommendation as provided for in Section 5.02(b); (h) any amendment to the Company’s certificate of incorporation or bylaws that would adversely affect the holders of Company Common Stock; and (i) any change in the authority or membership of the Special Committee, except as provided for in Section 6.08. To the fullest extent permitted by law, the authorization of any Specified Matter by the Special Committee shall constitute the authorization of such Specified Matter by the Company Board of Directors, and no other action on the part of the Company or any other director of the Company shall be required to authorize such Specified Matter. The Special Committee shall meet to consider a Specified Matter upon not less than seven (7) days’ advance written notice of the time and location of such meeting delivered by Parent or Company management, which notice shall contain a description of the Specified Matter to be considered; provided that such seven (7) day period shall be extended if and to the extent necessary to ensure that the Special Committee shall have at least seven (7) days to review any information that the Special Committee shall reasonably request from Parent or Company management in connection with its consideration of such Specified Matter.

IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed this Agreement, all as of the date first written above.

THE ABSOLUT SPIRITS COMPANY, INC.

By:	/s/	Michael Misiorski
Name: Michael Misiorski
Title: Chief Financial Officer

CRUZAN ACQUISITION, INC.

By:	/s/	Michael Misiorski
Name: Michael Misiorski
Title: President

CRUZAN INTERNATIONAL, INC.

By:	/s/	Jay S. Maltby
Name: Jay S. Maltby
Title: Chairman, President and Chief Executive Officer

ANNEX B

HOULIHAN LOKEY HOWARD & ZUKIN

INVESTMENT BANKING SERVICES

www.hlhz.com

September 29, 2005

The Special Committee of Cruzan International, Inc.

222 Lakeview Avenue

Suite 1500

West Palm Beach, FL 33401

The Board of Directors of Cruzan International, Inc.

222 Lakeview Avenue

Suite 1500

West Palm Beach, FL .33401

Dear Members of the Special Committee and Board of Directors:

We understand that The Absolut Spirits Company, Inc., a Delaware corporation (“ASCI”), a wholly-owned subsidiary of V&S Vin & Sprit AB (“V&S”), has submitted to the Company a proposed Agreement and Plan of Merger pursuant to which a wholly-owned subsidiary of ASCI would merge with and into the Company, with each minority holder of the Company’s issued and outstanding common stock (the “Minority Public Stockholders”) entitled to receive $28.37 in cash per share. The proposed price is equal to the per share cash consideration paid to Angostura, Ltd. (“Angostura”) by ASCI in exchange for Angostura’s controlling interest in the Company, pursuant to a previously-announced Stock Purchase Agreement between Angostura and V&S. Such transaction is referred to herein as the “Transaction.”

In connection with the Transaction, Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) has acted as financial advisor to the Special Committee (the “Committee”) of the Board of Directors of Cruzan International, Inc. and, in that capacity, the Committee has asked Houlihan Lokey to provide an opinion (the “Opinion”) as to whether, as of the date hereof, the consideration to be received by the Minority Public Stockholders of the Company in the Transaction is fair, to them from a financial point of view.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.                                       reviewed the Company’s annual reports to shareholders on Form 10-K for the fiscal years ended September 30, 2002, September 30, 2003, and September 30, 2004, and quarterly reports on Form 10-Q for the quarters ended December 31, 2004, March 31, 2005, and June 30, 2005, which the Company’s management has identified as being the most current financial statements available;

2.                                       spoken with certain members of the management of the Company regarding the operations, financial condition, future prospects and projected operations and performance of the Company and regarding the Transaction;

3.                                       visited the business offices of the Company in West Palm Beach, Florida;

Atlanta   •   3475 Piedmont Road, Suite 950   •   Atlanta, Georgia  30305-2991   •   tel 404 495 7000 fax 404 495 9545

Los Angeles	New York	Chicago	San Francisco	Minneapolis	Washington, D.C.	Dallas	London
Broker/dealer services through Houlihan Lokey Howard & Zukin Capital				Investment advisory services through Houlihan Lokey Howard & Zukin Financial Advisors

4.                                       reviewed the final Agreement dated and Plan of Merger dated as of September 29, 2005 by and among The Absolut Spirits Company, Inc., Cruzan Acquisition, Inc., and Cruzan International, Inc.;

5.                                       reviewed the stock purchase agreement dated June 3, 2005 between V&S Vin & Sprit AB and Angostura Ltd.;

6.                                       reviewed the distribution agreement dated October 10, 2003 between the Company and V&S Vin & Sprit AB;

7.                                       reviewed a services license agreement dated January 31, 2005 between the Company, Virgin Islands Rum Industries, Ltd., and Cruz Land, Ltd.;

8.                                       reviewed a product license agreement dated January 31, 2005 between the Company, Virgin Islands Rum Industries, Ltd, and Cruz Land, Ltd.;

9.                                       reviewed a proposed marketing service agreement between the Company and the Government of the U.S. Virgin Islands, Department of Property and Procurement;

10.                                 reviewed a production agreement between the Company and Wilson Daniels, Ltd., a licensed Seagram’s Vodka bottler;

11.                                 reviewed two financial projection models for the Company provided by management which detail the expected financial performance of the Company for fiscal years ended September 30, 2005 through September 30, 2009 (i) as if V&S did not have a controlling stake in the Company and (ii) as if V&S did have a controlling stake in the Company;

12.                                 reviewed the historical market prices and trading volume for the Company’s publicly traded securities for the past three years and those of’ certain publicly traded companies which we deemed relevant;

13.                                 reviewed certain other publicly available financial data for certain companies that we deemed relevant and publicly available transaction prices and premiums paid in other transactions that we deemed relevant for companies in related industries to the Company;

14.                                 conducted such other financial studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information (including, without limitation, the financial forecasts and projections) furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, we have relied upon and assumed, without independent verification, that the financial forecasts and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial results and condition of the Company, and we express no opinion with respect to such forecasts and projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the most recent financial statements provided to us, and that there is no information or facts that would make the information reviewed by us incomplete or, misleading. We have relied upon, without independent verification, the views of the Company’s management concerning the business prospects of the Company, its projected performance, the strategic importance of the Transaction, and the values expected to be achieved through the combination of the operations of the Company and ASCI.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in item 5 above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements will perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the agreements provided to us, without any amendments or modifications thereto or any adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise). We have also relied upon and assumed, without independent verification, that all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed that would have an adverse effect on the Company, or the expected benefits of the Transaction.

Furthermore, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company, nor were we provided with any such appraisal or evaluation. We have not been requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Transaction or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Committee with respect to alternatives to the Transaction. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof. Subsequent events that could materially affect the conclusions set forth in this Opinion include, without limitation, adverse changes in industry performance or market conditions; changes to the business, financial condition and results of operations of the Company; changes in the terms of the Transaction; and the failure to consummate the Transaction within a reasonable period of time.

This Opinion is not intended to be, and does not constitute, a recommendation to any security holder as to how such security holder should vote with respect to the Transaction.

Houlihan Lokey, or its affiliates, have provided certain other financial advisory and investment banking services for the Committee and have received fees for rendering such services, and we may continue to do so in the future.

We have not been requested to opine as to, and this Opinion does not address: (i) the underlying business decision of the Committee, the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the fairness of any portion or aspect of the Transaction not expressly addressed in this Opinion, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or, other constituencies of the Company, or, any other party other than those set forth in this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage, or (v) the tax or legal consequences of the Transaction to either the Company, its security holders, or any other party. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the consideration to be received by the Minority Public Stockholders of the Company in the Transaction is fair to them from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC:

/s/ Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

ANNEX C

Section 262 of the Delaware General Corporation Law

§ 262. Appraisal rights.

(a)           Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)           Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1)           Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2)           Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.             Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.             Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the

National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c.             Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d.             Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3)           In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c)           Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)           Appraisal rights shall be perfected as follows:

(1)           If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)           If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)           Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f)            Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)           At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)           After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)            The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)            The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)           From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l)            The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

(8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21.)

ANNEX D

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended September 30, 2005	Commission File Number 1-13453

CRUZAN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	59-1284057
(State of Incorporation)	(IRS Employer Identification Number)

222 Lakeview Avenue, Suite 1500, West Palm Beach, FL	33401
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (561) 655-8977

Securities Registered Pursuant to Section 12(b) of the Act: Common Stock, $.01 Par Value

Securities Registered Pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    ☐ Yes    ☒  No

Indicated by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.    ☐ Yes    ☒  No

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.   ☒ Yes    ☐  No

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§ 229.405 of Title 17, Code of Federal Regulations) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.   ☐

Indicate by check mark whether the registrant is an accelerated filer (as defined in Exchange Act Rule 12b-2).    ☐ Yes ☒  No

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).    ☐ Yes    ☒  No

Aggregate market value of the voting stock held by non-affiliates of the registrant as of December 2, 2005 (computed by reference to the last reported sale price of the registrant’s Common Stock on the American Stock Exchange on such date):  $67,629,619.

The number of shares outstanding of the registrant’s Common Stock, $.01 par value per share, as of December 2, 2005, was 6,748,992.

There were no shares of Preferred Stock outstanding as of December 2, 2005.

Documents Incorporated by Reference: None.

Introductory Note

This Annual Report on Form 10-K for the fiscal year ended September 30, 2005 (the “Form 10-K”) contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or the future financial performance of the Company.  Some forward-looking statements may be identified by use of such terms as “believes,” “anticipates,” “intends” or “expects.”  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such risks, uncertainties, and other factors that may cause such a difference include, without limitation, those noted under “Risks That May Affect Future Results” beginning on page 10.  The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PART I

Item 1.  Business

General Overview

Cruzan International, Inc. (the “Company”) is a producer and supplier of rum, brandy, wine and spirits to other beverage alcohol manufacturers; produces, imports and markets premium branded spirits; bottles beverage alcohol and other beverages on a contract basis and under private labels; and produces vinegar and cooking wine.  The Company operates four production facilities in the United States and one in St. Croix, United States Virgin Islands, and purchases certain products for resale.  The Company is a Delaware corporation organized in 1970 as a successor to a business founded in the Bahamas in 1964.

Market share and industry data and rankings disclosed in this report have been obtained from industry and government publications, as indicated; the Company has not independently verified this information, although management believes such data and rankings to be reasonably accurate.  All references in this report to “Fiscal 2005,” “Fiscal 2004” and “Fiscal 2003” refer to the Company’s fiscal years ended September 30 of such year.

Dominant Supplier of Bulk Alcohol Products

Management believes that the Company is the largest supplier of bulk rum in the United States based on reports of U.S. Imports for Consumption prepared by the Department of Census and that the Company’s market share of bulk rum products in the United States is more than 90%.  Management believes that the Company is the largest supplier of fortified citrus wine in the United States and is only aware of one other domestic supplier of fortified citrus wine.  Management is aware of only one other United States manufacturer of citrus brandy and citrus spirits and believes that the Company’s market share for these products is approximately 80% and 60%, respectively.

2005 Developments

Name Change

On May 2, 2005, the Company announced that it had changed its name from Todhunter International, Inc. to Cruzan International, Inc.  The new name, approved by the Company’s shareholders on March 15, 2005, reflects the Company’s evolving strategic focus on its Cruzan Rum brand, which has continued to experience tremendous growth since its repositioning in the marketplace in the late 1990s.  In conjunction with its new corporate identity, on May 3, 2005, the Company’s common stock began trading on the American Stock Exchange under its new symbol, “RUM.”

Change of Control and Merger Agreement

On June 3, 2005, the Company announced that Angostura, Ltd. (“Angostura”), the Company’s then controlling stockholder, had entered into a Stock Purchase Agreement with V&S Vin & Sprit AB, a Swedish-based international wine and spirits company (“V&S”), pursuant to which V&S agreed to purchase Angostura’s controlling interest in the Company.  Upon the terms and subject to the conditions set forth in the Stock Purchase Agreement, V&S agreed to purchase all 4,294,583 shares of the Company’s common stock beneficially owned by Angostura, representing approximately 63.6% of the Company’s outstanding common stock, for an aggregate consideration of $121,837,320, or $28.37 per share.  V&S subsequently assigned its rights in the Stock Purchase Agreement to The Absolut Spirits Company, Inc., a Delaware corporation (“ASCI”), its wholly-owned subsidiary.  The purchase and sale closed on September 26, 2005.

On July 8, 2005, the Company announced that ASCI had submitted a proposed Agreement and Plan of Merger pursuant to which a wholly-owned subsidiary of ASCI would merge with and into the Company, and each issued share of Company common stock not then owned by Angostura would be converted into the right to receive $28.37 in cash (the “ASCI Proposal”).

On September 30, 2005, the Company, ASCI, and Cruzan Acquisition, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of ASCI (“Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation.

On December 1, 2005, the Company filed a preliminary proxy statement and other relevant documents concerning the ASCI Proposal with the Securities and Exchange Commission (the “Commission”) and intends to call a Special Meeting of its stockholders to vote on the Merger.

Other Developments

During Fiscal 2005, the Company continued its strategy of growing its premium branded spirits segment and capitalizing on its position in the flavored rum category by expanding its sales force and increasing its marketing budget, partly in response to increased competition from the Company’s major rum spirits competitors, primarily Bacardi, Diageo, Remy Cointreau and Pernod Ricard.  Fiscal 2005 was the second year that the Company sponsored celebrity entertainer Kenny Chesney to increase the brand awareness of Cruzan Rum.  Kenny Chesney was the Country Music Awards and American Music Awards “Entertainer of the Year” and Academy of Country Music top male vocalist of the year in 2004.  The Company has a sponsorship contract with Kenny Chesney for an additional two years.  Management believes that the Company’s brand promotion strategies have been effective in increasing the sales growth of the Cruzan Rum brand by 21% during Fiscal 2005.

In June 2005, the Company received $5.5 million, net of expenses, from a fully subscribed rights offering and as a result issued 408,787 shares of common stock.

In order to reduce losses in the Company’s bottling operations, in December 2004, management decided to discontinue production of all products in the Lake Alfred bottling plant with the exception of one bottling line that bottles vinegar, cooking wine and juices.  In January 2005, the operation of this bottling line was reduced to one shift.  At the present time, the Company has not taken an impairment charge relating to its bottling operations as the carrying value of its bottling assets is less than fair value.

On December 14, 2005, the Company entered into a loan arrangement with V&S consisting of a $30 million term promissory note and a $10 million revolving promissory note, both of which are unsecured, bear interest at the applicable LIBOR rate plus 90 basis points and mature on December 15, 2006.  The notes are non-amortizing and have no financial covenant requirements.  On December 16, 2005, the Company used the proceeds of these notes to refinance its existing credit agreement.

In Fiscal 2005, the Company had a loss before income tax benefit of $14.5 million compared to a loss before income tax benefit of $4.6 million in Fiscal 2004.  After income taxes, the Company’s net loss was $10.7 million in Fiscal 2005 compared to a net loss of $0.9 million in Fiscal 2004.  This loss was primarily due to (1) the increased marketing expenditures in our premium branded spirits segment, (2) continuing losses in the Company’s bottling operations and (3) the recording, as an expense, of the obligation of Angostura, the former majority owner of the Company, to make a payment of $9,000,000 to certain members of management of the Company.  Pursuant to a letter agreement entered into between Angostura and certain of the Company’s management on June 2, 2005, Angostura agreed to pay to certain of the Company’s management an aggregate amount of $9 million if the sale of

Angostura’s controlling interest in the Company to ASCI were completed.  Although this sale was completed on September 26, 2005, as of December 16, 2005, this payment has not been made.  This payment is not the obligation of the Company and was negotiated between certain members of management and the former majority owner without the participation of or ratification by the Company’s board of directors or any committee thereof and does not affect the Company’s balance sheet or cash flow statement.  However, under Staff Accounting Bulletin 107 issued by the Commission relating to accounting for expenses or liabilities paid by principal stockholder(s), this expected payment by Angostura was treated as an expense of the Company in the statement of operations, and as a contribution to additional paid-in capital on the balance sheet.

Business Segments

The Company operates primarily in the beverage alcohol industry in the United States.  The Company reports its results in four operating segments:

•                  Bulk Alcohol Products (rum, citrus brandy, citrus spirits, cane spirits, fortified citrus wine, purchased distilled products and byproducts)

•                  Premium Branded Spirits (primarily Cruzan Estate Rums and Cruzan Flavored Rums)

•                  Bottling Operations (contract bottling services and private label products)

•                  Vinegar and Cooking Wine (bulk vinegar, bulk cooking wine, vinegar stock and private label case goods)

Information regarding the net sales, operating income (loss) and total assets of each of the Company’s business segments and information regarding geographic areas is set forth in Note 13 to the Company’s consolidated financial statements.

Bulk Alcohol Products.  The Company produces and sells rum, citrus brandy, citrus spirits, cane spirits and fortified citrus wine in the United States and internationally.  The Company also purchases distilled products for resale, including grain alcohol, which is denatured and packaged and sold as industrial alcohol to hospitals, universities, fragrance producers and other manufacturers.  The Company is the largest supplier of bulk rum in the United States, and it also supplies citrus brandy and fortified citrus wine.  The Company sells its bulk alcohol products to over 40 producers of beverage alcohol in the United States and exports bulk alcohol products to approximately 20 foreign countries. The Company’s distilling operations produce a byproduct, which is sold as animal feed.

Citrus brandy and spirits are distilled from citrus juice byproducts purchased from manufacturers of citrus juice concentrate. The Company’s citrus brandy is used primarily as an ingredient in flavored brandies. Citrus spirits are used primarily as a fortifying ingredient to increase the alcohol content of the Company’s citrus wine and the wine of other manufacturers. The Company’s citrus wine is fermented from citrus juice and fortified with citrus spirits to increase its alcohol content to approximately 20% by volume. Known as fortified citrus wine, this product is used primarily as an ingredient in cordials, whiskies and other beverage alcohol. Rum and cane spirits are distilled from sugar cane molasses and are sold to other bottlers of rum, producers of beverage alcohol, food companies and flavor manufacturers.  Rum is also used in the Company’s premium branded spirits and bottling operations.

Management believes that the Company’s proximity to raw materials and its use of citrus byproducts in the production of bulk alcohol provide it with cost advantages over competitors’ products. Because end products are taxed on a blended rate based upon the ingredients used rather than on the resulting alcohol content of the end product, beverage alcohol producers can lower excise taxes on their products by substituting fortified citrus wine for distilled spirits alternatives. This cost savings arises because fortified citrus wine is currently subject to federal excise taxes of $1.57 per gallon, whereas distilled spirits are taxed at $13.50 per proof gallon (one proof gallon is approximately equivalent in alcohol content to two and one-half gallons of fortified citrus wine). The ability of beverage alcohol producers to substitute fortified citrus wine for distilled spirits varies by end product in accordance with government regulations. For example, fortified citrus wine may contribute up to 49% of the alcohol content of cordials and liqueurs, and up to approximately 10% of the alcohol content of Canadian whiskey. In addition, small quantities of fortified citrus wine may be used in blended whiskey, rum, brandy and other types of beverage alcohol.

The Florida citrus harvest generally occurs during the months from November through June.  The majority of the Florida citrus harvest is processed as fresh fruit juice or juice concentrate.  A byproduct of citrus juice production is citrus molasses, which the Company uses as a raw material in its distilling operations to produce citrus brandy and spirits.  Due to the seasonal availability and short “shelf-life” of the citrus molasses raw material, the Company produces its estimated annual customer requirements during a seven-month period, and therefore carries a higher than normal level of inventory in relation to sales during this seven-month period.  Generally, the Company’s inventory levels increase during this seven-month period, and when the citrus harvest ends the Company supplies its customers with citrus brandy and spirits from inventory from July through October.

Premium Branded Spirits.  The Company manufactures, imports, exports, and markets a variety of premium branded spirits.  The Company’s premium branded spirits include Cruzan Estate Rums, Cruzan Flavored Rums, Hine Cognac, Conch Republic Rum, Ron Carlos Rum and Antioqueno Aguardiente. The Company’s primary spirits brand is Cruzan Rum, which is the fourth-largest premium rum brand in the United States according to statistics published by Impact Databank and Adams Liquor Handbook, two leading spirits industry publications.

The Company’s strategy is to market high quality products that satisfy the preferences of consumers of legal drinking age and to support those products with international, national, and regional marketing programs.  These programs are intended to extend consumer brand recognition and brand loyalty.

In the United States, the Company sells branded spirits either through wholesale distributors or directly to state governments in those states that control alcohol sales.  Typically, the Company does not have contracts with its distributors although some states have statutes that limit the Company’s ability to terminate distributor relationships.  Outside the United States, the Company typically distributes its products by selecting the best local distributor for its brands in each specific market. The Company’s principal export markets for Cruzan Rum are Canada, Central America, the Caribbean, Scandinavia, the Baltic States, Italy, France, the Philippines, Israel, New Zealand and the Global Duty Free Markets (40 countries).  The Company has a distribution agreement with V&S that provides for joint marketing and for the distribution by V&S of Cruzan products in the international spirits market where the Company has not already established a distributor relationship.

The principal raw materials used in manufacturing and packaging Cruzan Rum are cane molasses, glass bottles, cartons, and oak barrels, which are used for storage and aging. Currently, none of these raw materials is in short supply, and there are adequate sources from which they may be obtained.  See discussion under “Raw Materials” for additional disclosures related to sourcing cane molasses and glass bottles.

The alcohol industry is highly competitive and there are many brands sold in the consumer market. Trade information indicates that the Company is one of the smaller branded spirit suppliers in the United States in terms of revenues, although Cruzan Rum has been recognized as one of the fastest growing brands in the United States by Impact Databank and Adams Liquor Handbook, two leading industry publications.

The Alcohol and Tobacco Tax and Trade Bureau of the United States Treasury Department regulates the wine and spirits industry with respect to production, blending, bottling, sales, advertising and transportation of alcohol products.  Also, each state regulates advertising, promotion, transportation, sale, and distribution of such products.

There are no federal regulations that require minimum aging to be designated rum. However, due to the Company’s high quality standards, the Company ages its Cruzan Estate Rums for two to five years and certain of the Company’s super premium rums are aged up to 12 years. Due to the Company’s own aging requirements, production of Cruzan Estate Rums is scheduled to meet demand two to three years in the future.  Accordingly, inventories are larger in relation to sales and total assets than for other branded spirits suppliers that do not age their products.  Management expects to continue to increase the Company’s inventory of barrel aged rums to meet increased sales in the future.

Bottling Operations.  The Company’s bottling operations include contract bottling services and the production, bottling and marketing of distilled spirits under its own private labels and under the private labels of retailers.  The Company’s primary bottling operations are located in Florida and primarily serve customers in the Southeastern United States.  The Company also produces and sells proprietary label products in the United States Virgin Islands.

Contract bottling products include distilled spirits, coolers, prepared cocktails and fruit juices.  The Company had two large contract bottling customers which accounted for 76% of the bottling operations case volume and 38% of bottling operations net sales for the year ended September 30, 2005.  One of these contracts is for two years, expiring December 2007, and the other contract was on a year-to-year basis and has expired.  Also, in July 2005, the Company entered into a bottling contract with a new contract bottling customer.  The contract is for five years, expiring July 2010, but can be terminated within 180 days during the first year and within 90 days during each year thereafter.  The Company expects to produce approximately 750,000 cases per year under this contract.  Each of the Company’s existing contracts provides for advance notification of quarterly production requirements, although there are no minimum volume requirements.

Private label products include rum, gin, vodka, tequila, cordials and various whiskies.  The Company’s private label products are marketed in the popular-price category of the distilled spirits market.  The Company has one large private label customer which accounted for approximately 6% of bottling operations case volume and 17% of bottling operations net sales for the year ended September 30, 2005.  Net sales from this customer are based on short-term arrangements that may terminate at any time. Although the Company does not have long-term contracts with its private label customers, management believes that its relations with its customers are good.

The Company sells its private label products to distributors located primarily in the Southeastern United States.  The Company does not have contracts with distributors for its private label products.

Vinegar and Cooking Wine.  To complement its distilling, winery and bottling operations, the Company produces vinegar, vinegar stock, and cooking wine.  The Company sells vinegar and cooking wine to over 700 condiment manufacturers, food service distributors and major retailers in the United States and Canada. The Company’s sales to retailers are made under the Company’s private labels and retailers’ private labels.

The Company has three large vinegar and cooking wine customers which accounted for 23% of the net sales of vinegar and cooking wine for the year ended September 30, 2005.   Although the Company does not have long-term supply contracts with its vinegar and cooking wine customers, management believes that its relations with its customers are good and that the Company’s products are competitively priced.

Corporate Operations.  The Company’s executive offices are located in West Palm Beach, Florida and certain of the expenses of the Company’s executive offices are not allocated to the operating segments described above.  These expenses include salaries and related expenses, legal and professional fees, rent for office space, utilities and insurance.

Dependence on Major Customers

No single customer was responsible for more than 10% of the Company’s consolidated net sales during Fiscal 2005.  The Company has five major customers in its bulk alcohol products segment, three major customers in its bottling operations segment, and three major customers in its vinegar and cooking wine segment; the loss of one or more of these major customers in any of these segments could have a material adverse effect on that segment.

Production

The Company’s principal domestic production facilities are located in Lake Alfred and Auburndale, Florida, both near Orlando and central to Florida’s citrus growing region. The two plants have similar distilling, bottling and winery operations, allowing the Company to shift production from one plant to the other. The Lake Alfred plant also has a vinegar production facility. Both plants are near major highways and are serviced by a railroad, providing good transportation access. The Company has a cold storage, warehousing and plastic bottle manufacturing facility in Winter Haven, Florida. The Company also operates a winery and vinegar production facility in Louisville, Kentucky. The Company’s rum production facilities are located in St. Croix, United States Virgin Islands.

Distilling.  The Company begins its distilling process with citrus or cane molasses, which is fermented for approximately two to four days. Once fermented, the product has an average alcohol content of 9% by volume, which is increased to approximately 95% through distillation. The alcohol is further purified through rectifying columns which remove impurities. The finished product is stored in stainless steel tanks, except for rum, which is generally stored in wooden barrels for aging purposes. The Lake Alfred, Auburndale and Virgin Islands facilities can produce, on a combined basis, up to 23 million proof gallons of distilled products per year.

Winery.  Wine is produced by the fermentation of citrus or grape juice. After fermentation, the wine is fortified by the addition of distilled citrus spirits to raise its alcohol content to approximately 20% by volume. Fortified citrus wine is sold to producers of beverage alcohol. The wineries are physically segregated from the distilling operations and have their own sets of fermenting and storage tanks. The Lake Alfred, Auburndale and Louisville facilities can produce, on a combined basis, up to 30 million gallons of wine per year.

Bottling.  The Lake Alfred plant has one line that is used primarily to bottle vinegar, cooking wine and juices.  The Auburndale plant has two lines that are dedicated to bottling coolers and prepared cocktails and three lines that bottle private label products and premium branded spirits. The Company’s warehouse storage areas can accommodate up to 1,000,000 cases. The Company’s plant in the Virgin Islands has one line capable of bottling up to 250,000 cases per year.  The Company distills and ages its own rum, but generally produces its other private label products from alcohol purchased from third parties. Depending on the particular formula for a product, the Company adds flavoring and/or sugar, reduces the product’s proof and then filters and bottles the finished product.  The Company’s bottling capacity is approximately 6 million cases per year.

Vinegar and Cooking Wine.  Vinegar is produced by converting alcohol into acetic acid. Several varieties of vinegar, including white distilled, red wine, white wine, corn, rice wine, malt, balsamic and apple cider, are produced at the Lake Alfred and Louisville facilities, which have a combined capacity of 10 million grain gallons per year. Cooking wine is produced by the controlled fermentation of red or white grape juice into wine and is then denatured with salt or other ingredients.  Because of this denaturing process, these products are not subject to federal excise taxes.  Several varieties of cooking wine, including red, white, sherry, golden, marsala and chablis, are produced at the Lake Alfred, Auburndale and Louisville facilities.

Quality Control.  Each of the Company’s facilities is equipped with a quality control laboratory. The Company employs several chemists who continually test to ensure the quality of raw materials and end products.

Raw Materials.  The cost of raw materials fluctuates depending upon a number of factors, including crop conditions, weather, governmental programs and purchases by foreign governments.

The principal raw materials used in the Company’s distilling operations are citrus molasses, a byproduct of citrus juice production, and cane molasses, a byproduct of sugar production. Citrus molasses, which is used in the production of citrus brandy and citrus spirits, accounted for approximately 55% of the raw materials used in the Company’s distilling operations in Fiscal 2005. Cane molasses, which is used in the production of rum and cane spirits, accounted for the remaining 45%. Citrus juice concentrate is the primary raw material used in the Company’s winery operations. The Company purchases such raw materials from a variety of suppliers. The Company purchases distilled products, used in its bulk alcohol products and bottling operations businesses, from several suppliers. Glass bottles and other materials, such as caps, labels and cardboard cartons, are used in bottling and packaging and, with the exception of glass bottles, are available from numerous suppliers.  Alcohol and grape juice concentrate are the primary raw materials used in the Company’s vinegar and cooking wine operations.  As more fully described below, during Fiscal 2005, two suppliers each accounted for more than 10% of all of the Company’s raw material purchases.

The Company purchases the majority of its glass bottle requirements from Saxco International, Inc. Glass bottle costs are one of the largest components of the Company’s cost of goods sold.  The glass bottle industry is highly concentrated with only a small number of producers.  The Company has decided to utilize one supplier for cost-based reasons.  The inability of the Company’s glass bottle supplier to satisfy the Company’s requirements could adversely affect the Company’s operations, although the Company could shift its business to one or more other suppliers.

The Company uses cane molasses as a raw material for the production of rum at its facilities in St. Croix, United States Virgin Islands.  The Company purchases its cane molasses raw material requirements through Westway Trading Corporation, a broker that specializes in the South American and Caribbean molasses markets.  This arrangement is beneficial to the Company in securing a higher quality molasses at lower prices than the Company could obtain by going directly to the individual molasses suppliers.  Based on an analysis of the world-wide cane molasses market provided to the Company by the Company’s molasses broker, management believes that there are adequate supplies of cane molasses available to meet the Company’s cane molasses raw material requirements, and the Company could, shift its business to one or more other suppliers.

Due to the effects of hurricanes on the Florida citrus crop in 2004 and 2005, the Company’s supply of citrus molasses was not sufficient to meet its citrus alcohol requirements in 2005 and may not be sufficient in 2006. However, during 2005, the Company was able to use alternative sources of raw material to meet its citrus alcohol requirements. This alternative source has increased the Company’s production costs by approximately $0.5 million for certain of its bulk citrus alcohol products.  There can be no assurance that the Company will be able to adequately source its citrus alcohol raw material requirements at reasonable prices during 2006.

Fluctuations In Operating Results; Seasonality

The size and timing of purchase orders and product shipments can cause operating results to fluctuate significantly from quarter to quarter, particularly since some customers purchase bulk alcohol products in significant quantities at one time or place significant orders at one time for contract bottling services, distilled spirits, vinegar and cooking wine.  Additionally, some Company products generate higher profit margins than others, and changes in the Company’s product mix will therefore cause gross margins to fluctuate.  Certain aspects of the Company’s business are also seasonal, with increased demand for the Company’s contract bottling services from April to October and increased production of the Company’s bulk alcohol products from November to June, corresponding to the Florida citrus harvest.  As a result of these factors, the Company’s operating results may vary significantly from quarter to quarter.

Marketing and Distribution

Bulk alcohol products are sold primarily in large quantities through Company-employed salespeople. The Company’s marketing strategy emphasizes the cost advantages of these products over other ingredients available to end producers. Bulk alcohol products are sold primarily to other bottlers, distillers and end producers located in the United States and are exported to approximately 20 foreign countries.

The Company manufactures, imports, exports and markets a variety of premium branded spirits to wholesalers in the United States and internationally.  The Company’s marketing and promotional programs for its premium brands are directed at consumers, retailers and wholesalers and include consumer and trade print advertising, event sponsorship, product sampling, in-store displays, price promotions, point-of-sale materials and public relations.

The Company sells private label products to wholesalers for distribution primarily in the Southeastern United States. The Company’s marketing strategy for these products places primary emphasis upon the Company’s cost advantages, directed at wholesalers and retailers, rather than consumers. Wholesalers market these products to retailers who then market them directly to consumers.  Although competition for retail shelf space in the beverage alcohol industry is significant, wholesalers of such products, and not the Company, generally must address such competition.  Sales of the Company’s premium branded spirits and private label products are generally made FOB (free on board) at the Company’s facilities and, accordingly, the purchasers of such products are responsible for the risk of loss and transportation costs. In addition to its own sales force, the Company works through various brokers to develop and service its sales to wholesalers and retailers.

The Company’s marketing strategy with respect to its contract bottling services emphasizes the cost advantages and quality of the Company’s services. Arrangements with bottling customers are typically negotiated by the Company’s executive officers.

Vinegar and cooking wine are sold primarily in large quantities to manufacturers, distributors and retailers through the Company’s own sales force. These products are also sold through wholesalers and directly to retailers under the Company’s private labels and the private labels of retailers.

Trademarks and Distribution Agreements

Trademarks are an important aspect of the Company’s business.  The Company sells its products under a number of trademarks, which the Company owns or uses under license.  The Company’s important trademarks include Cruzan Rum, Cruzan Estate Rum, Cruzan Flavored Rum, Ron Carlos Rum, Conch Republic Rum and

Edmundo Cooking Wine.  Throughout its segments, the Company also has various licenses and distribution agreements for the sale, or the production and sale, of its products and products of third parties.  These licenses and distribution agreements have varying terms and durations.  Agreements include, among others, import, marketing and distribution agreements (“Imported Spirits Distribution Agreements”) with Antioqueno Aguardiente, expiring in May 2006, and Hine Cognac, which is a year-to-year renewable arrangement for services to be performed by the Company.  The Company also has distribution agreements with several third parties to distribute Cruzan Rum in foreign countries, including a distribution agreement with V&S to distribute Cruzan products in the international spirits market.

All of the Company’s Imported Spirits Distribution Agreements may be terminated if the Company fails to meet certain performance criteria.  The Company believes it is currently in compliance with all material terms of its Imported Spirits Distribution Agreements.  There can be no assurance that these agreements will continue beyond their scheduled expiration dates.

Competition

The markets in which the Company’s business segments operate are highly competitive with respect to price, service and product quality, and there are several companies with substantially greater financial and other resources than the Company.  The following is a summary of the Company’s main competitors, geographic area of operations and market share for the Company’s principal products.

The Company’s bulk rum products compete primarily with two Caribbean rum producers, West Indies Rum Distillery and Foursquare Distillery, both in Barbados.  The Company competes with these other bulk rum producers primarily in the United States, although the Company does sell small quantities of bulk rum internationally.  Management believes that the Company is the largest supplier of bulk rum in the United States based on reports of U.S. Imports for Consumption prepared by the Department of Census and that the Company’s market-share of bulk rum products in the United States is approximately 90%.

The Company’s citrus brandy and citrus spirits products are sold in the United States and management is aware of only one other domestic producer, Bartow Ethanol Company.  Management believes that the Company is the largest supplier of bulk citrus brandy and citrus spirits in the United States and that the Company’s market share of citrus brandy and citrus spirits in the United States is approximately 80% and 60%, respectively.

The Company’s cane spirits are sold in the United States.  Management is not aware of any other domestic producers of cane spirits and is not able to determine the Company’s market share for this product.

The Company’s fortified wine products are sold in the United States, and to a much lesser extent, in Northern Europe.   Although management is aware of only two other producers of citrus-based fortified wine, Meier’s Wine Cellars, Inc. and Alko, Inc. (Netherlands), there are several producers of grape-based fortified wine that compete with the Company’s fortified wine products.  Some producers of grape-based fortified wine include Golden State Vintners, Inc., Constellation Brands and Mogen David.  Management is not able to determine the number of competitors for the Company’s fortified wine products or the Company’s share of the fortified wine market.

The Company’s premium branded spirits products, primarily Cruzan Estate Rums and Cruzan Flavored Rums, are sold in the United States and 13 other countries internationally.  The Company’s premium branded spirits products compete against other distilled spirits products, including premium labels, mid-price and popular-price products.  The Company’s largest competitors in this segment are Bacardi, Inc. (Bacardi Rum), Diageo (Captain Morgan Rum), Pernod Ricard (Malibu Rum) and Remy Cointreau (Mount Gay Rum).  Each of these competitors has greater financial resources than the Company.  Based on data published in the Impact Databank and Adams Liquor Handbook, management estimates that the Company has less than a 1% share of the distilled spirits market in the United States and a 2% share of the United States rum market.  The Company’s premium branded spirits products compete with those of companies for whom the Company performs contract bottling services and to whom the Company sells its bulk alcohol products. The Company believes that its relationships with its customers are good, and it has not experienced any adverse effects, such as termination or non-renewal of ongoing contracts, as a result of competition. In addition, the Company does not expect to experience any material adverse effects from such competition in the foreseeable future.

The Company’s private label products compete mainly in the Southeastern United States against other distilled spirits products, including premium labels, mid-price and popular-price products.   The Company’s main competitors for its private label products include Heaven Hill Distillers, Barton Brands, Ltd., LeVecke Corporation and McCormick Distilling.  Management is not able to determine the Company’s market share for these products.

The Company’s contract bottling operations compete against other bottlers located throughout the Southeastern United States. Management is not able to determine the number of other competitors or its market share for these services.

  The Company’s vinegar products are sold primarily in the Southeast and Midwest United States.  In the United States, the vinegar industry is dominated by two large manufacturers, Mizkan and Fleishman, with approximately 20 vinegar plants, and there are about ten smaller manufacturers, including National Vinegar and Creole Fermentation, with an aggregate of approximately 24 vinegar plants.  Management is not able to determine the Company’s market share of vinegar products.  Since vinegar is a low margin commodity, the sale of vinegar is limited to within a small radius of a particular manufacturing plant due to the cost of shipping to the customer.  Therefore, with the exception of certain higher margin specialty vinegars which are sold throughout the United States, the majority of the Company’s vinegar products are only competitive within a limited radius of the Company’s manufacturing facility, generally 200 to 500 miles.

The Company’s higher margin cooking wine products are sold throughout the United States and Canada.  The Company’s competitors for its cooking wine products include Canandaigua Wine Company, San Antonio Winery, Gibson Winery and Heck Cellars.  Although published data is not available, management is not aware of any competitors of the Company’s size and believes that the Company is the largest supplier of cooking wine in the United States.

Regulation and Taxation

The Alcohol and Tobacco Tax and Trade Bureau of the United States Treasury Department regulates the wine and spirits industry with respect to production, blending, bottling, sales, advertising and transportation of alcohol products.  Also, each state regulates advertising, promotion, transportation, sale and distribution of alcohol products.

Pursuant to federal and state environmental requirements, the Company is required to obtain permits and licenses to operate certain facilities, and to treat and remove effluents discharged from its distilling, winery and bottling operations. Management believes it is presently in material compliance with all applicable federal and state regulations.

Beverage alcohol produced and bottled by the Company is subject to federal excise taxes. As of September 30, 2005, excise taxes were being imposed at flat rates of $13.50 per proof gallon for distilled spirits and $1.57 per gallon for fortified wine.

The Company’s fortified wine products, as an ingredient of beverage alcohol, have a cost advantage under the component method of taxation, which taxes wine at a lower rate than distilled spirits. Changes in, or the elimination of, the component method of taxation, as it relates to wine, could have a material adverse effect on the Company’s results of operations.

Employees

As of September 30, 2005, the Company had approximately 390 full-time employees. Additional workers are generally employed at the Company’s bottling facilities during the summer months, when the bulk of contract bottling takes place. None of the Company’s employees is a member of any labor union, nor are there any collective bargaining agreements between the Company and its employees, with the exception of 36 of the Company’s 56 United States Virgin Islands employees.  Management believes that its relations with its employees are good.

Information about Foreign and Domestic Operations and Export Sales

The Company has facilities in Florida and Kentucky for the production of bulk alcohol products, premium branded spirits, contract bottling services, vinegar and cooking wine.  The Company sells its products and services primarily to customers in the United States but also exports certain products to foreign countries, primarily in Europe, Canada, Central America and the Caribbean.  The Company’s rum production facilities are located in St. Croix, United States Virgin Islands.  Bulk rum produced in the Virgin Islands is sold primarily to other bottlers of rum, producers of beverage alcohol, food companies and flavor manufacturers located in the United States, but is also sold to foreign countries in the Caribbean, South America and Europe.  See Note 13 to the Company’s consolidated financial statements for additional information about the Company’s foreign and domestic operations and export sales.

Item 1A.  Risk Factors

Risks That May Affect Future Results

In addition to the risks and uncertainties of ordinary business operations, important factors that could cause our actual results to differ materially from those contained in or implied by any forward-looking statements contained in this Annual Report on Form 10-K include:

We face competition that may reduce our market share and margins.

We are in a highly competitive industry and the dollar amount and unit volume of our sales could be negatively affected by:

•                  our inability to maintain or increase prices,

•                  changes in geographic or product mix,

•                  a general decline in beverage alcohol consumption, or

•                  the decision of wholesale customers, retailers or consumers to purchase competitors’ products instead of our products.

Since March 2003, no less than four of our largest competitors – Bacardi, Diageo, Allied Domecq and Pernod Ricard – have introduced competitive flavored rum product offerings.  Each of these competitors has greater financial resources than we do.  Wholesaler, retailer and consumer purchasing decisions are influenced by, among other things, the perceived absolute or relative overall value of our products, including their quality or pricing, compared to competitive products.  Unit volume and dollar sales could also be affected by pricing, purchasing, financing, operational, advertising or promotional decisions made by wholesalers, state and provincial agencies, and retailers, which could affect their supply of, or consumer demand for, our products.  We could also experience higher than expected selling, general and administrative expenses if our management finds it necessary to increase the number of personnel or advertising or promotional expenditures to maintain our competitive position or for other reasons.  Increased competition and unanticipated actions by competitors or customers could lead to downward pressure on prices and/or a decline in our market share, which would adversely affect our results and hinder our growth potential.

Our bottling operations have declined in recent fiscal years, and may continue to decline.

Net sales of our bottling operations were $13.0 million, $11.9 million and $14.3 million for Fiscal 2005, 2004 and 2003, respectively.  During the first quarter of Fiscal 2004, we lost a large private label-bottling customer that accounted for approximately 17.6% of our bottling operations net sales and 5.2% of our bottling operations volume.  Sales in our bottling operations have also declined as a result of a contraction in the ready-to-drink product category, for which we are a contract bottler.  Responding to this decline, in July 2004, we completed the partial consolidation of our bottling operations to reduce overhead.  However, bottling operations volume did not even meet management’s reduced expectations for Fiscal 2004, which caused a continuing loss in this segment.  We have been placing a renewed emphasis on the sales effort in this segment, seeking other contract bottling opportunities.  We have explored other alternatives in our two bottling facilities, including further consolidation, a partial sale and shedding less profitable product lines.  In December 2004, management discontinued production of all products in the Lake Alfred bottling plant with the exception of one production line bottling vinegar, cooking wine and juices.  In January 2005, we reduced the operation of this bottling line to one shift.  Management cannot assure that its efforts will be successful, or that this segment will experience operating profits in the future.

Our premium branded spirits segment has experienced, and may continue to experience, operating losses as we reinvest our gross profit from that and other segments in our selling, general and administrative expense for the premium branded spirits segment.

Net sales of our premium branded spirits segment, which includes Cruzan Estate Rums and Cruzan Flavored Rums, for Fiscal 2005 increased by 22.6% compared to Fiscal 2004.  However, during Fiscal 2005, our premium branded spirits segment’s operating losses only improved to $7.3 million from operating losses of $7.6 million in Fiscal 2004.  These operating losses reflect management’s continuing efforts to increase market share by reinvesting this and other segments’ gross profits in selling and marketing expenses for the premium branded spirits segment in an effort to support the continued growth of our Cruzan brand.  Management intends to continue its increased expenditures in 2006 to maintain the growth of the Cruzan brand.  We cannot assure that our increased selling and marketing efforts will be successful, or that this segment will experience operating profits in the future.

The seasonality of our business and the timing of orders could cause operating results to fluctuate.

The size and timing of purchase orders and product shipments can cause our operating results to fluctuate significantly from quarter to quarter, particularly since some customers purchase bulk alcohol products in significant quantities at one time or place significant orders at one time for contract bottling services, vinegar and cooking wine.  Additionally, some of our products generate higher profit margins than others, and changes in our product mix will therefore cause gross margins to fluctuate.  Certain aspects of our business are also seasonal, with increased demand for our contract bottling services from April to October and increased production of some of our bulk alcohol products from November to June, corresponding to the Florida citrus-harvest.  As a result of these factors, our operating results may be erratic, varying significantly from quarter to quarter.

Our dependence on distribution channels may limit our ability to sell our products.

We sell our private label products and premium branded spirits principally to wholesalers for resale to retail outlets, including package liquor stores and restaurants.  The replacement or poor performance of our principal wholesalers or our inability to collect accounts receivable from our principal wholesalers could materially and adversely affect our results of operations and financial condition.  Distribution channels for alcoholic beverages have been characterized in recent years by rapid change, including consolidations of certain wholesalers.  Wholesalers and retailers of our products offer products which compete directly with our products for retail shelf space and consumer purchases.  Accordingly, there is a risk that these wholesalers or retailers may give higher priority to competitor products.  We cannot assure that our wholesalers and retailers will continue to purchase our products or provide our products with adequate levels of promotional support.

We must maintain a relatively large inventory of our products to support customer delivery requirements, and if this inventory becomes obsolete and we are required to write down our inventory, our operating results would be adversely affected.

We must maintain a relatively large inventory to meet customer delivery requirements for our products, including those in our bulk alcohol, premium branded spirits, bottling operations, and vinegar and cooking wine segments. Inventory may become obsolete as we and our customers introduce new products, cease to produce old products, or modify the design of a product’s packaging. We maintain a provision for inventory obsolescence to cover potential write-downs in inventory for obsolescence, but we cannot assure that this provision is adequate, and inventory obsolescence could harm our operating results.

An increase in excise taxes or government regulations could have a material adverse effect on our business.

In the United States and other countries in which we operate, we are subject to the imposition of excise and other taxes on beverage alcohol products in varying amounts which have been subject to change.  Significant increases in excise or other taxes on beverage alcohol products could materially and adversely affect our financial condition or results of operations.  Many states have considered proposals to increase, and some of these states have increased, state alcohol excise taxes.  In addition, federal, state, local and foreign governmental agencies extensively regulate the beverage alcohol industry concerning such matters as licensing, trade and pricing practices, permitted and required labeling, advertising and relations with wholesalers and retailers.  Certain federal and state regulations also require warning labels and signage.  New or revised regulations or increased licensing fees, requirements or taxes could also have a material adverse effect on our financial condition or results of operations.

A decline in the consumption of products we sell could adversely affect our sales revenues or margin.

There have been periods in the past in which there were substantial declines in the overall per capita consumption of beverage alcohol products in the United States and other markets in which we operate.  A limited or general decline in consumption in one or more of our product categories could occur in the future due to a variety of factors, including:

•                                          a decline in the popularity of flavored spirits;

•                                          demographic and social trends, changes in travel, vacation or leisure activity patterns and a downturn in economic conditions;

•                                          increased concern about the health consequences of consuming beverage alcohol products and about drinking and driving;

•                                          increased activity of anti-alcohol consumer groups;  and

•                                          increased federal, state or foreign excise or other taxes on beverage alcohol products.

Any decline in the consumption of products we sell could have a significant adverse effect on our sales revenue or margin.

A small number of customers account for a high percentage of our net sales and if we lose a few customers or are unable to attract new customers, our net sales could decline.

Our bulk alcohol, contract bottling services and private label products are sold to a relatively small number of customers and we have large customers for vinegar and cooking wine.  The loss of a few of these customers could have a material adverse effect on our liquidity and results of operations.  For example, our net sales for our bottling operations decreased 16.6% between Fiscal 2003 and Fiscal 2004, and 23.5% between Fiscal 2002 and Fiscal 2003 largely because of the loss of two large customers.  We cannot assure that we will not lose other customers.

We expect that sales of certain products to a small number of customers will continue to account for a high percentage of our net sales for the foreseeable future.  For example, for Fiscal 2005, 2004 and 2003, our top 10 customers accounted for approximately 28%, 43% and 58%, respectively, of our total net sales.  Our future success depends on our ability to retain our current customers, and to attract new customers.  The loss of one or several customers, whether through termination of agreements, acquisitions or bankruptcy, could significantly reduce our net sales.

Changes in the regulatory environment for the operation of our business or those of our customers could pose risks and increased expenses.

The Sarbanes-Oxley Act of 2002 and new rules subsequently implemented by the Commission have required changes in corporate governance practices of public companies.  In addition to final rules and rule proposals already made by the Commission, the American Stock Exchange has adopted revisions to its requirements for listed companies.  We continue to review all of our accounting policies and practices, legal disclosure and corporate governance policies under the new legislation, including those related to our relationships with our independent auditors, enhanced financial disclosures, internal controls, board and board committee practices, corporate responsibility and loan practices, and we intend fully to continue to comply with such laws.  Management expects these new rules and regulations to make it more difficult for us to attract and retain qualified executive officers and qualified members of our Board of Directors, particularly to serve on the various committees of the Board, including and in particular, the audit committee.  In addition, compliance with new rules imposed by the Commission and the American Stock Exchange will likely cause us to incur increased expenses, including legal and accounting expenses.

If we do not successfully address the risks inherent in selling to international customers, our net sales and financial results could decline.

We derived 5% of our net sales from international sales in Fiscal 2005 and 8% in Fiscal 2004.  Management plans to expand net sales and to grow our international operations.  We have limited experience in international sales and may not be able to compete or operate effectively in international markets.  We face certain risks inherent in conducting business internationally, including:

•                                          fluctuations in currency exchange rates and imposition of currency exchange controls;

•                                          language and translation issues;

•                                          difficulties in collecting accounts receivable and longer collection periods;

•                                          changes in regulatory requirements;

•                                          political and economic instability; and

•                                          potential adverse tax consequences.

Any of these factors could harm our international sales and, consequently, our business and operating results.  Specifically, failure to successfully manage international growth could result in higher operating costs than anticipated or could delay or preclude altogether our ability to generate net sales in key international markets.

We have a material amount of goodwill and adverse results in operations could result in a write-down of goodwill, which would further adversely affect our results of operations.

As of September 30, 2005, goodwill represented approximately $20.5 million, or 15% of our total assets.  Goodwill is the amount by which the costs of an acquisition accounted for using the purchase method exceeds the fair value of the net assets acquired.  We adopted Statement of Financial Accounting Standard No. 142 (“SFAS No. 142”), “Goodwill and Other Intangible Assets,” in its entirety, on October 1, 2001.  Under SFAS No. 142, goodwill is no longer amortized, but instead is subject to a periodic impairment evaluation based on the fair value of the reporting unit.  Reductions in our net income caused by a write-down of goodwill could materially and adversely affect our results of operations.

Adverse public opinion about alcohol may harm our business.

In recent years there has been substantial publicity regarding the possible health benefits of moderate alcohol consumption.  The results of a number of studies suggest that moderate consumption of beverage alcohol could result in decreased mortality, lower risk of cardiovascular disease, and other health benefits.  Alternatively, anti-alcohol groups have, in the past, successfully advocated more stringent labeling requirements and other regulations designed to discourage consumption of beverage alcohol.  More restrictive regulations, negative publicity regarding alcohol consumption, publication of studies that indicate a significant health risk from moderate consumption of alcohol or changes in consumer perceptions of the relative healthfulness or safety of beverage alcohol generally could adversely affect the sale and consumption of alcohol and the demand for beverage alcohol and could have a material adverse effect on our business, financial condition, and results of operations.

Item 1B.  Unresolved Staff Comments

Not applicable.

Item 2.  Properties

The Company owns all of its principal production facilities, including all related land, buildings, and equipment. The Lake Alfred facility consists of four principal buildings with approximately 250,000 total square feet on 32 acres. The Auburndale facility consists of three principal buildings with approximately 250,000 total square feet on 16 acres. The Louisville facility consists of three principal buildings with approximately 60,000 total square feet on 27.5 acres. The Winter Haven facility consists of five principal buildings with approximately 260,000 total square feet on 27.5 acres. The Virgin Islands facility consists of 11 principal buildings with approximately 140,000 total square feet on 33 acres.  The Company leases approximately 10,000 square feet of office space in

West Palm Beach, Florida for its executive offices and 2,600 square feet of office space in Jupiter, Florida for its marketing operations.  Management believes that all of its facilities, both owned and leased, are adequate and suitable for operations in the foreseeable future.  However, management may undertake the expansion of certain facilities from time to time in the ordinary course of business.

Item 3.  Legal Proceedings

The Company and its subsidiaries are subject to litigation from time to time in the ordinary course of business.  None of these routine legal proceedings are material.

Item 4.  Submission of Matters to a Vote of Security Holders

No matters were submitted to security holders during the fourth quarter of Fiscal 2005.

PART II

Item 5.  Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

The Company’s Common Stock trades on the American Stock Exchange under the symbol “RUM.”  Table 1 below sets forth the high and low closing quotations of the Company’s Common Stock for each quarter during the two most recent fiscal years.

Table 1 – High and Low Quotations of the Company’s Common Stock

Period	High	Low
Fiscal 2004
First quarter	$11.55	$9.95
Second quarter	12.15	10.50
Third quarter	14.50	11.92
Fourth quarter	14.05	12.10
Fiscal 2005
First quarter	13.18	11.70
Second quarter	13.91	12.42
Third quarter	26.75	12.85
Fourth quarter	28.19	25.15

The number of stockholders of record as of December 2, 2005 was 22.  In addition, based upon a list of non-objecting beneficial owners, there were at least 435 beneficial owners.

No dividends were paid to stockholders during Fiscal 2004 and Fiscal 2005. The Company intends to continue to retain earnings for use in its business and, therefore, does not anticipate declaring or paying cash dividends in the foreseeable future.

Item 6.  Selected Financial Data

The selected financial data in Table 2 below are derived from the Company’s audited consolidated financial statements. These data are qualified by reference to, and should be read in conjunction with, the consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere herein.

Table 2 – Selected Financial Data

	Year ended September 30,
	2005	2004	2003	2002	2001
	(In thousands, except per share data)
Statement of Operations Data:
Net sales	$106,491	$96,416	$90,444	$96,839	$97,253
Operating income (loss)	(12,574)	(3,579)	6,065	8,600	11,549
Income (loss) before income taxes	(14,540)	(4,600)	2,447	6,569	7,764
Income tax expense (benefit)	(3,887)	(3,692)	(956)	1,122	1,561
Net income (loss)	(10,653)	(908)	3,403	5,447	6,203

Net income (loss) per share
Basic	(1.65)	(0.16)	0.61	0.99	1.12
Diluted	(1.65)	(0.16)	0.60	0.97	1.12

Weighted average shares outstanding
Basic	6,452	5,801	5,574	5,527	5,514
Diluted	6,452	5,801	5,644	5,624	5,527

Balance Sheet Data (at period end):
Working capital	45,401	40,556	56,791	55,315	51,889
Total assets	133,749	127,833	139,299	137,883	133,588
Short-term debt	—	4,000	4,000	4,000	4,000
Long-term debt	28,600	25,674	47,316	53,017	55,685
Stockholders’ equity	83,652	79,824	70,612	67,069	61,221

Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

Introduction

Management’s discussion and analysis of financial condition and results of operations contains “forward-looking statements.”  See “Introductory Note” on page 1.

The following discussion and analysis summarizes the significant factors affecting (i) consolidated results of operations of the Company for Fiscal 2005 compared to Fiscal 2004, and Fiscal 2004 compared to Fiscal 2003, and (ii) financial liquidity and capital resources for Fiscal 2005.  This discussion and analysis should be read in conjunction with the Company’s consolidated financial statements and notes thereto included herein.  Certain amounts presented in this Item 7 have been rounded to the nearest thousand and hundred thousand, as applicable, but the percentages are based on actual amounts without rounding.

The Company operates primarily in the beverage alcohol industry in the United States.  The Company reports its operating results in four segments:  Bulk Alcohol Products (rum, citrus brandy, citrus spirits, cane spirits, fortified citrus wine, purchased distilled products and byproducts); Premium Branded Spirits (primarily Cruzan Estate Rums and Cruzan Flavored Rums); Bottling Operations (contract bottling services and private label products); and Vinegar and Cooking Wine (bulk vinegar, bulk cooking wine, vinegar stock and private label case goods).

Information regarding net sales, operating income (loss) and total assets of each of the Company’s business segments and information regarding geographic areas is set forth in Note 13 to the Company’s consolidated financial statements located in Item 8 of this Annual Report on Form 10-K.

Tables 3 and 4 below set forth statement of operation items as a percentage of net sales and information on net sales, gross profit (loss) and operating income (loss) by operating segment.

Table 3 – Statement of Operations as a Percent of Net Sales

	Year Ended September 30,
	2005	2004	2003
Net sales	100.0%	100.0%	100.0%
Cost of goods sold	67.4	69.2	65.6
Gross margin	32.6	30.8	34.4
Selling, general and administrative expenses	36.0	34.5	27.7
Payment to be made by principal stockholder	8.4	—	—
	44.4	34.5	27.7
Operating income (loss)	(11.8)	(3.7)	6.7
Other expense, net	(1.9)	(1.1)	(4.0)
Income (loss) before income taxes	(13.7)	(4.8)	2.7
Income tax benefit	3.7	3.9	1.1
Net income (loss)	(10.0)%	(0.9)%	3.8%

Table 4 – Net Sales, Gross Profit (Loss) and Operating Income (Loss) by Operating Segment

	Year Ended September 30,
	2005	2004	2003
	(In thousands)
Net Sales
Bulk alcohol products	$40,377	$37,249	$35,203
Premium branded spirits	32,921	26,846	20,808
Bottling operations	12,982	11,911	14,278
Vinegar and cooking wine	20,211	20,410	20,155
	$106,491	$96,416	$90,444

Gross Profit (Loss)
Bulk alcohol products	13,814	14,903	16,406
Premium branded spirits	16,259	12,038	9,723
Bottling operations	(481)	(1,757)	(448)
Vinegar and cooking wine	5,143	4,464	5,450
	$34,735	$29,648	$31,131

Operating Income (Loss)
Bulk alcohol products	9,324	9,021	11,432
Premium branded spirits	(7,274)	(7,569)	(2,271)
Bottling operations	(3,086)	(3,904)	(1,901)
Vinegar and cooking wine	2,471	3,041	4,190
Corporate operations	(14,009)	(4,168)	(5,385)
	$(12,574)	$(3,579)	$6,065

Table 5 below provides unit sales volume data for certain Company products.

Table 5 – Unit Sales Volume Data

	Year Ended September 30,
	2005	2004	2003
	(In thousands)
Bulk alcohol products:
Distilled products, in proof gallons
Citrus brandy	1,211	1,265	1,363
Citrus spirits	546	233	306
Rum	5,029	4,885	4,702
Cane spirits	388	473	485
Fortified wine, in gallons	13,019	12,070	10,280
Premium branded spirits, in cases	764	708	599
Bottling operations, in cases	2,754	3,257	3,750
Vinegar
Bulk, in 100 grain gallons	4,753	5,099	5,836
Cases	621	499	527
Drums, in 100 grain gallons	1,325	1,654	1,452
Cooking Wine
Bulk, in gallons	2,831	2,620	4,212
Cases	569	634	615

The Company is a leading producer and supplier of rum, brandy, wine and spirits to other beverage alcohol manufacturers; produces, imports and markets premium branded spirits; bottles beverage alcohol and other beverages on a contract basis and under private labels; and produces vinegar and cooking wine.

The Company’s net sales and gross margins (gross profit as a percentage of net sales) vary depending on the mix of business among the Company’s products.  Historically, gross margins have been highest in bulk alcohol products and premium branded spirits and lower in bottling operations and vinegar and cooking wine operations.  Within its bottling operations, sales and gross margins have varied substantially based upon the mix of business from the Company’s “Type A” and “Type B” bottling customers.  Type A bottling customers pay the Company to purchase their raw materials and these costs are passed through to the customer.  Type B bottling customers supply their own raw materials and are only charged for bottling charges.  Although gross profit per case for the Company’s Type A and Type B bottling customers is approximately equal, given the same case volume, net sales and cost of goods sold with respect to products bottled for Type A bottling customers are higher, and gross margins are lower, than for Type B bottling customers.  As a result, significant fluctuations in volume of Type A bottling customers can distort the Company’s gross margin.

The size and timing of purchase orders and product shipments can cause operating results to fluctuate significantly from quarter to quarter, particularly since some customers purchase bulk alcohol products in significant quantities at one time or place significant orders at one time for contract bottling services, distilled spirits, vinegar and cooking wine.  Additionally, some Company products generate higher profit margins than others, and changes in the Company’s product mix will therefore cause gross margins to fluctuate.  Certain aspects of the Company’s business are also seasonal, with increased demand for the Company’s contract bottling services from April to October and increased production of the Company’s bulk alcohol products from November to June, corresponding to the Florida citrus-harvest.  As a result of these factors, the Company’s operating results may vary significantly from quarter to quarter.

Net sales represent the Company’s gross sales less excise taxes. Excise taxes are generally payable on sales of certain of the Company’s bulk alcohol products and on all alcohol products bottled by the Company.  However, there are no excise taxes paid on sales made to customers that have tax permits.  Accordingly, excise taxes may vary significantly from period to period depending upon the Company’s product and customer mix.

Results of Operations

Fiscal 2005 Compared to Fiscal 2004

Net Sales. Net sales were $106.5 million in 2005, an increase of 10.4% from net sales of $96.4 million in 2004.

Net sales of bulk alcohol products were $40.4 million in 2005, an increase of 8.4% from net sales of $37.2 million in 2004.  The increase resulted primarily from increased shipments of rum, citrus spirits and fortified wine offset by decreased shipments of citrus brandy and cane spirits.  The decrease in citrus brandy and cane spirits was due in part to the timing of customer orders and also due to a market decline for these products.  Management believes that the Company’s sales of citrus spirits have increased during 2005 due to a decrease in the recent market surplus of grape spirits which some of the Company’s customers may have been using as an alternative ingredient in their product formulations.  However, management believes that this increase in business could be temporary and that the Company’s sales of citrus spirits could decrease in the future if the market surplus of grape spirits increases.  In 2005, unit sales of citrus brandy and cane spirits decreased 4.3% and 18.0%, respectively, compared to 2004, and the average selling price of citrus brandy decreased 2.6%.  Also in 2005, unit sales of the Company’s rum and fortified wine products increased 3.0% and 7.9%, respectively, compared to 2004, and the average selling price for the Company’s rum increased 4.8% while the average selling price for fortified wine decreased 2.0%.  The average selling prices for these bulk alcohol products varied due to changes in product and customer mix.

Net sales of premium branded spirits were $32.9 million in 2005, an increase of 22.6% from net sales of $26.8 million in 2004.  Sales of the Company’s Cruzan Estate Rums and Cruzan Flavored Rums increased 21.3% in 2005 compared to 2004.  Sales of Cruzan Estate Rums and Cruzan Flavored Rums increased from $2.2 million in Fiscal 1996 to $25.5 million in Fiscal 2005.  During this time, the Cruzan brand has been recognized as one of the fastest growing brands in the spirits industry by certain beverage industry publications and the Cruzan Rums have won numerous tasting awards from several prestigious beverage industry organizations.  Since January 2003, several of the Company’s competitors have introduced their own lines of flavored rum products into the marketplace, which, in certain fiscal quarters, has negatively impacted the level of sales growth of Cruzan Flavored Rums.  Some of the Company’s competitors in the rum and flavored rum categories have significantly greater financial and other resources than the Company, which could adversely affect the Company’s sales growth of Cruzan Estate Rums and Cruzan Flavored Rums. As a response to such increased competition, and in order to provide further impetus to the growth of Cruzan Estate Rums and Cruzan Flavored Rums, management significantly increased its marketing budget in Fiscal 2004 and increased it again for Fiscal 2005 in an effort to support the continued growth of the Company’s Cruzan brand.  This increase in marketing expenses has increased the operating loss for this business segment in Fiscal 2005 and Fiscal 2004.  Management intends to continue its increased expenditures in 2006 to maintain the growth of the Cruzan Rum brand.

Net sales of the Company’s bottling operations were $13.0 million in 2005, an increase of 9.0% from net sales of $11.9 million in 2004.  While sales in the Company’s bottling operations increased 9.0% in 2005, unit volume decreased 15.4% and the average price per case increased 28.9%.  The primary reason for the increase in the average price per case was the addition in August 2005 of a new Type A contract bottling customer for which the Company supplies raw materials in addition to a bottling charge.  Sales in the Company’s bottling operations have declined in recent fiscal years both as a result of a contraction in the ready-to-drink product category, for which the Company is a contract bottler and in the Company’s private label business as a result of a loss of certain large private label bottling customers.  Responding to this decline in business, in July 2004 the Company completed the partial consolidation of its bottling operations to reduce overhead.  However, bottling operations volume did not even meet the Company’s reduced expectations for 2004, which caused a continuing loss in this segment.  The Company has been placing a renewed emphasis on the sales effort in this segment while seeking other contract bottling opportunities.  The Company has explored alternatives in its two bottling facilities, including further consolidation, a partial sale and shedding less profitable product lines.  In December 2004, management discontinued production of all products in the Lake Alfred bottling plant with the exception of one production line bottling vinegar, cooking wine and juices.  In January 2005, the operation of this bottling line was reduced to one shift.  At the present time, the Company has not taken an impairment charge relating to its bottling operations as the carrying value of its bottling assets is less than fair value.

Net sales of vinegar and cooking wine were $20.2 million in 2005, a decrease of 1.0% from net sales of $20.4 million in 2004.  In 2005, total unit sales of vinegar and cooking wine decreased 3.9% compared to 2004, although the average selling price per unit increased 3.0%.  The average selling prices of vinegar and cooking wine increased due primarily to a combination of decreased sales of lower priced white distilled vinegar and an increase in sales of higher priced vinegar case goods.

Gross Profit.  Gross profit was $34.7 million in 2005, an increase of 17.2% from gross profit of $29.6 million in 2004.  During 2005, bulk alcohol gross profit decreased $1.1 million primarily due to higher energy costs; premium branded spirits gross profit increased $4.2 million due to sales increases; bottling operations gross loss decreased $1.3 million due to reducing overhead as a result of the Company’s bottling consolidation plan and profit from a new bottling contract of approximately $0.8 million; and vinegar and cooking wine gross profit increased $0.7 million due to an improved product mix.  Gross margin was 32.6% in 2005 and 30.8% in 2004.

Selling, General and Administrative Expenses.  Selling, general and administrative expenses were $38.3 million in 2005, an increase of 15.3% from $33.2 million in 2004.  The increase was primarily attributable to a $4.1 million increase in administrative, marketing and advertising expenses in the Company’s premium branded spirits business in an effort to support the continued growth of the Company’s Cruzan brand.  Management intends to continue to increase selling, general and administrative expenditures in 2006 to maintain the growth of its Cruzan Rum brand.  Also during 2005, the Company’s corporate overhead increased $0.8 million primarily due to professional fees incurred as a result of the acquisition by V&S of control of the Company.

Payment to be Made by Principal Stockholder.  Pursuant to a letter agreement entered into between Angostura and certain of the Company’s management on June 2, 2005, Angostura agreed to pay to certain of the Company’s management an aggregate amount of $9 million if the sale of Angostura’s controlling interest in the Company to ASCI were completed.  Although this sale was completed on September 26, 2005, as of December 16, 2005, this payment has not been made.  This payment is not the obligation of the Company and was negotiated between certain members of management and the former majority owner without the participation of or ratification by the Company’s board of directors or any committee thereof and does not affect the Company’s balance sheet or cash flow statement.  However, under Staff Accounting Bulletin 107 issued by the Commission relating to accounting for expenses or liabilities paid by principal stockholder(s), this expected payment by Angostura was treated as an expense of the Company in the statement of operations, and as a contribution to additional paid-in capital on the balance sheet.

Operating Income (Loss).  The following table sets forth the operating income (loss) by reportable segment of the Company for 2005 and 2004.

	Year Ended September 30,
	2005	2004
	(In thousands)
Bulk alcohol products	$9,324	$9,021
Premium branded spirits	(7,274)	(7,569)
Bottling operations	(3,086)	(3,904)
Vinegar and cooking wine	2,471	3,041
Corporate operations	(14,009)	(4,168)
	$(12,574)	$(3,579)

As a result of the above factors, operating loss was $12.6 million in 2005 and $3.6 million in 2004.

The Company’s premium branded spirits segment experienced operating losses of $7.3 million in 2005 and $7.6 million in 2004.  The operating losses reflected the Company’s continuing efforts to increase market share by reinvesting this and other segments’ gross profits in selling and marketing expenses.

As a result of the factors described under “Net Sales” above, the Company’s bottling operations segment reported an operating loss of $3.1 million in 2005 and $3.9 million in 2004.

Interest Expense. Interest expense was $2.7 million in 2005 and $2.2 million in 2004.  The Company’s borrowing rates and average borrowings were higher in 2005 compared to 2004.

Income Tax Expense.  During 2005 and 2004, the Company incurred operating losses from its U.S. operations and recorded an income tax benefit of $3.9 million and $3.7 million, respectively.  The Company’s Virgin Islands subsidiary has a 90% exemption from U.S. Virgin Islands income taxes.  The exemption is effective through September 2020.  In addition, the Company benefited from the extraterritorial income exclusion in 2005 and 2004.

Fiscal 2004 Compared to Fiscal 2003

Net Sales. Net sales were $96.4 million in 2004, an increase of 6.6% from net sales of $90.4 million in 2003.

Net sales of bulk alcohol products were $37.2 million in 2004, an increase of 5.8% from net sales of $35.2 million in 2003.  The increase resulted primarily from increased shipments of rum and fortified wine offset by decreased shipments of citrus brandy, citrus spirits and cane spirits.  The decrease in citrus brandy, citrus spirits and cane spirits was due in part to the timing of customer orders.  In addition, in 2003, the Company had sales of cane spirits to a new customer that had difficulty sourcing bulk alcohol from its regular supplier.  These sales of approximately $250,000 did not reoccur in 2004.  Management believes that the Company’s sales of citrus spirits declined approximately $176,000 during 2004 due to a market surplus of grape spirits which some of the Company’s customers may have been using as an alternative ingredient in their product formulations.  In 2004, unit sales of citrus brandy and spirits decreased 7.2% and 23.8%, respectively, compared to 2003, and the average selling price of citrus brandy decreased 5.7%.  Also in 2004, unit sales of the Company’s fortified wine products increased 17.4% compared to 2003, although the average selling price for the Company’s fortified wine decreased 3.4%.  The average selling prices for these bulk alcohol products decreased due to management lowering prices as a result of increased competition from grape spirits distillers and foreign wine producers.

Net sales of premium branded spirits were $26.8 million in 2004, an increase of 29.0% from net sales of $20.8 million in 2003.  Sales of the Company’s Cruzan Estate Rums and Cruzan Flavored Rums increased 24.1% in 2004 compared to 2003.  Sales of Cruzan Estate Rums and Cruzan Flavored Rums increased from $2.2 million in Fiscal 1996 to $21.0 million in Fiscal 2004.  During this time, the Cruzan brand has been recognized as one of the fastest growing brands in the spirits industry by certain beverage industry publications and the Cruzan Rums have won numerous tasting awards from several prestigious beverage industry organizations.  Since January 2003, several of the Company’s competitors have introduced their own lines of flavored rum products into the marketplace, which, in certain fiscal quarters, has negatively impacted the level of sales growth of Cruzan Flavored Rums.  Some of the Company’s competitors in the rum and flavored rum categories have significantly greater financial and other resources than the Company, which could adversely affect the Company’s sales growth of Cruzan Estate Rums and Cruzan Flavored Rums. As a response to such increased competition, and in order to provide further impetus to the growth of Cruzan Estate Rums and Cruzan Flavored Rums, management significantly increased its marketing budget for Fiscal 2004 in an effort to support the continued growth of the Company’s Cruzan brand, causing an increase in the operating loss for this business segment.

In August and September 2004, the eyes of three major hurricanes struck within approximately thirty miles of all of the Company’s facilities in Central Florida.  Physical damage to the Company’s facilities of less than $100,000 occurred as a result of these hurricanes.  However, while difficult to quantify, disruptions to business caused by these hurricanes, including several days of plant shut-downs, prolonged loss of power, product shipment interruptions and increased labor costs, contributed to lost sales in the premium branded spirits segment, as well as to the additional costs in the bottling and vinegar and cooking wine segments as discussed below.  The Company and its insurance advisor determined that the losses incurred during these hurricanes, including physical damage and business interruption, did not meet the deductible levels of the Company’s casualty insurance policies due mainly to the fact that each hurricane had a separate deductible requirement and the Company’s disruptions were incurred over the course of all of the hurricanes, as well as the relatively minor physical damage incurred.

Net sales of the Company’s bottling operations were $11.9 million in 2004, a decrease of 16.6% from net sales of $14.3 million in 2003.  During the first quarter of Fiscal 2004, the Company lost a large private label bottling customer.  Net sales to this private label bottling customer were approximately $2.5 million and 193,719 cases for the year ended September 30, 2003, or approximately 17.6% of bottling operations net sales and 5.2% of bottling operations volume.  Also during 2004, excise taxes decreased $4.8 million compared to 2003, primarily due to the decrease in sales to this private label bottling customer.  Sales in the Company’s bottling operations also continued to decline as a result of a contraction in the ready-to-drink product category, for which the Company is a contract bottler.  Responding to this decline, in July 2004 the Company completed the partial consolidation of its bottling operations to reduce overhead.  However, bottling operations volume did not even meet the Company’s reduced expectations for 2004, which caused a continuing loss in this segment.  The Company placed a renewed emphasis on the sales effort in this segment, seeking other contract bottling opportunities.  The Company explored other alternatives in its two bottling facilities, including further consolidation, a partial sale and shedding less profitable product lines.  In December 2004, management discontinued production of all products in the Lake Alfred bottling plant with the exception of one production line bottling vinegar, cooking wine and juices.

Net sales of vinegar and cooking wine were $20.4 million in 2004, an increase of 1.3% from net sales of $20.2 million in 2003.  In 2004, total unit sales of vinegar and cooking wine decreased 16.9% compared to 2003, although the average selling price per unit increased 21.9%.  The average selling prices of vinegar and cooking wine increased due to a combination of decreased sales of lower priced white distilled vinegar and bulk cooking wine and a slight increase in sales of higher priced cooking wine case goods.

Gross Profit.  Gross profit was $29.7 million in 2004, a decrease of 4.8% from gross profit of $31.1 million in 2003.  During 2004, bulk alcohol gross profit decreased $1.5 million as a result of higher citrus molasses and citrus concentrate raw material costs; premium branded spirits gross profit increased with sales; bottling operations gross profit decreased with sales and increased costs as a result of hurricane disruptions; and vinegar and cooking wine gross profit decreased $1.0 million due to higher grain alcohol and citrus concentrate raw material cost and increased production costs as a result of hurricane disruptions.  Gross margin was 30.8% in 2004 and 34.4% in 2003.

Selling, General and Administrative Expenses.  Selling, general and administrative expenses were $33.2 million in 2004, an increase of 32.6% from $25.1 million in 2003.  The increase was primarily attributable to a $7.6 million increase in administrative, marketing and advertising expenses in the Company’s premium branded spirits business in an effort to support the continued growth of the Company’s Cruzan brand.  Also during 2004, the Company’s Compensation and Stock Option Committee approved a new Supplemental Executive Retirement Plan for certain key executives of the Company.  This new plan replaces a deferred compensation plan, which resulted in the cancellation of a $0.7 million liability which was credited to selling, general and administrative expenses.

Operating Income (Loss).  The following table sets forth the operating income (loss) by reportable segment of the Company for 2004 and 2003.

	Year Ended September 30,
	2004	2003
	(In thousands)
Bulk alcohol products	$9,021	$11,432
Premium branded spirits	(7,569)	(2,271)
Bottling operations	(3,904)	(1,901)
Vinegar and cooking wine	3,041	4,190
Corporate operations	(4,168)	(5,385)
	$(3,579)	$6,065

As a result of the above factors, operating loss was $3.6 million in 2004, as compared to operating income of $6.1 million in 2003.

The Company’s premium branded spirits segment experienced operating losses of $7.6 million in 2004 and $2.3 million in 2003.  The operating losses reflected the Company’s continuing efforts to increase market share by reinvesting this and other segments’ gross profits in selling and marketing expenses.

As a result of the factors described under “Net Sales” above, the Company’s bottling operations segment reported an operating loss of $3.9 million in 2004 and $1.9 million in 2003.

Interest Expense. Interest expense was $2.2 million in 2004 and $3.4 million in 2003.  The Company’s borrowing rates and average borrowings were lower in 2004 compared to 2003.

Other Expense.  On November 26, 2002, the Company announced the retirement and resignation of A. Kenneth Pincourt, Jr., its Founder, Chairman and Chief Executive Officer.  The Company entered into a retirement agreement with Mr. Pincourt, setting forth the terms of his retirement and resignation.  The retirement agreement replaced Mr. Pincourt’s previous employment agreement. Under the retirement agreement, the Company elected to accelerate retirement benefits under its deferred compensation program and to continue to pay compensation and provide related benefits through July 15, 2004, the remaining term of Mr. Pincourt’s previous employment contract.

Accelerated benefits under the deferred program amounted to $1,040,987, of which $549,220 had been accrued as of September 30, 2002. Mr. Pincourt’s deferred compensation was paid to him on December 13, 2002.  Also under the retirement agreement, Mr. Pincourt continued to receive monthly payments of $41,004 through July 15, 2004, one bonus payment of $150,491, which was paid in October 2003, and a second bonus payment of $119,138, which was paid in August 2004.  Among other benefits, Mr. Pincourt was also able to participate in any health insurance plan, employee benefit plan or other arrangement made available by the Company or its subsidiaries to its executives and key management employees, through July 15, 2004.  The Company recorded a charge for the retirement of Mr. Pincourt during 2003 and there were no charges with respect to this in 2004.  The effect of this charge was included in other expense in the Company’s consolidated statement of operations and amounted to $1,503,925 before income taxes.

The following table summarizes the charge made during 2003 for Mr. Pincourt’s retirement:

Deferred compensation	$1,040,987
Compensation and related benefits	1,012,158
Total	2,053,145

Less deferred compensation accrued as of September 30, 2002	(549,220)
Charged to expense	$1,503,925

On May 22, 2003, the Company announced the retirement of Troy Edwards, its Chief Financial Officer, Secretary, Treasurer and Controller.  The Company recorded a charge for the retirement of Mr. Edwards of $207,683 during the third quarter of Fiscal 2003.  The effect of this charge was included in other expense in the Company’s consolidated statement of operations.

Income Tax Expense.  During 2004 and 2003, the Company incurred operating losses from its U.S. operations and recorded an income tax benefit of $3.7 million and $1.0 million, respectively.  The Company’s Virgin Islands subsidiary has a 90% exemption from U.S. Virgin Islands income taxes.  The exemption is effective through September 2020.  In addition, the Company benefited from the extraterritorial income exclusion in 2004 and 2003.

Financial Liquidity and Capital Resources

General

The Company’s principal use of cash in its operating activities is for labor, overhead and raw materials to be used in its manufacturing operations and purchasing imported products for its premium branded spirits business.  The Company’s source of liquidity has historically been cash flow from operations and its line of credit.  Some of the Company’s manufacturing operations are seasonal and the Company’s borrowings on its line of credit vary during the year.

The Florida citrus harvest is generally during the months from November through June.  The majority of the Florida citrus harvest is processed as fresh fruit juice or juice concentrate.  A byproduct of citrus juice production is citrus molasses which the Company uses as a raw material at its two Florida distilleries to produce citrus brandy and spirits.  Due to the seasonal availability and short “shelf-life” of the citrus molasses raw material, the Company produces its estimated annual customer requirements during a seven-month period, and therefore, carries a higher than normal level of inventory in relation to sales during this seven-month period.  Generally, the Company’s inventory level increases during this seven month period and decreases after the citrus harvest ends when the Company supplies its customers with citrus brandy and spirits from inventory from July through October.

There are no federal regulations that require minimum aging to be designated rum. However, due to the Company’s high quality standards, the Company ages its Cruzan Estate Rums for two to five years and certain of the Company’s super premium rums are aged up to 12 years. Due to the Company’s own aging requirements, production of Cruzan Estate Rums is scheduled to meet demand two to three years in the future.  Accordingly, inventories are larger in relation to sales and total assets than for other branded spirits suppliers that do not age their products. Management expects to continue to increase the Company’s inventory of barrel aged rums to meet projected increased sales in the future.

Another seasonal business of the Company is its contract bottling services.  Demand for contract bottling services is highest from April through October.  During these months, the Company’s requirements increase for ingredients, glass bottles, caps, labels, packaging materials and labor.  During 2005, the Company incurred losses from its bottling operations of $3.1 million.  Management has explored alternatives for its two bottling facilities, including further consolidation, a partial sale and shedding less profitable product lines.  In December 2004, management discontinued production of all products in the Lake Alfred bottling plant with the exception of one production line bottling vinegar, cooking wine and juices.   In January 2005, the operation of this bottling line was reduced to one shift.

During 2005, management increased selling, general and administrative expenses in its premium branded spirits segment in an effort to support the continued growth of the Company’s Cruzan brand.  Management intends to continue its increased expenditures in 2006 to maintain the growth of the Cruzan Rum brand.  To the extent that the increased expenditures do not result in increased sales of the Cruzan brand, the Company’s short-term liquidity may be adversely affected.  However, management actively monitors sales and expenditures on an ongoing basis, and retains the ability to adjust its level of expenditures in response to market conditions and in order to maintain sufficient liquidity.

Management believes that cash provided by its operating and financing activities will provide adequate resources to satisfy its working capital, liquidity and anticipated capital expenditure requirements for both its short-term and long-term capital needs.

Operating Activities

Net cash used in operating activities in 2005 was $3.7 million, which resulted from $0.7 million in net loss adjusted for noncash items, and a $3.0 million net change in operating assets and liabilities.

Investing and Financing Activities

Net cash used in investing activities in 2005 was $0.6 million, including capital expenditures of $3.4 million partially offset by principal payments received on notes receivable of $3.2 million.

Net cash provided by financing activities in 2005 was $4.2 million, which resulted primarily from a $3.1 million net increase in borrowings under the revolving credit facility and  $5.5 million from the issuance of common stock off-set by $4.2 million of payments on long-term debt.

In October 2001, the Company entered into a $70 million credit agreement with Wachovia Bank, consisting of a $40 million term loan and a $30 million revolving loan facility.  In March 2004, the revolving loan facility was reduced to $15 million.  The credit agreement was due to expire in January 2006.  On December 14, 2005, the Company entered into a loan arrangement with V&S consisting of a $30 million term promissory note and a $10 million revolving promissory note, both of which are unsecured, bear interest at the applicable LIBOR rate plus 90 basis points and mature on December 15, 2006.  The notes are non-amortizing and have no financial covenant requirements.  On December 16, 2005, the Company used the proceeds of these notes to refinance its existing credit agreement.

The Company’s bank debt was $28.6 million as of September 30, 2005, and its ratio of total debt to equity was 0.60 to 1.

The Company’s share of the undistributed earnings of its Bahamian and Virgin Islands subsidiaries was approximately $47.5 million as of September 30, 2005.  No provision has been made for taxes which would result from the remittance of such undistributed earnings, as the Company intends to reinvest these earnings indefinitely. See Note 10 to the Company’s consolidated financial statements for additional information on income taxes related to these subsidiaries.

Based on current plans and business conditions, management expects that its cash and cash equivalents, together with any amounts generated from operations and available borrowings, will be sufficient to meet the Company’s cash requirements for at least the next 12 months.

Critical Accounting Policies

The Company’s significant accounting policies are more fully described in Note 1 to the Company’s consolidated financial statements located in Item 8 of this Annual Report on Form 10-K. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses, and the related disclosures of contingent assets and liabilities. Actual results could differ from those estimates under different assumptions or conditions. The Company believes that the following critical accounting policy is subject to estimates and judgments used in the preparation of its consolidated financial statements:

The Company has goodwill and intangible assets associated with business acquisitions. The Company reviews these assets for impairment annually and whenever an event occurs or circumstances change that would more likely than not reduce the fair value of these assets below their carrying value. If the fair value of these assets is less than their carrying value, then an impairment loss would be recognized equal to the excess of the carrying value over the fair value of the asset.

Off Balance Sheet Arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Contractual Obligations and Commitments

The following table reflects scheduled maturities of contractual obligations as of September 30, 2005, including principal maturities on long-term debt and future minimum payments on operating leases with terms of one year or more. Purchase obligations include an event sponsorship contract and a contract to purchase spirits.

	Payments Due By Period
	Total	Within 1 Year	2-3 Years	4-5 Years	After 5 Years

Long-term debt	$28,600,000	$—	$28,600,000	$—	$—
Operating leases	495,540	396,432	99,108	—	—
Unconditional purchase obligations:
Kenny Chesney event sponsorship	3,213,245	1,396,000	1,817,245	—	—
Purchase contracts	800,000	800,000	—	—	—
Other long-term liabilities:
Supplemental executive retirement plan	505,377	—	—	153,034	352,343
Legal settlement	133,706	133,706	—	—	—
Abandoned facilities lease	394,953	90,637	206,016	98,300	—
Other	298,343	265,343	33,000	—	—
Total contractual cash obligations	$34,441,164	$3,082,118	$30,755,369	$251,334	$352,343

Notes:

a)              The above table does not include variable rate interest payments on the Company’s long-term debt obligations.  The estimated variable rate interest payments on the Company’s long-term debt are: $924,117 within one year; and $924,117 within two to three years.  These payments are based on the rates in effect as of December 16, 2005, and assume an average of $6 million outstanding under the revolving note, $30 million under the term note, with all long-term debt maturing on December 15, 2006.

Effects of Inflation and Changing Prices

The Company’s results of operations and financial condition have not been significantly affected by inflation and changing prices.  The Company has been able, subject to normal competitive conditions, to pass along rising costs through increased selling prices.

Item 7A.  Quantitative and Qualitative Disclosures About Market Risk

	Market Risk Analysis September 30, 2005 Expected Maturity Date
	2006	2007	2008	2009	2010	Thereafter	Total	Fair Value
Assets
Notes receivable:
Fixed rate	$597,976	$234,218	$243,397	$75,533	$2,104	$—	$1,153,228	$1,174,467
Average interest rate
Rate	4.99%	5.36%	5.75%	8.21%	10.25%

Liabilities
Long-term debt:
Variable rate	$—	$28,600,000	$—	$—	$—	$—	$28,600,000	$28,600,000
Average interest rate
Rate	—	6.96%	—	—	—	—

The Company carries certain variable rate debt and thus is exposed to the impact of interest rate changes.  The table above summarizes the Company’s market risk associated with debt obligations as of September 30, 2005, after giving effect to the Company’s refinancing on December 16, 2005.

In the event of an adverse change in interest rates, management would consider taking certain actions, such as an interest rate hedge or swap, to further mitigate the Company’s exposure.  However, due to the uncertainty of the actions that would be taken and their possible effects, this analysis assumes no such actions.  The Company had no derivative financial instruments as of September 30, 2005.

See Note 9 to the Company’s consolidated financial statements for additional information related to Company’s financing arrangements.

Item 8.  Financial Statements and Supplementary Data

The consolidated financial statements and financial statement schedules of the Company and its subsidiaries, and the report of independent registered public accounting firm, are listed at Item 15.

Item 9.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 9A.  Disclosure Controls and Procedures

Evaluation of Disclosure Controls and Procedures

The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that are designed to ensure that information required to be disclosed in the Company’s reports under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, and that the information is accumulated and communicated to the Company’s management, including the Company’s Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.  In designing and evaluating the disclosure controls and procedures, management recognized that any disclosure controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired objectives, and management was required to apply its judgment in evaluating the cost-benefit relationship of possible disclosure controls and procedures.  The Company’s management, with the participation of the Company’s Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of the design and operation of the Company’s disclosure controls and procedures as of the end of the period covered by this report.  Based upon that evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the design and operation of the Company’s disclosure controls and procedures provided reasonable assurance that the disclosure controls and procedures are effective to accomplish their objectives.

Changes in Internal Control Over Financial Reporting

In addition, management, including the Company’s Chief Executive Officer and Chief Financial Officer, reviewed the Company’s internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act), and there have been no changes in the Company’s internal controls during the fourth quarter of Fiscal 2005 that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

Item 9B. Other Information

None.

PART III

Item 10.  Directors and Executive Officers of the Registrant

BOARD OF DIRECTORS, COMMITTEES AND EXECUTIVE OFFICERS

The following table sets forth information with respect to the directors and executive officers of the Company.

Name	Age	Position or Office Held
Ola Salmén	51	Chairman of the Board
Jay S. Maltby	55	Chief Executive Officer and President
Thomas A. Valdes	62	Executive Vice President and Assistant Secretary
Ezra Shashoua	50	Executive Vice President and Chief Financial Officer
D. Chris Mitchell	56	Senior Vice President - Sales
Ousik Yu	52	Senior Vice President - Manufacturing
Mats Andersson	49	Director
Lisa Derman	40	Director
Ketil Eriksen	42	Director
Donald L. Kasun	66	Director
Edward F. McDonnell	70	Director
Leonard G. Rogers	76	Director

In accordance with the Company’s Certificate of Incorporation, the Board of Directors of the Company is divided into three classes, designated Class I, Class II and Class III.  The maximum number of members of the Board of Directors is currently seven.

Class I Directors (term expires – 2008 Annual Meeting)

Donald L. Kasun - Mr. Kasun joined the Company as a director in December 2001.  Since 1978, Mr. Kasun has been president of Kasun Development Corp., an industrial real estate development and management company, and senior vice president of Southern Container Corp., a privately-held manufacturer of paperboard and corrugated boxes.

Ola Salmén - Mr. Salmén joined the Company as a director effective October 11, 2005 and was appointed Chairman on December 13, 2005.  Mr. Salmén has been Senior Vice President Finance of V&S since 2002.  Prior to joining V&S, Mr. Salmén was Chief Financial Officer of Adcore AB, a Swedish public IT consulting firm.  From 1997 until 2002, Mr. Salmen served as Financial Director and Director of Risk Control for Handelsbanken Markets.  Mr. Salmén is a citizen of Sweden.

Class II Directors (term expires – 2006 Annual Meeting)

Leonard G. Rogers - Mr. Rogers joined the Company as a director in 1992.  He was Chairman of the Board of the Company from 1974 to 1985 and since 1985 has been a private investor.  From 1969 to 1974, Mr. Rogers was Senior Vice President - Consumer Products Division for American conglomerate Gulf & Western Industries.

Mats Andersson - Mr. Andersson joined the Company as a director effective October 11, 2005.  Mr. Andersson has been Senior Vice President Business Development of V&S since 1999.  Prior to serving in this capacity, Mr. Andersson was the Vice President of the Wines Division of V&S from 1994 through 1999.  Mr. Andersson is a citizen of Sweden.

Lisa Derman - Ms. Derman joined the Company as a director effective October 11, 2005.  Ms. Derman has been the General Counsel of ASCI since January 2005.  Prior to joining ASCI, Ms. Derman was employed by Schieffelin & Somerset, the national importer for Dom Perignon, Hennessey, Tanqueray and Johnnie Walker, where she served as Senior Counsel from July 2001 to January 2004.  From 1994 to 2000, she was employed by the national law firm McDermott Will & Emery LLP as an associate or consultant where she specialized in alcohol beverage regulatory law and distributor relations.

Class III Directors (term expires – 2007 Annual Meeting)

Edward F. McDonnell - Mr. McDonnell joined the Company as a director in 1998.  Mr. McDonnell is Chairman and Chief Executive Officer of The Premier Group, a company he founded in 1995.  The Premier Group owns beverage alcohol distributing companies in the Caribbean, Philippines and South Pacific.  Prior to founding The Premier Group, Mr. McDonnell served with The Seagram Company Ltd. from 1981 in various executive capacities, including as a director and Executive Vice President of The Seagram Company Ltd. and President of The Seagram Spirits and Wine Group.

Ketil Eriksen - Mr. Eriksen joined the Company as a director effective October 11, 2005.  Mr. Eriksen has been president of V&S Absolut Spirits since January 2005.  Prior to joining V&S, he was Chief Executive Officer of Colgate-Palmolive Sweden & Finland from May 1999 to January 2005.  Mr. Eriksen is a citizen of Norway.

Executive Officers

Certain information relating to each executive officer of the Company (other than those set forth above) is set forth below.

Jay S. Maltby - Mr. Maltby joined the Company in 1995 as President, Chief Operating Officer and a director and was appointed as Chairman of the Board and Chief Executive Officer in 2002.  Mr. Maltby resigned from the Company’s board of directors effective September 30, 2005.  Prior to joining the Company, Mr. Maltby served with Bacardi Imports, Ltd. from 1978 in various executive capacities, including as a member of Bacardi’s Executive Committee and Vice President of Finance and Operations.

Thomas A. Valdes - Mr. Valdes joined the Company in 1995 as Executive Vice President and, prior to his resignation from our board of directors on September 30, 2005, had been a director of the Company since 1996.  Prior to joining the Company, Mr. Valdes held various executive positions with Bacardi Imports, Ltd., a beverage alcohol marketing company, from 1979, the latest of which was Vice President of Marketing and Operations.

Ezra Shashoua – Mr. Shashoua joined the Company as Executive Vice President, Chief Financial Officer and Secretary in June 2003.  Prior to joining the Company, Mr. Shashoua worked at NationsRent, Inc., a national equipment rental chain, where he served as Executive Vice President and Chief Financial Officer from January 2001 to June 2003.  Prior to joining NationsRent, Mr. Shashoua worked at 7-Eleven, Inc., a national convenience store chain, in Dallas, Texas, where he served in various capacities of increasing responsibility from 1982 to January 2001, the latest of which was Vice President and Chief Financial Officer.  Mr. Shashoua began his career as an attorney at Sonnenschein, Nath and Rosenthal in Chicago, Illinois.

D. Chris Mitchell - Mr. Mitchell joined the Company in 1984 as manager of the Company’s bottling operations.  Mr. Mitchell was promoted to Vice President - Sales in 1989 and appointed as Senior Vice President - Sales in 1994.   Prior to his resignation from the Company’s board of directors, effective September 30, 2005, Mr. Mitchell had been a director of the Company since 1991.  Prior to joining the Company, Mr. Mitchell was general manager of bottling operations for United States Distilled Products, a beverage alcohol marketing company, from 1980 to 1984.

Ousik Yu - Mr. Yu joined the Company in 1990 and served as Vice President - Bottling Operations since that time until his appointment as Senior Vice President - Beverage Division in 1994.  In 1996, Mr. Yu was appointed as Senior Vice President - Manufacturing.  From 1986 to 1989, Mr. Yu was employed by Brown-Forman Corporation, a beverage alcohol manufacturing and marketing company, most recently as manager of packaging/process engineering.  From 1981 to 1986, he was employed in plant engineering by The Stroh’s Brewery Company, a beverage alcohol company.

Committees

The Board of Directors has an Audit Committee and a Compensation and Stock Option Committee.  The Board does not have a standing nominating committee or a charter with respect to the process for nominating directors for election to the Company’s Board of Directors.  The Company qualifies as a “controlled company” under American Stock Exchange rules, as ASCI controls more than 50% of the Company’s voting power, as evidenced by the Company’s ownership records.  As a result, the American Stock Exchange continued listing standards do not require the Company to have a nominating committee or a written charter.

Audit Committee

The Audit Committee:  (i) appoints the Company’s independent auditors and monitors the independence of the Company’s independent auditors; (ii) reviews the Company’s policies and procedures on maintaining its accounting records and the adequacy of its internal controls; (iii) reviews management’s implementation of recommendations made by the independent auditors and internal auditors; (iv) considers and pre-approves the range of audit and non-audit services performed by independent auditors and fees for such services; and (v) reviews and votes on all transactions between the Company and any of its officers, directors or other affiliates.  The Audit Committee held five meetings during Fiscal 2005.  The Board of Directors has adopted a written charter for the Audit Committee, which has been previously filed with the Commission.

In Fiscal 2005, the Audit Committee consisted of Donald L. Kasun, Leonard G. Rogers and Edward F. McDonnell.  Messrs. Kasun, McDonnell and Rogers are “independent,” satisfying the American Stock Exchange listing requirements.

The Board has determined that Mr. Rogers, one of the Company’s independent directors, is an audit committee financial expert as defined by Commission rules and is financially sophisticated as defined by American Stock Exchange rules.

Compensation and Stock Option Committee

The Compensation and Stock Option Committee of the Board of Directors was established to determine the cash and other incentive compensation, if any, to be paid to the Company’s executive officers. The Compensation and Stock Option Committee is also responsible for the administration of and awards under the Company’s 2004 Employee Stock Option Plan (the “2004 Option Plan”).  This Committee met three times during Fiscal 2005.  This Committee currently consists of Messrs. Kasun and Rogers.  Because the Company qualifies as a “controlled company” under American Stock Exchange rules, the American Stock Exchange continued listing standards regarding Executive Compensation are not applicable to the Company.

Shareholder Nominations to Board of Directors

Shareholders and members of the Company’s Board submit nominees for election to the Company’s Board of Directors to the entire Board for its consideration.  There have been no changes to the procedures by which stockholders may recommend nominees to the Board of Directors.

The Company’s Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company’s Annual Meeting of Stockholders.  Historically, the Company has not had a formal policy concerning stockholder recommendations to the Board of Directors.  To date, other than from Angostura and ASCI, the Company’s former and current controlling stockholders, respectively, the Company has not received any recommendations from stockholders requesting that the Board consider a candidate for inclusion among the slate of nominees in the Company’s Proxy Statement.  The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received.  The Board would consider any candidate proposed in good faith by a stockholder.  To do so, a stockholder should send the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to the Company’s Chief Executive Officer, Jay S. Maltby.  The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long).

In evaluating director nominees, the Board considers the following factors:

•                                          the appropriate size of the Company’s Board of Directors;

•                                          the needs of the Company with respect to the particular talents and experience of its directors;

•                                          the knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•                                          familiarity with the beverage alcohol industry;

•                                          experience in political affairs;

•                                          experience with accounting rules and practices; and

•                                          the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

The Company’s goal is to assemble a Board of Directors that brings together a variety of perspectives and skills derived from high quality business and professional experience.  In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board of Directors may also consider such other factors as it may deem are in the best interests of the Company and its stockholders.  The Board does, however, believe it appropriate for at least one, and, preferably, several, members of the Board to meet the criteria for an “audit committee financial expert” as defined by Commission rules and for a “financially sophisticated” audit committee member as defined by American Stock Exchange rules.

The Board of Directors identifies nominees by first evaluating the current members of the Board willing to continue in service.  Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination.  If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above.  Current members of the Board of Directors are polled for suggestions as to individuals meeting the criteria described above.  The Board may also engage in research to identify qualified individuals.  To date, the Company has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and anyone who beneficially owns 10% or more of the Company’s Common Stock, to file with the Commission and the American Stock Exchange initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock.  Such persons are required by regulations of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon on a review of (i) copies of the Section 16(a) filings received by the Company during or with respect to Fiscal 2005 and (ii) certain written representations of its officers and directors with respect to the filing of annual reports of changes in beneficial ownership on Form 5, the Company believes that each filing required to be made pursuant to Section 16(a) of the Exchange Act during and with respect to Fiscal 2005 was filed in a timely manner, except that the following individuals each filed a Form 5 reporting the failure to timely file a Form 4 to report the acquisition, as of June 21, 2005, of shares of common stock in our rights offering:

Name	Title	# Shares
Thomas Valdes	Executive Vice President	209
Ezra Shashoua	Chief Financial Officer	20
D. Chris Mitchell	Senior Vice President - Sales	1,051
Ousik Yu	Senior Vice President – Manufacturing	4,205
Edward F. McDonnell	Director	200
Leonard G. Rogers	Director	209

Code of Ethics

The Company has adopted a Code of Ethics applicable to its Chief Executive Officer, Chief Financial Officer, Controller and other employees performing similar functions.  In addition, the Company has adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees.  Both Codes are available on the Company’s website at http://www.cruzaninc.com.  The Company also intends to post any amendments to, or waivers from, either Code on the Company’s website.  In addition, the Company will also provide to any person without charge, upon request, a copy of either or both Codes.  Such request may be made in writing to Ezra Shashoua, the Company’s Executive Vice President and Chief Financial Officer at 222 Lakeview Avenue, Suite 1500, West Palm Beach, Florida 33401, or by phone at (561) 655-5677.

Item 11.  Executive Compensation

Summary Compensation Table

The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended September 30, 2005, 2004 and 2003, of the Chief Executive Officer and the other four most highly compensated executive officers of the Company serving as of September 30, 2005.

	Annual Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus(1)	All other Compensation(2)

Jay S. Maltby	2005	$542,479	$175,000	$28,000
Chief Executive Officer and President	2004	480,952	150,491	28,000
(since November 26, 2002)	2003	392,862	115,763	28,800

Thomas A. Valdes	2005	305,789	150,000	28,000
Executive Vice President	2004	296,438	125,000	28,000
	2003	288,509	92,610	28,800

Ezra Shashoua	2005	292,221	125,000	28,000
Executive Vice President and Chief	2004	283,250	125,000	—
Financial Officer (since June 6, 2003)	2003	84,242	68,750	32,406	(3)

D. Chris Mitchell	2005	294,552	50,000	28,000
Senior Vice President - Sales	2004	276,813	38,115	28,000
	2003	255,942	38,115	28,800

Ousik Yu	2005	248,940	50,000	28,000
Senior Vice President – Manufacturing	2004	241,960	38,115	28,000
	2003	243,126	38,115	28,800

(1)                                  Amounts awarded under the Company’s discretionary bonus arrangement.

(2)                                  Includes, in all cases other than to Mr. Shashoua in 2003, amounts awarded under the Company’s defined contribution pension plan.

(3)                                  Represents consulting fees paid by the Company to Mr. Shashoua for consulting services provided prior to his joining the Company on June 6, 2003.

Supplemental Executive Retirement Program

During Fiscal 2004, the Company implemented a defined benefit supplemental executive retirement plan (“SERP”) for certain executive officers, including the five current executive officers named in the Summary Compensation Table.  The SERP is a nonqualified deferred compensation plan providing life insurance protection during employment and subsequent retirement benefits.  The SERP replaces the Company’s Executive Nonqualified Deferred Compensation Program, which was cancelled during Fiscal 2004.

For the fiscal year ended September 30, 2005, the Company expensed $331,514 with regard to the SERP for the benefit of the participants.

The formula for determining the monthly retirement benefit for each executive was derived by making an estimate of the dollar amount which would equal 30-40% of the executives’ anticipated cash compensation at retirement, and subtracting from this amount estimated benefits from social security and the Company’s defined contribution pension plan.

For all of the named executive officers, upon the termination of the executive’s employment after attainment of age 65, the Company will pay the executive a monthly retirement benefit over a period of 15 years, as set forth below.  Retirement prior to age 65 with consent of the Company shall result in a reduced retirement benefit based on years of service.  In the event the executive becomes permanently and totally disabled while in the employ of the Company, the Company will pay the executive a monthly disability benefit over a period of five years in an amount equal to the monthly retirement benefit pro rated over a five-year vesting period, with full vesting on February 20, 2009.  In the event of the death of the executive prior to retirement, the executive’s beneficiary shall receive a death benefit as set forth below.

In the event of cessation of employment with the Company for any reason other than death, disability or retirement, the executive will not be entitled to benefits under the SERP.  In addition, the executive will forfeit all rights to benefits under the SERP if the executive engages in competition with the Company during the 2 years following cessation of employment with the Company.

Under the terms of the SERP, unless the executive is terminated for cause, the Company may not terminate the SERP without the executive’s consent beginning nine months before a “Change of Control.”  Under the SERP, a “Change of Control” took place on September 26, 2005, when ASCI completed the purchase of its controlling equity stake in the Company from Angostura.

The following table sets forth the expected benefits under the SERP for each of the named executive officers at September 30, 2005:

Name	Death Benefit	Monthly Retirement Benefit
Jay S. Maltby	$1,500,000	$16,250

Thomas A. Valdes	1,000,000	6,376

Ezra Shashoua	1,000,000	7,917

D. Chris Mitchell	600,000	5,417

Ousik Yu	500,000	5,417

Employment Agreements

The Company has employment agreements with each of Messrs. Maltby, Valdes, Shashoua, Mitchell and Yu.  The agreements expire at various dates through June 2009 and are subject to automatic renewal for a one-year period unless prior notice is given.  Under these agreements, these executives receive the following minimum combined base salary and bonus per year, as may be adjusted from time to time:  Mr. Maltby, $717,479; Mr. Valdes, $455,789; Mr. Shashoua, $417,221; Mr. Mitchell, $320,552; and Mr. Yu, $298,940.  These agreements also provide that the executives are entitled to participate in all Company compensation arrangements or plans, including the

Company’s discretionary bonus arrangement, the SERP, the employee stock option plan and pension plan.  The foregoing is a summary of the material terms of these employment agreements and is qualified by reference to the text of the agreements, which have been filed as exhibits to the Company’s filings with the Commission.

Payments to Our Executive Officers from Angostura

Pursuant to a letter agreement entered into between Angostura, Jay S. Maltby, Thomas A. Valdes and Ezra Shashoua, on June 2, 2005, Angostura agreed to pay to certain of the Company’s Management, including these three executive officers, an aggregate amount of $9 million if the sale of Angostura’s controlling interest in the Company to ASCI were completed.  Although this sale was completed on September 26, 2005, to the Company’s knowledge this payment has not yet been made.

Stock Options

Option Grants In Last Fiscal Year

The following table provides information regarding stock options granted to the five named executive officers during Fiscal 2005.  In addition, the table shows the hypothetical gains of “option spreads” that would exist for the respective options.  These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

	Securities Under Options	Percent of Total Options Granted to Employees in	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2) $
Name	Granted (1)	Fiscal Year	$		5%	10%
Jay S. Maltby	100,000	18.2%	12.55	2015	789,000	2,000,000
Thomas A. Valdes	80,000	14.6%	12.55	2015	631,200	1,600,000
Ezra Shashoua	80,000	14.6%	12.55	2015	631,200	1,600,000
D. Chris Mitchell	37,500	6.8%	12.55	2015	295,875	750,000
Ousik Yu	37,500	6.8%	12.55	2015	295,875	750,000

(1)               These options were granted on February 24, 2005, and become exercisable as to 6.25% of such options per quarter commencing March 31, 2005.

(2)               These amounts represent assumed rates of appreciation only.  Actual gains, if any, on stock option exercises will depend on the actual stock price on the date of exercise.

Aggregate Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

The following table sets forth information concerning the unexercised options held by the named executive officers at September 30, 2005.  There were no options exercised by the named executive officers during Fiscal 2005.

	No. of Shares Underlying Outstanding Stock Options(1)		Value of In-the-Money Outstanding Stock Options(2)
Name	Exercisable	Not Exercisable	Exercisable	Not Exercisable
Jay S. Maltby	125,000	75,000	$2,375,000	$1,159,500
Thomas A. Valdes	107,500	60,000	2,049,138	927,600
Ezra Shashoua	20,000	60,000	309,200	927,600
D. Chris Mitchell	54,374	28,126	1,039,747	434,828
Ousik Yu	59,374	28,126	1,139,172	434,828

(1)                   These options have per share exercise prices of $8.13 to $12.55, and expire from February 2006 through February 2015.

(2)                   Amounts reflect pre-tax gains on outstanding options based on the September 30, 2005 stock price less the exercise price of the options.

Board of Directors Compensation

Each independent non employee director of the Company receives $24,000 per year, payable quarterly, and is reimbursed for out of pocket expenses incurred in attending meetings.  Each member of the Audit Committee and the Compensation and Stock Option Committee receives an additional $500 per Committee meeting attended.  In addition, Mr. Rogers, as Chairman of the Audit Committee, receives $6,000 per year.  Also, in 2005, Messrs. Kasun and Rogers each received $24,000 for their services on a special committee of independent directors formed to explore the possibility of entering into a “going private” transaction and subsequently to analyze a proposal by Angostura to purchase additional common stock in the Company.  Of these special committee fees, a total of $24,000 was reimbursed to the Company by Angostura.  In addition, in 2005, Messrs. Kasun, Rogers and McDonnell each received $36,000 for their services on a special committee of independent directors formed for the purpose of considering the sale of Angostura’s controlling stake in the Company, as well as to consider any business combination proposal from V&S.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

Compensation Philosophy

The philosophy of the Company’s Compensation and Stock Option Committee (the “Committee”) for Fiscal 2005 was to provide competitive levels of compensation, link management’s pay to the achievement of the Company’s annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievement, and assist the Company in attracting and retaining qualified management.  Management compensation was intended to be set at levels that the Committee believes is consistent with others in the Company’s industry (beverage alcohol and bottling), with senior management’s compensation packages being weighted toward programs contingent upon the Company’s level of performance.  However, because of the limited number of companies that can be compared to the Company in terms of product mix, net sales, net income, and similar items, a significant amount of subjectivity was involved in the Committee’s decisions.

Base Salaries

Base salaries for new management employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies within the beverage alcohol industry.  Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive, and any increased responsibilities assumed by the executive.  The Committee believes the base salaries of executive officers are at or below those of similar companies in the beverage alcohol industry.

Bonus Arrangement

To encourage and reward outstanding corporate and individual performance, the Company has adopted a discretionary bonus arrangement for its executive officers, subject to minimum levels in each of the top five executive officer’s employment agreements, based on the Company’s operating results and the achievement of certain defined major business objectives.  Bonuses are paid on an annual basis based on the results during the past fiscal year.  The Company anticipates that it will continue to maintain a discretionary bonus arrangement for its executive officers during the current year and thereafter.

Compensation of Chief Executive Officer

Pursuant to an employment agreement with the Company, the Company’s Chief Executive Officer is entitled to a minimum base salary, subject to increases at the discretion of the Board of Directors.  The Committee may recommend to the Board of Directors increases in base compensation to the Company’s Chief Executive Officer based upon quantitative and qualitative factors, including: (i) the Company’s financial performance, including but not limited to the Company’s gross sales, gross profit and net earnings; (ii) the Chief Executive Officer’s level of leadership and responsibility for the management, operation and growth of the Company, including his experience in the beverage alcohol industry and his ability to locate, negotiate and consummate growth-oriented acquisitions of other companies; and (iii) the Company’s compensation philosophy for management generally.  In addition, under his employment agreement, the Chief Executive Officer is entitled to a minimum annual bonus, subject to increases at the discretion of the Board of Directors.  The amount of the Chief Executive Officer’s annual base salary and bonus were determined in accordance with the principles discussed in this paragraph and were based upon a subjective evaluation by the Committee of the leadership demonstrated during the past 12 months.

Employee Stock Option Plans

The Board of Directors endorses the position that equity ownership by management is beneficial in aligning management’s and stockholders’ interests in the enhancement of stockholder value.  The Company originally adopted an employee stock option plan in 1992 and amended it in 1995 and 1997 (the “1992 Option Plan”).  The 1992 Option Plan authorized the grant of options to key employees (including officers and directors) and consultants and independent contractors of the Company or any subsidiaries.  Options granted under the 1992 Option Plan were either incentive or non-statutory stock options.  A total of 1,400,000 shares of Common Stock was initially reserved for issuance under the 1992 Option Plan, and as of September 30, 2005, there were options outstanding to purchase 312,500 shares of the Company common stock, which expire through December 2008.  In Fiscal 2004, the Company adopted a new employee stock option plan (the “2004 Option Plan”), and as of September 30, 2005, 304,000 shares of Common Stock are available for future issuance under the 2004 Option Plan.

The 2004 Option Plan is administered by the Committee, which has full authority to determine the individuals who are eligible to receive option grants, the number of shares to be covered by each such option, the time or times at which an option is to be exercisable, the maximum term the option is to be outstanding, and whether or not the option granted is to be an incentive stock option.  The Committee also has the authority to grant stock appreciation rights entitling the grantee to surrender an unexercised option in exchange for a cash distribution from the Company equal to the difference between the fair market value of the shares represented by such option and the exercise price payable for such shares.  No Board member may serve on the Committee if he has been granted options or stock appreciation rights pursuant to the 2004 Option Plan during the previous year.

Supplemental Executive Retirement Program

The Committee has approved a SERP to provide death benefits, retirement benefits and disability benefits to certain executive officers of the Company, including the executive officers named in the Summary Compensation Table.  The objective of the SERP is to encourage the executives to remain in the service of the Company.

Pension Plan

The Company has a defined contribution pension plan.  Generally, all employees age 21 and over become eligible to participate in the pension plan after one year of service with the Company.  Participants may make contributions based on their eligible compensation and are immediately vested in their contributions and related earnings, if any.  Generally, employer contributions begin to vest to the benefit of the participant after three years of service.  The Company contributed $1,228,385, $1,206,986 and $967,962 to the plan for the years ended September 30, 2005, 2004 and 2003, respectively.

Donald L. Kasun

Leonard G. Rogers

PERFORMANCE GRAPH

The following performance graph compares the performance of the Company’s Common Stock for each month in the five-year period ended September 30, 2005, to the Center for Research in Securities Prices of the University of Chicago Graduate School of Business (“CRSP”) index for the Amex Stock Market (United States Companies) and a peer group index.  The peer group index’s returns have been weighted based on market capitalization (see Note B to the performance graph).  The performance graph assumes a $100 investment in the Company’s Common Stock, and in each of the indices, on September 30, 2000, and a reinvestment of all dividends.

Comparison of Five-Year Cumulative Total Return of
Cruzan International, Inc.,
The Amex Stock Market Index, and
Peer Group Index

The Peer Group Index is comprised of the following companies: Brown-Forman Corporation (Class B Shares), The Chalone Wine Group, Ltd., Constellation Brands, Inc., MGP Ingredients, Inc., Penford Corporation, Pyramid Breweries, Inc., Redhook Ale Brewery, Incorporated, Scheid Vineyards Inc., Cruzan International, Inc. and Triarc Companies Inc.

Item 12.  Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about the Company’s equity compensation plans as of September 30, 2005. All outstanding awards relate to the Company’s Common Stock.  For additional information about the Company’s equity compensation plans, see Note 12 to the Company’s consolidated financial statements.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity Compensation Plans Approved by Security Holders (1)	312,500	$8.13	—

Equity Compensation Plans Approved by Security Holders (2)	548,250	12.55	304,000

Equity Compensation Plans Not Approved by Security Holders	60,000	9.06	—

Total	920,750	$10.82	304,000

(1)          All of the shares reported in this row reflect stock options granted under the Company’s 1992 Employee Stock Option Plan, as amended.

(2)          All of the shares reported in this row reflect stock options granted under the Company’s 2004 Employee Stock Option Plan.

PRINCIPAL STOCKHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT

The following tables set forth information at December 2, 2005 with respect to the beneficial ownership of shares of Common Stock by (i) the directors of the Company, (ii) the Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers on September 30, 2005, (iii) all executive officers and directors of the Company, as a group, and (iv) each person known to the Company to beneficially own more than 5% of the shares of Common Stock outstanding.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)

Name of Executive Officer or Director	Number of Shares	Presently Exercisable Options(1)	Total Beneficial Ownership	Percentage Owned(2)
Jay S. Maltby	13,667	125,000	138,667	2.0%
Ezra Shashoua	120	20,000	20,120		*
Thomas A. Valdes	1,209	107,500	108,709	1.6%
D. Chris Mitchell	6,051	54,374	60,425		*
Ousik Yu	24,205	59,374	83,579	1.2%
Donald L. Kasun(3)	—	—	—	—
Edward F. McDonnell(4)	1,200	60,000	61,200		*
Leonard G. Rogers(5)	1,209	—	1,209		*
Mats Andersson	—	—	—	—
Ola Salmén	—	—	—	—
Ketil Eriksen	—	—	—	—
Lisa Derman	—	—	—	—
All executive officers and directors as a group (12 persons)	47,661	426,248	473,909	6.6%

Name and Address of Other Beneficial Owners	Number of Shares		Presently Exercisable Options(1)	Total Beneficial Ownership		Percentage Owned(2)
The Absolut Spirits Company, Incorporated (7) 1370 Avenue of the Americas New York, New York 10019	4,294,583	(6)	—	4,294,583	(6)	63.6%

(1)               The number of shares beneficially owned by each director, executive officer and stockholder is determined under rules of the Commission, and the information provided under those rules is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days after December 2, 2005, including through the exercise of options granted under the Company’s 1992 Employee Stock Option Plan and 2004 Stock Option Plan (“Presently Exercisable Options”). The inclusion of shares covered by Presently Exercisable Options, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his spouse) with respect to all shares of Common Stock listed as owned by such person or entity. Unless otherwise stated, the address for each executive officer or Director is the Company’s principal office, 222 Lakeview Avenue, Suite 1500, West Palm Beach, Florida 33401.

(2)               Number of shares outstanding consists of the 6,748,992 shares of Common Stock outstanding at November 15, 2005, plus any shares subject to Presently Exercisable Options held by the person in question.

(3)               Mr. Kasun’s address is 1080 N. Ocean Boulevard, Palm Beach, Florida 33480.

(4)               Mr. McDonnell’s address is The Premier Group, 10 Office Park Road, Suite 212, Hilton Head Island, South Carolina 29928.

(5)               Mr. Rogers’ address is 575 Island Drive, Palm Beach, Florida 33480.

(6)               ASCI has reported in a Schedule 13D/A that, as of September 26, 2005, it beneficially owned, and had sole voting and investment power with respect to, 4,294,583 shares of the Company’s Common Stock.

(7)               ASCI is a wholly-owned subsidiary of V&S, a company incorporated in Sweden and wholly-owned by the Kingdom of Sweden.

Change in Control

On June 3, 2005, the Company announced that Angostura, the Company’s then controlling stockholder, had entered into a Stock Purchase Agreement with V&S pursuant to which V&S agreed to purchase Angostura’s controlling interest in the Company.  Upon the terms and subject to the conditions set forth in the Stock Purchase Agreement, V&S agreed to purchase all 4,294,583 shares of the Company’s common stock beneficially owned by Angostura, representing approximately 63.6% of the Company’s outstanding common stock, for an aggregate consideration of $121,837,320, or $28.37 per share.  V&S subsequently assigned its rights in the Stock Purchase Agreement to ASCI.  The purchase and sale closed on September 26, 2005.

On July 8, 2005, the Company announced that ASCI had submitted a proposed Agreement and Plan of Merger pursuant to which a wholly-owned subsidiary of ASCI would merge with and into the Company, and each issued share of Company common stock not owned by Angostura would be converted into the right to receive $28.37 in cash.

On September 30, 2005, the Company, ASCI,  and Cruzan Acquisition, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of ASCI (“Sub”), entered into an Agreement and Plan of Merger.  The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Sub will merge with and into the Company, with the Company continuing as the surviving corporation.

On December 1, 2005, the Company filed a preliminary proxy statement and other relevant documents concerning the Commission and intends to call a Special Meeting of its stockholders to vote on the Merger.

Pursuant to the Merger Agreement, all fees and expenses incurred in connection with the Merger will be paid by the party incurring those expenses, whether or not the Merger is completed.  The Merger Agreement also provides that upon a termination in specified circumstances, the Company must pay a termination fee of $3 million to ASCI.  In addition, if ASCI terminates the Merger Agreement in specified circumstances, the Company would be obligated to reimburse ASCI for all of its documented out-of-pocket expenses actually incurred up to a maximum of $1.5 million in connection with the Merger Agreement or the Merger.  The termination fee is subject to a credit for any expense reimbursement paid and no expense reimbursement shall be due if the Company has previously paid the termination fee.

Pursuant to a letter agreement entered into between Angostura and certain of the Company’s management on June 2, 2005, Angostura agreed to pay to certain of the Company’s management an aggregate amount of $9 million if the sale of Angostura’s controlling interest in the Company to ASCI were completed.  Although this sale was completed on September 26, 2005, as of December 16, 2005, this payment has not been made.  This payment is not the obligation of the Company and was negotiated between certain members of management and the former majority owner without the participation of or ratification by the Company’s board of directors or any committee thereof and does not affect the Company’s balance sheet or cash flow statement.  However, under Staff Accounting Bulletin 107 issued by the Commission relating to accounting for expenses or liabilities paid by principal stockholder(s), this expected payment by Angostura was treated as an expense of the Company in the statement of operations, and as a contribution to additional paid-in capital on the balance sheet.

Item 13.  Certain Relationships and Related Transactions

Each of the Company and Mr. McDonnell owns a 45% interest in Premier Wines & Spirits, Ltd. (“Premier”).  The Company had sales to Premier during Fiscal 2005 of approximately $2,540,000, of which approximately $548,000 is included in trade receivables as of September 30, 2005.  Also, the Company has advanced $787,019 and Mr. McDonnell has advanced $587,019 to Premier; the amount of the Company’s advance is included in investments and advances to equity investees as of September 30, 2005.

On October 10, 2003, the Company entered into a Distribution Agreement with V&S.  Pursuant to the terms of the agreement, V&S acts as the sole and exclusive distributor for Cruzan products in Denmark, Finland, Norway, Sweden, Estonia, Poland, Czech Republic, Slovakia, Canada and all global duty free and travel retail arkets other than those located in the U.S., Caribbean, Bermuda, Philippines and Israel.  V&S pays the Company a royalty in an amount equal to 50% of V&S’ revenue from the sale of the Company’s products excluding all taxes, excise duties, rebates and discounts, less (i) V&S’ selling costs, and (ii) the purchase price paid for the Company’s products, which are sold at cost.  In addition, the Distribution Agreement provides that the Company will share in 50% of the advertising and promotion costs in promoting Cruzan Rum.

During the year ended September 30, 2005, the Company had sales to V&S under the Distribution Agreement of $829,828, of which $354,920 is included in accounts receivable.  Also, the Company incurred $1,016,479 of advertising and promotion costs related to the Distribution Agreement, of which $596,861 is included in accrued expenses.

Item 14.  Principal Accountant Fees and Services

Audit and Non-Audit Fees

The following table presents fees for audit services rendered by McGladrey & Pullen, LLP for the audit of the Company’s annual financial statements for the years ended September 30, 2005 and 2004 and fees billed for other services rendered by McGladrey & Pullen, LLP and its affiliate RSM McGladery, Inc. during those periods.

	Fiscal 2005	Fiscal 2004
Audit Fees (1)	$378,425	$325,219
Audit-Related Fees (2)	18,111	11,258
Tax Service Fees (3)	193,601	134,375
Subtotal	590,137	470,852

All Other Fees (4)	37,450	135,835
Total	$627,587	$606,687

(1)                                  Audit Fees – Audit fees billed to the Company by McGladrey & Pullen, LLP for auditing the Company’s annual financial statements and reviewing the financial statements included in the Company’s Quarterly Reports on Form 10-Q.

(2)                                  Audit-Related Fees – Audit-related fees billed to the Company by McGladrey & Pullen, LLP include fees related to the audit of the Company’s employee benefit plan, accounting consultations and due diligence procedures related to merger and acquisition activity.

(3)                                  Tax Service Fees – Tax service fees billed to the Company by RSM McGladrey, Inc. include fees related to the preparation of the Company’s original and amended tax returns, claims for refunds, payment-planning services and tax advice related to employee benefit plans and merger and acquisition activity.

(4)                                  All Other Fees – All other fees billed to the Company by McGladrey & Pullen, LLP and its affiliate RSM McGladery, Inc. include fees related to the design of the Company’s employee benefit plans, review of S-2 filing and assistance with response to the Commission comment letter.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to 12 months from the date of pre-approval and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may delegate pre-approval authority to one or more of its members when expedition of services is necessary. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

The Audit Committee has determined that the provision of non-audit services by McGladrey & Pullen, LLP and its affiliate RSM McGladery, Inc. is compatible with maintaining McGladrey & Pullen, LLP’s independence.

PART IV

Item 15.  Exhibits and Financial Statement Schedules

(a)                                  Financial Statements and Financial Statement Schedules

See “Index to Financial Statements and Financial Statement Schedules.”

(b)                                 Exhibits

See “Index to Exhibits.”

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on the 16th day of December, 2005.

CRUZAN INTERNATIONAL, INC.

By:	/s/ Jay S. Maltby
Jay S. Maltby, Chief Executive Officer and President

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ Jay S. Maltby	Chief Executive Officer and President	December 16, 2005
Jay S. Maltby	(Principal Executive Officer)

/s/ Ezra Shashoua	Executive Vice President and Chief Financial Officer	December 16, 2005
Ezra Shashoua	(Principal Financial and Accounting Officer)

/s/ Ola Salmén	Chairman of the Board	December 16, 2005
Ola Salmén

/s/ Mats Andersson	Director	December 16, 2005
Mats Andersson

/s/ Lisa Derman	Director	December 16, 2005
Lisa Derman

/s/ Ketil Eriksen	Director	December 16, 2005
Ketil Eriksen

/s/ Donald L. Kasun	Director	December 16, 2005
Donald L. Kasun

/s/ Edward F. McDonnell	Director	December 16, 2005
Edward F. McDonnell

/s/ Leonard G. Rogers	Director	December 16, 2005
Leonard G. Rogers

CRUZAN INTERNATIONAL, INC.

INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES

		Page
a)	Financial Statements
	Report of Independent Registered Public Accounting Firm	47
	Consolidated balance sheets as of September 30, 2005 and 2004	48
	Consolidated statements of operations for the years ended September 30, 2005, 2004 and 2003	50
	Consolidated statements of stockholders’ equity for the years ended September 30, 2005, 2004 and 2003	51
	Consolidated statements of cash flows for the years ended September 30, 2005, 2004 and 2003	52
	Notes to consolidated financial statements	54
b)	Financial Statement Schedule
	Report of Independent Registered Public Accounting Firm	75
	Schedule II Valuation and Qualifying Accounts	76

	All other schedules have been omitted as not required, not applicable, not deemed material or because the information is included in the notes to the Company’s consolidated financial statements.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Cruzan International, Inc.

West Palm Beach, Florida

We have audited the consolidated balance sheets of Cruzan International, Inc. and subsidiaries as of September 30, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended September 30, 2005.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cruzan International, Inc. and subsidiaries as of September 30, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 2005 in conformity with U.S. generally accepted accounting principles.

/s/ McGladrey & Pullen, LLP
West Palm Beach, Florida
November 18, 2005, except for (ii) of Note 9 and
Note 21, as to which the date is December 16, 2005

McGladrey & Pullen, LLP is a member firm of RSM International, an affiliation of separate and independent legal entities.

Cruzan International, Inc. and Subsidiaries

Consolidated Balance Sheets

September 30, 2005 and 2004

Assets	2005	2004
Current Assets
Cash and cash equivalents	$3,565,282	$3,617,582
Short-term investments	219,994	216,246
Trade receivables	22,657,463	17,970,125
Other receivables	2,958,822	2,448,611
Inventories	31,282,808	29,162,496
Notes receivable, current maturities	597,976	3,559,409
Deferred income taxes	1,650,000	981,000
Other current assets	2,637,185	3,195,781
Total current assets	65,569,530	61,151,250

Investments in and Advances to Equity Investees	2,514,807	2,232,285

Notes Receivable, less current maturities	305,252	411,060

Notes Receivable from Affiliates, less current maturities	250,000	375,000

Property and Equipment, less accumulated depreciation 2005 $61,016,561; 2004 $56,716,805	38,283,133	39,949,850

Goodwill	20,524,404	20,524,404

Trademarks	904,304	893,648

Deferred Loan Costs	260,609	634,910

Deferred Income Taxes	3,007,000	—

Other Assets	2,130,089	1,660,219

	$133,749,128	$127,832,626

See Notes to Consolidated Financial Statements.

Liabilities and Stockholders’ Equity	2005	2004
Current Liabilities
Current maturities of long-term debt	$—	$4,000,000
Accounts payable	12,946,544	11,868,947
Accrued expenses	7,217,927	4,726,253

Total current liabilities	20,164,471	20,595,200

Long-Term Debt, less current maturities	28,600,000	25,674,240

Deferred Income Taxes	—	648,000

Other Liabilities	1,332,379	1,091,248
	50,096,850	48,008,688
Commitments

Stockholders’ Equity
Preferred stock, par value $.01 per share; authorized 2,500,000 shares, no shares issued	—	—
Common stock, par value $.01 per share; authorized 10,000,000 shares; issued 2005 6,847,256 and 2004 6,437,719 shares	68,473	64,377
Additional paid-in capital	43,393,682	28,916,707
Retained earnings	40,927,903	51,580,634
	84,390,058	80,561,718
Less cost of 99,200 shares of treasury stock	(737,780)	(737,780)
	83,652,278	79,823,938

	$133,749,128	$127,832,626

Cruzan International, Inc. and Subsidiaries

Consolidated Statements of Operations

Years Ended September 30, 2005, 2004 and 2003

	2005	2004	2003

Sales	$133,469,581	$121,983,473	$120,819,993
Less excise taxes	26,978,901	25,567,774	30,375,700
Net sales	106,490,680	96,415,699	90,444,293
Cost of goods sold	71,755,734	66,767,722	59,313,613
Gross profit	34,734,946	29,647,977	31,130,680
Selling, general and administrative expenses	38,309,226	33,227,358	25,065,978
Payment to be made by principal stockholder	9,000,000	—	—
Operating income (loss)	(12,574,280)	(3,579,381)	6,064,702
Other income (expense):
Interest income	311,455	371,183	709,429
Interest expense	(2,728,475)	(2,226,011)	(3,376,539)
Equity in income of equity investees	282,522	352,662	323,177
Other, net	168,299	481,063	(1,273,941)
	(1,966,199)	(1,021,103)	(3,617,874)

Income (loss) before income taxes	(14,540,479)	(4,600,484)	2,446,828
Income tax expense (benefit):
Current	436,252	(340,087)	(1,257,202)
Deferred	(4,324,000)	(3,352,000)	301,000
	(3,887,748)	(3,692,087)	(956,202)
Net income (loss)	$(10,652,731)	$(908,397)	$3,403,030
Net income (loss) per common share:
Basic	$(1.65)	$(0.16)	$0.61

Diluted	$(1.65)	$(0.16)	$0.60
Common shares and equivalents outstanding:
Basic	6,451,672	5,800,931	5,574,456

Diluted	6,451,672	5,800,931	5,644,432

See Notes to Consolidated Financial Statements.

Cruzan International, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

Years Ended September 30, 2005, 2004 and 2003

	Common Stock		Additional		Treasury Stock		Total
	Shares Issued	Amount	Paid-in Capital	Retained Earnings	Shares Acquired	Amount	Stockholders’ Equity

Balance, October 1, 2002	5,669,434	$56,694	$18,664,449	$49,086,001	99,200	$(737,780)	$67,069,364
Issuance of common stock	17,000	170	138,955	—	—	—	139,125
Net income	—	—	—	3,403,030	—	—	3,403,030
Balance, September 30, 2003	5,686,434	56,864	18,803,404	52,489,031	99,200	(737,780)	70,611,519
Issuance of common stock	751,285	7,513	10,113,303	—	—	—	10,120,816
Net loss	—	—	—	(908,397)	—	—	(908,397)
Balance, September 30, 2004	6,437,719	64,377	28,916,707	51,580,634	99,200	(737,780)	79,823,938
Issuance of common stock, net of transaction costs of $214,570	409,537	4,096	5,476,975	—	—	—	5,481,071
Payment to be made by principal stockholder	—	—	9,000,000	—	—	—	9,000,000
Net loss	—	—	—	(10,652,731)	—	—	(10,652,731)
Balance, September 30, 2005	6,847,256	$68,473	$43,393,682	$40,927,903	99,200	$(737,780)	$83,652,278

See Notes to Consolidated Financial Statements.

Cruzan International, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended September 30, 2005, 2004 and 2003

	2005	2004	2003
Cash Flows From Operating Activities
Net income (loss)	$(10,652,731)	$(908,397)	$3,403,030
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Payment to be made by principal stockholder	9,000,000	—	—
Depreciation	4,876,966	5,106,463	5,385,736
Amortization of trademarks	87,845	40,200	40,200
Deferred loan costs included in interest	588,809	308,904	299,004
Gain on sale of investments	—	—	(71,574)
Gain on sale of property and equipment	(8,039)	(281,541)	(155,848)
Equity in income of equity investees	(282,522)	(352,662)	(323,177)
Deferred income taxes	(4,324,000)	(3,352,000)	301,000
Changes in assets and liabilities (Increase) decrease in:
Receivables	(5,197,549)	(1,672,323)	(2,543,933)
Inventories	(2,120,312)	(497,601)	(809,970)
Other assets	558,596	(476,613)	(817,540)
Increase (decrease) in:
Accounts payable	1,077,597	5,580,516	2,237,052
Accrued expenses	2,491,674	888,508	614,452
Other liabilities	241,131	(911,513)	191,302
Net cash provided by (used in) operating activities	(3,662,535)	3,471,941	7,749,734

Cash Flows From Investing Activities
Proceeds from sale of property and equipment	196,592	567,192	82,370
Principal payments received on notes receivable	3,192,241	523,081	119,075
Purchase of property and equipment	(3,398,802)	(5,285,352)	(3,385,470)
Disbursement for notes receivable	—	—	(10,000)
Purchase of short-term investments	—	—	(1,380,553)
Redemption of short-term investments	—	1,602,770	3,721,547
Advance to equity investees	—	—	(270,000)
Other assets	(572,119)	(582,408)	(92,567)
Net cash used in investing activities	(582,088)	(3,174,717)	(1,215,598)

	2005	2004	2003
Cash Flows From Financing Activities
Net borrowings (payments) under line of credit arrangements	$3,100,000	$(17,500,000)	$(1,500,000)
Proceeds from issuance of common stock	5,695,641	10,120,816	139,125
Disbursements for loan costs	(214,508)	(77,686)	—
Cost of issuance of common stock	(214,570)	—	—
Principal payments on long-term borrowings	(4,174,240)	(4,141,377)	(4,201,392)
Net cash provided by (used in) financing activities	4,192,323	(11,598,247)	(5,562,267)

Net increase (decrease) in cash and cash equivalents	(52,300)	(11,301,023)	971,869

Cash and cash equivalents:
Beginning	3,617,582	14,918,605	13,946,736
Ending	$3,565,282	$3,617,582	$14,918,605

Supplemental Disclosures of Cash Flow Information Cash payments (refunds) for:
Interest	$2,108,102	$1,946,229	$3,390,213

Income taxes, net of refunds	$417,752	$(1,320,708)	$(515,663)

Supplemental Schedule of Noncash Investing and Financing Activities
Note receivable exchanged for equity investment	$—	$—	$500,000

See Notes to Consolidated Financial Statements.

Cruzan International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.                                  Nature of Business and Significant Accounting Policies

Nature of business:  Cruzan International, Inc. (the “Company”), is a leading producer and supplier of rum, brandy, wine and spirits to other beverage alcohol manufacturers; produces, imports and markets premium branded spirits; bottles beverage alcohol and other beverages on a contract basis and under private labels; and produces vinegar and cooking wine.  The Company operates four production facilities in the United States and one in St. Croix, United States Virgin Islands and purchases certain products for resale.  In May 2005, the Company changed its name from Todhunter International, Inc. to Cruzan International, Inc.

Ownership:  On June 3, 2005, the Company announced that Angostura, Ltd. (“Angostura”), the Company’s then controlling stockholder, had entered into a Stock Purchase Agreement with  V&S Vin & Sprit AB, a Swedish-based international wine and spirits company (“V&S”), pursuant to which V&S agreed to purchase Angostura’s controlling interest in the Company.  Upon the terms and subject to the conditions set forth in the Stock Purchase Agreement, V&S agreed to purchase all 4,294,583 shares of the Company’s common stock beneficially owned by Angostura, representing approximately 63.6% of the Company’s outstanding common stock, for an aggregate consideration of $121,837,320, or $28.37 per share.  V&S subsequently assigned its rights in the Stock Purchase Agreement to The Absolut Spirits Company, Inc., a Delaware corporation (“ASCI”), its wholly-owned subsidiary.  The purchase and sale closed on September 26, 2005.

On July 8, 2005, the Company announced that ASCI had submitted a proposed Agreement and Plan of Merger pursuant to which a wholly-owned subsidiary of ASCI would merge with and into the Company, and each issued share of Company common stock not owned by Angostura would be converted into the right to receive $28.37 in cash (the “ASCI Proposal”).

On September 30, 2005, the Company, ASCI, and Cruzan Acquisition, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of ASCI (“Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation.

Subsequent to September 30, 2005, the Company filed a preliminary proxy statement and other relevant documents concerning the ASCI Proposal with the United States Securities and Exchange Commission (“SEC”) and intends to call a Special Meeting of its stockholders to vote on the Merger.

Pursuant to the Merger Agreement, all fees and expenses incurred in connection with the Merger will be paid by the party incurring those expenses, whether or not the Merger is completed.  The Merger Agreement also provides that upon a termination in specified circumstances, the Company must pay a termination fee of $3,000,000 to ASCI.  In addition, if ASCI terminates the Merger Agreement in specified circumstances, the Company would be obligated to reimburse ASCI for all of its documented out-of-pocket expenses actually incurred up to a maximum of $1,500,000 in connection with the Merger Agreement or the Merger.  The termination fee is subject to a credit for any expense reimbursement paid and no expense reimbursement shall be due if the Company has previously paid the termination fee.

Pursuant to a letter agreement entered into between Angostura and certain of the Company’s management, on June 2, 2005, Angostura agreed to pay to certain of the Company’s management, an aggregate amount of $9 million if the sale of Angostura’s controlling interest in the Company to ASCI were completed.  Although this sale was completed on September 26, 2005, as of December 16, 2005, this payment has not been made.  This payment is not the obligation of the Company and was negotiated between certain members of management and the former majority owner without the participation of ratification by the Company’s board of directors or any committee thereof and does not affect the Company’s balance sheet or cash flow statement.  However, under Staff Accounting Bulletin 107 issued by the Securities and Exchange commission relating to accounting for expenses or liabilities paid by principal stockholder(s), this expected payment by Angostura was treated as an expense of the Company in the statement of operations, and as a contribution to additional paid-in capital on the balance sheet.

A summary of the Company’s significant accounting policies follows:

Principles of consolidation:  The consolidated financial statements include the accounts of Cruzan International, Inc. and all of its majority-owned subsidiaries.  All significant intercompany balances and transactions have been eliminated in consolidation.

Accounting estimates:  The preparation of financial statements in accordance with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue recognition:  The Company recognizes revenue when its product is shipped, at which time title passes to the customer.  Revenues from contract bottling services are recognized at the time the bottling process is completed.  Excise taxes on products sold are billed directly to customers and are included in sales at the same time the product sold is recognized as revenue.

Cash equivalents:  The Company considers certificates of deposit and other short-term investments with an original maturity of three months or less to be cash equivalents.  The Company maintains depository accounts in excess of FDIC insured limits.  The Company has not experienced any credit losses in such accounts and does not anticipate any losses.

Functional currency:  The functional currency for all foreign subsidiaries is the U.S dollar.

Short-term investments:  The Company has investments in certificates of deposit and commercial paper, which mature within one year of purchase.  All of the Company’s short-term investments are classified as held-to-maturity and are carried at amortized cost.

Trade receivables:  The Company records trade receivables at cost, which approximates fair value at the respective balance sheet dates.  The Company estimates its allowance for doubtful accounts based on a combination of historical and current information regarding the balance of trade receivables, as well as the current composition of the pool of trade receivables.  The Company determines status on trade receivables based on the contractual terms of the original sale.  Trade receivables that management believes to be uncollectible are written off upon such determination.  Recoveries of accounts receivable previously written off are recorded when received.

Inventories:  Inventories are stated at the lower of cost or market.  Cost is determined using the first-in, first-out method.

Investment in Equity Investees:  Investments in business entities in which the Company does not have control, but has the ability to exercise significant influence over operating and financial policies (generally 20-50% ownership), are accounted for by the equity method.  Under the equity method of accounting, the Company’s share of the net income or (loss) of the investee is recognized as income or (loss) in the Company’s statement of operations and added to or deducted from the investment account, and dividends received from the investee are treated as a reduction of the investment account.

Property and equipment:  Property and equipment is stated at cost.  Depreciation is calculated on the straight-line method over the estimated useful lives of the various classes of depreciable assets.  Estimated lives are as follows:

Years
Land improvements	3 – 20
Buildings and improvements	3 – 40
Machinery and equipment	3 – 20

Trademarks:  Amortization of trademarks held are computed on the straight-line basis over the estimated lives of the trademarks.  Estimated lives are three to forty years (see Note 7).

Deferred loan costs:  Deferred loan costs included in interest expense are computed using the effective interest method over the term of the loan (see Note 7).

Impairment of long-lived assets:  As of October 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 144, (“SFAS 144”), Accounting for the Impairment or Disposal of Long-Lived Assets.  Long-lived assets held for use are subject to an impairment assessment if the carrying value is no longer recoverable based upon the undiscounted future cash flows of the asset or fair value less costs to sell.  The amount of impairment is the difference between the carrying amount and the fair value of the related asset.  The Company’s estimate of undiscounted cash flows or fair value less costs to sell indicated that such carrying amounts were expected to be recovered.

Income taxes:  Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Preferred stock:  The Company has authorized 2,500,000 shares of $.01 par value preferred stock.  No terms are stated as to dividend, liquidation or other rights applicable to these shares.

Stock options:  The Company applies Accounting Principles Board Opinion Number 25, Accounting for Stock Issued to Employees (“APB 25”) and related interpretations in accounting for options granted, which requires compensation expense for the Company’s options to be recognized only if the market price of the underlying stock exceeds the exercise price on the date of grant.  Accordingly, the Company has not recognized compensation expense for its options granted after 1994.  SFAS 123, Accounting for Stock-Based Compensation, issued in October 1995, requires pro forma disclosures for option grants made after December 31, 1994, when accounting for stock-based compensation plans in accordance with APB 25.  As of January 1, 2003, the Company adopted SFAS 148, Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of SFAS 123. The standard amends SFAS 123 to provide alternative methods of transition for voluntary changes to the fair value based method of accounting for stock-based employee compensation.  Additionally, SFAS 148 amends the disclosure requirements of SFAS 123 to require pro-forma disclosures when the intrinsic value method continues to be used.  The Company has elected to continue accounting for stock-based compensation using the intrinsic method in accordance with APB 25, and has adopted the new disclosure requirements specified under SFAS 148.

If the Company had elected to recognize compensation cost based on the fair value of the options granted at grant date as prescribed by SFAS No. 123, net income (loss) and earnings (loss) per common share would have been reduced to the pro forma amounts shown below:

	2005	2004	2003
Net income (loss), as reported	$(10,652,731)	$(908,397)	$3,403,030
Compensation costs, net of income taxes	(335,057)	—	(266,886)
Net income (loss), pro forma	$(10,987,788)	$(908,397)	$3,136,144
Earnings (loss) per common share
As reported (Basic)	$(1.65)	$(0.16)	$0.61

As reported (Diluted)	(1.65)	(0.16)	0.60

Pro forma (Basic)	(1.70)	(0.16)	0.56

Pro forma (Diluted)	(1.70)	(0.16)	0.55

The pro forma effects are determined as if compensation costs were recognized using the fair value based accounting method.  The fair value of each grant is estimated at the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions for grants in 1998, 1999, and 2005, respectively: expected price volatility of 29 percent, 30 percent and 25 percent, risk-free interest rates of 4.50 percent, 4.50 percent and 4.27 percent; and a 0 percent dividend yield.  The weighted-average fair value of options granted during 2005 was $5.74.

In December 2004, the FASB issued Statement No. 123R, Share-Based Payment (SFAS 123R).  On April 15, 2005, the SEC amended its rule regarding the effective date of SFAS 123R, thereby delaying the effective date for the Company to its fiscal year beginning October 1, 2005.  SFAS 123R requires all share-based payments to employees to be expensed over the requisite service period based on the grant-date fair value of the awards and requires that the unvested portion of all outstanding awards upon adoption be recognized using the same fair value and attribution methodologies previously determined under Statement No. 123, Accounting for Stock-Based Compensation.  As a result, pro forma compensation expense, as reflected above, may not be indicative of future expense to be recognized under SFAS 123R.  The effect of adoption of SFAS 123R on the Company’s financial position or results of operations has not yet been determined.

Intangible assets:  As of October 1, 2001, the Company adopted SFAS 142, Goodwill and Other Intangible Assets.  SFAS 142 supersedes APB Opinion No. 17, Intangible Assets, and requires goodwill and other intangible assets that have an indefinite useful life to no longer be amortized; however, these assets must be reviewed at least annually for impairment.  As required by SFAS 142, the Company has completed the goodwill impairment test and has concluded that there was no impairment to goodwill as of and for the years ended September 30, 2005 and 2004.

Advertising costs:  Advertising costs are charged to expense as incurred.  Advertising costs were $3,833,168, $2,841,768 and $589,648 for the years ended September 30, 2005, 2004, and 2003, respectively.

Reclassifications:  Certain amounts in the 2004 and 2003 consolidated financial statements have been reclassified to conform with the 2005 presentation with no effect on net income (loss) or stockholders’ equity.

Note 2.                                  Inventories

The major components of inventories as of September 30, 2005 and 2004 are:

	2005	2004
Finished goods	$16,045,708	$15,155,035
Work in process	2,256,553	2,668,698
Raw materials and supplies	12,980,547	11,338,763
	$31,282,808	$29,162,496

Note 3.                                  Notes Receivable

Notes receivable consist of the following as of September 30, 2005 and 2004:

	2005	2004
8% note, collateralized by real property, monthly principal and interest payments of $10,313 through April 2009	$384,447	$473,538
Other	26,694	32,586
	411,141	506,124
Less current maturities	105,889	95,064
	$305,252	$411,060

Note 4.                                  Notes Receivable From Affiliates

Notes receivable from affiliates consist of the following as of September 30, 2005 and 2004:

	2005	2004
6% note, unsecured from British Fidelity Holdings Limited, an affiliate through common ownership. Monthly principal and interest payments of $20,000 due through July 2005, with remaining balance of $3,305,560 due in August 2005. This note was assigned by British Fidelity Holdings, Ltd. to Angostura, Ltd. The Company is expecting to receive payment in full for this note in January 2006.	$242,087	$3,339,345
1.99% note, unsecured from CL World Brands Limited, an affiliate through common ownership. Interest due annually. Principal payments of $125,000 due annually beginning June 2005 through June 2008. The Company is expecting to receive payment in full for this note in January 2006.	500,000	500,000
	742,087	3,839,345
Less current maturities	492,087	3,464,345
	$250,000	$375,000

Note 5.                                  Trade Credits

The Company entered into an agreement with a corporate trading company to receive trade credits upon installment deliveries of ready-to-drink beverages (“products”) from buyers obtained by the corporate trading company.  The Company has $500,000 as of September 30, 2005 and 2004, included in other current assets on the accompanying consolidated balance sheets.  Additionally, the Company has $1,163,269 and $1,176,809 as of September 30, 2005 and 2004, respectively, included in other assets, on the accompanying consolidated balance sheets.  Earned trade credits must be utilized by June 30, 2008 and are subject to terms as more specifically defined in the agreement.

Note 6.                                  Property and Equipment

The major classifications of property and equipment as of September 30, 2005 and 2004 are:

	2005	2004
Land	$4,946,585	$5,086,665
Land improvements	1,456,563	1,441,513
Buildings and improvements	19,661,147	18,427,963
Machinery and equipment	72,235,318	70,529,938
	98,299,613	95,486,079
Less accumulated depreciation	61,016,561	56,716,805
	37,283,052	38,769,274
Construction in progress	1,000,081	1,180,576
	$38,283,133	$39,949,850

Note 7.                                  Trademarks and Deferred Loan Costs

Trademarks and deferred loan costs consist of the following as of September 30, 2005 and 2004:

	2005		2004
	Gross Carrying	Accumulated	Gross Carrying	Accumulated
	Amount	Amortization	Amount	Amortization

Deferred Loan Costs	$2,021,977	$1,761,368	$1,807,469	$1,172,559

Trademarks	$1,499,500	$595,196	$1,400,999	$507,351

Amortization charged to trademarks were $87,845 for 2005 and $40,200 for 2004 and 2003.  Amounts charged to interest expense for deferred loan costs were $588,809, $308,904 and $299,004, for the fiscal years ended 2005, 2004 and 2003, respectively.

Estimated aggregate amortization of deferred loan costs and trademarks for each of the next five years is as follows:

Year Ending
September 30,	Amount
2006	$353,376
2007	92,767
2008	59,767
2009	46,017
2010	30,293

Note 8.                                  Accrued Expenses

Accrued expenses consist of the following as of September 30, 2005 and 2004:

	2005	2004
Accrued payroll and related expenses	$3,396,611	$2,276,572
Accrued trade expenses	1,372,461	1,555,197
Other	2,448,855	894,484
	$7,217,927	$4,726,253

Note 9.                                  Financing Arrangements

Long-term debt consists of the following as of September 30, 2005 and 2004:

	2005	2004
Term loans under a credit agreement (i) and (ii), interest payable monthly based on either the Eurodollar or prime rate at the Company’s option, plus an applicable margin as defined in the agreement. The interest rate as of September 30, 2005 was 6.92%. Future minimum quarterly principal installments of $1,000,000 through January 31, 2006 with any remaining balance due on January 31, 2006	$24,000,000	$28,000,000
Revolving loans under a credit agreement (i) and (ii), interest payable quarterly based on either the Eurodollar or prime rate at the Company’s option, plus an applicable margin as defined in the agreement. The blended interest rate as of September 30, 2005 was 6.91%. The revolving lines of credit terminate in January 2006	4,600,000	1,500,000
Other	—	174,240
	28,600,000	29,674,240
Less current maturities	—	4,000,000
	$28,600,000	$25,674,240

(i)             In October 2001, the Company entered into a $70 million credit agreement, consisting of a $40 million term loan and a $30 million revolving loan facility.  During March 2004, the credit agreement was amended to reduce the revolving loan facility to $15 million.  In December 2004, the maturity date of the credit agreement was modified to January 31, 2006.  The credit agreement is collateralized principally by all assets located in the United States of America.  Under this credit agreement, the Company has certain limitations in its ability to pay dividends to stockholders.  Also, the Company is required to maintain certain financial covenants under the credit agreement.

(ii)          The credit agreement was due to expire in January 2006.  In December 2005, the Company entered into a loan arrangement with V&S to refinance the credit agreement with a $30 million term promissory note and a $10 million revolving promissory note, both of which are unsecured, bear interest at the applicable LIBOR rate plus 90 basis points and mature on December 15, 2006.  The notes are nonamortizing and have no financial covenant requirements.  Since the proceeds of the notes were used to repay the loans under the credit agreement, the amounts outstanding as of September 30, 2005 have been classified as long-term debt.

Note 10.                           Income Taxes

Income tax expense (benefit) consists of the following for the years ended September 30, 2005, 2004 and 2003:

	2005	2004	2003
Current income tax expense (benefit):
Federal	$406,833	$(361,033)	$(1,239,995)
State	29,419	20,946	(17,207)
	436,252	(340,087)	(1,257,202)
Deferred income tax expense (benefit):
Federal	(3,394,806)	(2,789,000)	371,000
State	(929,194)	(563,000)	(70,000)
	(4,324,000)	(3,352,000)	301,000

Total income tax benefit	$(3,887,748)	$(3,692,087)	$(956,202)

Temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities that give rise to significant portions of the deferred tax assets and liabilities relate to the following as of September 30, 2005 and 2004:

	2005	2004
Deferred tax assets:
Inventories, principally due to additional costs inventoried for tax purposes pursuant to the Tax Reform Act of 1986	$383,000	$336,000
Differences related to anticipated future accruals and allowances	1,141,000	488,000
Net operating loss carryforwards which expire beginning in 2024	8,671,000	5,069,000
Deferred compensation	320,000	240,000
	10,515,000	6,133,000
Deferred tax liabilities:
Property and equipment, principally due to differences in depreciation	3,467,000	3,974,000
Goodwill, principally due to differences in amortization	2,391,000	1,826,000
	5,858,000	5,800,000
Net deferred income tax assets	$4,657,000	$333,000

The deferred tax amounts mentioned above have been classified on the accompanying consolidated balance sheets as of September 30, 2005 and 2004 as follows:

	2005	2004

Noncurrent assets (liabilities)	$3,007,000	$(648,000)
Current assets	1,650,000	981,000
	$4,657,000	$333,000

No valuation allowance has been recorded as of September 30, 2005 or 2004.

Income tax expense (benefits) differed from the amounts computed by applying the statutory federal income tax rate to income before income taxes as a result of the following for the years ended September 30, 2005, 2004 and 2003:

	2005	2004	2003
Computed “expected” tax expense (benefit)	$(4,943,763)	$(1,564,165)	$831,922
Effect of payment to be made by principal stockholder	3,060,000	—	—
Effect of income tax subsidy on earnings of Virgin Islands subsidiary	(1,251,458)	(1,396,853)	(1,224,205)
Effect of extraterritorial deduction on income tax	(224,549)	(305,292)	(251,188)
Other	(527,978)	(425,777)	(312,731)
Total income tax benefits	$(3,887,748)	$(3,692,087)	$(956,202)

Generally, the income of the Company’s Bahamian subsidiary is not subject to United States income taxes and there are no income taxes in the Commonwealth of the Bahamas.  Certain passive income of the Company’s Bahamian subsidiary is subject to United States income taxes.

The Virgin Islands subsidiary, through the Industrial Development Commission of the Government of the Virgin Islands of the United States, has received a 90% exemption from income taxes on operating income.  This exemption is effective through September 2020.  The per share effect of this exemption on earnings on a basic and diluted basis for the years ended September 30, 2005, 2004 and 2003, respectively, is as follows:

	2005	2004	2003
Basic	$0.19	$0.24	$0.22
Diluted	0.19	0.24	0.22

With respect to the Company’s foreign subsidiaries, no provision has been made for taxes, which would result from the remittance of such undistributed earnings as the Company intends to reinvest these earnings indefinitely.  The Company’s aggregate share of undistributed earnings of its foreign subsidiaries was approximately $47.5 million and $43.7 million as of September 30, 2005 and 2004, respectively.  The undistributed earnings of the Company’s foreign subsidiaries have been reduced by any previously taxed income.

Note 11.                           Commitments

Leases:  The Company occupies office space under noncancelable operating leases, which expire through December 2006.  One of the leases contains two renewal options of five years each.

Future minimum lease payments under these noncancelable operating leases, as of September 30, 2005 are as follows:

Year Ending September 30,	Amount
2006	$396,432
2007	99,108
$495,540

Rent expense for office space (including the Company’s share of common area expenses, real estate and sales taxes) amounted to $520,778, $503,519 and $484,782 for the years ended September 30, 2005, 2004 and 2003, respectively.

Event sponsorship:  In 2004, the Company entered into a noncancelable agreement with an entertainer to promote one of the Company’s trademarked products.  The agreement covers the calendar years 2005 through 2007 with total fees amounting to $4,271,745, of which $1,058,500 has been paid as of September 30, 2005.

Note 12.                           Stock Options

At September 30, 2005, the Company has two stock option plans for the grant of options to key employees.  As permitted under accounting principles generally accepted in the United States, the Company accounts for these plans under the recognition and measurement principles of APB Opinion 25, Accounting for Stock Issued to Employees, and related interpretations.  Accordingly, no stock-based employee compensation cost has been recognized, as all options granted under these plans had an exercise price equal to the fair value of the underlying common stock on the date of the grant.

On February 24, 2005, the Company granted 549,000 options (which leaves 304,000 options available for future issuance) at an exercise price of $12.55 per share which was the fair value at that date, and these options had an expiration date occurring in ten years.  Options granted vest quarterly over four years.  The Company has received a total of $9,413, $300,625 and $139,125 upon the exercise of stock options for 750, 37,000 and 17,000 shares for the years ended September 2005, 2004 and 2003, respectively.

A reconciliation of the Company’s stock option activity, and related information, for the years ended September 30, 2005, 2004 and 2003 follows:

	2005		2004		2003
		Weighted		Weighted		Weighted
	Number	Average	Number	Average	Number	Average
	of	Exercise	of	Exercise	of	Exercise
	Options	Price	Options	Price	Options	Price
Outstanding, beginning of year	372,500	$8.28	409,500	$8.26	542,500	$8.69
Granted	549,000	12.55
Exercised	(750)	12.55	(37,000)	8.13	(17,000)	8.13
Forfeited	—	—	—	—	(116,000)	10.26
Outstanding, end of year	920,750	$10.82	372,500	$8.28	409,500	$8.26
Exercisable, end of year	474,647	$9.20	372,500	$8.28	342,500	$8.29

The following table summarizes information about the stock options as of September 30, 2005:

	Number	Number
	Outstanding at	Exercisable at
	September 30,	September 30,	Expiration
Exercise Price	2005	2005	Date
$8.1250	87,500	87,500	February 2006
$8.1250	225,000	225,000	May 2008
$9.0625	60,000	60,000	December 2008
$12.550	548,250	102,147	February 2015
	920,750	474,647

Note 13.                           Segment and Geographic Information

The Company operates primarily in the beverage alcohol industry in the United States.  The Company reports its operating results in four operating segments:

Bulk Alcohol Products (rum, citrus brandy, citrus spirits, cane spirits, fortified citrus wine, purchased distilled products and byproducts)

Premium Branded Spirits (primarily Cruzan Estate Rums and Cruzan Flavored Rums)

Bottling Operations (contract bottling services and private label products)

Vinegar and Cooking Wine (bulk vinegar, bulk cooking wine, vinegar stock and proprietary and private label case goods)

Corporate Operations (includes certain expenses of the Company’s executive offices that are not allocated to the operating segments described above)

The accounting policies of the reportable segments are the same as those described in Note 1 to the Consolidated Financial Statements.  The Company evaluates the performance of its operating segments based on income before income taxes, equity in income of equity investees, interest income and expense.  Material intersegment sales and transfers have been eliminated.

Net sales, operating income (loss), identifiable assets, depreciation and amortization, capital expenditures and goodwill for the Company’s operating segments as of and for the years ended September 30, 2005, 2004 and 2003 are as follows:

(in thousands)	2005	2004	2003
Net Sales
Bulk Alcohol Products	$40,377	$37,249	$35,203
Premium Branded Spirits	32,921	26,846	20,808
Bottling Operations	12,982	11,911	14,278
Vinegar and Cooking Wine	20,211	20,410	20,155
	$106,491	$96,416	$90,444
Operating Income (Loss)
Bulk Alcohol Products	$9,324	$9,021	$11,432
Premium Branded Spirits	(7,274)	(7,569)	(2,271)
Bottling Operations	(3,086)	(3,904)	(1,901)
Vinegar and Cooking Wine	2,471	3,041	4,190
Corporate Operations	(14,009)	(4,168)	(5,385)
	$(12,574)	$(3,579)	$6,065
Identifiable Assets
Bulk Alcohol Products	$63,804	$64,412	$73,795
Premium Branded Spirits	16,818	9,200	7,573
Bottling Operations	26,664	28,113	25,409
Vinegar and Cooking Wine	18,675	19,025	19,786
Corporate Operations	7,788	7,083	12,736
	$133,749	$127,833	$139,299
Depreciation and Amortization
Bulk Alcohol Products	$2,633	$2,912	$3,243
Premium Branded Spirits	175	123	101
Bottling Operations	1,613	1,561	1,499
Vinegar and Cooking Wine	499	475	482
Corporate Operations	45	75	101
	$4,965	$5,146	$5,426
Capital Expenditures
Bulk Alcohol Products	$1,606	$2,726	$1,424
Premium Branded Spirits	167	256	131
Bottling Operations	1,509	2,123	1,620
Vinegar and Cooking Wine	117	174	125
Corporate Operations	—	6	85
	$3,399	$5,285	$3,385
Goodwill
Bulk Alcohol Products	$9,471	$9,471	$9,471
Premium Branded Spirits	—	—	—
Bottling Operations	—	—	—
Vinegar and Cooking Wine	11,053	11,053	11,053
Corporate Operations	—	—	—
	$20,524	$20,524	$20,524

Sales and operating income for the years ended September 30, 2005, 2004, and 2003 and identifiable assets as of the end of each period classified by geographic area, were as follows:

		U. S. Virgin
		Islands and
	United States	the Bahamas	Consolidated
September 30, 2005:
Net sales	$92,326,603	$14,164,077	$106,490,680
Operating income (loss)	(17,224,728)	4,650,448	(12,574,280)
Identifiable assets	104,485,867	29,263,261	133,749,128
September 30, 2004:
Net sales	$83,853,764	$12,561,935	$96,415,699
Operating income (loss)	(7,541,160)	3,961,779	(3,579,381)
Identifiable assets	96,022,415	31,810,211	127,832,626
September 30, 2003:
Net sales	$78,742,549	$11,701,744	$90,444,293
Operating income	2,497,645	3,567,057	6,064,702
Identifiable assets	93,848,452	45,450,621	139,299,073

Included in net sales for the United States are export sales, primarily to Eastern Europe, Canada and the Caribbean, totaling approximately $5,460,000, $8,000,000 and $6,300,000 for the years ended September 30, 2005, 2004 and 2003, respectively.

Note 14.                           Defined Contribution Retirement Plan

The Company has a defined contribution retirement plan which covers substantially all employees.  Generally, employer contributions to the plan begin to vest to the benefit of the participant after three years of service.  Participants are immediately vested in any elective contributions and related earnings, if any.  Participants are entitled, upon retirement, to their vested portion of the retirement fund assets.  The Company contributed $1,228,385, $1,206,986 and $967,962 to the plan for the years ended September 30, 2005, 2004 and 2003, respectively.

Note 15.                           Supplemental Executive Retirement Plan

During 2004, the Company’s Compensation and Stock Option Committee approved a supplemental executive retirement plan for certain key executives of the Company.  The Company has entered into life insurance contracts to provide future cash proceeds in connection with these liabilities.  The plan is an unfunded plan within the meaning of Statement of Financial Accounting Standard No. 132.

The obligations and funded status as of September 30, 2005 and 2004 are:

	2005	2004
Benefit obligation at beginning of year	$173,863	$—
Service cost	280,016	154,097
Interest cost	51,498	19,766
Benefit obligation at end of year	$505,377	$173,863

Funded status	$(505,377)	$(173,863)

Net amount recognized	$505,377	$173,863

Amounts recognized in the balance sheet as of September 30, 2005 and 2004 are:

Accrued benefit cost	$505,377	$173,863

The accumulated benefit obligation and fair value of plan assets as of September 30, 2005 and 2004 are:

Accumulated benefit obligation	$505,377	$173,863

Fair value of plan assets	$—	$—

The components of net periodic benefit cost consist of the following for the year ended September 30, 2005 and 2004:

Service cost	$280,016	$154,097
Interest cost	51,498	19,766
Net periodic benefit cost	$331,514	$173,863

The discount rate used to determine benefit obligations and net periodic benefit costs was 6%.

Future benefit payments, which reflect expected future service, are as follows:

Year Ending
September 30,
2006	$—
2007	—
2008	—
2009	76,517
2010	76,517
2011 through 2015	526,973

Note 16.                           Investment in Premier Wines & Spirits, Ltd.

In 1997, the Company acquired a 45% interest in Premier Wines & Spirits, Ltd., (“Premier”), a wholesale liquor distributor in the United States Virgin Islands, for $450,000.  This investment is being accounted for using the equity method.  The Company had sales to Premier of approximately $2,540,000, $2,099,000 and $2,345,000 for the years ended September 30, 2005, 2004 and 2003, respectively.  Included in trade receivables is approximately $548,000 and $668,000 as of September 30, 2005 and 2004, respectively, related to these sales.  The Company had outstanding advances to Premier of $787,019 as of September 30, 2005 and 2004, which are included in investments in and advances to equity investees.  These advances are unsecured and bear interest at 6.0%.  Interest payments are due monthly or on demand in accordance with the terms of the agreement.  Principal is payable on demand.  Included in the Company’s retained earnings are undistributed earnings of Premier of $1,809,075 and $1,661,322 as of September 30, 2005 and 2004, respectively.

Note 17.                           Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

The carrying amounts approximate fair values as of September 30, 2005 and 2004 for cash and cash equivalents, short-term investments, trade receivables, other receivables and accounts payable because of the short-term maturities of those instruments.

Notes receivable:  The fair value of the Company’s notes receivable has been determined based on available market information and management’s estimate of current market conditions of similar instruments.

Long-term debt:  The fair value of the Company’s long-term debt is estimated based on the current rates offered to the Company for debt of the same remaining maturities with similar collateral requirements.

	Carrying Amount		Fair Value
	2005	2004	2005	2004
Financial assets:
Notes receivable, including notes receivable from affiliates	$1,153,228	$4,345,469	$1,174,467	$4,364,971
Financial liabilities:
Long-term debt	$28,600,000	$29,674,240	$28,600,000	$29,674,240

Note 18.                           Net Income (Loss) Per Common Share

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding during the period.  Diluted net income (loss) per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period:

	2005	2004	2003
Net income (loss)	$(10,652,731)	$(908,397)	$3,403,030
Determination of shares:
Weighted average number of common shares outstanding	6,451,672	5,800,931	5,574,456
Shares issuable on exercise of stock options, net of shares assumed to be repurchased	—	—	69,976
Average common shares outstanding for diluted computation	6,451,672	5,800,931	5,644,432
Net income (loss) per common share:
Basic	$(1.65)	$(0.16)	$0.61
Diluted	$(1.65)	$(0.16)	$0.60

The effect of stock options have not been included for the years ended September 30, 2005 and 2004, as their effect would have been anti-dilutive.

Note 19.                           Quarterly Financial Data (Unaudited)

	First	Second	Third	Fourth
	(In thousands, except per share and gross margin data)
September 30, 2005:
Net sales	$24,192	$25,512	$27,792	$28,995
Gross profit	8,075	8,856	8,958	8,846
Gross margin	33.4%	34.7%	32.2%	30.5%
Net income (loss)	149	(71)	(256)	(10,475)
Net income (loss) per share:
Basic	0.02	(0.01)	(0.04)	(1.55)
Diluted	0.02	(0.01)	(0.04)	(1.55)

September 30, 2004:
Net sales	$22,442	$22,040	$25,485	$26,449
Gross profit	7,577	8,329	7,966	5,776
Gross margin	33.8%	37.8%	31.3%	21.8%
Net income (loss)	851	1,118	(225)	(2,652)
Net income (loss) per share:
Basic	0.15	0.20	(0.04)	(0.42)
Diluted	0.15	0.20	(0.04)	(0.42)

September 30, 2003:
Net sales	$20,964	$21,825	$23,088	$24,567
Gross profit	6,049	8,269	8,530	8,282
Gross margin	28.9%	37.9%	36.9%	33.7%
Net income (loss)	(1,492)	1,428	1,892	1,575
Net income (loss) per share:
Basic	(0.27)	0.26	0.34	0.28
Diluted	(0.27)	0.25	0.34	0.28

The fourth quarter September 30, 2005 net loss includes the $9 million expense for the payment to be made by principal stockholder.

Note 20.                           Retirement

During November 2002, the Company announced the retirement of A. Kenneth Pincourt, Jr., its Founder, Chairman and Chief Executive Officer.  The Company has entered into an agreement with Mr. Pincourt, setting forth the terms of his retirement.  Under this agreement, the Company elected to accelerate retirement benefits and continue to pay compensation and provide related benefits through July 15, 2004.  The Company recorded a charge for these items during the first quarter of its 2003 fiscal year.  The effect of this charge, net of income tax benefits, was approximately $1 million or $.18 per common share.

Note 21.                           Subsequent Event

In October 2001, the Company entered into a $70 million credit agreement with Wachovia Bank, consisting of a $40 million term loan and a $30 million revolving loan facility.  In March 2004, the revolving loan facility was reduced to $15 million.  The credit agreement was due to expire in January 2006.  In December 2005, the Company entered into a loan arrangement with V&S to refinance the credit agreement with a $30 million term promissory note and a $10 million revolving promissory note, both of which are unsecured, bear interest at the applicable LIBOR rate plus 90 basis points and mature on December 15, 2006.  The notes are nonamortizing and have no financial covenant requirements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ON FINANCIAL STATEMENT SCHEDULE

To the Board of Directors

Cruzan International, Inc.

West Palm Beach, Florida

Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole.  The consolidated financial statements Schedule II for the years ended September 30, 2005, 2004, and 2003 is presented for purposes of complying with the Securities and Exchange Commission’s rules and is not a part of the basic consolidated financial statements.  This schedule has been subjected to the auditing procedures applied in our audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

/s/ McGladrey & Pullen, LLP

West Palm Beach, Florida
November 18, 2005, except for
(ii) of Note 9 and Note 21 as to
which the date is December 16, 2005

CRUZAN INTERNATIONAL, INC.

SCHEDULE II – VALUATION AND QUALIFYING ACCOUNTS

	Year Ended September 30,
	2005	2004	2003
Inventory Reserve:
Balance, beginning of period	$17,279	$214,028	$413,546
Charged to costs and expenses	510,000	486,495	851,990

Deductions	(527,279)	(683,244)	(1,051,508)
Balance, end of period	$—	$17,279	$214,028

CRUZAN INTERNATIONAL, INC.

INDEX TO EXHIBITS

3.1	Amended and Restated Certificate of Incorporation of Todhunter International, Inc. (1)
3.2	Certificate of Amendment of Certificate of Incorporation of Todhunter International, Inc. (11)
3.3	Amended and Restated By-Laws of Todhunter International, Inc. (2)
10.22

Amended and Restated Credit Agreement dated as of October 19, 2001, by and among Todhunter International, Inc., and each of the Financial Institutions Initially a Signatory thereto, and SouthTrust Bank (3)

10.22(a)

Waiver of Defaults Under Credit Agreement, dated February 18, 2003, by and among Todhunter International, Inc., SouthTrust Bank, acting as lender and Agent, Wachovia Bank, N.A., National City Bank and SunTrust Bank (4)

10.22(b)

Modification of Credit Agreement, dated May 14, 2003, by and among Todhunter International, Inc., SouthTrust Bank, acting as lender and Agent, Wachovia Bank, N.A., National City Bank and SunTrust Bank (5)

10.22(c)

Lenders’ Consent and Modification of Credit Agreement, dated March 31, 2004, by and among Todhunter International, Inc., SouthTrust Bank, acting as lender and Agent, Wachovia Bank, N.A., National City Bank and SunTrust Bank (6)

10.22(d)	Modification of Credit Agreement, dated June 29, 2004, by and among Todhunter International, Inc., SouthTrust Bank, acting as lender and Agent, and Wachovia Bank, N.A. (7)
10.22(e)	Modification of Credit Agreement and Waiver, dated December 20, 2004, by and among Todhunter International, Inc., SouthTrust Bank, acting as lender and Agent, and Wachovia Bank, N.A. (8)
10.22(f)	Modification of Credit Agreement ,Waiver and Consent, dated August 15 , 2005, by and between Cruzan International, Inc., and Wachovia Bank, N.A. (11)
10.22(g)	$30 Million Term Promissory Note dated December 14, 2005 between Cruzan International, Inc. (as borrower) and V&S Vin & Sprit, AB (as lender) (10)
10.22(h)	$10 Million Revolving Promissory Note dated December 14, 2005 between Cruzan International, Inc. (as borrower) and V&S Vin & Sprit, AB (as lender) (10)
10.22(i)	Letter Agreement dated June 2, 2005 by and among Angostura Ltd. and Jay Maltby, Ezra Shashoua and Tom Valdes (11)
11.1	Statement of Computation of Per Share Earnings (9)
20.1	Earnings press release for the three-month period and year ended September 30, 2005 (11)
21.1	Subsidiaries of Cruzan International, Inc. (6)
23.1	Consent of McGladrey & Pullen, LLP (11)
31.1	Certification of Jay S. Maltby, Chief Executive Officer and President, pursuant to Rule 13a-14(a) of the Securities Exchange Act of 1934 (11)
31.2	Certification of Ezra Shashoua, Executive Vice President and Chief Financial Officer, pursuant to Rule 13a-14(a) of the Securities Exchange Act of 1934 (11)
32.1	Certification of Jay S. Maltby, Chief Executive Officer and President, pursuant to 18 U.S.C. Section 1350 (11)
32.2	Certification of Ezra Shashoua, Executive Vice President and Chief Financial Officer, pursuant to 18 U.S.C. Section 1350 (11)

(1)                                  Incorporated herein by reference to the Company’s Registration Statement on Form S-1 (File No. 33-50848).

(2)                                  Incorporated herein by reference to the Company’s Current Report on Form 8-K for November 17, 1999.

(3)                                  Incorporated herein by reference to the Company’s Annual Report on Form 10-K for the year ended September 30, 2001.

(4)                                  Incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

(5)                                  Incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

(6)                                  Incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

(7)                                  Incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

(8)                                  Incorporated herein by reference to the Company’s Current Quarterly Report on Form 10-K for the quarter ended December 31, 2004.

(9)                                  Filed herewith and incorporated herein by reference to Note 18 of notes to consolidated financial statements, included in Item 8 of the Company’s Annual Report on Form 10-K for the year ended September 30, 2005.

(10)                            Incorporated herein by reference to the Company’s Current Report on Form 8-K for December 14, 2005.

(11)                            Filed herewith.

ANNEX E

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 10-Q

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended December 31, 2005

Commission File No. 1-13453

CRUZAN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	59-1284057
(State or other jurisdiction of incorporation or organization)	IRS Employer Identification No.

222 Lakeview Avenue, Suite 1500, West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 655-8977

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months, and (2) has been subject to such filing requirements for the past 90 days.

Yes   ☒          No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, or a non-accelerated filer.  See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒

The number of shares outstanding of registrant’s Common Stock, $.01 par value per share, as of February 3, 2006 was 6,748,992.

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Yes   ☐          No  ☒

CRUZAN INTERNATIONAL, INC.

* Item is omitted because answer is negative or item is inapplicable.

CRUZAN INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2005	2005
	(Unaudited)	*
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$4,811,918	$3,565,282
Short-term investments	219,257	219,994
Trade receivables	19,516,187	22,657,463
Other receivables	4,476,975	2,958,822
Inventories	32,659,122	31,282,808
Notes receivable, current maturities	555,088	597,976
Deferred income taxes	1,779,000	1,650,000
Other current assets	2,815,658	2,637,185
Total current assets	66,833,205	65,569,530

LONG-TERM INVESTMENTS AND RECEIVABLES
Investments in and advances to equity investees	2,552,309	2,514,807
Notes receivable, less current maturities	512,614	555,252
	3,064,923	3,070,059

PROPERTY AND EQUIPMENT	99,282,234	99,299,694
Less accumulated depreciation	62,227,606	61,016,561
	37,054,628	38,283,133

GOODWILL	20,524,404	20,524,404
TRADEMARKS	881,127	904,304
DEFERRED LOAN COSTS	—	260,609
DEFERRED INCOME TAXES	4,091,500	3,007,000
OTHER ASSETS	2,172,268	2,130,089
	$134,622,055	$133,749,128

*From audited financial statements.

See Notes to Consolidated Financial Statements.

CRUZAN INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2005	2005
	(Unaudited)	*
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Current maturities of long-term debt (with stockholder)	$38,000,000	$—
Accounts payable	9,081,715	12,946,544
Accrued expenses	5,350,847	7,217,927
Total current liabilities	52,432,562	20,164,471

LONG-TERM DEBT, less current maturities	—	28,600,000

OTHER LIABILITIES	1,577,026	1,332,379
	54,009,588	50,096,850

STOCKHOLDERS’ EQUITY
Preferred stock, par value $.01 per share; authorized 2,500,000 shares; no shares issued	—	—
Common stock, par value $.01 per share; authorized 10,000,000 shares; issued 6,848,192 shares December 31, 2005 and 6,847,256 shares September 30, 2005	68,482	68,473
Additional paid-in capital	43,516,304	43,393,682
Retained earnings	37,765,461	40,927,903
	81,350,247	84,390,058
Less cost of 99,200 shares of treasury stock	(737,780)	(737,780)
	80,612,467	83,652,278
	$134,622,055	$133,749,128

*From audited financial statements.

See Notes to Consolidated Financial Statements.

CRUZAN INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,
	2005	2004

Sales	$34,348,191	$30,181,243
Less excise taxes	5,901,687	5,989,050
Net sales	28,446,504	24,192,193

Cost of goods sold	21,746,198	16,117,201
Gross profit	6,700,306	8,074,992

Selling, general and administrative expenses	10,281,002	8,306,010
Operating (loss)	(3,580,696)	(231,018)

Other income (expense):
Interest income	28,700	98,019
Interest expense	(853,728)	(592,668)
Equity in income of equity investee	37,502	32,291
Other, net	52,478	79,107
	(735,048)	(383,251)

(Loss) before income taxes	(4,315,744)	(614,269)

Income tax expense (benefit):
Current	60,198	59,141
Deferred	(1,213,500)	(822,500)
	(1,153,302)	(763,359)

Net income (loss)	$(3,162,442)	$149,090

Earnings (loss) per common share:
Basic	$(0.47)	$0.02
Diluted	$(0.47)	$0.02

Common shares and equivalents outstanding:
Basic	6,748,717	6,338,519
Diluted	6,748,717	6,458,198

See Notes to Consolidated Financial Statements.

CRUZAN INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended December 31,
	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(3,162,442)	$149,090
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Stock options	110,884	—
Depreciation	1,232,834	1,220,500
Amortization of trademarks and other assets	23,175	10,050
Amortization of deferred loan costs	260,609	84,463
Equity in income of equity investees	(37,502)	(32,291)
Deferred income taxes	(1,213,500)	(822,500)
Changes in assets and liabilities:
(Increase) decrease in:
Receivables	1,623,123	1,837,052
Inventories	(1,376,314)	(1,266,110)
Other current assets	(178,473)	97,414
Increase (decrease) in:
Accounts payable	(3,864,829)	(1,537,039)
Accrued expenses	(1,867,080)	(2,473,959)
Other liabilities	244,647	172,679
Net cash used in operating activities	(8,204,868)	(2,560,651)

CASH FLOWS FROM INVESTING ACTIVITIES
Principal payments received on notes receivable	85,526	36,079
Purchase of property and equipment	(171,542)	(649,864)
Advance to equity investee	—	(250,000)
Other	125,773	21,430
Net cash provided by (used in) investing activities	$39,757	$(842,355)

	Three Months Ended December 31,
	2005	2004

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings on line of credit	$3,400,000	$4,100,000
Proceeds from issuance of common stock	11,747	—
Proceeds from long-term borrowings	30,000,000	—
Disbursements for loan costs	—	(109,000)
Principal payments on long-term borrowings	(24,000,000)	(1,047,621)
Net cash provided by financing activities	9,411,747	2,943,379

Net increase (decrease) in cash and cash equivalents	1,246,636	(459,627)

Cash and cash equivalents:
Beginning	3,565,282	3,617,582
Ending	$4,811,918	$3,157,955

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash payments for:
Interest	$577,232	$423,949
Income taxes	$52,300	$27,710

See Notes to Consolidated Financial Statements.

CRUZAN INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1.       Basis of Presentation

The consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations.  In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial information for the periods indicated, have been included.  For further information regarding the Company’s accounting policies, refer to the consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2005.

At December 31, 2005, the Company has two stock option plans for the grant of options to key employees.  On February 24, 2005, the Company granted 549,000 options (which leaves 304,000 options for future issuance) at an exercise price of $12.55 per share which was the fair value at that date, and these options have an expiration date occurring in ten years.  These options vest quarterly over a four-year period.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 123R, Share-Based Payment.  SFAS No. 123R requires the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award.  Beginning October 1, 2005, the Company adopted SFAS No. 123R, using the modified prospective method, which requires the fair value of the stock options to be expensed during the vesting period.  During the quarter ended December 31, 2005, the Company’s stock option expense was $110,884.  There would be no stock option expense recognized had the Company accounted for stock options in accordance with SFAS No. 123R for the three months ended December 31, 2004. The Company estimates that the stock option expense for its fiscal year ended September 30, 2006 will be approximately $444,000.

Note 2.       Inventories

The major components of inventories are:

	December 31, 2005	September 30, 2005
	(Unaudited)

Finished goods	$16,633,703	$16,045,708
Work in process	1,039,614	2,256,553
Raw materials and supplies	14,985,805	12,980,547

	$32,659,122	$31,282,808

Note 3.       Financing Arrangements

Long-term debt consists of the following as of December 31, 2005:

Term promissory note, unsecured, interest based on the six-month LIBOR rate, plus a margin of 0.90%. The interest rate at December 31, 2005 was 5.56%. Principal balance due December 15, 2006.	$30,000,000

Revolving loans under a revolving promissory note agreement, unsecured, interest based on the applicable LIBOR rate, plus a margin of 0.90%. The blended interest rate at December 31, 2005 was 5.36%. The revolving promissory note agreement terminates on December 15, 2006.	8,000,000
38,000,000
Less current maturities	38,000,000
$—

In October 2001, the Company entered into a $70 million credit agreement, consisting of a $40 million term loan and a $30 million revolving loan facility.  During March 2004, the credit agreement was amended to reduce the revolving loan facility to $15 million.  In December 2004, the maturity of the credit agreement was modified to January 31, 2006.

In December 2005, the Company entered into a loan arrangement with V&S consisting of a $30 million term promissory note and a $10 million revolving promissory note, both of which are unsecured, bear interest at the applicable LIBOR rate plus 90 basis points and mature on December 15, 2006.  The notes are non-amortizing and have no financial covenant requirements.  The Company used the proceeds of these notes to refinance its previous credit agreement.

Note 4.       Earnings (Loss) Per Common Share

Basic earnings (loss) per common share are calculated by dividing net income (loss) by the average common shares outstanding.  On a diluted basis, shares outstanding are adjusted to assume the exercise of stock options.

	Three Months Ended December 31,
	2005	2004

Net income (loss)	$(3,162,442)	$149,090
Determination of shares:
Weighted average number of common shares outstanding	6,748,717	6,338,519
Shares issuable on exercise of stock options, net of shares assumed to be purchased out of proceeds	*	119,679
Average common shares outstanding for diluted earnings per share computation	6,748,717	6,458,198

Earnings (loss) per common share:
Basic	$(0.47)	$0.02
Diluted	$(0.47)	$0.02

*The effect of stock options has not been included, as their effect would have been anti-dilutive.

The Company’s Virgin Islands subsidiary, through the Economic Development Commission of the Government of the Virgin Islands of the United States, has received a 90% exemption from income taxes on operating income.  This exemption is effective through September 2020.  The per share effect of this exemption on earnings (on a diluted basis) was to increase earnings per share by $0.04 and $0.06 for the three months ended December 31, 2005 and 2004, respectively.

Note 5.       Segment and Geographical Information

The Company operates primarily in the beverage alcohol industry in the United States.  The Company reports its operating results in four segments:

Bulk Alcohol Products (rum, citrus brandy, citrus spirits, cane spirits, fortified citrus wine, purchased distilled products and byproducts)

Premium Branded Spirits (primarily Cruzan Estate Rums and Cruzan Flavored Rums)

Bottling Operations (contract bottling services and private label products)

Vinegar and Cooking Wine (bulk vinegar, bulk cooking wine, vinegar stock and private label case goods)

The Company’s executive offices are located in West Palm Beach, Florida and certain of the expenses of the Company’s executive offices are classified as Corporate Operations and are not allocated to the operating segments described above.  These expenses include salaries and related expenses, legal and professional fees, rent for office space, utilities and insurance.

The accounting policies of the reportable segments are the same as those referred to in Note 1 to the consolidated financial statements located in Item 8 of the Company’s Annual Report on Form 10-K for the year ended September 30, 2005.  The Company evaluates the performance of its operating segments based on income before income taxes, equity in income or loss of equity investees, interest income and interest expense. Material intersegment sales and transfers have been eliminated.

Net sales and operating (loss) for the Company’s reportable segments for the three months ended December 31, 2005 and 2004, were as follows:

	Three Months Ended December 31,
	2005	2004
	(in thousands)
Net Sales
Bulk Alcohol Products	$11,104	$9,943
Premium Branded Spirits	5,769	5,817
Bottling Operations	6,608	2,908
Vinegar and Cooking Wine	4,966	5,524
	$28,447	$24,192

Operating Income (Loss)
Bulk Alcohol Products	$1,816	$3,571
Premium Branded Spirits	(3,729)	(1,984)
Bottling Operations	(556)	(1,176)
Vinegar and Cooking Wine	274	569
Corporate Operations	(1,386)	(1,211)
	$(3,581)	$(231)

Note 6.       Supplemental Executive Retirement Plan

During the second quarter of fiscal 2004, the Company’s Compensation and Stock Option Committee approved a supplemental executive retirement plan for certain key executives of the Company.  The Company has entered into life insurance contracts to provide future cash proceeds in connection with these liabilities.  The plan is an unfunded plan within the meaning of SFAS No. 132 Employers Disclosures about Pensions and Other Post Retirement Benefits.  The net periodic benefit cost for the three months ended December 31, 2005 and 2004, was as follows:

	Three Months Ended December 31,
	2005	2004
Service cost	$70,005	$66,041
Interest cost	8,400	3,936

Net periodic benefit cost	$78,405	$70,004

Note 7.       Income Taxes

The Company incurred losses for income tax purposes from its U.S. operations of $4.9 million and $2.0 million in the first quarter of 2005 and 2004, respectively.  The Company has recorded an income tax benefit in the Company’s consolidated statement of operations and an asset on the Company’s consolidated balance sheet.

Note 8.       Change of Control and Merger Agreement

On June 3, 2005, the Company announced that Angostura, Ltd. (“Angostura”), the Company’s then controlling stockholder, had entered into a Stock Purchase Agreement with V&S Vin & Sprit AB, a Swedish-based international wine and spirits company (“V&S”), pursuant to which V&S agreed to purchase Angostura’s controlling interest in the Company.  Upon the terms and subject to the conditions set forth in the Stock Purchase Agreement, V&S agreed to purchase all 4,294,583 shares of the Company’s common stock beneficially owned by Angostura, representing approximately 63.6% of the Company’s outstanding common stock, for an aggregate consideration of $121,837,320, or $28.37 per share.  V&S subsequently assigned its rights in the Stock Purchase

Agreement to The Absolut Spirits Company, Inc., a Delaware corporation (“ASCI”), its wholly-owned subsidiary.  The purchase and sale closed on September 26, 2005.

On July 8, 2005, the Company announced that ASCI had submitted a proposed Agreement and Plan of Merger pursuant to which a wholly-owned subsidiary of ASCI would merge with and into the Company, and each issued share of Company common stock not then owned by Angostura would be converted into the right to receive $28.37 in cash (the “ASCI Proposal”).

On September 30, 2005, the Company, ASCI, and Cruzan Acquisition, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of ASCI (“Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation.

On December 1, 2005, the Company filed a preliminary proxy statement and other relevant documents concerning the ASCI Proposal with the Securities and Exchange Commission (the “Commission”) and intends to call a Special Meeting of its stockholders to vote on the Merger.

Item 2.       Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Management’s Discussion and Analysis contains “Forward-Looking Statements,” as defined in section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-Looking Statements are statements other than historical information or statements of current condition and relate to future events or the future financial performance of the Company.  Some Forward-Looking Statements may be identified by use of such terms as “believes,” “anticipates,” “intends” or “expects.”  Such Forward-Looking Statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such Forward-Looking Statements.  For information concerning these factors and related matters, see “Risks that May Affect Future Results” in Item 7, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005.  The Company undertakes no obligation to update or revise any Forward-Looking Statements, whether as a result of new information, future events or otherwise.

Introduction

The following discussion and analysis summarizes the significant factors affecting (i) consolidated results of operations of the Company for the three months ended December 31, 2005 compared to the three months ended December 31, 2004 and (ii) financial liquidity and capital resources.  This discussion and analysis should be read in conjunction with the Company’s consolidated financial statements and notes thereto included herein.  Certain amounts presented in this Item 2 have been rounded to the nearest thousand or hundred thousand, as applicable, but the percentages calculated are based on actual amounts without rounding.

Market share and industry data and rankings disclosed in this report have been obtained from industry and government publications, as indicated; the Company has not independently verified this information, although management believes such data and rankings to be reasonably accurate.

Management believes that the Company is the largest supplier of bulk rum in the United States based on reports of U.S. Imports for Consumption prepared by the Department of Census and that the Company’s market share of bulk rum products in the United States is more than 90%.  Management believes that the Company is the largest supplier of fortified citrus wine in the United States and is not aware of any other domestic suppliers of fortified citrus wine.  Management is aware of only one other United States manufacturer of citrus brandy and citrus spirits and believes that the Company’s market share for these products is approximately 80% and 60%, respectively.

The Company’s primary spirits brand is Cruzan Rum, which is the fourth-largest premium rum brand in the United States according to statistics published by Impact Databank and Adams Liquor Handbook, two leading spirits industry publications.

The Company’s higher margin cooking wine products are sold throughout the United States and Canada.  Although published data is not available, management is not aware of any competitors of the Company’s size and believes that the Company is the largest supplier of cooking wine in the United States.

The Company operates primarily in the beverage alcohol industry in the United States.  The Company is a leading producer and supplier of rum, brandy, wine and spirits to other beverage alcohol manufacturers; produces, imports and markets premium branded spirits; bottles beverage alcohol and other beverages on a contract basis and under its own labels; and produces vinegar and cooking wine.  The Company reports its operating results in four segments:  Bulk Alcohol Products (rum, citrus brandy, citrus spirits, cane spirits, fortified citrus wine, purchased distilled products and byproducts); Premium Branded Spirits (primarily Cruzan Estate Rums and Cruzan Flavored Rums); Bottling Operations (contract bottling services and private label products); and Vinegar and Cooking Wine (bulk vinegar, bulk cooking wine, vinegar stock and private label case goods).

The Company’s executive offices are located in West Palm Beach, Florida and certain of the expenses of the Company’s executive offices are not allocated to the operating segments described above.  The expenses of the Company’s corporate operations include salaries and related expenses, legal and professional fees, rent for office space, utilities and insurance.

Information regarding the net sales and operating income (loss) of each of the Company’s business segments is set forth in Note 5 to the consolidated financial statements and in Table 2 included in this Item 2.

The Company’s net sales and gross margins (gross profit as a percentage of net sales) vary depending on the mix of business among the Company’s products.  Historically, gross margins have been highest in bulk alcohol products and premium branded spirits and lower in bottling operations and vinegar and cooking wine operations.  Within its bottling operations, sales and gross margins have varied substantially based upon the mix of business from the Company’s “Type A” and “Type B” bottling customers.  Type A bottling customers pay the Company to purchase their raw materials and these costs are passed through to the customer.  Type B bottling customers supply their own raw materials and are only charged for bottling charges.  Although gross profit per case for the Company’s Type A and Type B bottling customers is approximately equal, given the same case volume, net sales and cost of goods sold with respect to products bottled for Type A bottling customers are higher, and gross margins are lower, than for Type B bottling customers.  As a result, significant fluctuations in volume of Type A bottling customers can distort the Company’s gross margin.

The size and timing of purchase orders and product shipments can cause operating results to fluctuate significantly from quarter to quarter, particularly since some customers purchase bulk alcohol products in significant quantities at one time or place significant orders at one time for contract bottling services, distilled spirits, vinegar and cooking wine.  Additionally, some Company products generate higher profit margins than others, and changes in the Company’s product mix can cause gross margins to fluctuate.  Certain aspects of the Company’s business are seasonal, with increased demand for the Company’s contract bottling services from April to October and increased production of the Company’s bulk alcohol products from November to June, corresponding to the Florida citrus harvest.  As a result of these factors, the Company’s operating results may vary significantly from quarter to quarter.

Net sales represent the Company’s gross sales less excise taxes. Excise taxes are generally payable on sales of certain of the Company’s bulk alcohol products and on all alcohol products bottled by the Company.  However, there are no excise taxes paid on sales made to customers that have tax permits.  Accordingly, excise taxes may vary significantly from period to period depending upon the Company’s product and customer mix.

Results of Operations

Tables 1 and 2 below set forth statement of operations items as a percentage of net sales and information on net sales, gross profit (loss) and operating income (loss) by operating segment.

Table 1 – Statement of Operations as a Percent of Net Sales

	Three Months Ended December 31,
	2005	2004
Net sales	100.0%	100.0%
Cost of goods sold	76.4	66.6
Gross margin	23.6	33.4
Selling, general and administrative expenses	36.1	34.4
Operating (loss)	(12.5)	(1.0)
Interest expense	(3.0)	(2.4)
Other income, net	0.3	0.9
Loss before income taxes	(15.2)	(2.5)
Income tax benefit	4.1	3.1
Net income (loss)	(11.1)%	0.6%

Table 2 – Net Sales, Gross Profit (Loss) and Operating Income (Loss) by Operating Segment

	Three Months Ended December 31,
	2005	2004
Net Sales
Bulk alcohol products	$11,104	$9,943
Premium branded spirits	5,769	5,817
Bottling operations	6,608	2,908
Vinegar and cooking wine	4,966	5,524
	$28,447	$24,192

Gross Profit (Loss)
Bulk alcohol products	2,917	4,673
Premium branded spirits	2,691	2,641
Bottling operations	76	(481)
Vinegar and cooking wine	1,016	1,242
	$6,700	$8,075

Operating Income (Loss)
Bulk alcohol products	1,816	3,571
Premium branded spirits	(3,729)	(1,984)
Bottling operations	(556)	(1,176)
Vinegar and cooking wine	274	569
Corporate operations	(1,386)	(1,211)
	$(3,581)	$(231)

Table 3 below provides unit sales volume data for certain Company products.

Table 3 – Unit Sales Volume Data

	Three Months Ended December 31,
	2005	2004
	(in thousands )

Bulk alcohol products:
Distilled products, in proof gallons
Citrus Brandy	416	364
Citrus Spirits	113	195
Rum	1,604	1,415
Cane Spirits	139	111
Fortified wine, in gallons	3,241	2,880
Premium branded spirits, in cases	134	140
Bottling operations, in cases	816	580
Vinegar
Bulk, in 100 grain gallons	938	1,249
Cases	136	164
Drums, in 100 grain gallons	319	257
Cooking Wine
Bulk, in gallons	661	603
Cases	147	211

Three months ended December 31, 2005 compared to three months ended December 31, 2004.  Unless otherwise noted, references to 2005 represent the three-month period ended December 31, 2005 and references to 2004 represent the three-month period ended December 31, 2004.

Net Sales. Net sales were $28.4 million in 2005, an increase of 17.6% from net sales of $24.2 million in 2004.

Net sales of bulk alcohol products were $11.1 million in 2005, an increase of 11.7% from net sales of $9.9 million in 2004.  The increase in net sales resulted primarily from increased shipments of citrus brandy, rum, cane spirits and fortified wine, offset by decreased shipments of citrus spirits.  The increase in shipments of bulk alcohol products was due to the timing of customer orders.  The Company’s customers often purchase bulk alcohol products in significant quantities, and accordingly, the size and timing of purchase orders and product shipments can cause operating results to fluctuate significantly from quarter to quarter.  In 2005, unit sales of the Company’s fortified wine products increased 12.5% compared to 2004, although the average selling price for the Company’s fortified wine decreased 1.4%.  The average selling prices for these bulk alcohol products decreased due to management lowering prices as a result of increased competition from other producers.

Net sales of premium branded spirits were $5.8 million in 2005, a decrease of 0.8% from net sales of $5.8 million in 2004.  Sales of the Company’s Cruzan Estate Rums and Cruzan Flavored Rums increased 1.9% in 2005 compared to 2004.  Sales of Cruzan Rum were up only 1.9% due to one competitive suppliers aggressive wholesaler incentive program during the quarter and a reduction of our inventories at the wholesaler level.  Sales of Cruzan Estate Rums and Cruzan Flavored Rums have increased from $2.2 million in fiscal 1996 to $25.5 million in fiscal 2005.  During this time, the Cruzan brand has been recognized as one of the fastest growing brands in the spirits industry by Impact Databank and Adams Liquor Handbook, two leading beverage industry publications.  In addition, the Cruzan Rums have won numerous tasting awards from several prestigious beverage industry organizations, including The American Tasting Institute, The Beverage Tasting Institute and the San Francisco World Spirits Competition.  Since January 2003, several of the Company’s competitors have introduced their own lines of flavored rum products into the marketplace, which, in certain fiscal quarters, has negatively impacted the level of sales growth of Cruzan Flavored Rums.  Some of the Company’s competitors in the rum and flavored rum categories have significantly greater financial and other resources than the Company, which could adversely affect the Company’s sales growth of Cruzan Estate Rums and Cruzan Flavored Rums. As a response to such increased competition, and in order to provide further impetus to the growth of Cruzan Estate Rums and Cruzan Flavored Rums, management significantly increased its marketing budget in fiscal 2004 and fiscal 2005 in an effort to support the continued growth of the Company’s Cruzan brand.  This increase in marketing expenses has increased the operating loss for this business segment in fiscal 2004 and fiscal 2005.  Management intends to continue to increase expenditures in fiscal 2006 to maintain the growth of the Cruzan Rum brand.

Net sales of the Company’s bottling operations were $6.6 million in 2005, an increase of 127.2% from net sales of $2.9 million in 2004.  The unit volume of the Company’s bottling operations increased 40.8% in 2005, and average unit prices increased 61.4%.  The primary reason for the increase in the average price per case was the addition in July 2005 of a new Type A bottling customer for which the Company supplies raw materials in addition to a bottling charge.  The contract with this Type A customer is for five years, expiring July 2010, but can be terminated within 180 days during the first year and within 90 days during each year thereafter.  The Company expects to produce approximately 750,000 cases per year under this contract.

Net sales of vinegar and cooking wine were $5.0 million in 2005, a decrease of 10.1% from net sales of $5.5 million in 2004.  The decrease in shipments of certain vinegar and cooking wine products was due to the discontinuance of certain cooking wine and juice products of approximately $0.7 million, offset by increases due to the timing of customer orders.  In 2005, total unit sales of vinegar and cooking wine decreased 11.4% compared to 2004, and the average selling price per unit increased 1.5%.  The average selling prices of vinegar and cooking wine increased due to a change in product mix.

Gross Profit. Gross profit was $6.7 million in 2005, a decrease of 17.0% from gross profit of $8.1 million in 2004.  During 2005, bulk alcohol gross profit decreased $1.8 million as a result of increased citrus raw material costs; bottling operations gross profit improved $0.6 million as a result of increased volume; and vinegar and cooking wine gross profit decreased $0.2 million due to decreased volume.  Gross margin decreased to 23.6% in 2005 from 33.4% in 2004 as a result of increased raw material costs.

Selling, General and Administrative Expenses.  Selling, general and administrative expenses were $10.3 million in 2005, an increase of 23.8% from $8.3 million in 2004.  The increase was primarily attributable to increased administrative, marketing and advertising expenses of $1.8 million in the Company’s premium branded spirits business as the Company continues to place emphasis on this growing business segment.  During 2005, the Company has increased its selling, general and administrative expenses in its premium branded spirits segment in an effort to maintain the continued growth of the Company’s Cruzan brand.  Also in 2005, the Company recognized $0.1 million of stock option expense in accordance with SFAS No. 123R.

Operating Loss.  Table 2 sets forth the operating loss by reportable segment of the Company for 2005 and 2004.  The Company’s operating loss was $3.6 million in 2005, as compared to an operating loss of $0.2 million in 2004.  The Company’s premium branded spirits segment had operating losses of $3.7 million in 2005 and $2.0 million in 2004.  The operating losses reflect the Company’s continuing efforts to increase market share by reinvesting this and other segments’ gross profits in selling and marketing expenses.

The Company’s bottling operations segment reported an operating loss of $0.6 million in 2005 and $1.2 million in 2004.  The Company’s bottling operations had operating losses in recent fiscal years as a result of a contraction in the ready-to-drink product category, for which the Company is a contract bottler, and in the Company’s private label business as a result of a loss of certain private label bottling customers.

Interest Expense. Interest expense was $0.9 million in 2005 and $0.6 million 2004.  The Company’s borrowings and rates were slightly higher in 2005 compared to 2004.

Income Tax Benefit. During 2005 and 2004, the Company incurred operating losses from its U.S. operations and recorded an income tax benefit of $1.2 million and $0.8 million, respectively.  The Company’s Virgin Islands subsidiary has a 90% exemption from U.S. Virgin Islands income taxes.  The exemption is effective through September 2020.  In addition, the Company benefited from the extraterritorial income exclusion in 2005 and 2004.

Financial Liquidity and Capital Resources

General

The Company’s principal use of cash in its operating activities is for labor, overhead and raw materials used in its manufacturing operations and purchasing imported products for its premium branded spirits business.  The Company’s source of liquidity has historically been cash flow from operations and its line of credit.  Some of the Company’s manufacturing operations are seasonal and the Company’s borrowings on its line of credit vary during the year.

The Florida citrus harvest is generally performed during the months from November through June.  The majority of the Florida citrus harvest is processed as fresh fruit juice or juice concentrate.  A byproduct of citrus juice production is citrus molasses which the Company uses as a raw material at its two Florida distilleries to produce citrus brandy and spirits.  Due to the seasonal availability and short “shelf-life” of the citrus molasses raw material, the Company produces its estimated annual customer requirements during a seven-month period, and therefore, carries a higher than normal level of inventory in relation to sales during this seven-month period.  Generally, the Company’s inventory level increases during this seven-month period and decreases after the citrus harvest ends when the Company supplies its customers with citrus brandy and spirits from inventory from July through October.

There are no minimum aging requirements under federal regulations for cane spirits products to be designated rum. However, due to the Company’s high quality standards, the Company ages its Cruzan Estate Rums for two to five years and certain of the Company’s super premium rums are aged up to twelve years. Due to the Company’s own aging requirements, production of Cruzan Estate Rums is scheduled to meet demand two to three years in the future.  Accordingly, inventories are larger in relation to sales and total assets than for other branded spirits companies that do not age their products. Management expects to continue to increase the Company’s inventory of barrel aged rums to meet projected increased sales in the future.

The Company’s contract bottling services business is seasonal.  Demand for contract bottling services is highest from April through October.  During these months the Company’s requirements increase for ingredients, glass bottles, caps, labels, packaging materials and labor.

During fiscal 2005, management increased selling, general and administrative expenses in its premium branded spirits segment in an effort to maintain the growth of the Company’s Cruzan Rum brand.  Management intends to continue to increase expenditures in fiscal 2006 to maintain the growth of the Cruzan Rum brand.  To the extent that the increased expenditures do not result in increased sales of the Cruzan brand, the Company’s short-term liquidity may be adversely affected.  However, management actively monitors sales and expenditures on an ongoing basis, and retains the ability to adjust its level of expenditures in response to market conditions and in order to maintain sufficient liquidity.

Management believes that cash provided by its operating and financing activities will provide adequate resources to satisfy its working capital, liquidity and anticipated capital expenditure requirements for both its short-term and long-term capital needs.

Operating Activities

Net cash used in operating activities in 2005 was $8.2 million, which resulted from $2.8 million in net loss adjusted for noncash items, and $5.4 million representing the net increase in operating assets and liabilities.

Investing and Financing Activities

Net cash provided by investing activities in 2005 was less than $0.1 million, which resulted primarily from principal payments received on notes receivable of $0.1 million, offset by $0.2 million of capital expenditures.

Net cash provided by financing activities in 2005 was $9.4 million, which resulted primarily from proceeds of long-term debt.

In October 2001, the Company entered into a $70 million credit agreement, consisting of a $40 million term loan and a $30 million revolving loan facility.  In March 2004, the revolving loan facility was reduced to $15 million.  The credit agreement was due to expire in January 2006.

In December 2005, the Company entered into a loan arrangement with V&S consisting of a $30 million term promissory note and a $10 million revolving promissory note, both of which are unsecured, bear interest at the applicable LIBOR rate plus 90 basis points and mature on December 15, 2006.  The notes are non-amortizing and have no financial covenant requirements.  The Company used the proceeds of these notes to refinance its previous credit agreement.

The Company’s interest bearing indebtedness was $38.0 million as of December 31, 2005, and its ratio of total debt to equity was 0.67 to 1.

The Company’s share of the undistributed earnings of the Bahamian and Virgin Islands subsidiaries was approximately $47.5 million as of September 30, 2005.  No provision has been made for taxes which would result from the remittance of such undistributed earnings, as the Company intends to reinvest these earnings indefinitely.  See Note 10 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2005 for additional information on income taxes related to these subsidiaries.

Based on current plans and business conditions, management expects that its cash, cash equivalents, and short-term investments, together with any amounts generated from operations and available borrowings, will be sufficient to meet the Company’s cash requirements for at least the next 12 months.

Effects of Inflation and Changing Prices

The Company’s results of operations and financial condition have not been significantly affected by inflation and changing prices.  The Company has been able, subject to normal competitive conditions, to pass along rising costs through increased selling prices.

Change of Control and Merger Agreement

On June 3, 2005, the Company announced that Angostura, the Company’s then controlling stockholder, had entered into a Stock Purchase Agreement with V&S, pursuant to which V&S agreed to purchase Angostura’s controlling interest in the Company.  Upon the terms and subject to the conditions set forth in the Stock Purchase Agreement, V&S agreed to purchase all 4,294,583 shares of the Company’s common stock beneficially owned by Angostura, representing approximately 63.6% of the Company’s outstanding common stock, for an aggregate consideration of $121,837,320, or $28.37 per share.  V&S subsequently assigned its rights in the Stock Purchase Agreement to ASCI, its wholly-owned subsidiary.  The purchase and sale closed on September 26, 2005.

On July 8, 2005, the Company announced that ASCI had submitted a proposed Agreement and Plan of Merger pursuant to which a wholly-owned subsidiary of ASCI would merge with and into the Company, and each issued share of Company common stock not then owned by Angostura would be converted into the right to receive $28.37 in cash.

On September 30, 2005, the Company, ASCI, and Sub, entered into the Merger Agreement.  The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Sub will merge with and into the Company, with the Company continuing as the surviving corporation.

On December 1, 2005, the Company filed a preliminary proxy statement and other relevant documents concerning the ASCI Proposal with the Commission and intends to call a Special Meeting of its stockholders to vote on the Merger.

On January 19, 2006, and on February 8, 2006, the Company filed and amended preliminary proxy statement and other relevant documents in response to Commission comments.

Critical Accounting Policies

The Company’s significant accounting policies are more fully described in Note 1 to the Company’s consolidated financial statements located in Item 8 of its Annual Report on Form 10-K for the year ended September 30, 2005.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses, and the related disclosures of contingent assets and liabilities. Actual results could differ from those estimates under different assumptions or conditions. The Company believes that the following critical accounting policy is subject to estimates and judgments used in the preparation of its consolidated financial statements:

The Company has goodwill and intangible assets associated with business acquisitions. The Company reviews these assets for impairment annually and whenever an event occurs or circumstances change that would more likely than not reduce the fair value of these assets below their carrying value.  If the fair value of these assets is less than their carrying value, then an impairment loss would be recognized equal to the excess of the carrying value over the fair value of the asset.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Item 3.       Quantitative and Qualitative Disclosures About Market Risk

The information required under this Item 3 is incorporated herein by reference to the Company’s Annual Report on Form 10-K for the year ended September 30, 2005.  As of December 31, 2005, there have been no material changes to the information provided therein.

Item 4.       Controls and Procedures

Evaluation of Disclosure Controls and Procedures

The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are designed to ensure that information required to be disclosed in the Company’s reports under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, and that the information is accumulated and communicated to the Company’s management, including the Company’s Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.  In designing and evaluating the disclosure controls and procedures, management recognized that any disclosure controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired objectives, and management was required to apply its judgment in evaluating the cost-benefit relationship of possible disclosure controls and procedures.  The Company’s management, with the participation of the Company’s Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of the design and operation of the Company’s disclosure controls and procedures as of the end of the period covered by this report.  Based upon that evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the design and operation of the Company’s disclosure controls and procedures provided reasonable assurance that the disclosure controls and procedures are effective to accomplish their objectives.

Changes in Internal Control Over Financial Reporting

In addition, management, including the Company’s Chief Executive Officer and Chief Financial Officer, reviewed the Company’s internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act), and there have been no changes in the Company’s internal controls during the first quarter of fiscal 2006 that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

PART II.  OTHER INFORMATION

Item 6.       Exhibits

11.1	Statement of Computation of Per Share Earnings (1)

20.1	Earnings press release for the three-month period ended December 31, 2005 (2)

31.1	Certification of Jay S. Maltby, Chief Executive Officer and President, pursuant to Rule 13a-14(a) of the Securities Exchange Act of 1934 (2)

31.2	Certification of Ezra Shashoua, Executive Vice President and Chief Financial Officer, pursuant to Rule 13a-14(a) of the Securities Exchange Act of 1934 (2)

32.1	Certification of Jay S. Maltby, Chief Executive Officer and President, pursuant to 18 U.S.C. Section 1350 (2)

32.2	Certification of Ezra Shashoua, Executive Vice President and Chief Financial Officer, pursuant to 18 U.S.C. Section 1350 (2)

(1)

Filed herewith and incorporated herein by reference to Note 4 of notes to consolidated financial statements, included in Item 1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2005.

(2)	Filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 13, 2006	/s/ Jay S. Maltby
Jay S. Maltby
Chief Executive Officer and President

Date: February 13, 2006	/s/ Ezra Shashoua
Ezra Shashoua
Executive Vice President and Chief Financial Officer

ANNEX F

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is effective as of June 3, 2005, between V&S VIN & SPRIT AB (publ), a company incorporated in Sweden (the “Buyer”), and Angostura Limited, a limited company incorporated in Trinidad & Tobago (the “Seller”).  The Buyer and the Seller are sometimes referred to in this Agreement collectively as the “parties.”

WHEREAS, the Seller is the record and beneficial owner of 4,294,583 shares (the “Shares”) of common stock, par value $.01 per share (the “Common Stock”), of Cruzan International, Inc. (formerly known as “Todhunter International, Inc.”) (the “Company”);

WHEREAS, the Company is engaged in the business of distilling citrus juice by-products and molasses to make brandies, rums, wines and other spirits for sale to liquor makers as bulk alcohol as well as bottling beverages under contract, producing and importing spirits and manufacturing cooking wine, industrial alcohol, vinegar and an alcohol by-product for animal feed (the “Business”); and

WHEREAS, subject to the terms and conditions specified herein, the Seller wishes to sell to the Buyer, and the Buyer wishes to purchase from the Seller, the Shares.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement, the parties agree as follows:

1.                                       Purchase and Sale of Shares.  Upon the terms and subject to the conditions set forth in this Agreement, the Seller agrees to sell to the Buyer, and the Buyer agrees to purchase from the Seller, the Shares.  The aggregate consideration for the Shares shall consist of One Hundred Twenty-One Million Eight Hundred Thirty-Seven Thousand Three Hundred Twenty United States Dollars ($121,837,320) (the “Consideration”).

2.                                       Closing; Deliveries.  The closing of the purchase and sale of the Shares (the “Closing”) shall occur at the offices of McDermott Will & Emery LLP, or such other location as the parties hereto may mutually agree, as promptly as practicable following satisfaction or waiver of the conditions to Closing set forth in Section 6 hereof, but in no event later than five (5) Business Days after the date on which the last of such conditions is satisfied or waived.

At the Closing,

(i)                                     the Seller shall deliver to the Buyer the stock certificates evidencing the Shares, duly executed or accompanied by stock power(s) duly endorsed in blank and shall cause any non-certificated Shares that are held in the Seller’s accounts to be transferred by book entry to the account of the Buyer; and

(ii)                                  the Buyer shall pay to the Seller the Consideration by wire transfer in immediately available funds to an account or accounts designated at least two (2) Business Days prior to the Closing Date by the Seller in writing to the Buyer.

The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”

3.                                       Representations and Warranties of the Buyer.  The Buyer hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date as follows:

3.1                                 Organization and Qualification.  The Buyer is a company duly organized and validly existing under the laws of Sweden, is not the subject of any bankruptcy or insolvency proceedings and has all requisite corporate power and authority to enter into and to carry out and perform its obligations under this Agreement.

3.2                                 Due Execution, Delivery and Performance of Agreement.  The execution and delivery of this Agreement have been duly authorized by all necessary corporate action on the part of the Buyer.  Subject to approval of the Buyer’s Board of Directors prior to Closing, the performance of the Buyer’s obligations under this Agreement has been duly authorized by all necessary corporate action on the part of the Buyer.  This Agreement has been duly executed and delivered by the Buyer and constitutes the valid and binding obligation of the Buyer, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors’ rights generally.

3.3                                 Governmental Consent.  Except as set forth in Schedule 3.3 hereto or as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and other foreign antitrust laws as may be applicable or, in the opinion of the Buyer, in its sole discretion, desirable, no consent, approval, authorization, permit, waiver or license of or from, notification to, or declaration or filing with, any United States federal, state, local, municipal, foreign or other governmental body or authority (“Governmental Body”), is required for the execution and delivery by Buyer of this Agreement or the consummation by the Buyer of the transactions contemplated hereby.

3.4                                 Finders’ Fees.  Except for Lazard Ltd., there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Buyer who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement (excluding any related financing transactions).

4.                                       Representations and Warranties of the Seller.  The Seller hereby represents and warrants to the Buyer as of the date hereof and as of the Closing Date as follows:

4.1                                 Organization and Qualification.  The Seller is duly organized and validly existing under the laws of Trinidad & Tobago and is not the subject of any bankruptcy or insolvency proceedings.  The Seller has all requisite corporate power and authority to enter into and to carry out and perform its obligations under this Agreement.

4.2                                 Due Execution, Delivery and Performance of Agreement; No Conflict.

4.2.1                        The execution and delivery of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller.  The performance of the Seller’s obligations under this Agreement has been duly authorized by all necessary corporate action on the part of the Seller.  This Agreement has been duly executed and delivered by the Seller and constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors’ rights generally.

4.2.2                        The execution, delivery and, subject to obtaining the consents set forth in Schedule 4.3 hereto, the performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby, will not (i) modify, breach or constitute grounds for the occurrence or declaration of a default under or give rise to a right to terminate any agreement, license, indenture, undertaking or other instrument to which the Seller or, to the knowledge of the Seller, the Company is a party or by which the Seller or, to the knowledge of the Seller, the Company or any of their respective assets may be bound or affected, (ii) violate any provision of law or any regulation or any order, judgment or decree of any court or other agency of government to which the Seller or, to the knowledge of the Seller, the Company is subject, (iii) violate any provision of the organizational or government documents of the Seller, or to the knowledge of the Seller, the Company or (iv) result in the creation or imposition of (or the obligation to create or impose) any Encumbrance (as defined below) on any of the Shares.

For purposes of this Agreement, “to the knowledge of the Seller” means to the actual knowledge of either of Lawrence A. Duprey or Michael E. Carballo without any obligation on any such individual’s part to investigate any such matters.

4.3                                 Governmental Consent.  Except as set forth in Schedule 4.3 hereto or as required by the HSR Act and other foreign antitrust laws as may be applicable or, in the opinion of the Seller, in its sole discretion, desirable, no consent, approval, authorization, permit, waiver or license of or from, notification to, or declaration or filing with, any Governmental Body or any alcoholic beverage authority in any jurisdiction in which the Seller or the Company is licensed to sell or distribute alcoholic beverages, or in which the Seller or the Company is seeking a license at the time this Agreement is executed (“Beverage Authority”), is required for the execution and delivery by Seller of this Agreement, the consummation by Seller of the transactions contemplated hereby or any change in control of the Company resulting from the transactions contemplated hereby.

4.4                                 Ownership of Shares.  The Seller is the sole record and beneficial owner of the Shares, free and clear of any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, lien, charge, preference, priority or other security agreement, option, warrant, attachment, right of first refusal, preemptive right, conversion, put, call or other claim or right, restriction on transfer, or preferential arrangement of any kind or nature whatsoever (collectively, “Encumbrances”).  At the Closing, the Seller will deliver to the Buyer valid, good and transferable title to the Shares being sold to the Buyer, free and clear of all Encumbrances.  None of the Shares being sold by the Seller to the Buyer hereunder is subject to any voting agreement or other contract, agreement, arrangement, commitment or understanding restricting the voting, dividend rights, transfer or other disposition of such Shares.

4.5                                 Finders’ Fees.  There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Seller, or to the knowledge of the Seller, the Company, who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

4.6                                 Certain Representations Relating to the Company.  To the knowledge of the Seller:

(a)                                  the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004, the Company’s Proxy Statement in respect of the Annual Meeting of Shareholders held on March 15, 2005 and the Company’s Quarterly Report on Form 10-Q for the quarters ended December 31, 2004 and March 31, 2005, each as filed with the United States Securities and Exchange Commission (“SEC”) (including the financial statements included or incorporated therein) (the “Company Reports”), complied in all material respects with the applicable requirements of the U.S. securities laws and all applicable accounting standards and did not at the time they were filed (or if amended or superseded by a filing with the SEC prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(b)                                 the financial statements included or incorporated in the Company Reports fairly present, in all materials respects, the consolidated financial position and results of operations of the Company and its subsidiaries as of their respective dates in accordance with U.S. generally accepted accounting principles consistently applied during the periods involved (except as may be noted therein).

(c)                                  since September 30, 2004, except as disclosed in the Company Reports, (i) the Company has conducted its business in the ordinary course and has not engaged in any material transaction other than in the ordinary course, and (ii) the Company has not suffered a material adverse change in its assets, properties, operations, business, condition (financial or otherwise), results of operations or prospects, taken as a consolidated whole;  and

(d)                                 since September 30, 2004, the Company’s principal executive officer and its principal financial officer have confirmed, based on their most recent evaluation, to the Company’s auditors and the audit committee of the Company’s Board of Directors that: (i) there are no significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) there has been no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.  The Company has established and maintains disclosure controls and procedures (as such term in defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic reports required under the Exchange Act.

4.7                                 Related Party Transactions; Indebtedness.

4.7.1                        There are no material agreements, arrangements or understandings between the Company or any person or entity controlled by, controlling or under common control (such person being an “Affiliate”) with the Company, on the one hand, and the Seller or any Affiliate of the Seller, on the other hand, including, without limitation, any material agreements, arrangements or understandings relating to Indebtedness (as defined below) of any such person or entity.

For purposes of this Agreement, the term “Indebtedness” means with respect to any person (a) all indebtedness of such person for borrowed money or for the deferred purchase price of property or services, (b) any other indebtedness of such person which is evidenced by a note, bond, debenture, letter of credit or similar instrument, (c) all obligations of such person in respect of reimbursement obligations under letters of credit, and (d) all obligations of such person with respect to guarantees.

4.7.2                        As of the date hereof, the total amount of Indebtedness owed by the Seller or any of its Affiliates to the Company or any of its Affiliates does not exceed $1,000,000.

5.                                       Covenants.

5.1                                 Access.  Prior to the Closing, the Seller shall use its commercially reasonable efforts to cause the Company to permit the Buyer and its representatives to have access, during normal business hours and upon reasonable advance notice, to the books, records and properties of the Company, and to cause the Company to furnish to the Buyer any non-public financial and operating data and other information that is available with respect to the Company and its assets and properties as the Buyer shall from time to time reasonably request.  The Buyer shall use its commercially reasonable efforts to commence its review of such materials as soon as practicable following receipt thereof and shall complete such review within thirty (30) days from the date of receipt.  If for any reason whatsoever the transactions contemplated by this Agreement are not consummated, the Buyer shall promptly return to the Seller (or at the direction of the Seller, to the Company) all books, records and any such non-public financial or operating data or other information furnished by the Seller or the Company or their respective representatives.

5.2                                 Confidentiality.  The parties recognize and acknowledge that the transactions contemplated by this Agreement may involve disclosure and communication by one of the parties (the “Disclosing Party”) to the other party (the “Recipient”) of “Information” as defined below.

For purposes of this Agreement, the term “Information” shall mean (i) this Agreement and its terms and any subsequent agreements hereto; (ii) any information concerning a party hereto or its Affiliates or the Company, including, without limitation, financial data, business plans, customer or consumer information, technical information, recipes, agreements, trade secrets, results of market research or any other data, in either oral, written, digital or other form, and all information derived therefrom including, without limitation, summaries, analyses, extracts, digests, notes and other documents reflecting such information, or any conversations with the Disclosing Party describing or relating thereto.

The term Information does not include information which (i) is already in the Recipient’s possession and is not otherwise the subject of a confidentiality agreement with the Disclosing Party or becomes available to the Recipient on a non-confidential basis from a source not subject to a confidentiality agreement with, or other obligation of secrecy to, the Disclosing Party or (ii) becomes generally available to the public other than an as a result of disclosure by the Recipient or its lawyers, consultants or representatives, or (iii) is developed by the Recipient independent of the Information of the other party.

Each party will hold all Information disclosed or communicated to it by the other party in strict confidence and will not disclose or communicate any such Information to any other person or to any Governmental Body or regulatory authority, including, without limitation, any Beverage Authority, except to the extent required by applicable law.

5.3                                 Disclosure.  Notwithstanding anything in this Agreement to the contrary, the Buyer and the Seller hereby agree that, except as may be required to comply with the requirements of any applicable laws and the rules and regulations of the stock exchange upon which the securities of the Company or the parent of the Seller are listed, no press release or announcement or communication of any kind shall be made by either party prior to Closing concerning the execution, performance or terms of this Agreement unless mutually agreed upon in advance by the Buyer and the Seller.

5.4                                 Standstill.  Without the prior written consent of the Buyer, from the date of this Agreement until the fifth anniversary of the date of this Agreement, the Seller agrees not to, in any manner, (a) effect or seek, offer or propose to effect (whether publicly or otherwise), (i) any acquisition of any securities (or beneficial ownership thereof) or any assets of the Company or any of its subsidiaries or Affiliates, (ii) any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries or Affiliates, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries or Affiliates, or (iv) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company or any of its Affiliates; (b) join a “group” (as defined under the under the Exchange Act) with respect to the Company or any of its Affiliates to effect or seek, offer or propose to effect any of the actions specified in (a) above; or (c), except with respect to the transactions contemplated by this Agreement, take any action that would require the Company or any of its Affiliates to make a public announcement regarding any of the types of matters set forth in (a) above.

5.5                                 Required Consents, Approvals and Waivers.

(a)                                  The Buyer shall file, as soon as practicable after the date of this Agreement, all material notices, reports and other documents, and shall use its commercially reasonable efforts to obtain any consents, approvals or waivers required with respect to the transactions contemplated by this Agreement.  The Buyer shall submit promptly any additional information requested by any such Governmental Body, and shall cooperate in any investigations or inquiries conducted by any such Governmental Body with respect to any notices, reports or other documents filed with such Governmental Body in connection with the transactions contemplated by this Agreement.

(b)           The Seller shall file, or use its best efforts to cause the Company to file, as soon as practicable after the date of this Agreement, all material notices, reports and other documents, and shall use its commercially reasonable efforts to obtain, or to cause the Company to obtain any consents, approvals, or waivers required with respect to the transactions contemplated by this Agreement.  The Seller shall, and shall use its best efforts to cause the Company to, submit promptly any additional information requested by any Governmental Body or Beverage Authority, and shall cooperate and shall use its best efforts to cause the Company to cooperate, in any investigations or inquiries conducted by any Governmental Body or Beverage Authority with respect to any notices, reports or other documents filed with such Governmental Body or Beverage Authority in connection with the transactions contemplated by this Agreement.

(c)                                  Except as provided hereunder, the Seller shall not (i) sell, assign or otherwise dispose of, or pledge or subject to an Encumbrance, any of the Shares; (ii) grant any proxies or powers of attorney, deposit any securities of the Company into a voting trust or enter into a voting agreement with respect to any securities of the Company, or any interest in any of the Shares; or (iii) agree to do any of the foregoing.

(d)                                 Neither party shall take any action that would make any representation or warranty made by it herein untrue or incorrect.

(e)                                  Without limitation of its other obligations under this Agreement, the Seller shall use its commercially reasonable efforts to fulfill the conditions precedent to the Buyer’s obligations hereunder.

5.6                                 Cooperation.  The parties shall cooperate, and use their commercially reasonable efforts, in obtaining any and all consents or approvals required to effect the transactions contemplated by this Agreement.  The parties shall file any information and documents that are required to be filed under the HSR Act and any other filings required under any other state or foreign antitrust law as promptly as practicable after the date of this Agreement and at such other times as such items are required to be filed, if any.  The parties hereby agree to (i) cooperate with each other in connection with such HSR Act filings and other required antitrust filings, which cooperation shall include furnishing the other with any information or documents that may be reasonably required in connection with such filings; (ii) promptly file, after any request by the Federal Trade Commission (“FTC”) or the Department of Justice (“DOJ”) and after appropriate negotiation with the FTC or DOJ of the scope of such request, any information or documents requested by the FTC or DOJ; (iii) promptly file any additional information requested by any other foreign antitrust or regulatory authority or Governmental Body, (iv) furnish each other with any correspondence from or to, and notify each other of any other communications with, the FTC or DOJ or any other foreign antitrust or regulatory authority or Governmental Body that relate to the transactions contemplated by this Agreement, and to the extent practicable, to permit each other to participate in any conferences with the FTC or DOJ or any other foreign antitrust or regulatory authority or Governmental Body, (v) the Parties shall use their commercially reasonable efforts to obtain early termination of the applicable waiting period, to the extent required, with the applicable regulatory authorities, including under the HSR Act and other foreign antitrust laws; and (vi) the parties will consult and cooperate with one another, and consider in good faith the presentations, memoranda, briefs, arguments, opinions and proposals made or submitted on behalf of any party hereto in connection with the transactions contemplated by this Agreement.

The parties shall (A) give each other prompt notice of the commencement of any action, suit, litigation, arbitration, proceeding or investigation (“Governmental Proceeding”) by or before any court or Governmental Body with respect to the transactions contemplated by this Agreement, and (B) keep each other informed as to the status of any such Governmental Proceeding.

5.7                                 Further Assurances.  The parties shall execute and deliver such other instruments and do and perform such other acts and things (including, without limitation, taking all actions reasonably necessary, proper or advisable to seek and obtain any and all consents, approvals, authorizations, permits, waivers and licenses of any Governmental Body) as may be necessary or desirable to consummate the transactions contemplated by this Agreement.  Without limiting the generality of the foregoing and with respect to the Buyer subject to the satisfaction of the condition set forth in Section 6.1.1, the parties agree to use their commercially reasonable efforts to cause the Closing to occur. The Seller shall not vote any of the Shares owned or held by it or with respect to which the Seller has voting power, whether by written consent or otherwise, to delay, impair, impede, hinder or prevent the consummation of the transactions contemplated hereby.

5.8                                 Business with the Company.

(a)                                  During the period from the date of this Agreement until the Closing Date, the Seller shall use its commercially reasonable efforts to cause the Company to operate the Business in the usual and ordinary course of business consistent with past practice and to preserve the goodwill of the Business and keep intact the Company’s relationships with customers, employees, suppliers and others having business relationships with the Company.

(b)                                 During the period from the date of this Agreement until the Closing Date, neither the Seller nor any of its Affiliates shall (i) purchase any assets from the Company or any of its Affiliates or incur any new agreements, arrangements or understandings with the Company or any of its Affiliates with respect to any Indebtedness, or (ii) enter into any other contracts, arrangements or understandings with the Company or any of its Affiliates, in each case without the prior written consent of the Buyer.

5.9                                 Non-Solicitation.  The Seller covenants and agrees with the Buyer that, during the period from the date of this Agreement until the second (2nd) anniversary of the Closing Date, the Seller will not, directly or indirectly, hire or attempt to hire, or influence the possible hiring by a third party of, any person who is an employee of the Company, in each case without first seeking and obtaining the Buyer’s prior written authorization; provided, however, that the foregoing provision will not prevent the Seller from employing any such person who (a) contacts the Seller on his or her own initiative without any direct solicitation by or encouragement from the Seller or (b) responds to an advertisement or other general solicitation for employment that is not directed at the Company.

5.10                           Exclusivity.  The Seller will, and will cause each of its officers, directors, representatives and advisors (collectively “Representatives”) to, deal exclusively and in good faith with the Buyer or its permitted assigns with respect to the transactions contemplated by this Agreement and will not, and will cause each of its Representatives not to, directly or indirectly, solicit, initiate, seek, entertain, knowingly encourage, knowingly facilitate or support any inquiry, proposal or offer from, furnish any information to, or participate in any discussions or negotiations with, any person other than the Buyer or its successors or assigns or their respective representatives with respect to a sale by Seller of all or any portion of the Shares or any other sale or issuance of a material portion of the capital stock or assets of the Company, whether by merger, consolidation, recapitalization, restructuring or otherwise or enter into an agreement with any such other person concerning such a transaction (each a “Competing Proposal”), in each case without a written waiver by the Buyer of its rights under this Section 5.10.

5.11                           Notice of Board Approval.  Promptly following the approval of its Board of Directors of the consummation of the transactions contemplated by this Agreement, the Buyer shall provide notice by facsimile to the Seller of such action.

5.12                           Repayment of Indebtedness owed by the Company.  Subject to Closing taking place, the Buyer shall use its commercially reasonable efforts to have the Company repay to the Seller and its Affiliates any and all Indebtedness owed by the Company to the Seller or any of its Affiliates within sixty (60) days from the Closing Date.

5.13                           Repayment of Indebtedness owed to the Company.  Subject to Closing taking place, the Seller and its Affiliates shall repay to the Company and its Affiliates any and all Indebtedness owed to the Company or its Affiliates by the Seller or any of its Affiliates within sixty (60) days from the Closing Date.

6.                                       Conditions to the Closing.

6.1                                 Conditions to the Buyer’s Obligations at the Closing.  The Buyer’s obligation to purchase the Shares at the Closing is subject to the satisfaction (or waiver by the Buyer), on or prior to the Closing, of the following conditions:

6.1.1                        Buyer Board Approval.  The Board of Directors of the Buyer shall have duly approved the consummation of the transactions contemplated by this Agreement; provided that this condition shall be deemed irrevocably satisfied upon the Buyer’s delivery of notice of such approval in accordance with Section 5.11.

6.1.2                        Due Diligence Review.  The Buyer shall have completed its review of, and its other due diligence investigations with respect to, the business, operations, results of operations, assets, properties, prospects and condition (financial and otherwise) of the Company and shall not have identified any matter or matters that, individually or in the aggregate, could reasonably be considered to have had, or could reasonably be expected to have, a material adverse effect on the business, operations, results of operations, assets, properties, prospects or condition (financial or otherwise) of the Company.

6.1.3                        No Material Adverse Change.  Since September 30, 2004, there shall not have occurred any fact, event or circumstance that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, operations, properties, results of operations or condition (financial or otherwise) of the Company, other than effects resulting directly and primarily from changes (a) relating to the Company’s industry in general, which effects do not and could not reasonably be expected to have a materially disproportionate effect on the Company, relative to other persons in the same industry, (b) resulting from the announcement of the transactions contemplated by this Agreement or (c) resulting from the execution of this Agreement or the consummation of the transactions contemplated hereby.

6.1.4                        Representations and Warranties True.  The representations and warranties of the Seller set forth in Section 4 hereof shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) (i) as of the date hereof and (ii) as of the Closing Date as if made on such date (provided that in the cases of clauses (i) and (ii), any such representation and warranty made as of a specific date shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such specific date).

6.1.5                        Performance of Obligations.  The Seller shall have performed in all material respects all covenants and obligations herein required to be performed or observed by it on or prior to the Closing.

6.1.6                        Consents, Approvals, and Waivers.  On or prior to the Closing Date, the Seller and the Company shall have filed any required material notices and other documents and obtained any and all material consents, approvals, authorizations, permits, licenses and waivers reasonably required to be obtained by the Seller or the Company in connection with the consummation of the transactions contemplated by this Agreement or any change in control of the Company resulting from the transactions contemplated by this Agreement, including, without limitation, any required consent of the Company’s lenders to a change in control of the Company required pursuant to that certain Amended and Restated Credit Agreement dated as of October 19, 2001, as amended, by and among the Company and the lenders named therein, and SouthTrust Bank, as Administrative Agent and Funding Agent.

6.1.7                        HSR and Applicable Foreign Antitrust Law Compliance.  Any waiting periods applicable to the transactions contemplated by this Agreement under the HSR Act and other applicable antitrust or trade regulation laws and regulations shall have expired or been terminated and all governmental authorizations or approvals required to consummate the transactions contemplated by this Agreement shall have been obtained or given.

6.1.8                        Absence of Restraint.  No order to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby shall have been entered by any court or Governmental Body and not rescinded or overturned.  No litigation instituted by any Governmental Body or any other person or entity other than a party hereto shall be pending to restrain or invalidate any material part of the transactions contemplated by this Agreement; provided that this condition shall not apply to Stockholder Suits, which are the subject of Section 6.1.10.

6.1.9                        Company Board Approval.  The Board of Directors of the Company shall have duly approved the consummation of the transactions contemplated by this Agreement and not withdrawn or revoked such approval.

6.1.10                  No Stockholder Action.  No material action brought by a stockholder of the Company in its own name or in the name of the Company which seeks a remedy (in law or equity) as a result of or otherwise in connection with this Agreement or the transactions contemplated hereby (a “Stockholder Suit”) shall be pending.

6.2                                 Conditions to Obligations of the Seller.  The obligation of the Sellers to sell the Shares at the Closing is subject to the satisfaction (or waiver by the Seller), on or prior to the Closing, of the following conditions:

6.2.1                        Representations and Warranties True.  The representations and warranties of the Buyer set forth in Section 3 hereof shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) (i) as of the date hereof and (ii) as of the Closing Date as if made on such date (provided that in the cases of clauses (i) and (ii), any such representation and warranty made as of a specific date shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such specific date).

6.2.2                        Performance of Obligations.  The Buyer shall have performed in all material respects all covenants and obligations herein required to be performed or observed by it on or prior to the Closing.

6.2.3                        Consents, Approvals, and Waivers.  On or prior to the Closing Date, the Buyer shall have filed any required material notices and other documents and obtained any and all material consents, approvals, authorizations, permits and waivers reasonably required to be obtained by the Buyer in connection with the consummation of the transactions contemplated by this Agreement.

6.2.4                        Absence of Restraint.  No order to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby shall have been entered by any court or Governmental Body and not rescinded or overturned.  No litigation instituted by any Governmental Body or any other person or entity other than a party hereto shall be pending to restrain or invalidate any material part of the transactions contemplated by this Agreement; provided that this condition shall not apply to Stockholder Suits, which are the subject of Section 6.2.6.

6.2.5                        HSR and Applicable Foreign Antitrust Law Compliance.  Any waiting periods applicable to the transactions contemplated by this Agreement under the HSR Act and other applicable antitrust or trade regulation laws and regulations shall have expired or been terminated and all governmental authorizations or approvals required to consummate the transactions contemplated by this Agreement shall have been obtained or given.

6.2.6                        No Stockholder Action Against the Seller.  There shall not be pending against the Seller any Stockholder Suit.

7.                                       Termination.

7.1                                 Termination.  The obligations of the parties contained herein relating to the sale and purchase of the Shares may be terminated at any time prior to the Closing Date as follows:

7.1.1                        By the Buyer or the Seller if the Closing shall not have occurred on or before July 31, 2005 (which date shall be extended at the election of the Buyer on one or more occasions to a date not later than September 30, 2005 if the Closing shall not have occurred as a result of one or more of the conditions set forth in Section 6.1.6, 6.1.7 or 6.1.9 not having been satisfied); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1.1 shall not be available to any party whose breach has proximately caused the failure of the Closing to occur on or before such date.

7.1.2                        By mutual agreement of the Buyer and the Seller.

7.1.3                        By the Seller if it has not received notice on or before June 6, 2005 that the Buyer’s Board of Directors has approved the consummation of the transactions contemplated by this Agreement.

7.1.4                        By either the Buyer or the Seller if any court or Governmental Body shall have issued an injunction, order or decree (a “Restraint”) or taken any other action permanently enjoining, restraining or otherwise preventing the consummation of the transactions contemplated by this Agreement and such Restraint or other action shall become final and non-appealable, provided the party seeking to terminate this Agreement shall have used its best efforts to prevent entry of and to remove such Restraint.

7.1.5                        By the Buyer if the Seller shall have breached or failed to perform in any material respect any representation, warranty, covenant or agreement contained in this Agreement and the Seller shall not have cured such breach or failure within five (5) Business Days following notification thereof by the Buyer.

7.1.6                        By the Seller if the Buyer shall have breached or failed to perform in any material respect any representation, warranty, covenant or agreement contained in this Agreement and the Buyer shall not have cured such breach or failure within five (5) Business Days following notification thereof by the Seller.

For purposes of this Agreement, the term “Business Day” shall mean each weekday other than any day on which banking institutions are required to be closed under the laws of England.

7.2                                 Effect of Termination.  Except as otherwise provided in this Section 7.2 or in Section 7.3 below, in the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall become void and have no effect, and neither party hereto shall have any liability to the other party hereto or their respective officers, directors and Affiliates.  Notwithstanding anything in this Agreement to the contrary, the provisions of Sections 5.2 (Confidentiality), 5.3 (Disclosure), this 7.2, 7.3 (Termination Fee), 8 (Fees and Expenses) and 10 (Miscellaneous) shall survive termination of this Agreement and nothing in this Section 7.2 shall relieve any party to this

Agreement of liability for willful or intentional breach of any covenant or agreement of such party contained in this Agreement.

7.3                                 Termination Fee.  If the Buyer fails to proceed to Closing due to a matter or matters identified during its due diligence investigations of the Company, and such matter or matters, individually or in the aggregate, could not reasonably be considered to have had, or could not reasonably be expected to have, a material adverse effect on the business, operations, results of operations, assets, properties, prospects or condition (financial or otherwise) of the Company (a “Termination Fee Event”), the Buyer shall pay to the Seller within five (5) Business Days of receipt of a written demand from the Seller a termination fee in an amount equal to $10,000,000.  Subject to payment thereof in compliance with the terms of this Section, payment of such fee shall be the exclusive remedy of the Seller in the event Closing does not take place as a result of a Termination Fee Event.

8.                                       Fees and Expenses.  All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

9.                                       Indemnification; Remedies

9.1                                 Survival; Right to Indemnification Not Affected by Knowledge.  All representations and warranties contained in this Agreement shall survive the Closing for a period of twenty-four (24) months, except that the representations and warranties set forth in Section 4.1, 4.2, 4.3, 4.4 and 4.5 shall survive the Closing indefinitely.  The covenants and obligations contained in this Agreement shall survive the Closing indefinitely, except where expressly limited in time.  The right of any party (the “Claiming Party”) to claim indemnification, payment of Damages (as defined below) or other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted by the Claiming Party at any time, whether before or after the execution and delivery of this Agreement or the Closing Date.

9.2                                 Indemnification and Payment of Damages by Seller.  The Seller will indemnify and hold harmless the Buyer and its directors, officers, representatives, stockholders, controlling persons and Affiliates (collectively, the “Buyer Indemnified Persons”) for, and will pay to the Buyer Indemnified Persons the amount of, any loss, liability, claim, damage (including, without limitation, incidental and consequential damages), expense (including, without limitation, costs of investigation and defense and reasonable attorneys’ fees) or diminution of value, whether or not involving a third-party claim (collectively, “Damages”), arising, directly or indirectly, from or in connection with:

9.2.1                        any breach of any representation or warranty made by the Seller in this Agreement;

9.2.2                        any breach by the Seller of any covenant or obligation of the Seller in this Agreement; or

9.2.3                        any claim by any person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with the Seller in connection with the transactions contemplated hereby.

The remedies provided in this Section 9.2 shall be exclusive of and shall limit any and all other remedies that may be available to the Buyer Indemnified Persons.

9.3                                 Indemnification and Payment of Damages by the Buyer.  The Buyer will indemnify and hold harmless the Seller and its directors, officers, representatives, stockholders, controlling persons and Affiliates (collectively “Seller Indemnified Persons”), and will pay to the Seller Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with

9.3.1                        any breach of any representation or warranty made by Buyer in this Agreement,

9.3.2                        any breach by the Buyer of any covenant or obligation of the Buyer in this Agreement, or

9.3.3                        any claim by any person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with the Buyer in connection with the contemplated transactions.

The remedies provided in this Section 9.3 shall be exclusive of and shall limit any and all other remedies that may be available to the Seller Indemnified Persons.

9.4                                 Procedure for Indemnification – Third Party Claims.

9.4.1                        Promptly after receipt by an indemnified party of a notice of the commencement of any legal proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party, give notice to the indemnifying party of the commencement of such claim, but the failure to timely notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party’s failure to give such notice.

9.4.2                        If any legal proceeding is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such legal proceeding, the indemnifying party will be entitled, to the extent that it wishes (unless the indemnifying party is also a party to such legal proceeding and the indemnified party determines in good faith that joint representation would be inappropriate), to assume the defense of such legal proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such legal proceeding, the indemnifying party will not, as long as the indemnifying party diligently conducts such defense, be liable to the indemnified party under this Section 9 for any fees of other counsel or any other expenses with respect to the defense of such legal proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such legal proceeding.  If the indemnifying party assumes the defense of a legal proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that legal proceeding are within the scope of and subject to indemnification; and (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party’s consent (such consent not to be unreasonably withheld or delayed) unless (A) there is no finding or admission of any violation by the indemnified party of any federal, state, local, municipal, foreign, international or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty (“Legal Requirements”) or any violation by the indemnified party of the rights of any person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party.  If notice is given to an indemnifying party of the commencement of any legal proceeding and the indemnifying party does not, within ten (10) Business Days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense of such legal proceeding, the indemnifying party will be bound by any determination made in such legal proceeding or any compromise or settlement effected in good faith by the indemnified party.

9.4.3                        Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a legal proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such legal proceeding, but the indemnifying party will not be liable to the indemnified party under this Section 9 for any fees of counsel for the indemnified party or any other expenses with respect to the defense of such legal proceeding and will not be bound by any determination of a legal proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

9.5                                 Procedure for Indemnification – Other Claims.  A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

10.                                 Miscellaneous.

10.1                           Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, postage prepaid or nationally recognized overnight express courier, or by facsimile, and shall be deemed given on the date that receipt is confirmed in the case of overnight courier or facsimile or three (3) Business Days after mailing in the case of airmail and shall be delivered as follows:

if to the Buyer, to:

V&S Vin & Sprit AB

SE 117 97

Arstaangsvagen 19A

Stockholm, Sweden

Attn:  Mikael Spangberg

Facsimile:  +46 819 45 25

with a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP

600 13th Street N.W.

Washington, D.C. 20005-3096

United States of America

Attn:  Karen A. Dewis, Esq.

Facsimile:  +1 202 756 8087

if to the Seller, to:

Angostura Limited

Corner Eastern Main Road and Trinity Avenue

Laventille, Trinidad & Tobago

Attn:  (i) Executive Chairman and (ii) Group Company Secretary

Facsimile:  +1 868 683 0777

with a copy (which shall not constitute notice) to:

Sokolow, Carreras & Associés
55 avenue Kléber

75116 Paris

France

Attn:  Neil A. Robertson, Esq.

Facsimile:  +33 1 53 65 70 50

10.2                           Adjustments.  In the event of any change in the Common Stock by reason of a stock dividend, split-up, recapitalization, combination, conversion, exchange of shares or other similar change in the corporate or capital structure of the Company, the type and number of shares or securities subject to various provisions of this Agreement (and the per share price of such shares or securities) shall be adjusted appropriately, so that the Buyer’s and the Seller’s rights under this Agreement shall be preserved as nearly as practicable.

10.3                           Assignability and Enforceability.  This Agreement shall be binding on and enforceable by the parties and their respective successors and permitted assigns.  The Buyer may assign its rights but not its obligations under this Agreement to Absolut Spirits Company Inc. or any other wholly-owned subsidiary of the Buyer at any time.  Except as provided in the preceding sentence, no party may assign or delegate any of its rights, benefits, obligations or duties under this Agreement to any person or entity without the prior written consent of the other party hereto.

10.4                           Amendments and Waivers.  No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party.  No waiver of any provision of this Agreement shall be construed as a waiver of any other provision nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.  No provision of this Agreement shall be deemed waived by a course of conduct, including, without limitation, the act of Closing, unless such waiver is in writing signed by all parties and stating specifically that it was intended to modify this Agreement.

10.5                           Entire Agreement.  This Agreement, including, without limitation, the Schedules and Exhibits and any agreements or documents referred to herein constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, with respect to such subject matter.  There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral or otherwise, relating to the subject matter hereof except as provided herein (including, without limitation, the Schedules and Exhibits).

10.6                           Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

10.7                           Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10.8                           Governing Law.  Regardless of any conflict of law or choice of law principles that might otherwise apply, the parties agree that this Agreement shall be governed by and construed in all respects in accordance with the laws of England and Wales.  The parties agree and acknowledge that England has a reasonable relationship to the parties and this Agreement.  The parties hereto hereby (a) submit to the exclusive jurisdiction of the courts of England to settle any disputes which may arise in connection with this Agreement, and (b) irrevocably waive, and agree not to object by way of motion, defense, or otherwise, in any such dispute, any claim that such party is not subject personally to the jurisdiction of the courts of England, that its property is exempt or immune from attachment or execution, that the dispute is brought in an inconvenient forum, that the venue of the dispute is improper, or that this Agreement may not be enforced in or by the courts of England.  The parties further consent generally in respect of any proceedings arising out of or in connection with this Agreement to the giving of any relief or the issue of any process in connection with such proceedings, including without limitation the making, enforcement or execution against any property or assets whatsoever anywhere in the world of any order or judgment which may be made or given in such proceedings.

10.9                           Process Agents.

(a)                                  The Buyer appoints McDermott Will & Emery, 7 Bishopsgate, London EC2N 3AR, England, as its process agent to receive on its behalf service of process in any proceedings. Service upon the process agent shall be good service upon the Buyer whether or not it is forwarded to and received by the Buyer. If for any reason the process agent ceases to be able to act as process agent, or no longer has an address in England, the Buyer irrevocably agrees to appoint a substitute process agent with an address in England acceptable to the Seller and to deliver to the Seller a copy of the substitute process agent’s acceptance of that appointment within twenty (20) Business Days. In the event that the Buyer fails to appoint a substitute process agent, it shall be effective service for the Seller to serve the process upon the last known address in England of the last known process agent for the Buyer notified to the Seller, notwithstanding that such process agent is no longer found at such address or has ceased to act.

(b)                                 The Seller appoints Maclay, Murray & Spens, 10 Foster Lane, London EC2V 6HR, England, as its process agent to receive on its behalf service of process in any proceedings. Service upon the process agent shall be good service upon the Seller whether or not it is forwarded to and received by the Seller. If for any reason the process agent ceases to be able to act as process agent, or no longer has an address in England, the Seller irrevocably agrees to appoint a substitute process agent with an address in England acceptable to the Buyer and to deliver to the Buyer a copy of the substitute process agent’s acceptance of that appointment within twenty (20) Business Days. In the event that the Seller fails to appoint a substitute process agent, it shall be effective service for the Buyer to serve the process upon the last known address in England of the last known process agent for the Seller notified to the Buyer, notwithstanding that such process agent is no longer found at such address or has ceased to act.

10.10                     Sovereign Immunity.  The Buyer, with regard to the extent of any dispute arising out of this Agreement and solely for the benefit of the Seller, hereby waives any immunity against suit, or against the enforcement of any judgment rendered upon the conclusion thereof, which it may have as an agency of a foreign state.

10.11                     Construction.  The parties hereto agree that ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of construction that any ambiguity shall be resolved against the drafting party.

10.12                     Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, it is agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court in England, this being in addition to any other remedy to which they are entitled at law or in equity.

10.13                     Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered (which deliveries may be made by telefax) to the other parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

V&S VIN & SPRIT AB (publ)

By:	/s/	Bengt Baron
Name:		Bengt Baron
Title:		CEO

ANGOSTURA LIMITED

By:	/s/ Lawrence A. Duprey
Lawrence A. Duprey
Executive Chairman

Schedule 3.3
Buyer Governmental Consents

1.                                       Issuance by all Beverage Authorities located in all jurisdictions in which the Company does business of any transfer approvals, licenses, permits or other approvals necessary to allow the Buyer to acquire the Shares.

Schedule 4.3
Seller Governmental Consents

1.                                       Issuance by all Beverage Authorities located in all jurisdictions in which the Company does business of any transfer approvals, licenses, permits or other approvals necessary to allow the Seller to sell, and the Buyer to acquire, the Shares.

ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (this “Agreement”), dated as of June 7, 2005, by and between V&S VIN & SPRIT AB (PUBL) (“V&S”) and The Absolut Spirits Company, Inc. (“ASCI”).

WHEREAS, V&S and Angostura Limited (“Seller”) have entered into that certain Stock Purchase Agreement effective as of June 3, 2005 (the “Stock Purchase Agreement”); and

WHEREAS, V&S wishes to assign to ASCI, and ASCI wishes to accept from V&S, all of V&S’s rights under the Stock Purchase Agreement (the “Assigned Rights”).

NOW, THEREFORE, in consideration of the mutual promises herein contained and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

1.             V&S does hereby transfer, convey, assign and deliver to ASCI and its successors and assigns, forever, all right, title and interest of V&S in and to the Assigned Rights.

2.             This Agreement shall bind and inure to the benefit of ASCI and its successors and assigns and is being delivered to and may be relied upon by Seller. Nothing contained herein relieves V&S of its obligations or duties under the Stock Purchase Agreement. Future assignments of the Assigned Rights shall be subject to Section 10.3 of the Stock Purchase Agreement.

3.             Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings assigned to those terms in the Stock Purchase Agreement.

4.             This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

5.             This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and it shall be not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

*  *  *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representative as of the day and year first above written.

V&S VIN & SPIRIT AB (PUBL)

By:		/s/ Bengt Baron
Bengt Baron
Chief Executive Officer

THE ABSOLUT SPIRITS COMPANY, INC.

By:	/s/ Michael Misiorski
	Name:	Michael Misiorski
	Title:	CFO

ANNEX G

The Angostura/Cruzan Management Letter Agreement

June 2, 2005

Angostura Limited

Corner Eastern Main Road and Trinity Avenue

Laventille, Trinidad and Tobago

Attn:  Lawrence Duprey

Dear Mr. Duprey:

Reference is made to the Stock Purchase Agreement between V&S Vin and Sprit AB (Buyer) and Angostura Limited (Seller) whereby Seller is selling all of its shares of Cruzan International, Inc. (Cruzan) to Buyer.

We have agreed that in recognition of the services of Jay Maltby, Ezra Shashoua and Tom Valdes, as well as other members of management (such other members to be determined in the absolute discretion of Maltby, Valdes and Shashoua), Seller or an affiliate of Seller shall pay the above mentioned individuals the full amount of US Dollars 9,000,000, without setoff or withholding of any kind, if the Stock Purchase Agreement is consummated and upon receipt of the purchase price from Buyer.  The payment will be made by wire transfer to an account designated by the individuals named above within 24 hours of such payment by Buyer.  This payment is a bonus payable by Seller and not by Cruzan (and conveys no obligation to Cruzan to make such payment) in recognition of the exemplary services that the individuals mentioned above have made in increasing the value of Cruzan over the time period that the reference shares were held by Angostura.

This letter agreement conveys no rights as third party beneficiaries or otherwise to any parties other than the signatories to this agreement.  It shall be in the sole and absolute discretion of Maltby, Shashoua and Valdes as to the allocation of the bonus to themselves and other select members of Cruzan management.

Very Truly Yours

/s/ Jay Maltby

/s/ Ezra Shashoua

/s/ Tom Valdes

Agreed to and Accepted this 2nd day of June, 2005-06-05

Lawrence A. Duprey, Chairman of the Board, Angostura Limited

Witness:

/s/ Arnaud De Trabuc

G-1

PROXY	CRUZAN INTERNATIONAL, INC.	PROXY

Proxy for the Special Meeting of Shareholders
To be Held on March 17, 2006

THIS PROXY IS SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS OF CRUZAN INTERNATIONAL, INC.

The undersigned, revoking all prior proxies, hereby constitutes and appoints Jay S. Maltby and Thomas A. Valdes, and each of them, as proxies of the undersigned, with full power of substitution, and authorizes each of them to represent and to vote as designated herein all shares of common stock, $0.01 par value per share, of Cruzan International, Inc., a Delaware corporation (the “Company”), held by the undersigned as of the close of business on January 30, 2006, at the special meeting of shareholders to be held at the offices of Gunster, Yoakley & Stewart, P.A., located at 777 South Flagler Drive, Suite 500 East, West Palm Beach, FL 33401 on March 17, 2006, at 11:00 a.m. local time, and at any adjournments or postponements thereof. Each of the proposals contained in this proxy for approval by the shareholders has been proposed by the Company, and no proposal contained in this proxy is conditioned upon the approval of any other proposal.

WHEN THIS PROXY CARD IS PROPERLY EXECUTED, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE SPECIAL MEETING AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF AND, IN THE DISCRETION OF ANY OF THE PERSONS APPOINTED AS PROXIES, AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Attendance at the special meeting by the undersigned or at any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively revoke this proxy in writing at the special meeting, deliver a subsequently dated proxy to the corporate Secretary of the Company or shall vote in person at the special meeting.

PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

SEE REVERSE SIDE—CONTINUED AND TO BE SIGNED ON REVERSE SIDE—SEE REVERSE SIDE

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DETACH HERE

☒ Please mark your votes as in this example.

1. To approve the merger and adopt and approve the Agreement and Plan of Merger, dated as of September 30, 2005, among Cruzan International, Inc., The Absolut Spirits Company, Incorporated and Cruzan Acquisition, Inc., a wholly-owned subsidiary of Absolut, pursuant to which Cruzan Acquisition, Inc. will be merged with and into Cruzan International, Inc., and each holder of shares of Cruzan International, Inc. common stock will be entitled to receive $28.37 in cash, without interest and less any applicable withholding taxes, for each share of Cruzan International, Inc. common stock held by such holder immediately prior to the merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. To approve adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger and adopt and approve the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

MARK BOX AT RIGHT IF AN ADDRESS CHANGE OR COMMENT HAS BEEN NOTED ON THE REVERSE SIDE OF THIS CARD. ☐

The undersigned acknowledges receipt from Cruzan International, Inc. prior to the execution of this proxy of a Notice of Special Meeting of Shareholders and a proxy statement dated February 15, 2006.

NOTE: Please sign your name exactly as it appears on your stock certificate(s), write in the date and return this proxy as soon as possible in the enclosed envelope. If the stock is registered in more than one name, each joint owner should sign. If signing as attorney, executor, trustee, administrator or guardian, please give full title as such. Only authorized officers should sign for corporations.

Signature:	Date:	Signature:	Date:

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